As filed with the Securities and Exchange Commission on March 5, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E2open Parent Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	86-1874570 (I.R.S. Employer Identification Number)

9600 Great Hills Trail, Suite 300E
Austin, Texas 78759
(866) 432-6736
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Laura Fese
Executive Vice President and General Counsel
E2open Parent Holdings, Inc.
9600 Great Hills Trail, Suite 300E
Austin, Texas 78759
(866) 432-6736
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Morgan D. Elwyn
Claire E. James
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A Common Stock, $0.0001 par value per share(2)	29,079,972	$11.50(3)	$334,419,678(3)		$36,485.19
Secondary Offering:
Class A Common Stock, $0.0001 par value per share(4)	215,045,300	$9.55(5)	$2,053,682,615(5)		$224,056.77
Warrants to purchase Class A Common Stock(6)	15,280,000	$—	$—	$	—(7)
Total			$2,388,102,293		$260,541.96

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Consists of: (i) 13,799,972 shares of Class A Common Stock that may be issued upon exercise of the Public Warrants (as such term is defined under “Frequently Used Terms”) based on the number of public warrants outstanding as of March 2, 2021; (ii) 10,280,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants (as such term is defined under “Frequently Used Terms”); and (iii) 5,000,000 shares of Class A Common Stock that may be issued upon exercise of the Forward Purchase Warrants (as such term is defined under “Frequently Used Terms”). The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price per share of the Class A Common Stock issuable upon exercise of the Warrants (as such term is defined under “Frequently Used Terms”).

(4)
Consists of the following shares of Class A Common Stock registered for resale by the Selling Holders (as such term is defined under “Frequently Used Terms”): (i) 10,280,000 shares of Class A Common Stock underlying the Private Placement Warrants; (ii) 5,000,000 shares of Class A Common Stock underlying the Forward Purchase Warrants; (iii) 43,289,370 shares of Class A Common Stock issued in the Business Combination (as such term is defined under “Frequently Used Terms”); (iv) 8,113,752 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock (as such term is defined under “Frequently Used Terms”); (v) 3,368,217 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock (as such term is defined under “Frequently Used Terms”); (vi) 35,636,680 shares of Class A Common Stock issuable upon the exchange of Common Units (as such term is defined under “Frequently Used Terms”) and the surrender and cancellation of a corresponding number of shares of Class V Common Stock (as such term is defined under “Frequently Used Terms”); (vii) 7,007,281 shares of Class A Common Stock issuable upon (a) the conversion of Restricted Common Units into Common Units, and (b) the exchange of such Common Units (as such term is defined under “Frequently Used Terms”) and the surrender and cancellation of a corresponding number of shares of Class V Common Stock (as such term is defined under “Frequently Used Terms”); (viii) 12,766,286 shares of Class A Common Stock held by the Sponsor (as such term is defined under “Frequently Used Terms”) and 83,714 shares held by CCNB1’s Independent Directors (as such term is defined under “Frequently Used Terms”); (ix) 69,500,000 shares of Class A Common Stock issued in the PIPE Investment (as such term is defined under “Frequently Used Terms”); (x) 6,830 shares of Class A Common Stock granted to one of our directors; and (xi) 20,000,000 Forward Purchase Shares (as such term is defined under “Frequently Used Terms”). The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on March 2, as reported on the New York Stock Exchange, under the symbol “ETWO.”

(6)
Consists of: (i) 10,280,000 Private Placement Warrants and (ii) 5,000,000 Forward Purchase Warrants.

(7)
Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated March 5, 2021
Preliminary Prospectus
215,045,300 Shares of Class A Common Stock
15,280,000 Warrants to Purchase Class A Common Stock
This prospectus relates to: (1) the issuance by us of up to 29,079,972 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, including the Public Warrants, the Private Placement Warrants and the Forward Purchase Warrants (each as defined under “Frequently Used Terms”); and (2) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of (i) up to 215,045,300 shares of Class A Common Stock and (ii) up to 15,280,000 Private Placement Warrants and Forward Purchase Warrants.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Holders pursuant to this prospectus or of the shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants to the extent such Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock is listed on The New York Stock Exchange under the symbol “ETWO.” On March 5, 2020, the last reported sale price of our Class A Common Stock on The New York Stock Exchange was $9.10 per share.
Investing in our Class A Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 36.
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
             , 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 29,079,972 shares of Class A Common Stock upon exercise of the Public Warrants, Private Placement Warrants and Forward Purchase Warrants. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 215,045,300 shares of Class A Common Stock (which includes up to 15,280,000 shares of Class A Common Stock issuable upon the exercise of outstanding Warrants) and up to 15,280,000 warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
On February 4, 2021 (the “Closing Date”), E2open Parent Holdings, Inc. (formerly known as CC Neuberger Principal Holdings I), consummated its previously announced business combination pursuant to that certain Business Combination Agreement, dated as of October 14, 2020 (the “Business Combination Agreement”), among CC Neuberger Principal Holdings I (“CCNB1”), Sonar Merger Sub I, LLC, a Delaware limited liability company (“Blocker Merger Sub 1”), Sonar Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub 2”), Sonar Merger Sub III, LLC, a Delaware limited liability company (“Blocker Merger Sub 3”), Sonar Merger Sub IV, LLC, a Delaware limited liability company (“Blocker Merger Sub 4”), Sonar Merger Sub V, LLC, a Delaware limited liability company (“Blocker Merger Sub 5”), Sonar Merger Sub VI, LLC, a Delaware limited liability company (“Blocker Merger Sub 6,” and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3, Blocker Merger Sub 4 and Blocker Merger Sub 5, the “Blocker Merger Subs”), Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Cayman Blocker”), Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Delaware Blocker”), Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Cayman Blocker”), Insight GBCF (Delaware) Eagle

Blocker, LLC, a Delaware limited liability company (“Insight GBCF Delaware Blocker”), Elliott Eagle JV LLC, a Delaware limited liability company (“Elliott Eagle Blocker”), PDI III E2open Blocker Corp., a Delaware corporation (“PDI Blocker,” and together with Insight Cayman Blocker, Insight Delaware Blocker, Insight GBCF Cayman Blocker, Insight GBCF Delaware Blocker, and Elliott Eagle Blocker, the “Blockers”), Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, Sonar Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub,” and together with the Buyer and the Blocker Merger Subs, the “Buyer Parties”), E2open, and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners and the Company Equityholders (the “Equityholder Representative”). As contemplated by the Business Combination Agreement, on the Closing Date, CCNB1 domesticated into a Delaware corporation (the “Domestication”) and consummated the acquisition of a majority of the company units of E2open Holdings, the parent of E2open, LLC, as a result of a series of mergers (the “Business Combination”).
Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to E2open Parent Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “CCNB1” refers to CC Neuberger Principal Holdings I prior to the Business Combination. “E2open” refers to E2open Holdings and its subsidiaries prior to the Business Combination.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“acquisition churn” means churn of an acquired company that was initiated or notified prior to E2open’s acquisition that has an impact on post-acquisition performance.
“ASC” means the Accounting Standards Codification.
“Backstop” means the NBOKS commitment, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, to allocate up to an aggregate of $300,000,000 to subscribe for shares of Class A Common Stock at $10.00 per share in connection with the Business Combination, which subscription amount shall not exceed the number of shares of CCNB1 subject to Redemption, pursuant to the terms and subject to the conditions of the Backstop Agreement.
“Backstop Agreement” means the Backstop Facility Agreement, dated October 14, 2020, between CCNB1 and NBOKS, pursuant to which NBOKS agreed to, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, provide the Backstop.
“Blockers” means the Insight Blockers, collectively, the PDI Blocker and the Elliott Eagle Blocker.
“Blocker Merger Subs” means Sonar Merger Sub I, LLC, a Delaware limited liability company, Sonar Merger Sub II, LLC, a Delaware limited liability company, Sonar Merger Sub III, LLC, a Delaware limited liability company, Sonar Merger Sub IV, LLC, a Delaware limited liability company, Sonar Merger Sub V, LLC, a Delaware limited liability company, and Sonar Merger Sub VI, LLC, a Delaware limited liability company.
“Board” means the board of directors of the Company.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, entered into as of October 14, 2020, by and among CCNB1, the Blocker Merger Subs, the Company Merger Sub, E2open, the Blockers, EALP, EILP, and Equityholder Representative, as amended on January 28, 2021.
“Bylaws” mean the bylaws of the Company in effect following the Business Combination.
“CAGR” means compound annual growth rate.
“Cayman Islands Companies Law” refers to the Companies Law (2020 Revision) of the Cayman Islands.
“CCNB1” means CC Neuberger Principal Holdings I.
“CCNB1 Board” means the board of directors of CCNB1.
“CCNB1 Independent Directors” means Eva F. Huston and Keith W. Abell.
“CCNB1 Shares” means, collectively, the Class A ordinary shares and the Class B ordinary shares of CCNB1.
“CC Capital” means CC Capital Partners, LLC, a Delaware limited liability company.
“churn” means the last transaction with an entity that ends its relationship with E2open.
“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.
“Class A ordinary shares” means the Class A ordinary shares of CCNB1, par value $0.0001 per share.
“Class B common stock” means, collectively, the Series B-1 common stock and the Series B-2 common stock.

“Class B ordinary shares” means the Class B ordinary shares of CCNB1, par value $0.0001 per share.
“Class V Common Stock” means the Class V Common Stock of the Company, par value $0.0001 per share.
“Closing” means the closing of the Business Combination.
“Closing Date” means February 4, 2021, the closing date of the transactions contemplated by the Business Combination Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Units” means common units representing limited liability company interests of E2open Holdings, which are non-voting, economic interests in E2open Holdings.
“Company” means E2open Parent Holdings, Inc.
“Company Equityholders” has the same meaning as in the Business Combination Agreement.
“Company Merger Sub” means Sonar Company Merger Sub, LLC, a Delaware limited liability company.
“Company Shares” means, collectively, all shares of the Class A Common Stock, Class B common stock and Class V Common Stock of the Company.
“cross-sell” means transactions with customers that already have an existing relationship and purchase a different SKU.
“customer tenure” means the average time measured in years since customers initiated their contracts or business with E2open. In cases where a company and its customer list are acquired, tenure is measured from the earliest contract date associated with the customer. Average customer tenure metrics are weighted against each customer’s respective recurring revenue for the most recent fiscal quarter available and are calculated as of fiscal year 2020.
“DGCL” means the Delaware General Corporation Law, as amended.
“Domestication” means the February 4, 2021 continuation of CCNB1 by way of domestication of CCNB1 into a Delaware corporation, with the ordinary shares of CCNB1 becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Law and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of our certificate of incorporation consistent with the DGCL and changing the name and registered office of CCNB1 to our name and registered office.
“downsell” means transactions in which a customer reduces spend within a given SKU but remains a customer.
“DTC” means the Depository Trust Company.
“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.
“Elliott Eagle Blocker” means Elliott Eagle JV LLC, a Delaware limited liability company.
“Equity Incentive Plan” means the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“E2open” means E2open Holdings and its subsidiaries.
“E2open Holdings” means E2open Holdings, LLC, a Delaware limited liability company.
“E2open Sellers” means, collectively, the Blocker Sellers, the Flow-Through Sellers, the Vested Optionholders and the Unvested Optionholders.
“FATCA” means the Foreign Account Tax Compliance Act.

“foreign action” has the meaning provided in the Organizational Documents Proposals.
“Forward Purchase” means the purchase of the Forward Purchase Securities contemplated by the Forward Purchase Agreement.
“Forward Purchase Agreement” means the Forward Purchase Agreement, dated as of April 28, 2020, by and between among CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP.
“Forward Purchase Securities” means, collectively, the Forward Purchase Shares and Forward Purchase Warrants.
“Forward Purchase Shares” means 20,000,000 Class A ordinary shares purchased pursuant to the Forward Purchase Agreement.
“Forward Purchase Warrants” means 5,000,000 redeemable warrants purchased pursuant to the Forward Purchase Agreement.
“Founder Holders” means CC NB Sponsor 1 Holdings LLC, a Delaware limited liability company, and Neuberger Berman Opportunistic Capital Solutions Master Fund LP.
“GAAP” means U.S. generally accepted accounting principles.
“gross retention” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue recorded in those four quarters; unless otherwise stated, references to approximate gross retention figures reflect the average at fiscal year end from fiscal year 2018 to fiscal year 2020 and exclude acquisition and volumetric churn.
“Insider Letter Agreement” means the Letter Agreement, dated April 28, 2020, by and between CCNB1, the Sponsor and each of the executive officers and directors of CCNB1.
“Insight Cayman Blocker” means Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company.
“Insight Delaware Blocker” means Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company.
“Insight GBCF Cayman Blocker” Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company.
“Insight GBCF Delaware Blocker” Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company.
“Insight Member” means Insight E2open Aggregator, LLC, a Delaware limited liability company.
“Insight Partners” means, collectively, entities affiliated with Insight Venture Management, LLC, including funds under management.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 4, 2021, by and among the Company, the Sponsor, certain Company Equityholders (as defined therein), equityholders of certain Blockers, and certain other parties.
“IPO” means CCNB1’s initial public offering of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement and completed on April 28, 2020.
“IPO registration statement” means the registration statement filed for CCNB1’s IPO on Form S-l declared effective by the SEC on April 23, 2020 (File Nos. 333-236974 and 333-237817).
“IVP Director” means the board members of the Company nominated by the Insight Member.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lock-Up Period” means the period commencing on February 4, 2021 and ending on August 4, 2021.
“Maximum Forward Purchase Amount” means $200,000,000.
“Merger Subs” means the Blocker Merger Subs and the Company Merger Sub.
“NBOKS” means Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted company.
“net retention” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue and adding upsell and cross-sell recurring revenue recorded in those four quarters, which net retention figures mentioned in this prospectus have been adjusted to eliminate the impact of pre-acquisition churn from acquired companies.
“network growth” means, for any given period, the increase in the total number of users integrated into and using the platform as a percentage of the total number of users as of immediately prior to the start of such period.
“NYSE” means The New York Stock Exchange.
“organic growth” represents management estimates for historical subscription revenue growth performance, assuming all acquisitions were owned as of the beginning of the period and excluding customer churn and contract renegotiation known at the time of acquisition.
“Original Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 28, 2020, by and among CCNB1, the Sponsor and the other parties thereto.
“PDI Blocker” means PDI III E2open Blocker Corp., a Delaware corporation.
“PFIC” means passive foreign investment company under the Code.
“PIPE Investment” means the private placement pursuant to which PIPE Investors purchased an aggregate of 69,500,000 shares of Class A Common Stock in exchange for an aggregate amount of $695,000,000, on the terms and conditions set forth in the Subscription Agreements.
“PIPE Investors” means the investors that have signed Subscription Agreements.
“point solutions” means software solutions or services that are typically designed to solve one single, specific business problem as compared to E2open’s end-to-end capabilities.
“Preferred Stock” means the shares of preferred stock, par value $0.0001, to be authorized for future issuance by the Company in connection with the Organizational Documents Proposals.
“Preferred Stock Designation” means the resolution or resolutions adopted by the Board providing for the issue of a series of Preferred Stock.
“Private Placement” means the private placement by CCNB1 of 10,280,000 Private Placement Warrants to the Sponsor simultaneously with the closing of the IPO.
“Private Placement Warrants” means 10,280,000 warrants to purchase Class A ordinary shares sold to the Sponsor simultaneously with the closing of the IPO in a private placement at a price of $1.00 per warrant.
“Proposals” means the Shareholder Proposals.
“Proposed Organizational Documents” means the proposed Bylaws and certificate of incorporation of the Company.
“prospectus” means the prospectus forming a part of this registration statement.
“Public Shareholders” means the holders of the Public Shares or Public Warrants that were sold in the IPO.

“Public Shares” means CCNB1’s Class A ordinary shares sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).
“Public Warrants” means the warrants to purchase Class A ordinary shares sold in the IPO.
“recurring revenue” means the sum of the average annual subscription revenue for all customer contracts to which E2open is a party that are at least 12 months in duration as of the time of measurement and include the full impact of acquisitions as though they were completed at the beginning of the referenced period.
“Related Agreements” means certain additional agreements entered into in connection with the Business Combination Agreement as further described in this prospectus.
“Restricted Common Units” means the Series 1 RCUs and Series 2 RCUs.
“Restricted Sponsor Shares” means the 2,500,000 shares of Series B-1 common stock held by the Sponsor Parties, which convert into shares of Class A Common Stock in accordance with our certificate of incorporation and the Sponsor Side Letter Agreement.
“Rule 144” means Rule 144 under the Securities Act.
“SaaS” means software-as-a-service or a software distribution model in which E2open hosts applications for customers and makes these applications available to the customers via the internet/cloud technology.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Series B-1 common stock” means the Series B-1 common stock of the Company, par value $0.0001 per share.
“Series B-2 common stock” means the Series B-2 common stock of the Company, par value $0.0001 per share.
“Series 1 RCU” means a Restricted Common Unit, which will vest upon the occurrence of a Series 1 Vesting Event, with the rights and privileges as set forth in the Third Amended and Restated Limited Liability Company Agreement.
“Series 2 RCU” means a Restricted Common Unit, will vest upon the occurrence of a Series 2 Vesting Event, with the rights and privileges as set forth in the Third Amended and Restated Limited Liability Company Agreement.
“Series 1 Vesting Event” means, with respect to each Series 1 RCU, (a) the occurrence of a VWAP 1 Vesting Event, (b) the occurrence of (i) a change of control of the Company or E2open in which the acquirer is not a Flow-Through Seller or an affiliate thereof, with respect to any Series 1 RCU held by (x) a continuing member or (y) the Company in respect of a share of Series B-1 common stock held by any person other than the Sponsor (or its affiliates) or CCNB1’s Independent Directors or (ii) a change of control of the Company or E2open in which the acquirer is not the Sponsor or an affiliate thereof, with respect to any Series 1 RCU held by the Company in respect of a share of Series B-1 common stock held by the Sponsor (or its affiliates) or the CCNB1’s Independent Directors, or (c) a Liquidating Event (as defined in the Third Amended and Restated Limited Liability Company Agreement) pursuant to which each Common Unit would be entitled to at least $13.50 per Common Unit (taking into account the conversion of each Series 1 RCU to a Common Unit); provided, however, that the reference to $13.50 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.
“Series 2 Vesting Event” with respect to each Series 2 RCU, (a) the occurrence of a VWAP 2 Vesting Event, (b) the occurrence of a change of control of the Company or E2open in which the acquirer is not a Flow-Through Seller or an affiliate thereof, or (c) a Liquidating Event pursuant to which each Common Unit would be entitled to at least $15.00 per Common Unit (taking into account the conversion of each Restricted Common Unit to a Common Unit); provided, however, that the reference to $15.00 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.
“SKU” means a functional application that may be used as a standalone or with other functional applications/SKUs, each of which belongs to only one product family, and each product family has between four and ten SKUs.
“Sponsor” means CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company.
“Sponsor Directors” means the board members of the Company nominated by CC Capital, on behalf of the Sponsor.
“Sponsor Parties” means the Sponsor and the CCNB1 Independent Directors.
“Sponsor Side Letter Agreement” means the agreement entered into between CCNB1 and the Sponsor Parties on October 14, 2020 pursuant to which, among other things, the Sponsor Parties automatically converted an aggregate of 2,500,000 Class B ordinary shares into the Restricted Sponsor Shares on the Closing Date.
“Subscription Agreements” means those certain subscription agreements entered into by and among CCNB1 on the one hand, and the PIPE Investors, on the other hand, in connection with the PIPE Investment.
“Tax Receivable Agreement” means the Tax Receivable Agreement entered into on February 4, 2021, between the Company, Blocker Sellers and the Flow-Through Sellers.
“Third Amended and Restated Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, which became effective at the Closing on February 4, 2021.
“Total Addressable Market” or “TAM” means the estimated potential market size for supply chain management software in North America and Europe, E2open’s core geographies. The TAM was estimated on a bottoms-up basis by segmenting companies into industry use intensity categories: “high” (including high-tech, aerospace, and automotive industries), “medium” (including consumer packaged goods, food & beverage, manufacturing, retail, logistics, and chemicals industries), and “low” (including oil and gas and basic materials). Companies were also categorized into size buckets based on revenue to assess the potential recurring revenue opportunity. The estimated addressable market for each group of companies reflects the product of (a) the estimated number of companies for each segment and (b) the potential recurring revenue per company. The TAM reflects the sum of all groups of companies plus an aggregate estimate for industries with lower penetration (e.g., agriculture) as well as professional services and other spend, which is estimated to be 20% of the TAM based on E2open’s business mix.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Treasury Regulations” means the Code, its legislative history, and final, temporary and proposed treasury regulations promulgated thereunder as then amended.
“Trust Account” means the trust account of CCNB1, which, prior to the Closing, held the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes, and which was distributed in connection with the Closing of the Business Combination.
“upsell” means transactions in which a customer purchases more of an existing SKU that is already currently utilized by that customer, which is generally from expansion of the product into different geographic regions or divisions of the customer, but may also arise from the adoption and organic growth in that account or pricing increases.
“users” means an individual participant that access E2open’s platform from its customers and their trading partners.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock, with respect to measurement periods (or portions thereof) following the Effective Time, or the Class A ordinary shares, with respect to measurement periods (or portions thereof) prior to the Effective Time (as defined in the Business Combination Agreement), on the New York Stock Exchange or such other principal United States securities exchange on which the shares of Class A Common Stock is and/or the Class A ordinary shares, as applicable, are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its and/or the Class A ordinary shares, as applicable (or the equivalent successor if such page is not available)) in respect of the period from the open of trading on such trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock and/or a Class A ordinary share, as applicable, on such trading day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock and/or Class A ordinary share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by CCNB1); provided, however, that if at any time for purposes of the Class A 5-Day VWAP or Class A 20-Day VWAP (each as defined in the Third Amended and Restated Limited Liability Company Agreement), as applicable, shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other equity security into which the Class A Common Stock was converted or exchanged).
“VWAP 1 Vesting Event” means the first day on which the Class A 5-Day VWAP is equal to at least $13.50; provided, however, that the reference to $13.50 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.
“VWAP 2 Vesting Event” means the first day on which the Class A 20-Day VWAP is equal to at least $15.00; provided, however, that the reference to $15.00 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.
“Warrants” means the Public Warrants and the Private Placement Warrants.
“Whitespace” means the portion of the TAM that does not use third-party SCM software and is estimated to be largely comprised of manual solutions completed by employees that involve little-to-no automation (e.g. spreadsheets) and home-grown solutions that are typically tailored software or add-on solutions developed in-house by IT resources and are not commercially available.
“Working Capital Loans” means certain loans that may be made by the Sponsor or an affiliate of the Sponsor, or certain of CCNB1’s officers and directors in connection with the financing of a business combination.

MARKET AND INDUSTRY DATA
Information contained in this prospectus concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Our Business and Operations” and elsewhere in prospectus.
TRADEMARKS AND SERVICE MARKS
The Company owns, or has rights to, trademarks, service marks, or trade names that it uses in connection with the operation of its business and that the Company considers important to its marketing endeavors, including the E2OPEN, AMBER ROAD, INTTRA marks. This prospectus also contains trademarks of other companies that, to our knowledge, are the property of their respective holders, and we do not intend our use or display of such marks to imply relationships with, or endorsements of us by, any other company.
Solely for legibility, the trademarks, service marks, and trade names referred to in this prospectus are used without the ® and ™ symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities.
As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably and retain its key employees;

•
changes in applicable laws or regulations;

•
the inability to develop and maintain effective internal controls;

•
the COVID-19 pandemic, including the global economic uncertainty and measures taken in response;

•
the inability to attract new customers or upsell existing customers;

•
failure to renew existing customer subscriptions on terms favorable to the Company;

•
risks associated with the Company’s extensive and expanding international operations;

•
the inability to develop and market new and enhanced solutions modules;

•
the failure of the market for cloud-based supply chain management solutions to develop as quickly as we expect;

•
inaccuracies in information sourced for our knowledge databases;

•
failure to compete successfully in a fragmented and competitive supply chain management market;

•
the inability to adequately protect key intellectual property rights or proprietary technology;

•
the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;

•
risks associates with our past and prospective acquisitions, including the failure to successfully integrate operations, personnel, systems, technologies and products of the acquired companies, adverse tax consequences of acquisitions, greater than expected liabilities of the acquired companies and charges to earnings from acquisitions;

•
failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•
cyber attacks and security vulnerabilities;

•
the inability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange;

•
the inability to develop and maintain effective internal controls;

•
changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control;

•
changes in demand for the Company’s product affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively;

•
costs associated with building brand loyalty and interest in the Company’s products which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors;

•
fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities;

•
the possibility that the Company may be adversely affected by other economic, business or competitive factors; and

•
other risks and uncertainties described in the Proxy Statement/Prospectus in the section titled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Common Stock or Warrants. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of E2open’s Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.
Our Mission
Our mission is to build the most comprehensive and capable end-to-end global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.
Overview
We are a leading provider of 100% cloud-based, end-to-end supply chain management software. Our software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our 95% gross retention and average customer tenure of 14 years for our top 100 customers. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.
We operate in what we believe is an attractive industry with strong secular tailwinds and a large Total Addressable Market, or TAM, of more than $45 billion. This TAM is comprised of approximately 85% whitespace, including what we estimate to be more than $1 billion of opportunity with our existing customers, and includes a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like E2open. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

Note: Fiscal year 2022 ends on February 28, 2022. This forecast includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.
(1)
Adjusted Gross Profit is defined as Gross Profit excluding depreciation and amortization expense. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by Revenue for the comparable period. For a reconciliation of these non-GAAP measures to the closest U.S. GAAP measure, see the section entitled “Management’s Discussion and Analysis of E2open’s Financial Condition and Results of Operations — Non-GAAP Financial Measures.”
As a result of our differentiated software solutions, we believe we have delivered strong financial performance, both organically and through acquisitions. We expect to deliver revenue and, Adjusted Gross Profit of $367 million and $268 million, respectively, in fiscal year 2022, which ends February 28, 2022. This reflects 9% organic subscription revenue growth year-over-year and 73% Adjusted Gross Margins.
For the fiscal year ended February 29, 2020, we achieved revenue, Gross Profit, Adjusted Gross Profit, Adjusted EBITDA, and Net Loss of $305 million, $184 million, $209 million, $69 million, and $101 million, respectively. This reflects 60% gross margins, 69% Adjusted Gross Margins, and 22% Adjusted EBITDA Margins. For the nine months ended November 30, 2020, we achieved revenue, Gross Profit, Adjusted Gross Profit, and Net Loss of $249 million, $156 million, $177 million and $68 million, respectively. This reflects 63% gross margins and 71% Adjusted Gross Margins. Historically, we have achieved 7% annual subscription revenue growth organically from fiscal year 2017 to fiscal year 2020, including 10% organic recurring revenue growth in fiscal year 2020. For more information, please see the section entitled “E2open’s Selected Historical Financial and Other Data — Non-GAAP Financial Measures.”
We believe the Business Combination and our enhanced access to capital as a public company will best position us to realize our objective of building the most comprehensive and capable end-to-end global supply chain software ecosystem, delivering enduring customer value. Going forward, we plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.
Our Platform
Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end supply chain visibility across planning and execution, and delivers a strong value proposition.
Network
Our network combines four distinct, but connected, ecosystems: Demand, Supply, Global Trade, and Logistics, which we estimate support more than 220,000 trading partners and capture more than 8 billion transaction data points each year.

Our Supply ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a 12 month period.
Our Logistics ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.
Our Global Trade ecosystem allows participants to automate the global movement of goods and to facilitate cross-border operations for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs entry lines, 15 million free trade aggregate bill of materials qualifications, and 92 million restricted part-list screenings, annually.
Our Demand ecosystem represents the global footprint established by retailers, distributors, re-sellers, and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions each month, and over 94 million channel inventory transactions every month.
Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Source: Management estimates as of August 2020.
(1)
Estimated number of shipments, orders, and invoices overseen at any moment in time based on samples taken over a 12 month period.

Data
Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.
Applications
Our end-to-end applications provide artificial intelligence- and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across planning and execution supply chain functions. Our applications are organized into seven product families: Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation & Logistics, Collaborative Manufacturing and Supply Management.
Channel Shaping allows customers to optimize activity across retail, distributor, and online channels, which includes aligning partner selection, market incentives, on-shelf availability, sell-through, inventory management and performance incentives.
Demand Sensing utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.
Business Planning helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory, and financial targets.
Global Trade Management automates import and export processes to enable efficient and compliant cross-border trade while optimizing customs duties and reducing broker fees.
Transportation & Logistics orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.
Collaborative Manufacturing provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization, and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.
Supply Management ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.
Competitive Strengths
We believe the following competitive strengths will contribute to our ongoing success:
Attractive Industry Tailwinds and Large TAM with Significant White Space
We participate in the growing supply chain management (“SCM”) software industry. We estimate our TAM is more than $45 billion across North America and Europe, and anticipate this market will grow at a greater than 12% CAGR from 2021-2024. Several secular trends are increasing the demand for SCM software, including rising:
•
Complexity of Global Supply Chains:

•
Brand owners have transitioned from being manufacturers to orchestrators that produce little, but manage vast networks of trading partners and suppliers.

•
As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•
Demand for Integrating Siloed Data to Drive Decision Making:

•
Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•
Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•
Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but also critical for partners of the manufacturer to run efficient operations on its behalf.

•
Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•
Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•
Regulatory Environment Complexity:

•
Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs, and regulatory compliance protocols.

•
SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•
Geographic Consolidation:

•
Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•
Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•
COVID-19 Implications:

•
As a result of disruptions related to COVID-19, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe our TAM has approximately 85% white space, as many companies currently rely on home-grown or spreadsheet-based solutions created over time, which require significant manual effort to achieve end-to-end supply chain visibility. Moreover, these home-grown SCM solutions often rely on latent and one-off point-to-point connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. More than $1 billion of this white space exists within our installed base of customers, which we believe provides very actionable growth opportunities through expanding our existing relationships.
Category-Defining End-to-End Provider of Mission-Critical Software
As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end visibility and real-time, network-powered data, provides best-of-breed functionality across the supply chain and facilitates optimal supply chain performance.
As described above, we operate a software platform that integrates network ecosystems, data, and applications across a harmonized and simplified user interface, driving compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our 95% gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software.

Strong Network Effects Enhanced by a Flexible and Integrated Data Model
Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low latency, “many-to-one-to-many” data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four aforementioned network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value E2open delivers to customers and participants alike.
Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in and transformative acquisitions in the future.
Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. We are working to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to accelerate revenue growth meaningfully.
Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion
We deliver solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission-critical to our customers’ operations, as evidenced by our 95% gross retention. Our top 100 customers have an average tenure of over 14 years and generate an average of $1.5+ million of annual subscription revenue. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer, and transportation sectors, among others.
Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.

Source: Management estimates.
We believe there is more than $1 billion of white space opportunity within our existing customer base, since approximately 51% of our customers with more than $50,000 in recurring revenue currently utilize only one of our SKUs. Accessing this significant opportunity would allow us to more than triple revenue over time without new logos, products, or acquisitions. We have a proven track record of expanding share within our customer base as illustrated by our relationships with a leading CPG company, a leading industrial manufacturer, a blue-chip technology firm, and a global hardware and software technology provider, which increased recurring revenue with us by 2.7x, 2.0x, 1.9x, and 1.6x, respectively, from fiscal year 2018 to fiscal year 2020. The historical success of our “land and expand” strategy gives us confidence in our ability to penetrate the $1 billion of white space within our existing customers described above.
World-Class Management Team and Board of Directors
Our management team has a demonstrated history of delivering strong operational results, with over 25 years of relevant experience on average across our senior management team. Our Chief Executive Officer, Michael A. Farlekas, has been Chief Executive Officer of E2open since 2015 and brings over 25 years of experience leading supply chain management software companies.
Our management team is complemented by a board of directors whose members have proven track records of successfully investing in, operating, and acquiring software-based technology businesses. Each of our directors actively supports our management and contributes significant time and knowledge in their respective areas of expertise, including data and analytics, machine-learning/artificial-intelligence, SaaS go-to-market, acquisition execution and integration, financial reporting, and investor relations, among others.
Growth Strategies
We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

A Expand Within Existing Customers

- **Cross-sell / upsell installed base**
  - Ability to **more than triple revenue** without new logos, new products or M&A
  - **$1bn+ white space** within existing customers
  - **51%** of existing customers use only **1 SKU**
- **Price value maximization** opportunity

B Win New Customers

- **Sales force** investments and incentives
- Strategic partnerships
- **Increase penetration** in core industries and accelerate momentum in expansion industries (CPG, retail, pharma)
- Expansion of channel reseller and partner network

Growth Acceleration Plan

C Continue Strategic Acquisitions

- **Proven track record** of **successful integration** and **synergy realization**
- Pursue numerous **actionable targets**
  - Transformative
  - Tuck-In
- **Robust tech stack** facilitates seamless integration

Expand Within Existing Customers
As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given what we believe to be the more than $1 billion white space opportunity within our existing customer base. Our acquisition strategy is focused on acquiring best-of-breed point solutions to incorporate into our integrated end-to-end platform. As a result, we currently sell just one SKU to approximately 51% of our customers with more than $50,000 in recurring revenue, as most acquired companies have only one product to offer their customers. We believe this represents a significant opportunity to accelerate growth and strengthen relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal year 2018 to fiscal year 2020, we increased the recurring revenue with a leading CPG company, a leading industrial manufacturer, a blue-chip technology firm, and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.
Win New Customers
As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures alongside our board of directors. First, we plan to invest in hiring an expert salesforce of new logo “hunters” funded by savings realized through our participation in a group purchasing organization. In addition to finding and onboarding this new “hunter” salesforce, we have already identified the specific areas of savings, which we are in the process of implementing across various areas of indirect spend. Additionally, we plan to pursue strategic partnerships and leverage the networks of our new board of directors to elevate conversations with C-level executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.

Continue Strategic Acquisitions
A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related cost savings. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion. We have a large pipeline of actionable targets, including three large and transformative opportunities as well as a larger list of tuck-in opportunities identified in accordance with the criteria described above.
We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets, including 20% cumulative outperformance.
Additional Organic Growth Building Blocks
We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our steady-state subscription revenue growth target of 11-12% annually, including pricing-value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our board of directors as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.
Recent Developments
Business Combination Completed
On February 4, 2021, CCNB1 consummated the Business Combination pursuant to the terms of the Business Combination, which, among other things, provided for (i) the Domestication of CCNB1 to a

Delaware corporation under the name “E2open Parent Holdings, Inc.”, (ii) the merger of each Blocker Merger Sub with and into its respective Blocker, with each Blocker being the surviving company of such merger, (iii) then, the mergers of each surviving Blocker with and into the Company, with the Company surviving such mergers, and (iv) following such Blocker mergers and as part of the same transaction, Company Merger Sub merged with and into E2open Holdings, with E2open Holdings surviving such merger as a subsidiary of the Company. In connection with the Business Combination, CCNB1 changed its name to E2open Parent Holdings, Inc. and The New York Stock Exchange ticker symbols for its Class A Common Stock and warrants to “ETWO” and “ETWO WS,” respectively. For more information regarding the Business Combination, see “The Business Combination.”
Refinancing
On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), as borrower, with the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent. The Credit Agreement is guaranteed by E2open Intermediate, LLC and certain wholly owned subsidiaries of E2open, LLC, as guarantors (together with E2open, LLC, the “Loan Parties”), and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets.
The Credit Agreement provides for $75 million in commitments for revolving credit loans with a $15 million letter of credit sublimit. The Credit Agreement also provides for $525 million in term loans payable in quarterly installments of $1,312,500 beginning in August 2021 and payable in full on February 4, 2028. In addition, the Credit Agreement provides E2open, LLC the ability to request increases in the revolving commitments and additional term loan facilities, in a minimum amount of $2 million for each facility. Borrowings under the initial term loans were used to directly or indirectly finance (a) the Business Combination, (b) the incurrence of the credit facilities and the funding of the initial term loans under the Credit Agreement on the Closing Date, (c) the repayment of all existing indebtedness of E2open, LLC under its existing credit facilities in connection with the consummation of the Business Combination, (d) the consummation of the other transactions contemplated by the Credit Agreement on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of all fees, premiums, costs and expenses related thereto (and to fund any original issue discount or upfront fees payable in connection therewith. Though permitted, no borrowings of revolving loans were made on the Closing Date.
Corporate Information
E2open Parent Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759 and our telephone number at that address is (866) 432-6736. Our website is located at www.e2open.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

THE OFFERING
We are registering the issuance by us of up to 29,079,972 shares of our Class A Common Stock that may be issued upon exercise of the Warrants to purchase Class A Common Stock, including the Public Warrants, the Private Placement Warrants and the Forward Purchase Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 215,045,300 shares of Class A Common Stock and (ii) up to 15,280,000 Warrants.
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 36 of this prospectus.
Issuance of Class A Common Stock
The following information is as of March 2, 2021 and does not give effect to issuances of our Class A Common Stock, warrants or options to purchase shares of our Class A Common Stock after such date, or the exercise of warrants or options after such date.
Shares of our Class A Common Stock to be issued upon exercise of all Public Warrants, Private Placement Warrants, and Forward Purchase Warrants
29,079,972 shares
Shares of our Class A Common Stock outstanding prior to (i) the exercise of all Public Warrants, Private Placement Warrants and Forward Purchase Warrants, (ii) the conversion of 8,120,367 shares of Series B-1 Common Stock and 3,372,184 shares of B-2 Common Stock into an aggregate of 11,492,551 shares of Class A Common Stock, and (iii) the conversion of 42,643,961 Common Units (including Common Units issuable upon conversion of the Restricted Common Units) into an aggregate of 42,643,961 shares of Class A Common Stock and the surrender and cancellation of a corresponding number of shares of Class V Common Stock
187,044,312 shares
Use of Proceeds
We will receive up to an aggregate of approximately $334.4 million from the exercise of all Public Warrants, Private Placement Warrants and Forward Purchase Warrants assuming the exercise in full of all such Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness.

Resale of Class A Common Stock and Warrants
Shares of Class A Common Stock offered by the Selling Holders (including 145,639,370 outstanding shares of Class A Common Stock, 10,280,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, 5,000,000 shares of Class A Common Stock that may be issued upon exercise of the Forward Purchase Warrants, 8,113,752 shares of Class A Common Stock issuable upon conversion of shares of Series B-1 Common Stock, 3,368,217 shares of Class A Common Stock issuable upon conversion of shares of Series B-2 Common Stock and 42,643,961 shares of Class A Common Stock issuable upon exchange of the Common Units (including an aggregate of 7,007,281 Common Units issuable upon the conversion of Series 1 RCUs and Series 2 RCUs) and the surrender and cancellation of a corresponding number of shares of Class V Common Stock)
215,045,300 shares
Warrants offered by the Selling Holders (includes 10,280,000 Private Placement Warrants and 5,000,000 Forward Purchase Warrants)
15,280,000
Exercise Price
$11.50 per share, subject to adjustment as described herein
Redemption
The Warrants are redeemable in certain circumstances. See “Description of Company Securities — Warrants — Public Shareholders’ and Forward Purchase Warrants” for further discussion.
Use of Proceeds
We will not receive any proceeds from the sale of the Class A Common Stock and Warrants to be offered by the Selling Holders. With respect to shares of Class A Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash.
Lock-Up Agreements
Subject to certain customary exceptions, the equity securities held by each of the Sponsor, the independent directors as of the Closing Date, and the E2open Sellers are subject to certain restrictions on transfer until the termination of the Lock-up Period. See “Business Combination — Related Agreements” for further discussion.

NYSE Ticker Symbols
Class A Common Stock: “ETWO”Warrants: “ETWO WS”
The number of issued and outstanding shares of Class A Common Stock does not include (a) 14,993,170 shares of Class A Common Stock available for future issuance under the Equity Incentive Plan, (b) 29,079,972 shares of Class A Common Stock issuable upon exercise of the Warrants, (c) 8,120,367 shares of Class A Common Stock issuable upon conversion of the Series B-1 Common Stock, (d) 3,372,184 shares of Class A Common Stock issuable upon conversion of the Series B-1 Common Stock, (e) 42,643,961 shares of Class A Common Stock issuable upon the exchange of Common Units (including Common Units issuable upon the conversion of Series 1 RCUs and Series 2 RCUs) or (f) 4,363,320 shares of Class V Common Stock held by the Company in treasury.

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION
Market Price and Ticker Symbols
Our Class A Common Stock and Public Warrants are currently listed on NYSE under the symbols “ETWO” and “ETWO WS,” respectively.
The closing price of the Class A Common Stock and Public Warrants on March 5, 2021, was $9.10 and $1.177, respectively.
Holders
As of March 2, 2021, there were 184 holders of record of our Class A Common Stock. Such number does not include beneficial owners holding our securities through nominee names.
Dividend Policy
We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon, among other things, our revenues and earnings, capital requirements and general financial condition and the terms of any outstanding indebtedness. The payment of any cash dividends will be within the discretion of the Board at such time.

CCNB1’S SELECTED HISTORICAL FINANCIAL INFORMATION
CCNB1’s balance sheet data as of December 31, 2020 and statement of operations data for the period from January 14, 2020 (inception) through December 31, 2020 are derived from CCNB1’s audited financial statements, included elsewhere in this prospectus.
The information is only a summary and should be read in conjunction with CCNB1’s financial statements and related notes and “Management’s Discussion and Analysis of CCNB1’s Financial Condition and Results of Operations” contained elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of future performance. In connection with the Business Combination, CCNB1 was determined to be the accounting acquirer.
Balance SheetDecember 31, 2020
Assets
Current assets:
Cash and cash equivalents	$455,318
Prepaid expenses	302,315
Total current assets	757,633
Investments held in Trust Account	414,049,527
Total Assets	$414,807,160
Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$2,147,682
Accounts payable	1,260,831
Due to related party	24,399
Total current liabilities	3,432,912
Deferred legal fees	947,087
Deferred underwriting commissions	14,490,000
Total Liabilities	18,869,999
Commitments and Contingencies (Note 6)
Class A ordinary shares, $0.0001 par value; 39,093,716 shares subject to possible redemption at $10.00 per share	390,937,160
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,306,284 shares issued and outstanding (excluding 39,093,716 and shares subject to possible redemption)	231
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 15,350,000 shares issued and outstanding	1,535
Additional paid-in capital	8,837,842
Accumulated deficit	(3,839,607)
Total shareholders’ equity	5,000,001
Total Liabilities and Shareholders’ Equity	$414,807,160

Statement of OperationsPeriod from January 14, 2020 (inception) to December 31, 2020
Operating expenses
General and administrative expenses	$3,889,134
Loss from operations	(3,889,134)
Net gain from investments held in Trust Account	49,527
Net loss	$(3,839,607)
Weighted average shares outstanding of Class A ordinary shares	41,400,000
Basic and diluted net income per share, Class A	$0.00
Weighted average shares outstanding of Class B ordinary shares	15,350,000
Basic and diluted net loss per share, Class B	$(0.25)

E2OPEN’S SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER DATA
The following selected financial data is only a summary for the consolidated financial statements of E2open and should be read in conjunction with the consolidated financial statements of E2open and related notes and “Management’s Discussion and Analysis of E2open’s Financial Condition and Results of Operations” contained elsewhere in this prospectus. E2open’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for the full fiscal year. The following selected statements of operations data for the nine months ended November 30, 2020 and November 30, 2019, and fiscal years ended February 29, 2020 and February 28, 2019, and the following selected balance sheets data as of November 30, 2020, February 29, 2020 and February 28, 2019 have been derived from E2open’s consolidated financial statements included elsewhere in this prospectus.
Statements of Operations
(in millions)	Fiscal Year Ended		Nine Months Ended November 30,
	February 29, 2020	February 28, 2019	2020	2019
Total revenue	$305.1	$201.2	$249.0	$220.9
Income/(loss) from operations	(41.1)	(12.9)	9.0	(35.6)
Net loss	(101.4)	(30.1)	(68.4)	(80.4)
Balance Sheets
(in millions)	February 29, 2020	February 28, 2019	November 30, 2020
Total current assets	$179.8	$137.0	$115.3
Total assets	$1,440.0	$951.1	$1,347.3
Total liabilities	$1,225.4	$647.9	$1,191.7
Total members’ equity	$214.6	$303.2	$155.6
Total liabilities and members’ equity	$1,440.0	$951.1	$1,347.3
Non-GAAP Financial Measures
References in this section to “we” and “our” refer to E2open Holdings, LLC and its consolidated subsidiaries.
We include the non-GAAP financial measures Adjusted Gross Profit and Adjusted EBITDA in this prospectus. We believe these non-GAAP measures are useful to investors in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. We use these non-GAAP financial measures to evaluate E2open’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.
Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. There are limitations to non-GAAP financial measures because they exclude charges and credits that are required to be included in GAAP financial presentation. The items excluded from GAAP financial measures such as net loss to arrive at non-GAAP financial measures are significant components for understanding and assessing the Company’s financial performance. As a result, non-GAAP financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with GAAP.
Adjusted Gross Profit and Adjusted Gross Margin
We define Adjusted Gross Profit as our reported gross profit plus depreciation and amortization, and Adjusted Gross Margin is calculated using Adjusted Gross Profit rather than reported gross profit. The table below presents our Adjusted Gross Profit reconciled to our reported gross profit, the closest U.S. GAAP measure, for the periods indicated:
	Fiscal Year Ended		Nine Months Ended November 30,
($ in millions)	February 29, 2020	February 28, 2019	2020	2019
Gross profit:
Reported gross profit	$184.0	$127.6	$156.2	$133.8
Depreciation and amortization	25.1	11.7	20.4	17.5
Adjusted gross profit	$209.1	$139.3	$176.6	$151.3
Gross margin	60.3%	63.4%	62.7%	60.6%
Adjusted gross margin	68.5%	69.2%	70.9%	68.5%
Adjusted EBITDA
We define EBITDA as net loss before interest expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to exclude certain non-cash items such as loss on debt refinancing and loss on investments, acquisition and integration costs such as accounting and legal expenses incurred in connection with prior acquisitions, non-recurring costs including foreign currency exchange losses and temporary COVID-19 expenses, and unit-based compensation.
The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:
	Fiscal Year Ended		Nine Months Ended November 30,
($ in millions)	February 29, 2020	February 28, 2019	2020	2019
Net loss	$(101.4)	$(30.1)	$(68.4)	$(80.4)
Adjusted for:
Interest expense, net	66.3	21.9	53.0	46.8
Income tax expense (benefit)	(7.3)	(8.2)	24.1	(2.8)
Depreciation and amortization	60.4	34.3	51.2	44.2
EBITDA	18.0	17.9	59.9	7.8
EBITDA margin	5.9%	8.9%	24.1%	3.5%
Non-cash adjustments(1)	—	2.4	—	—
Acquisition-related adjustments(2)	25.0	15.3	11.4	22.2
Non-recurring/non-operating costs(3)	6.3	3.5	3.4	3.8
Unit-based compensation(4)	19.2	8.2	6.7	15.1
Adjusted EBITDA	$68.5	$47.3	$81.4	$48.9

(1)
Includes non-cash loss on debt refinance and (gain) / loss on investments.

(2)
Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs, and capital-raising activities, including costs related to the acquisition of Amber Road and the Business Combination.

(3)
Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees, and expenses related to retention of key employees from acquisitions.

(4)
Reflect non-cash, long-term unit-based compensation expense, primarily related to senior management.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:
•
The acquisition of E2open by CCNB1 consummated on February 4, 2021, resulting reorganization into an umbrella partnership C corporation structure, and other agreements entered into as part of the Business Combination Agreement as of October 14, 2020, by and among CCNB1, E2open, the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “Business Combination”);

•
Repayment of E2open debt and entering into new term loan consummated on February 4, 2021 (together with the Business Combination, the “Business Combination Transactions”); and

CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 Units, including the issuance of 5,400,000 Units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.280 million. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account established for the benefit of CCNB1’s Public Shareholders, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account. As of December 31, 2020, there was approximately $414.0 million held in the Trust Account.
E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission- critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. In aggregate, E2open serves more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.
The organizational structure of the Business Combination, as described above, is commonly referred to as an umbrella partnership C corporation (or “Up-C”) structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in E2open, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. The Flow-Through Sellers may exchange Common Units (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock of the Company. In addition, CCNB1, the Blocker Sellers, and the Flow- Through Sellers will be a party to a Tax Receivable Agreement. The CCNB1 Public Shareholders will continue to hold Class A ordinary shares of CCNB1, which was renamed to E2open Parent Holdings, Inc. on February 4, 2021, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors — Risks Related to the Business Combination and CCNB1” in the Proxy Statement/Prospectus for additional information on our organizational structure, including the Tax Receivable Agreement.
On February 4, 2021, the Company consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of March 5, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Company’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Company under the new financing and, at the option of the Company, under hedging agreements and cash management arrangements are guaranteed by the Company Holdings, the Company (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Company (subject to customary exceptions). The Company’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.
The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.
The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the period from inception to December 31, 2020 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2020.
CCNB1’s fiscal year ended on December 31, whereas E2open’s fiscal year ends on the last day in February. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the period from inception to December 31, 2020 combines the E2open unaudited consolidated statement of operations for the twelve months ended November 30, 2020 and CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020.
The unaudited pro forma condensed combined balance sheet combines the E2open unaudited historical consolidated balance sheet as of November 30, 2020 and the CCNB1 audited historical consolidated balance sheet as of December 31, 2020, giving effect to the Business Combination as if it had been consummated on December 31, 2020.
We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of CCNB1 as the accounting acquirer and E2open as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, CCNB1 has been determined to be the accounting acquirer based on evaluation of the following factors:
•
CCNB1 is the sole managing member of E2open Holdings, the managing member has full and complete charge of all affairs of E2open and the existing non-managing member equityholders of E2open Holdings do not have substantive participating or kick out rights;

•
The Sponsor and its affiliates have the right to nominate five of the six initial members who will serve on the Board of Directors of CCNB1; and

•
The current controlling shareholder of E2open, Insight Partners, does not have a controlling interest in CCNB1 or E2open as it holds less than 50% of voting interests.

The factors discussed above support the conclusion that CCNB1 acquired a controlling interest in E2open and is the accounting acquirer. CCNB1 is the primary beneficiary of E2open, which is a variable interest entity (“VIE”), since it has the power to direct the activities of E2open that most significantly impact E2open’s economic performance through its role as the managing member, and CCNB1’s variable interests in E2open include ownership of E2open, which results in the right (and obligation) to receive benefits (and absorb losses) of E2open that could potentially be significant to CCNB1. Therefore, the Business

Combination constitutes a change in control and will be accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of E2open, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as if the Business Combination consummated on January 1, 2020.
The following summarizes the pro forma ownership of Class A Common Stock of the Company following the Business Combination:
Equity Capitalization Summary (shares in millions)	Shares	%
CCNB1 Shareholders, less redemption(1)	41.4	22.1%
NBOKS Forward Purchase Agreement(2)	20.0	10.7%
Founder Shares(3)	12.8	6.8%
PIPE Investors(4)	69.5	37.2%
Existing E2open Owners interest in CCNB1(5)	43.3	23.2%
Total Class A Common Stock in CCNB1	187.0	100.0%
Net Cash Consideration to existing owners of E2open ($ in millions)	601.1

(1)
Reflects Public Shares of 5,649 that were redeemed by shareholders for $0.1 million at $10.00 per share in connection with the Business Combination.

(2)
Includes 20,000,000 shares of Class A Common Stock acquired pursuant to the Forward Purchase Agreement, as amended by the FPA Side Letter, for an aggregate investment of $200.0 million by NBOKS in exchange for the Forward Purchase Securities.

(3)
Includes 12,850,000 shares of Class A Common Stock issued upon conversion of the existing CCNB1 Class B ordinary shares. Shares of Class A Common Stock are issued upon the automatic conversion of the Class B ordinary shares concurrently with the consummation of the Business Combination. This excludes impact of 2,500,000 Restricted Sponsor Shares, held by the Sponsor and CCNB1 Independent Directors, which convert into shares of Class A Common Stock in accordance with the certificate of incorporation and the Sponsor Side Letter Agreement.

(4)
Represents the private placement pursuant to which CCNB1 entered into Subscription Agreements with certain PIPE Investors whereby such investors agreed to subscribe for shares of CCNB1 Class A Common Stock at a purchase price of $10.00 per share. The PIPE Investors participating in the PIPE Investment, agreed to purchase an aggregate of 69,500,000 shares of Class A Common Stock (including 2,450,000 shares by CC Capital, 1,530,000 shares by NBOKS and 870,000 shares by NBOKS Co-Invest).

(5)
Represents existing E2open owners’ interest in 43,299,961 shares of CCNB1 Class A Common Stock. This excludes impact of Restricted Common Units vesting. This also excludes the Flow-Through Sellers’ noncontrolling economic interest in Common Units, which will be exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock on a 1-for-1 basis. The table below presents the Common Units and noncontrolling interest percentage.

Flow-Through Sellers’ noncontrolling interest (shares in millions)	35.6	16.0%
222.6
The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statements of operations for the period from inception to December 31, 2020 are based on the historical financial statements of CCNB1 and E2open. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Balance Sheet Data
	As of December 31, 2020	As of November 30, 2020	Pro Forma as of December 31, 2020
($ in millions)	CCNB1	E2open	Pro Forma Combined
Total current assets	0.8	115.3	290.1
Total assets	414.8	1,347.3	3,410.4
Total liabilities	18.8	1,191.6	1,050.7
Total shareholders’ equity	396.0	155.7	2,003.7
Total noncontrolling interest	—	—	356.0
Unaudited Pro Forma Condensed Combined Statement of Operations Data
	From January 14, 2020 through December 31, 2020	For the Twelve Months Ended November 30, 2020	Pro Forma for the period from Inception through December 31, 2020
($ in millions)	CCNB1	E2open	Pro Forma Combined
Total revenue	—	333.2	290.4
Income (loss) from operations	(3.9)	3.5	(150.7)
Net loss	(3.8)	(89.2)	(169.6)
Loss per share (basic)	—	N/A	(0.76)
Loss per share (diluted)	—	N/A	(0.76)

COMPARATIVE PER SHARE DATA
The following table sets forth historical comparative per share information of CCNB1, on a stand-alone basis, and the unaudited pro forma condensed combined per share information after giving effect to the Business Combination.
The historical information should be read in conjunction with the information in the sections entitled “CCNB1’s Selected Historical Financial Information” and “E2open’s Selected Historical Financial and Other Data” and the historical financial statements of CCNB1 and E2open included elsewhere in this prospectus. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this prospectus entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information.”
The unaudited pro forma combined share information does not purport to represent what the actual results of operations of the Company would have been had the Business Combination been completed or to project the Company’s results of operations that may be achieved after the Business Combination. The unaudited pro forma shareholders’ equity per share information below does not purport to represent what the value of CCNB1 and E2open would have been had the Business Combination been completed nor the book value per share for any future date or period.
The following table sets forth:
•
historical per share information of CCNB1 for the year ended December 31, 2020; and

•
unaudited pro forma per share information of the combined company for the fiscal year ended December 31, 2020 after giving effect to the Business Combination.

	CCNB1	E2open(2)	Pro Forma Combined
Book Value per Share as of the last day of December 31(1)	9.56	N/A	10.71
Weighted average Class A shares outstanding, basic and diluted	41,400,000	N/A	187,000,000
Weighted average Class B shares outstanding, basic and diluted	15,350,000	N/A	N/A
As of and for the period from Inception through December 31, 2020
Loss per Class A share (basic and diluted)	—	N/A	(0.76)
Loss per Class B share (basic and diluted)	(0.25)	N/A	N/A

(1)
Book value per share = (Total shareholders’ equity/shares outstanding).

(2)
Given E2open’s historical equity structure, the calculation of EPS membership units is not a valuable metric, and therefore is omitted.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the anticipated benefits of the Transactions, and may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Our Business and Operations
The ongoing COVID-19 pandemic, including the resulting global economic uncertainty, measures taken in response to the pandemic and changes to the way our customers are operating their businesses, could materially impact our business and future results of operations and financial condition.
The COVID-19 pandemic has disrupted the economy and put strains on governments, health care systems, and businesses around the world. The impact and duration of the COVID-19 pandemic, which may worsen, are difficult to assess or predict. It is even more difficult to predict the impact on the global economic market, which will depend upon the actions taken by governments, businesses, and other enterprises in response to the pandemic. The pandemic has already caused, and is likely to result in further, significant disruption of global financial markets and economic uncertainty. Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business.
The conditions caused by the COVID-19 pandemic could affect the rate of spending on software products and could adversely affect our customers’ ability or willingness to purchase our offerings; the timing of our current or prospective customers’ purchasing decisions; pricing discounts or extended payment terms; reductions in the amount or duration of customers’ subscription contracts or term licenses; or increase customer attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance.
In response to the COVID-19 pandemic, we have temporarily closed all of our offices, enabled our employees to work remotely and implemented travel restrictions for all non-essential business in a manner consistent with local standards and risks. If the COVID-19 pandemic worsens, especially in regions where we have offices, our business activities originating from affected areas could be adversely affected, and our expansion plans could be disrupted. Disruptive activities could include business closures in impacted areas, localized infrastructure interruptions, including to power, internet, or cellular service, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.
The COVID-19 pandemic could cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners, vendors, and supply chains, all of which are uncertain and cannot be predicted. Because of our largely subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods, if at all.
To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including, in particular, risks related to our ability to secure customer renewals, the addition of new customers and increased revenue from existing customers, risks relating to cyber-attacks and security vulnerabilities, and global supply chain disruptions.
If we are unable to sell products to new customers or to sell additional products or upgrades to our existing customers, it could adversely affect our revenue growth and operating results.
To increase our revenue, we must add new customers (whether through sales or acquisitions) or sell additional products or upgrades to existing customers. Even if we capture a significant volume of leads from our digital marketing activities, we must be able to convert those leads into sales of our products to new or existing customers in order to achieve revenue growth.
We primarily rely on our direct sales force to sell our products to new and existing customers and convert qualified leads into sales. Accordingly, our ability to achieve significant growth in revenue in the future will depend on our ability to recruit, train and retain sufficient numbers of sales personnel, and on the productivity of those personnel. Our recent and planned personnel additions may not become as productive as we would like or in a timely manner, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do or plan to do business. If we are unable to sell products to new customers and additional products or upgrades to our existing customers through our direct sales force or through our channel partners, which supplement our direct sales force by distributing our products and generating sales opportunities, we may be unable to grow our revenue and our operating results could be adversely affected.
Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.
The significant majority of our revenue is recurring and consists of subscription revenue. Our subscription products generally have recurring annual subscription periods. While many of our subscriptions provide for automatic renewal, our customers may opt-out of automatic renewal and customers have no obligation to renew a subscription after the expiration of the term. Our customers may or may not renew their subscriptions as a result of a number of factors (including as a result of general economic downturns due to of COVID-19, including their satisfaction or dissatisfaction with our products and services, our pricing or pricing structure, the pricing or capabilities of the products and services offered by our competitors, the effects of economic conditions), or reductions in our paying customers’ spending levels. In addition, our customers may renew for fewer subscriptions, renew for shorter contract lengths if they were previously on multi-year contracts, or switch to lower cost offerings of our products and services.
It is difficult to accurately predict long-term customer retention. Our customers’ subscription net retention rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our products, the prices of our products, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their subscription arrangements, maintenance or other services agreements or if they renew them on less favorable terms, our revenue may decline. A substantial portion of our quarterly subscription revenue is attributable to agreements entered into during previous quarters. As a result, if there is a decline in renewed subscription agreements in any one quarter, only a small portion of the decline will be reflected in our revenue recognized in that quarter and the rest will be reflected in our revenue recognized in the following four quarters or more.

Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue, and lower average selling prices and gross margins, all of which could harm our results of operations.
Some of our customers have significant bargaining power when negotiating new licenses or subscriptions or renewals of existing agreements, and have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. Currently, as customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more product, their average cost per product can decline even though the total revenue from them increases, and, to date, we have generally seen sales to customers increase in proportion to or in excess of any reductions in the cost per product. However, there can be no guarantee that these results will continue in the future. If we are unable to negotiate renewals with our large customers on favorable terms, our results of operations could be harmed.
Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations, and cash flows.
Our revenue, results of operations, and cash flows depend on the overall demand for and use of technology and information for global supply chain management, which depends in part on the amount of spending allocated by our customers or potential customers on supply chain technology and information. This spending depends on worldwide economic and geopolitical conditions. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity, and foreign exchange markets, bankruptcies, pandemics such as COVID-19, and overall economic uncertainty. These economic conditions can arise suddenly, and the full impact of such conditions often remains uncertain. In addition, geopolitical developments and potential trade wars, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. Further actions or inactions of the U.S. or other major national governments, including the United Kingdom’s 2016 vote in favor of exiting the European Union, may also impact economic conditions, which could result in financial market disruptions or an economic downturn.
Concerns about the systemic impact of a recession (in the United States or globally), energy costs, geopolitical issues, or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence, and diminished growth expectations in the U.S. economy and abroad, which in turn could affect the rate of information technology spending and could adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect attrition rates, all of which could adversely affect our future sales and operating results. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts, or non-renewal at the end of a contract term.
Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of the United States, our business is susceptible to risks associated with international operations.
We have international operations in India, the United Kingdom, Poland, Germany, Belgium, China, including Hong Kong, Malaysia and Canada and we market and sell our products worldwide. We expect to continue to expand our international operations for the foreseeable future. The continued international expansion of our operations requires significant management attention and financial resources and results in increased administrative and compliance costs. Our limited experience in operating our business in certain regions outside the United States increases the risk that our expansion efforts into those regions may not be successful. In particular, our business model may not be successful in particular countries or regions outside the United States for reasons that we currently are unable to anticipate. We are subject to risks associated with international sales and operations including, but not limited to:
•
fluctuations in currency exchange rates;

•
the complexity of, or changes in, foreign regulatory requirements;

•
difficulties in managing the staffing of international operations, including compliance with local labor and employment laws and regulations;

•
potentially adverse tax consequences, including the complexities of foreign value added tax systems, overlapping tax regimes, restrictions on the repatriation of earnings and changes in tax rates;

•
dependence on resellers and distributors to increase customer acquisition or drive localization efforts, including in new or evolving markets, which resellers and distributors may fail to maintain standards consistent with our brand and reputation;

•
the burdens of complying with a wide variety of foreign laws and different legal standards;

•
increased financial accounting and reporting burdens and complexities, including treatment of revenue from international sources;

•
longer payment cycles and difficulties in collecting accounts receivable;

•
longer sales cycles;

•
political, social and economic instability;

•
war, terrorist attacks, civil unrest and security concerns in general;

•
reduced or varied protection for intellectual property rights in some countries and the risk of potential theft or compromise of our technology, data or intellectual property in connection with our international operations, whether by state-sponsored malfeasance or other foreign entities or individuals;

•
laws and policies of the U.S. and other jurisdictions affecting international trade (including import and export control laws, tariffs and trade barriers);

•
the risk of U.S. regulation of foreign operations; and

•
other factors beyond our control such as natural disasters and public health crises, including pandemics.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our operating results. We cannot be certain that the investment and additional resources required to establish, acquire or integrate operations in other countries will produce desired levels of revenue or profitability. If we are unable to effectively manage our expansion into additional geographic markets, our financial condition and results of operations could be harmed.
Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.
Our success depends in part on our ability to develop and market new and enhanced solutions modules, and to do so on a timely basis. Successful module development and marketing depends on numerous factors, including anticipating customer requirements, changes in technology requirements, our ability to differentiate our solutions from those of our competitors, and market acceptance of our solutions. Enterprises are requiring their software application vendors to provide ever increasing levels of functionality and broader offerings. Moreover, our industry is characterized by rapid evolution, and shifts in technology and customer needs. We may not be able to develop and market new or enhanced modules in a timely or cost-effective manner or at all. Our solutions also may not achieve market acceptance or correctly anticipate technological changes or the changing needs of our customers or potential customers.
In addition, even if we correctly anticipate changes in technology or demand, it might be difficult for us to transition existing customers to new versions of our solutions. Such transitions or upgrades may require considerable professional services effort and expense and customers may choose to discontinue using our solutions rather than proceed with a lengthy and expensive upgrade. If customers fail to accept new versions of our solution, if our newest solutions contains errors, or if we expend too many resources supporting multiple versions of our solutions, we may suffer a material adverse effect on our business, financial position, results of operations and cash flows.
The market for cloud-based supply chain management solutions is still evolving. If this market develops more slowly than we expect, our revenue may decline or fail to grow, and we may incur additional operating losses.
We derive, and expect to continue to derive, substantially all of our revenue from providing cloud-based supply chain management platforms, solutions and related services. The market for cloud-based supply chain management solutions is still evolving and it is uncertain whether these platforms and solutions will sustain high levels of demand and market acceptance. Our success will depend on the willingness of companies to accept our cloud-based supply chain management platforms and solutions as an alternative to manual processes, traditional enterprise resource planning software and internally-developed supply chain management solutions. Some customers may be reluctant or unwilling to use our cloud-based supply chain management platforms or solutions for a number of reasons, including data privacy concerns, data and network security concerns and existing investments in supply chain management technology.
Traditional approaches to supply chain management have required, among other things, purchasing hardware and licensing software. Because these traditional approaches often require significant initial investments to purchase the necessary technology and to establish systems that comply with customers’ unique requirements, companies may be unwilling to abandon their current solutions for our cloud-based supply chain management platforms and solutions. Other factors that may limit market acceptance of our platforms and solutions include:
•
our ability to maintain high levels of customer satisfaction;

•
our ability to maintain continuity of service for all users of our solutions;

•
the price, performance and availability of competing solutions; and

•
our ability to address companies’ confidentiality concerns about information stored outside of their premises.

If companies do not perceive the benefits of our cloud-based supply chain management platforms or solutions, or if companies are unwilling to accept our platforms and solutions as an alternative to traditional approaches, the market for our platforms and solutions might not continue to develop or might develop more slowly than we expect, either of which could significantly adversely affect our revenues and growth prospects.
The information we source from third parties for inclusion in our knowledge databases may not be accurate and complete, our trade experts may make errors in interpreting legal and other requirements when processing this information, and our trade content may not be updated on a timely basis, which can expose our customers to fines and other substantial claims and penalties.
Our customers often use our solutions as a system of record and many of our customers are subject to regulation of their products, services and activities. Our knowledge library includes trade content sourced from government agencies and transportation carriers in numerous countries. It is often sourced from text documents and includes import and export regulations, shipping documents, preferential duties and taxes, specifications for free trade agreements, transportation rates, sailing schedules, embargoed country and restricted party lists, and harmonized tariff codes. The information in these text documents may not be timely, accurate or complete. Our team of trade experts transforms these documents into a normalized and propriety knowledgebase, interpretable by software, and in so doing has to interpret the legal and other requirements contained in the source documents. We can provide no assurances that our trade experts do not make errors in the interpretation of these requirements. Furthermore, rules and regulations and other trade content used in our solutions change constantly, and we must continuously update our knowledge library. Maintaining a complete and accurate knowledge library is time-consuming and costly and we can provide no assurances that our specialists will always make appropriate updates to the library on a timely basis. Errors or defects in updating the trade content we provide to our customers and any defects or errors in, or failure of, our software, hardware, or systems, can result in an inability to process transactions in a timely manner or lead to violations that could expose our customers to fines and other substantial claims and penalties and involve criminal liability. In addition, these errors and delays may damage our reputation with both existing and new customers and result in lost customers and decreased revenue, which could materially and adversely affect our business, revenue and results of operations.
Any of these problems may enable our customers to terminate our agreements or we may be required to issue credits or refunds, and may be subject to product liability, breach of warranty or other contractual claims. We also may be required to indemnify our customers or third parties as a result of any of these problems. Any provisions in our customer agreements intended to limit liability may not be sufficient to protect us against any such claims. Insurance may not be available on acceptable terms, or at all. In addition, any insurance we do have may not cover claims related to specific defects, errors, failures or delays, may not cover indirect or consequential damages, and otherwise may be inadequate, and defending a suit, regardless of its merit, could be costly and divert management’s attention. In general, losses from customers terminating their agreements with us and our cost of defending claims resulting from defects, errors, failures or delays might be substantial, and could have a material adverse effect on our business, financial position, results of operations and cash flows.
Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.
We generally recognize revenue from customers ratably over the terms of their subscription and support agreements, which are typically 12 to 36 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and potential changes in our attrition rate, may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription and support term.
We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.
The supply chain management market is fragmented, competitive and rapidly evolving. We compete with other cloud-based supply chain management vendors, traditional enterprise resource planning vendors such SAP and Oracle, and other service providers, as well as with solutions developed internally by enterprises seeking to manage their global supply chains and global trade. Some of our actual and potential competitors may enjoy competitive advantages over us, such as greater name recognition, more varied offerings and larger marketing budgets, as well as greater financial, technical and other resources. Furthermore, some competitors may have best-of-breed solutions to problems created by the unique trading requirements of particular countries, industries and/or business processes. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can.
The intensity of competition in the supply chain management market has resulted in pricing pressure as the market has developed and our competitors very frequently offer substantial price discounts for their products. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies, which could include one or more large software or trade content providers, enter our market. Increased competition could result in additional pricing pressure, reduced sales, shorter term lengths for customer contracts, lower margins or the failure of our solutions to achieve or maintain broad market acceptance. If we are unable to compete effectively, it will be difficult for us to maintain our pricing rates and add and retain customers, and our business, financial condition and results of operations will be harmed.
We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.
Our success is dependent, in part, upon protecting our proprietary information and technology. We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.
Current law may not provide for adequate protection of our platform or data. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of our platform, or certain aspects of our platform, or our data may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our data or certain aspects of our platform, or our data may increase. Competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property.
To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our customers or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform or solutions, impair the functionality of our platform or solutions, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies into our platform or solutions, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.
Acquisitions present many risks that could have a material adverse effect on our business and results of operations.
In order to expand our business, we have made numerous acquisitions and expect to continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Our past acquisitions and any mergers and acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:
•
difficulties in integrating and managing the operations, personnel, systems, technologies and products of the companies we acquire;

•
diversion of our management’s attention from normal daily operations of our business;

•
our inability to maintain the key business relationships and the reputations of the businesses we acquire;

•
uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

•
our dependence on unfamiliar affiliates, resellers, distributors and partners of the companies we acquire;

•
our inability to increase revenue from an acquisition for a number of reasons, including our failure to drive demand in our existing customer base for acquired products and our failure to obtain maintenance renewals or upgrades and new product sales from customers of the acquired businesses;

•
increased costs related to acquired operations and continuing support and development of acquired products;

•
our responsibility for the liabilities of the businesses we acquire;

•
potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

•
adverse tax consequences associated with acquisitions;

•
changes in how we are required to account for our acquisitions under U.S. generally accepted accounting principles, including arrangements that we assume from an acquisition;

•
potential negative perceptions of our acquisitions by customers, financial markets or investors;

•
failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•
potential increases in our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•
our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•
potential loss of key employees of the companies we acquire;

•
potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

•
difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;

•
challenges converting the acquired company’s revenue recognition policies and forecasting the related revenues, including subscription-based revenues and software license revenue, as well as appropriate allocation of the customer consideration to the individual deliverables;

•
ineffective or inadequate controls, procedures and policies at the acquired company;

•
inadequate protection of acquired intellectual property rights; and

•
potential failure to achieve the expected benefits on a timely basis or at all.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur additional debt under our credit agreements or otherwise. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders will experience ownership dilution.
The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.
Businesses that we acquire may have greater than expected liabilities for which we become responsible.
Businesses that we acquire may have liabilities or adverse operating issues, or both, that we fail to discover through due diligence or the extent of which we underestimate prior to the acquisition. For example, to the extent that any business that we acquire or any prior owners, employees or agents of any acquired businesses or properties (i) failed to comply with or otherwise violated applicable laws, rules or regulations; (ii) failed to fulfill or disclose their obligations, contractual or otherwise, to applicable government authorities, their customers, suppliers or others; or (iii) incurred tax or other liabilities, we, as the successor owner, may be financially responsible for these violations and failures and may suffer harm to our reputation and otherwise be adversely affected. An acquired business may have problems with internal control over financial reporting, which could be difficult for us to discover during our due diligence process and could in turn lead us to have significant deficiencies or material weaknesses in our own internal control over financial reporting. These and any other costs, liabilities and disruptions associated with any of our past acquisitions and any future acquisitions could harm our operating results.
Charges to earnings resulting from acquisitions may adversely affect our operating results.
When we acquire businesses, we allocate the purchase price to tangible assets and liabilities and identifiable intangible assets acquired at their acquisition date fair values. Any residual purchase price is recorded as goodwill, which is also generally measured at fair value. We also estimate the fair value of any contingent consideration. Our estimates of fair value are based upon assumptions believed at the time to be reasonable, but which are uncertain and involve significant judgments by management. After we complete an acquisition, the following factors could result in material charges and adversely affect our operating results and may adversely affect our cash flows:
•
costs incurred to combine the operations of companies we acquire, such as transitional employee expenses, stock compensation and employee retention expenses;

•
impairment of goodwill or intangible assets;

•
a reduction in the useful lives of intangible assets acquired;

•
impairment of long-lived assets;

•
identification of, or changes to, assumed contingent liabilities;

•
changes in the fair value of any contingent consideration;

•
charges to our operating results due to duplicative pre-merger activities; and

•
charges to our operating results from expenses incurred to effect the acquisition.

Substantially all of these costs will be accounted for as expenses that will decrease our net income and earnings per share for the periods in which those costs are incurred. Charges to our operating results in any given period could differ substantially from other periods based on the timing and size of our acquisitions and the extent of integration activities.
If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.
We have experienced, and expect to continue to experience, rapid growth, particularly through a number of acquisitions, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure is becoming more complex as we scale our operational, financial, and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we face challenges of integrating, developing, training, and motivating a rapidly growing employee base in our various offices around the world and navigating a complex multi-national regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.
To manage growth in our operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a significant strain on our management, customer experience, research and development, sales and marketing, administrative, financial, and other resources.
We anticipate that significant additional investments will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our products and services, to expand into new geographic areas and to scale with our overall growth. If additional investments are required due to significant growth, this will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.
Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.
Many of our largest customers are enterprise customers, which means we face longer sales cycles, greater competition, more complex customer due diligence, less favorable contractual terms, and less predictability in completing some of our sales.
Consequently, a target customer’s decision to use our services may be an enterprise-wide decision and, if so, these types of sales require us to provide greater levels of education regarding the use and benefits of our products and services, as well as education regarding privacy and data protection laws and regulations to prospective customers. In addition, larger enterprise customers may demand more configuration, integration services, and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales, while potentially requiring us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met.
We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth.
We have experienced organic and acquisition-driven growth in recent periods, and revenue growth in future periods may not be consistent with recent history. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:
•
attract new customers;

•
renew and grow current customer subscriptions;

•
introduce and grow adoption of our products and services in new markets;

•
adequately expand our sales force and otherwise scale our operations as a business;

•
expand the features and capabilities of our platform, including through the creation and use of additional integrations;

•
maintain the security and reliability of our platform;

•
comply with existing and new applicable laws and regulations;

•
price and package our products and services effectively;

•
successfully compete against established companies and new market entrants;

•
increase awareness of our brand on a global basis; and

•
execute on our acquisition strategy.

We may not be able to successfully implement our strategic initiatives in accordance with our expectations, or in the timeframe we desire, which may result in an adverse impact on our business and financial results. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed and we may not be able to achieve or maintain profitability.

We may experience quarterly fluctuations in our operating results due to a number of factors which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.
Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance, and comparing our operating results on a period-to-period basis may not be meaningful. In addition to the other risks described in this prospectus, factors that may affect our quarterly operating results include the following:
•
our ability to attract and retain customers and grow subscriptions of existing customers;

•
our ability to price and package our products and services effectively;

•
pricing pressure as a result of competition or otherwise;

•
unforeseen costs and expenses, including those related to the expansion of our business and operations;

•
changes in customers’ budgets and in the timing of their budget cycles and purchasing decisions;

•
changes in the competitive dynamics of our market, including consolidation among competitors or customers and the introduction of new products or product enhancements;

•
the amount and timing of payment for operating expenses, particularly research and development, sales, and marketing expenses and employee benefit expenses;

•
the timing of revenue and expenses related to the development or acquisition of technologies, products, or businesses;

•
potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

•
changes in unearned revenue and the remaining performance obligation, due to seasonality, the timing of and compounding effects of renewals, invoice duration, size and timing, new business linearity between quarters and within a quarter, average contract term or the collectability of invoices, all of which may impact implied growth rates;

•
potential restructuring and transaction-related expenses;

•
the amount and timing of costs associated with recruiting, training, and integrating new employees while maintaining our company culture;

•
our ability to manage our existing business and future growth, including increases in the number of customers on our platform and the introduction and adoption of our platform in new markets outside of the United States;

•
foreign currency exchange rate fluctuations;

•
general economic and political conditions in our domestic and international markets; and

•
litigation or related settlement payments.

We may not be able to accurately forecast the amount and mix of future subscriptions, revenue, and expenses and, as a result, our operating results may fall below our estimates or the expectations of public market analysts and investors.
Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations.
We may require additional financing, and we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. Following the Business

Combination, we expect to have a secured credit facility that will restrict our ability to incur additional indebtedness, require us to maintain specified minimum liquidity and restrict our ability to pay dividends. The terms of any additional debt financing may be similar or more restrictive. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things:
•
develop new features, integrations, capabilities, and enhancements;

•
continue to expand our product development, sales, and marketing organizations;

•
hire, train, and retain employees;

•
respond to competitive pressures or unanticipated working capital requirements; or

•
pursue acquisition opportunities.

We are subject to various global data privacy and security regulations, which could result in additional costs and liabilities to us.
Our business is subject to a wide variety of local, state, national and international laws, directives and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These data protection and privacy-related laws and regulations continue to evolve and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions and increased costs of compliance. In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, and state breach notification laws. If we experience a security incident with personal data issue, we may be required to inform the representative state attorney general or federal or country regulator, media and credit reporting agencies, and any customers whose information was stolen, which could harm our reputation and business. Other states and countries have enacted different requirements for protecting personal information collected and maintained electronically. We expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards will have on our business or the businesses of our customers.
Failure to comply with laws concerning privacy, data protection and information security could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by end customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing end customers and prospective end customers), any of which could have a material adverse effect on our operations, financial performance and business. In addition, we could suffer adverse publicity and loss of customer confidence were it known that we did not take adequate measures to assure the confidentiality of the personally identifiable information that our customers had given to us. This could result in a loss of customers and revenue that could jeopardize our success. We may not be successful in avoiding potential liability or disruption of business resulting from the failure to comply with these laws and, even if we comply with laws, may be subject to liability because of a security incident. If we were required to pay any significant amount of money in satisfaction of claims under these laws, or any similar laws enacted by other jurisdictions, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any of these laws, our business, operating results and financial condition could be adversely affected. Further, complying with the applicable notice requirements in the event of a security breach could result in significant costs.
Additionally, our business efficiencies and economies of scale depend on generally uniform product offerings and uniform treatment of customers across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose added costs on our business and can increase liability for compliance deficiencies. Further, new or recently implemented regulations, including the European Union’s General Data Protection Regulation, may require significant investment, including the establishment of new data centers.
Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.
Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, as well as our servers and computer systems and those of third parties that we rely on in our operations could be vulnerable to cybersecurity risks. As such, we may be subject to risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.
We are the target of attempts to identify and exploit system vulnerabilities and/or penetrate or bypass our security measures in order to gain unauthorized access to our systems, including an incident that has resulted in exfiltration of the contact records from our database. We employ multiple methods at different layers of our systems to defend against intrusion and attack, to protect our systems and to resolve and mitigate the impact of any incidents. Despite our efforts to keep our systems secure and to remedy identified vulnerabilities, future attacks could be successful and could result in substantial liability or business risk. Third parties will continue to attempt to gain unauthorized access to our systems or facilities through various means, including hacking into our systems or facilities, or those of our customers or vendors, or attempting to fraudulently induce our employees, customers, vendors or other users of our systems into disclosing sensitive information, which may in turn be used to access our IT systems. Our cybersecurity programs and efforts to protect our systems and data, and to prevent, detect and respond to data security incidents, may not prevent these threats or provide adequate security. Further, we may be subject to additional liability risks associated with data security breaches or other incidents by virtue of the private right of action granted to individuals under certain data privacy laws for actions arising from certain data security incidents.
We may experience breaches of our security measures due to human error, malfeasance, system errors or vulnerabilities, or other irregularities. In particular, our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. Actual or perceived breaches of our security could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition. We maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages. However, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.
Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.
Currently, we use NetSuite to manage our financial processes and other third-party vendors to manage sales, online marketing and web services. We believe the availability of these services is essential to the management of our high-volume, transaction-oriented business model. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. Therefore, if one or more of our providers suffer an interruption in their business, or experience delays, disruptions or quality-control problems in their operations, or we have to change or add additional systems and services, our ability to manage our business and produce timely and accurate financial statements would suffer.
Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.
Our continued growth depends in part on the ability of our existing and potential customers to access our websites, software or cloud-based products within an acceptable amount of time. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website simultaneously and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our user traffic increases. If our websites are unavailable or if our customers are unable to access our software or cloud-based products within a reasonable amount of time or at all, our business would be negatively affected. Additionally, our data centers and networks and third-party data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing customer base.
We provide certain of our solutions through third-party data center hosting facilities located in the United States and other countries. While we control and have access to our servers and all of the components of our network that are located in such third-party data centers, we do not control the operation of these facilities. Additionally, some of these data centers could be temporarily or permanently impacted by natural disasters, including wildfires and earthquakes. Following expiration of the current agreement terms, the owners of the data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruptions in connection with doing so.
We leverage third-party software for use with our solution. Performance issues, errors and defects, or failure to successfully integrate or license necessary third-party software could cause delays, errors, or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations.
We use software licensed from a variety of third parties in connection with the operation of our products. Any performance issues, errors, bugs, or defects in third-party software could result in errors or a failure of our products, which could adversely affect our business and results of operations. In the future, we might need to license other software to enhance our solution and meet evolving customer demands and requirements. Any limitations in our ability to use third-party software could significantly increase our expenses and otherwise result in delays, a reduction in functionality, or errors or failures of our solution until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or license, and integrated into our solution. In addition, third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenues from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business and results of operations.
If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.
Our products must integrate with a variety of network, hardware and software platforms, and we need to continuously modify and enhance our products to adapt to changes in hardware, software, networking, browser and database technologies. We believe a significant component of our value proposition to customers is the ability to optimize and configure our products to integrate with our systems and those of third parties. If we are not able to integrate our products in a meaningful and efficient manner, demand for our products could decrease and our business and results of operations would be harmed.
In addition, we have a large number of solutions, and maintaining and integrating them effectively requires extensive resources. Our continuing efforts to make our products more interoperative may not be successful. Failure of our products to operate effectively with future infrastructure platforms and technologies could reduce the demand for our products, resulting in customer dissatisfaction and harm to our business. If we are unable to respond to changes in a cost-effective manner, our products may become less marketable, less competitive or obsolete and our business and results of operations may be harmed.
Material defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products.
Software products are inherently complex and often contain defects and errors when first introduced or when new versions are released. Any defects or errors in our products could result in:

•
lost or delayed market acceptance and sales of our products;

•
a reduction in subscription or maintenance renewals;

•
diversion of development resources;

•
legal claims; and

•
injury to our reputation and our brand.

The costs incurred in correcting or remediating the impact of defects or errors in our products may be substantial and could adversely affect our operating results.
Our management team has limited experience managing a public company.
Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.
We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations, and financial condition.
In the ordinary course of business, we may be involved in and subject to litigation for a variety of claims or disputes and receive regulatory inquiries. These claims, lawsuits, and proceedings could include labor and employment, wage and hour, commercial, data privacy, antitrust, alleged securities law violations or other investor claims, and other matters. The number and significance of these potential claims and disputes may increase as our business expands. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources, and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations, and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.
In addition, we may be required to spend significant resources to monitor and protect our contractual, property, and other rights, including collection of payments and fees. Litigation has been and may be necessary in the future to enforce such rights. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of our rights. Furthermore, our efforts to enforce our rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of such rights. Our inability to protect our rights as well as any costly litigation or diversion of our management’s attention and resources, could have an adverse effect on our business, results of operations, and financial condition or injure our reputation.
Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.
Some of our products incorporate open source software, and we intend to continue to use open source software in the future. Some terms of certain open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to monetize our products. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source software license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license to continue offering the software or cease offering the implicated services unless and until we can re-engineer them to avoid infringement or violation. This re-engineering process could require significant additional research and development resources, and we may not be willing to entertain the cost associated with updating the software or be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software and, thus, may contain security vulnerabilities or infringing or broken code. Additionally, if we utilize open source licenses that require us to contribute to open source projects, this software code is publicly available; and our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely. We may be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and if not addressed, could have a negative effect on our business, operating results and financial condition.
We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.
There is considerable patent and other intellectual property development activity in our market, and litigation, based on allegations of infringement or other violations of intellectual property, is frequent in software and internet-based industries. We may receive communications from third parties, including practicing entities and non-practicing entities, claiming that we have infringed their intellectual property rights.
In addition, we may be sued by third parties for breach of contract, defamation, negligence, unfair competition, or copyright or trademark infringement or claims based on other theories. We could also be subject to claims based upon the content that is accessible from our website through links to other websites or information on our website supplied by third parties or claims that our collection of information from third-party sites without a license violates certain federal or state laws or website terms of use. We could also be subject to claims that the collection or provision of certain information breached laws or regulations relating to privacy or data protection. As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages, or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations, and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our products or services, which could negatively affect our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology. In addition, third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition.
We may be subject to liability if we breach our contracts, and our insurance may be inadequate to cover our losses.
We are subject to numerous obligations in our contracts with organizations using our products and services, as well as vendors and other companies with which we do business. We may breach these commitments, whether through a weakness in our procedures, systems, and internal controls, negligence, or through the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, as well as disruptions in our services, failures or disruptions to our infrastructure, catastrophic events and disasters, or otherwise.
In addition, our insurance may not cover all claims made against us, and defending a suit, regardless of its merit, could be costly and divert management’s attention. Further, such insurance may not be available to us in the future on economically reasonable terms, or at all.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.
The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication, and business applications. Federal, state, or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that could reduce the growth, popularity, or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business, and harm our results of operations. Changes in these laws or regulations could require us to modify our platform, or certain aspects of our platform, in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees, or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet-based products such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility, and quality of service. Further, our platform depends on the quality of our users’ access to the internet.
On June 11, 2018, the repeal of the Federal Communications Commission’s (the “FCC”), “net neutrality” rules took effect and returned to a “light-touch” regulatory framework. The prior rules were designed to ensure that all online content is treated the same by internet service providers and other companies that provide broadband services. Additionally, on September 30, 2018, California enacted the California internet Consumer Protection and Net Neutrality Act of 2018, making California the fourth state to enact a state-level net neutrality law since the FCC repealed its nationwide regulations, mandating that all broadband services in California must be provided in accordance with state net neutrality requirements. The U.S. Department of Justice has sued to block the law going into effect, and California has agreed to delay enforcement until the resolution of the FCC’s repeal of the federal rules. A number of other states are considering legislation or executive actions that would regulate the conduct of broadband providers. We cannot predict whether the FCC order or state initiatives will be modified, overturned, or vacated by legal action of the court, federal legislation or the FCC. With the repeal of net neutrality rules in effect, we could incur greater operating expenses, which could harm our results of operations. As the internet continues to experience growth in the number of users, frequency of use, and amount of data transmitted, the internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our results of operations.
Internet access is frequently provided by companies that have significant market power that could take actions that degrade, disrupt, or increase the cost of user access to our platform, which would negatively impact our business. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our platform could decline.
We could incur greater operating expenses and our user acquisition and retention could be negatively impacted if network operators:
•
implement usage-based pricing;

•
discount pricing for competitive products;

•
otherwise materially change their pricing rates or schemes;

•
charge us to deliver our traffic at certain levels or at all;

•
throttle traffic based on its source or type;

•
implement bandwidth caps or other usage restrictions; or

•
otherwise try to monetize or control access to their networks.

In addition, national-level “fire walls” can disrupt existing usage of our applications as well as prevent expansion into certain geographies.
We are subject to sanctions, anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.
We are subject to requirements under the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), anti-corruption, anti-bribery, and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010, and other anti-corruption, anti-bribery, and anti-money laundering laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and prohibit companies and their employees and agents from promising, authorizing, making, offering, or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business, or otherwise obtaining favorable treatment. As we increase our international sales and business, our risks under these laws may increase. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, adverse media coverage, and other consequences. Any investigations, actions or sanctions could harm our business, results of operations, and financial condition.
In addition, we may use third parties to sell access to our platform and conduct business on our behalf abroad. We or such future third-party intermediaries, may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and we can be held liable for the corrupt or other illegal activities of such future third-party intermediaries, and our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide assurance that our internal controls and compliance systems will always protect us from liability for acts committed by employees, agents, or business partners of ours (or of businesses we acquire or partner with) that would violate U.S. and/or non-U.S. laws, including the laws governing payments to government officials, bribery, fraud, kickbacks, false claims, pricing, sales and marketing practices, conflicts of interest, competition, employment practices and workplace behavior, export and import compliance, economic and trade sanctions, money laundering, data privacy, and other related laws. Any such improper actions or allegations of such acts could subject us to significant sanctions, including civil or criminal fines and penalties, disgorgement of profits, injunctions, and debarment from government contracts, as well as related stockholder lawsuits and other remedial measures, all of which could adversely affect our reputation, business, financial condition, and results of operations. Software intended to prevent access to our products and service from certain geographies may not be effective in all cases.
Any violation of economic and trade sanction laws, export and import laws, the FCPA, or other applicable anti-corruption laws or anti-money laundering laws could also result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges or our license issued by OFAC, severe criminal or civil sanctions, and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, results of operations, and prospects.
Changes in existing financial accounting standards or practices may harm our results of operations.
We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and interpretations that are relevant to us. Changes in existing accounting rules or practices, new accounting pronouncements, or varying interpretations of current accounting pronouncements could negatively impact our results of operations. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.
Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of SOX could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.
As a public company, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results.
In addition to our results determined in accordance with GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this prospectus and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of the Company’s Class A Common Stock.
Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of the Company’s Class A Common Stock.
We have a significant amount of goodwill and intangible assets on our balance sheet, and our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.
Our balance sheet reflects goodwill of $482.4 million, $752.8 million, and $752.8 million as of February 28, 2019, February 29, 2020, and November 30, 2020, respectively, and net intangible assets of $313.0 million, $467.6 million, and $426.7 million as of February 28, 2019, February 29, 2020, and November 30, 2020, respectively. In accordance with GAAP, goodwill and intangible assets with an indefinite life are not amortized but are subject to a periodic impairment evaluation. Goodwill and acquired intangible assets with an indefinite life are tested for impairment at least annually or when events and circumstances indicate that fair value of a reporting unit may be below their carrying value. Acquired intangible assets with definite lives are amortized on a straight-line basis over the estimated period over which we expect to realize economic value related to the intangible asset. In addition, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset might not be recoverable. If indicators of impairment are present, we evaluate the carrying value in relation to estimates of future undiscounted cash flows. Our ability to realize the value of the goodwill and intangible assets will depend on the future cash flows of the businesses we have acquired, which in turn depend in part on how well we have integrated these businesses into our own business. Judgments made by management relate to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows of the carrying amounts of such assets. The accuracy of these judgments may be adversely affected by several factors, including significant:
•
underperformance relative to historical or projected future operating results;

•
changes in the manner of our use of acquired assets or the strategy for our overall business;

•
negative industry or economic trends; or

•
decline in our market capitalization relative to net book value for a sustained period.

These types of events or indicators and the resulting impairment analysis could result in impairment charges in the future. If we are not able to realize the value of the goodwill and intangible assets, we may be required to incur material charges relating to the impairment of those assets. Such impairment charges could materially and adversely affect our business, results of operations, and financial condition.
Unanticipated changes in our effective tax rate and additional tax liabilities may impact our financial results.
We are subject to income taxes in the United States and various jurisdictions outside of the United States. Our income tax obligations are generally determined based on our business operations in these jurisdictions. Significant judgment is often required in the determination of our worldwide provision for income taxes. Our effective tax rate could be impacted by changes in the earnings and losses in countries with differing statutory tax rates, changes in non-deductible expenses, changes in excess tax benefits of stock-based compensation, changes in the valuation of deferred tax assets and liabilities and our ability to utilize them, the applicability of withholding taxes, effects from acquisitions, changes in accounting principles and tax laws in jurisdictions where we operate. Any changes, ambiguity, or uncertainty in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions could also materially impact our income tax liabilities.
As our business continues to grow and if we become more profitable, we anticipate that our income tax obligations could significantly increase. If our existing tax credits and net operating loss carry-forwards become fully utilized, we may be unable to offset or otherwise mitigate our tax obligations to the same extent as in prior years. This could have a material impact to our future cash flows or operating results.
In addition, recent global tax developments applicable to multinational businesses, including certain approaches of addressing taxation of digital economy recently proposed or enacted by the Organization for Economic Co-operation and Development, the European Commission or certain major jurisdictions where we operate or might in the future operate, might have a material impact to our business and future cash flow from operating activities, or future financial results. We are also subject to tax examinations in multiple jurisdictions. While we regularly evaluate new information that may change our judgment resulting in recognition, derecognition, or changes in measurement of a tax position taken, there can be no assurance that the final determination of any examinations will not have an adverse effect on our operating results and financial position. In addition, our operations may change, which may impact our tax liabilities. As our brand becomes increasingly recognizable both domestically and internationally, our tax planning structure and corresponding profile may be subject to increased scrutiny and if we are perceived negatively, we may experience brand or reputational harm.
We may also be subject to additional tax liabilities and penalties due to changes in non-income based taxes resulting from changes in federal, state, or international tax laws, changes in taxing jurisdictions’ administrative interpretations, decisions, policies and positions, results of tax examinations, settlements or judicial decisions, changes in accounting principles, changes to the business operations, including acquisitions, as well as the evaluation of new information that results in a change to a tax position taken in a prior period. Any resulting increase in our tax obligation or cash taxes paid could adversely affect our cash flows and financial results.
Changes in tax laws or regulations in the various tax jurisdictions we are subject to that are applied adversely to us or our paying customers could increase the costs of our products and services and harm our business.
New income, sales, use, or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations and our business, results of operations, and financial condition. Further, existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us. These events could require us or our paying customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our paying customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future paying customers may elect not to purchase our products and services in the future. Additionally, new, changed, modified, or newly interpreted or applied tax laws could increase our paying customers’ and our compliance, operating, and other costs, as well as the costs of our products and services. Further, these events could decrease the capital we have available to operate our business. Any or all of these events could harm our business, results of operations and financial condition.
On December 22, 2017, the legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), was enacted, which contains significant changes to U.S. tax law, including, but not limited to, a reduction in the corporate tax rate and a transition to a modified territorial system of taxation. The impact of the Tax Act will likely be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our international business activities, any changes in the U.S. or foreign taxation of such activities may increase our worldwide effective tax rate and harm our business, results of operations, and financial condition.
Additionally, the application of U.S. federal, state, local, and international tax laws to services provided electronically is unclear and continually evolving. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted or applied adversely to us, possibly with retroactive effect, which could require us or our paying customers to pay additional tax amounts, as well as require us or our paying customers to pay fines or penalties, as well as interest for past amounts. If we are unsuccessful in collecting such taxes due from our paying customers, we could be held liable for such costs, thereby adversely affecting our results of operations and harming our business.
As a multinational organization, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could harm our liquidity and results of operations. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest, and penalties, and the authorities could claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which could harm us and our results of operations.
Our results of operations may be harmed if we are required to collect sales or other related taxes for subscriptions to our products and services in jurisdictions where we have not historically done so.
States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. The application of federal, state, local, and international tax laws to services provided electronically is evolving. In particular, the applicability of sales taxes to our products and services in various jurisdictions is unclear. We collect and remit U.S. sales and value-added tax (“VAT”), in a number of jurisdictions. It is possible, however, that we could face sales tax or VAT audits and that our liability for these taxes could exceed our estimates as state tax authorities could still assert that we are obligated to collect additional tax amounts from our paying customers and remit those taxes to those authorities. We could also be subject to audits in states and international jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage organizations from subscribing to our products and services, or otherwise harm our business, results of operations, and financial condition.
Further, one or more state or foreign authorities could seek to impose additional sales, use, or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign, or other authorities to compel us to collect and remit sales tax, use tax, or other taxes, either retroactively, prospectively, or both, could harm our business, results of operations, and financial condition.

Our ability to use our net operating loss carryforwards may be subject to limitation.
Under Section 382 of the Internal Revenue Code of 1986, as amended, our ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. It is possible that the Business Combination will result in an ownership change with respect to the corporate subsidiaries of E2open Holdings and the Blockers being acquired by us pursuant to the Blocker Mergers, which may limit our ability to utilize pre-existing tax attributes of such corporate subsidiaries and Blockers. In addition, future issuances of our stock could cause an “ownership change.” It is possible that any such ownership change, or any future ownership change, could have a material effect on the use of our net operating loss carryforwards or other tax attributes, which could have a material adverse effect on our results of operations and profitability.
We will incur increased costs and obligations as a result of being a public company.
As a result of the Business Combination, we are required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company and do not qualify for the exemptions and transition periods available to “emerging growth companies.” As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the Jobs Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that the Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.
Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.
Our Sponsor and its affiliates, together with affiliates of Insight Partners, will beneficially own a significant equity interest in us and their interests may conflict with us or your interests.
Our Sponsor, Insight Partners and their respective affiliates collectively control approximately 46% of our voting equity. As a result, they have significant influence over our decisions to enter into any corporate transaction. In addition, affiliates of our Sponsor and Insight Partners are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor and Insight Partners, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our certificate of incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) that are not expressly offered to them in their capacities as our directors or officers. The certificate of incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Our results of operations may differ significantly from the unaudited pro forma financial data included in this prospectus.
This prospectus includes unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statement of loss combines the historical audited results of operations of CCNB1 for period from inception to December 31, 2020, with the historical audited results of operations of E2open for the twelve months ended November 30, 2020 and gives pro forma as adjusted effect to the Business Combination as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of CCNB1 as of December 31, 2020 and of E2open as of November 30, 2020 and gives pro forma as adjusted effect to the Transactions and Refinancing as if they had been consummated on December 31, 2020.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position. Accordingly, our business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this prospectus. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The Company is a holding company and its only material asset is its interest in E2open Holdings, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.
The Company is a holding company with no material assets other than its ownership of the Common Units and Restricted Common Units and its managing member interest in E2open Holdings. As a result, the Company has no independent means of generating revenue or cash flow. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends depend on the financial results and cash flows of E2open and the distributions it receives from E2open. Deterioration in the financial condition, earnings or cash flow of E2open for any reason could limit or impair E2open’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and E2open is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or E2open is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.
E2open Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of Common Units. Accordingly, the Company is required to pay income taxes on its allocable share of any net taxable income of E2open. Under the terms of the Third Amended and Restated Limited Liability Company Agreement, E2open Holdings is obligated to make tax distributions to holders of Common Units (including the Company) calculated at certain assumed tax rates. In addition to income taxes, the Company incurs expenses related to its operations, including payment obligations under the Tax Receivable Agreement, which could be significant, and some of which are reimbursable by E2open (excluding payment obligations under the Tax Receivable Agreement). See the section entitled “The Business Combination  —  Tax Receivable Agreement.” The Company intends to cause E2open Holdings to make ordinary distributions on a pro rata basis and tax distributions (which, in certain circumstances, may be made on a non-pro rata basis as described in more detail in the section entitled “The Business Combination  —  Tax Receivable Agreement”) to holders of Common Units in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by the Company. However, as discussed below, E2open Holdings’ ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy E2open’s obligations and restrictions on distributions that would violate any applicable restrictions contained in E2open’s debt agreements, or any applicable law, or that would have the effect of rendering E2open insolvent. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.
Additionally, although E2open generally is not subject to any entity-level U.S. federal income tax, it may be liable under recent federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event E2open’s calculations of taxable income are incorrect, E2open and/or its members, including the Company, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance.
The Company anticipates that the distributions receives from E2open may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, may make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. See the section entitled “Dividend Policy.”
Dividends on the Company’s common stock, if any, will be paid at the discretion of the Board, which will consider, among other things, the Company’s available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy the obligations of the Company that will not be reimbursed by E2open, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in then applicable bank financing agreements. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, E2open is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of E2open (with certain exceptions) exceed the fair value of its assets. E2open’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to E2open. If E2open does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.
Pursuant to the Tax Receivable Agreement, the Company is required to pay to the Blocker Sellers and/or the Flow-Through Sellers, as applicable, 85% of the tax savings that the Company realizes as a result of increases in tax basis in E2open’s assets resulting from the sale of E2open units for the consideration paid pursuant to the Business Combination Agreement and the future exchange of Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement, and certain pre-existing tax attributes of the Blockers, as well as certain other and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement, and those payments may be substantial.
The Blocker Sellers and the Flow-Through Sellers sold E2open units for the consideration paid pursuant to the Business Combination Agreement and, in the case of the Flow-Through Sellers, may in the future exchange their Common Units for shares of Class A Common Stock of the Company (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement, subject to certain conditions and transfer restrictions as set forth therein and in the Investor Rights Agreement. These sales, purchases, redemptions and exchanges are expected to result in increases in the Company’s allocable share of the tax basis of the tangible and intangible assets of E2open, which may increase (for income tax purposes) depreciation and amortization deductions to which the Company is entitled. In addition, as a result of the Blocker Mergers, the Company may inherit certain pre-existing tax attributes of the Blockers. These increases in tax basis and pre-existing tax attributes of the Blockers may reduce the amount of income or franchise tax that the Company would otherwise be required to pay in the future had the Business Combination and/or such sales and exchanges never occurred.
In connection with the Business Combination, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by it of 85% of certain tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and certain pre-existing tax attributes of the Blockers and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligation of the Company and not of E2open. The actual increase in the Company’s allocable share of

E2open’s tax basis in its assets, the availability of pre-existing tax attributes of the Blockers, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of the Company’s income. While many of the factors that will determine the amount of payments that the Company will make under the Tax Receivable Agreement are outside of its control, the Company expects that the payments it will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement. See the section entitled “The Business Combination  —  Tax Receivable Agreement.”
In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits the Company realizes or be accelerated.
Payments under the Tax Receivable Agreement are based on the tax reporting positions of the Company, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, the amount or availability of pre-existing tax attributes of the Blockers, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Company are disallowed as a result of such a challenge, the Sellers and the exchanging holders will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. A challenge to any tax benefits claimed by the Company may not arise for a number of years following the time payments begin to be made in respect of such benefits or, even if challenged soon thereafter, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be sufficient future cash payments against which to net such excess. As a result, in certain circumstances the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.
Moreover, the Tax Receivable Agreement provides that, in the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of the Company or E2open occur (as described in the Third Amended and Restated Limited Liability Company Agreement), (iii) the Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues until 30 days following receipt by the Company of written notice thereof or (iv) the Company materially breaches any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), which breach continues without cure for 30 days following receipt by the Company of written notice thereof and written notice of acceleration is received by the Company thereafter (except that in the case that the Tax Receivable Agreement is rejected in a case commenced under bankruptcy laws, no written notice of acceleration is required), in the case of clauses (iii) and (iv) unless certain liquidity exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate and the Company will be required to make a lump-sum cash payment to the Sellers and/or other applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to the Company’s future taxable income. The lump-sum payment could be substantial and could exceed the actual tax benefits that the Company realizes subsequent to such payment because such payment would be calculated assuming, among other things, that the Company would have certain tax benefits available to it and that the Company would be able to use the potential tax benefits in future years.
There may be a material negative effect on the Company’s liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that the Company realizes.
Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
Risks Related to Our Indebtedness
Our substantial level of indebtedness and significant leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.
We have a substantial amount of indebtedness and are significantly leveraged. As of February 4, 2021, we had outstanding indebtedness in the principal amount of $525 million. In addition, we have an additional $75.0 million available for borrowing under E2open’s senior secured revolving credit facility. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, may have a material adverse impact on us and our business. For example, it could:
•
make it more difficult for us to satisfy obligations with respect our indebtedness and any repurchase obligations that may arise thereunder;

•
require us to dedicate a substantial portion of cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•
increase our vulnerability to adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

•
expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•
limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, and we may be more vulnerable to a downturn in general economic or industry conditions or be unable to carry out capital spending that is necessary or important to our growth strategy;

•
limit our ability to borrow additional funds or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes; and

•
limit our ability to compete with others who are not as highly-leveraged.

Despite our current leverage, we and our subsidiaries may still be able to incur substantially more indebtedness, including secured indebtedness. This could further exacerbate the risks that we and our subsidiaries face.
We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although certain of our subsidiaries are subject to restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us or such subsidiaries from incurring obligations that do not constitute indebtedness. We may also seek to increase the borrowing availability under the senior secured credit facilities through incremental term loans or an increase to the revolving credit facility commitments under the senior secured credit facilities under certain circumstances.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
All of the borrowings under the senior secured credit facilities bear interest at variable rates. As a result, an increase in interest rates, whether due to an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. The impact of such an increase would be more significant than it would be for some other companies because of our substantial debt. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.
Our debt agreements contains restrictions that limit our flexibility in operating our business.
The senior secured credit facilities contain various covenants that limit E2open’s and its restricted subsidiaries’ ability to engage in specified types of transactions. These covenants limit E2open’s and its restricted subsidiaries’ ability to, among other things:
•
incur additional indebtedness or issue certain preferred shares;

•
pay certain dividends or make certain distributions on capital stock or repurchase or redeem capital stock;

•
make certain loans, investments or other restricted payments, including certain payments with respect to subordinated indebtedness;

•
transfer or sell certain assets;

•
enter into certain sale and leaseback transactions;

•
incur certain liens;

•
guarantee indebtedness or incur other contingent obligations;

•
consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and

•
engage in certain transactions with our affiliates.

In addition, under the senior secured credit facilities, in certain circumstances, E2open is required to satisfy specified financial ratios, including a first-lien secured debt leverage ratio. E2open’s ability to meet those financial ratios can be affected by events beyond our control, and E2open may not be able to meet those ratios and tests.
The restrictions and specified financial ratios could limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans and could adversely affect our ability to finance operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.
A breach of the covenants under our credit facilities could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the senior secured credit facilities would permit the lenders under the senior secured credit facilities to terminate all commitments to extend further credit under those facilities. Furthermore, if we were unable to repay the amounts due and payable under the senior secured credit facilities, those lenders could proceed against the collateral granted to them to secure such indebtedness. A significant portion of our indebtedness could become immediately due and payable. We cannot be certain whether we would have, or would be able to obtain, sufficient funds to make these accelerated payments. If any such indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities restrict E2open’s and our restricted subsidiaries’ ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our performance under assorted financial metrics and other measures of financial strength, our business and financial risk, our industry or other factors determined by such rating agency, so warrant. There can be no assurances that our credit ratings or outlook will not be lowered in the future in response to adverse changes in these metrics and factors caused by our operating results or by actions that we take, that reduce our profitability, or that require us to incur additional indebtedness for items such as substantial acquisitions, significant increases in costs and capital spending in security and IT systems, significant costs related to settlements of litigation or regulatory requirements, or by returning excess cash to shareholders through dividends. Consequently, real or anticipated changes in our credit rating will generally affect the market value of our indebtedness. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of our indebtedness. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing and may reduce our profitability.
Risks Related to Ownership of Our Securities
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our Class A Common Stock and Public Warrants are currently listed on the NYSE. There can be no assurance that we will be able to comply with the continued listing standards of NYSE. If the NYSE delists our Class A Common Stock from trading on its exchange for failure to meet the listing standards, our stockholders could face significant material adverse consequences including:
•
a limited availability of market quotations for our securities;

•
reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

A significant portion of our Class A Common Stock is restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.
The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock (particularly by our significant stockholders), a large number of shares of our Class A Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of common stock in the public market could occur at any time. As of March 2, 2021, we had 187,044,312 shares of our Class A Common Stock outstanding and we are registering up to 215,045,300 shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part.
In connection with the Business Combination, we, the Sponsor, Insight Partners and certain other parties thereto entered into the Investor Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Certain parties to the Investor Rights Agreement, including Insight Partners and the Sponsor, as well as other E2open Sellers (including our directors and officers that were E2open Sellers), have agreed not to sell, transfer, pledge or otherwise dispose of shares of our Class A Common Stock they hold during the Lock-Up Period. However, upon expiration of the Lock-Up Period, the sale of shares of our Class A Common Stock or the perception that such sales may occur, could cause the market price of our securities to drop significantly.
We may issue additional shares of our Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
We may issue additional shares of our Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Equity Incentive Plan, without stockholder approval, in a number of circumstances.
Our issuance of additional shares of our Class A Common Stock or other equity securities of equal or senior rank could have the following effects:
•
your proportionate ownership interest in the Company will decrease;

•
the relative voting strength of each previously outstanding share of common stock may be diminished; or

•
the market price of your shares of Class A Common Stock may decline.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The price of our securities may be volatile.
If the benefits of the Business Combination do not meet the expectations of investors, stockholders or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The valuation ascribed to our business and our securities in the Business Combination may not be indicative of the price that will prevail in the trading market.
The trading price of our securities may fluctuate substantially and may be lower than its current price. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations. The trading price of our securities will depend on many factors, including those described in the “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our securities since you might be unable to sell your shares or warrants at or above the price you paid for them. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
The price of our securities may fluctuate due to a variety of factors, including:
•
actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•
changes in the market’s expectations about our operating results;

•
the public’s reaction to our press releases, other public announcements and filings with the SEC;

•
speculation in the press or investment community;

•
actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

•
the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•
the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

•
operating and stock price performance of other companies that investors deem comparable to ours;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation involving us;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of our Class A Common Stock available for public sale (which will increase significantly at the time the registration statement of which this prospectus is a part is declared effective);

•
any major change in our board of directors or management;

•
sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•
mergers and strategic alliances in the industry in which we operate;

•
market prices and conditions in the industry in which we operate;

•
general economic and political conditions such as recessions, interest rates and “trade wars,” pandemics (such as COVID-19), natural disasters, potential or actual military conflicts or acts of terrorism;

•
the general state of the securities markets; and

•
other risk factors listed under “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following the business combination. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our securities could decline.
The trading market for our Class A Common Stock and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price and trading volume of our securities would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our trading price or trading volume of our securities to decline.
Our charter designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.
Under our charter, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be a state court within the State of Delaware for:
•
any derivative action or proceeding brought on behalf of the Company;

•
any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of ours to us or our stockholders;

•
any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our charter or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time);

•
any action asserting a claim against us or any director or officer or other employee of ours governed by the internal affairs doctrine; or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

For the avoidance of doubt, the foregoing provisions of our charter will not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. These provisions of our charter could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.
We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.
Our warrants may have an adverse effect on the market price of our Class A Common Stock.
We issued warrants to purchase 13,800,000 of our Class A ordinary shares as part of the units offered in the IPO (of which 13,799,972 are currently outstanding) and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 10,280,000, each exercisable to purchase one Class A ordinary share at $11.50 per share, each of which entitled the holder to purchase shares of Class A Common Stock upon the Domestication. We also issued 5,000,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreement. Such Warrants, when exercised, will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A Common Stock held by non-affiliates exceeds $700 million as of any August 31 before that time, in which case we would no longer be an emerging growth company as of the following February 28. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

USE OF PROCEEDS
All of the shares of Class A Common Stock and the Warrants (including shares of Class A Common Stock underlying such Warrants) offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $334.4 million from the exercise of all Public Warrants, Private Placement Warrants, and Forward Purchase Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction:
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:
•
The acquisition of E2open by CCNB1 consummated on February 4, 2021, resulting reorganization into an umbrella partnership C corporation structure, and other agreements entered into as part of the Business Combination Agreement as of October 14, 2020, by and among CCNB1, E2open, the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “Business Combination”);

•
Repayment of E2open debt and entering into new term loan consummated on February 4, 2021 (together with the Business Combination, the “Business Combination Transactions”); and

CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 Units, including the issuance of 5,400,000 Units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.280 million. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account established for the benefit of CCNB1’s Public Shareholders, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account. As of December 31, 2020, there was approximately $414.0 million held in the Trust Account.
E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission- critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. In aggregate, E2open serves more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.
The organizational structure of the Business Combination, as described above, is commonly referred to as an umbrella partnership C corporation (or “Up-C”) structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in E2open, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. The Flow-Through Sellers may exchange Common Units (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock of the Company. In addition, CCNB1, the Blocker Sellers, and the Flow- Through Sellers will be a party to a Tax Receivable Agreement. The CCNB1 Public Shareholders will continue to hold Class A ordinary shares of CCNB1, which was renamed to E2open Parent Holdings, Inc. on February 4, 2021, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors — Risks Related to the Business Combination and CCNB1” in the Proxy Statement/Prospectus for additional information on our organizational structure, including the Tax Receivable Agreement.
On February 4, 2021, the Company consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of March 5, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Company’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Company under the new financing and, at the option of the Company, under hedging agreements and cash management arrangements are guaranteed by the Company Holdings, the Company (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Company (subject to customary exceptions). The Company’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.
The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.
The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the period from inception to December 31, 2020 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2020.
CCNB1’s fiscal year ended on December 31, whereas E2open’s fiscal year ends on the last day in February. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the period from inception to December 31, 2020 combines the E2open unaudited consolidated statement of operations for the twelve months ended November 30, 2020 and CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020.
The unaudited pro forma condensed combined balance sheet combines the E2open unaudited historical consolidated balance sheet as of November 30, 2020 and the CCNB1 audited historical consolidated balance sheet as of December 31, 2020, giving effect to the Business Combination as if it had been consummated on December 31, 2020.
We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of CCNB1 as the accounting acquirer and E2open as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, CCNB1 has been determined to be the accounting acquirer based on evaluation of the following factors:
•
CCNB1 is the sole managing member of E2open Holdings, the managing member has full and complete charge of all affairs of E2open and the existing non-managing member equityholders of E2open Holdings do not have substantive participating or kick out rights;

•
The Sponsor and its affiliates have the right to nominate five of the six initial members who will serve on the Board of Directors of CCNB1; and

•
The current controlling shareholder of E2open, Insight Partners, does not have a controlling interest in CCNB1 or E2open as it holds less than 50% of voting interests.

The factors discussed above support the conclusion that CCNB1 acquired a controlling interest in E2open and is the accounting acquirer. CCNB1 is the primary beneficiary of E2open, which is a variable interest entity (“VIE”), since it has the power to direct the activities of E2open that most significantly impact E2open’s economic performance through its role as the managing member, and CCNB1’s variable interests in E2open include ownership of E2open, which results in the right (and obligation) to receive benefits (and absorb losses) of E2open that could potentially be significant to CCNB1. Therefore, the Business Combination constitutes a change in control and will be accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of E2open, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as if the Business Combination consummated on January 1, 2020.
The following summarizes the pro forma ownership of Class A Common Stock of the Company following the Business Combination:
Equity Capitalization Summary (shares in millions)	Shares	%
CCNB1 Shareholders, less redemption(1)	41.4	22.1%
NBOKS Forward Purchase Agreement(2)	20.0	10.7%
Founder Shares(3)	12.8	6.8%
PIPE Investors(4)	69.5	37.2%
Existing E2open Owners interest in CCNB1(5)	43.3	23.2%
Total Class A Common Stock in CCNB1	187.0	100.0%
Net Cash Consideration to existing owners of E2open ($ in millions)	601.1

(1)
Reflects Public Shares of 5,649 that were redeemed by shareholders for $0.1 million at $10.00 per share in connection with the Business Combination.

(2)
Includes 20,000,000 shares of Class A Common Stock acquired pursuant to the Forward Purchase Agreement, as amended by the FPA Side Letter, for an aggregate investment of $200.0 million by NBOKS in exchange for the Forward Purchase Securities.

(3)
Includes 12,850,000 shares of Class A Common Stock issued upon conversion of the existing CCNB1 Class B ordinary shares. Shares of Class A Common Stock are issued upon the automatic conversion of the Class B ordinary shares concurrently with the consummation of the Business Combination. This excludes impact of 2,500,000 Restricted Sponsor Shares, held by the Sponsor and CCNB1 Independent Directors, which convert into shares of Class A Common Stock in accordance with the certificate of incorporation and the Sponsor Side Letter Agreement.

(4)
Represents the private placement pursuant to which CCNB1 entered into Subscription Agreements with certain PIPE Investors whereby such investors agreed to subscribe for shares of CCNB1 Class A Common Stock at a purchase price of $10.00 per share. The PIPE Investors participating in the PIPE Investment, agreed to purchase an aggregate of 69,500,000 shares of Class A Common Stock (including 2,450,000 shares by CC Capital, 1,530,000 shares by NBOKS and 870,000 shares by NBOKS Co-Invest).

(5)
Represents existing E2open owners’ interest in 43,299,961 shares of CCNB1 Class A Common Stock. This excludes impact of Restricted Common Units vesting. This also excludes the Flow-Through Sellers’ noncontrolling economic interest in Common Units, which will be exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock on a 1-for-1 basis. The table below presents the Common Units and noncontrolling interest percentage

Flow-Through Sellers’ noncontrolling interest (shares in millions)	35.6	16.0%
222.6
The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statements of operations for the period from inception to December 31, 2020 are based on the historical financial statements of CCNB1 and E2open. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
Unaudited Pro Forma Condensed Combined Balance Sheet December 31, 2020
	Historical Financials
($ in millions)	CCNB1 (Historical as of 12/31/20)	E2open (Historical as of 11/30/20)	Transaction Accounting Adjustments		Pro Forma Combined
Cash and equivalents	0.5	17.1	174.0	A	191.6
Restricted cash	—	41.3	—		41.3
Accounts receivable, net	—	39.5	—		39.5
Prepaids and other current assets	0.3	17.4	—		17.7
Current assets	0.8	115.3	174.0		290.1
Cash and investments held in Trust Account	414.0	—	(414.0)	B	—
Long-term investments	—	0.2	—		0.2
Goodwill	—	752.7	1,465.1	C	2,217.8
Intangible assets, net	—	426.8	423.2	C	850.0
Property and equipment, net	—	38.0	—		38.0
Other noncurrent assets	—	14.3	—		14.3
Non-current assets	414.0	1,232.0	1,474.3		3,120.3
Total assets	414.8	1,347.3	1,648.3		3,410.4
Accounts payable and accrued liabilities	3.4	54.1	(0.1)	D	57.4
Incentive program payable	—	41.3	—		41.3
Deferred revenue	—	74.0	(29.3)	E	44.7
Acquisition-related obligations	—	2.0	—		2.0
Current portion of notes payable and capital lease obligations	—	66.6	(56.1)	D	10.5
Current liabilities	3.4	238.0	(85.5)		155.9
Long term deferred revenue	—	2.8	(1.1)	E	1.7
Tax receivable agreement	—	—	33.0	F	33.0
Notes payable and capital lease obligations	—	888.0	(381.1)	D	506.9
Other noncurrent liabilities	15.4	62.8	275.0	G, H, K	353.2
Non-current liabilities	15.4	953.6	(74.2)		894.8
Total liabilities	18.8	1,191.6	(159.7)		1,050.7
Common stock ($0.00001 par value)	0.0	0.0	—	I	0.0
Additional paid in capital	399.8	443.3	1,234.7	I	2,077.8
Accumulated deficit	(3.8)	(286.8)	216.5	I	(74.1)
Accumulated other comprehensive income	—	(0.8)	0.8	I	—
Total shareholders’ equity	396.0	155.7	1,452.0		2,003.7
Noncontrolling interest	—	—	356.0	J	356.0
Total equity	396.0	155.7	1,808.0		2,359.7
Total liabilities & equity	414.8	1,347.3	1,648.3		3,410.4

Unaudited Pro Forma Condensed Combined Statement of Operations for the Period from Inception to December 31, 2020
	Historical Financials
($ in millions)	CCNB1 (Historical from 1/14/20 through 12/31/20)	E2open (Historical from 12/1/19 through 11/30/20)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	—	333.2	(42.8)	AA	290.4
Cost of Revenue
Subscriptions	—	60.1	—		60.1
Professional services and other	—	45.2	—		45.2
Amortization of acquired intangible assets	—	21.4	11.1	BB	32.5
Total cost of revenue	—	126.7	11.1		137.8
Gross Profit	—	206.5	(53.9)		152.6
Operating Expenses
Research and development	—	60.1	—		60.1
Sales and marketing	—	53.1	—		53.1
General and administrative	3.9	41.5	25.8	GG	71.2
Acquisition-related expenses	—	14.5	53.1	CC	67.6
Amortization of acquired intangible assets	—	33.8	17.5	BB	51.3
Total operating expenses	3.9	203.0	96.4		303.3
Income (loss) from operations	(3.9)	3.5	(150.3)		(150.7)
Interest and other income (expense), net	0.1	(73.1)	54.4	DD	(18.6)
Total other income (expense)	0.1	(73.1)	54.4		(18.6)
Loss before income tax benefit	(3.8)	(69.6)	(95.9)		(169.3)
Income tax expense (benefit)	—	19.6	(19.3)	EE	0.3
Net loss	(3.8)	(89.2)	(76.6)		(169.6)
Net loss attributable to noncontrolling interest	—	—	(27.1)	FF	(27.1)
Net loss attributable to controlling interest	(3.8)	(89.2)	(49.5)	FF	(142.5)
Earnings per share (Note 5)
Weighted average shares outstanding, basic					187.0
Loss per share (basic)					(0.76)
Weighted average shares outstanding, diluted					187.0
Loss per share (diluted)					(0.76)
1. Basis of pro forma presentation
The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with CCNB1 as the acquiring entity. Under the acquisition method of accounting, CCNB1’s assets and liabilities will retain their carrying values and the assets and liabilities associated with E2open will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by CCNB1, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact on the statement of operations. Further, one-time transaction-related expenses incurred prior to, or concurrently with the consummation of the Business Combination are presented in the unaudited pro forma condensed combined statement of operations as if it was consummated on January 1, 2020. The impact of such transaction expenses incurred prior to the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as reductions to liabilities and a decrease to cash, whereas such transaction expenses incurred concurrently with the consummation of the Business Combination are reflected as an adjustment to retained earnings or members deficit and a decrease to cash. Such transaction expenses incurred and paid by E2open prior to the Business Combination has been adjusted as part of the E2open equity close out adjustment.
The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the period from inception to December 31, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020. This period is presented on the basis of CCNB1 being the accounting acquirer.
2. Description of the Business Combination
Pursuant to the Business Combination Agreement, existing E2open owners received a combination of cash, Class A Common Stock and non-economic voting Class V Common Stock in the continuing public company and will retain approximately 35.4% of the economic interests in E2open. The Business Combination is structured as an Up-C transaction, whereby the Flow-Through Sellers will own equity in E2open (Common Units) and hold direct voting rights in CCNB1 (Class V Common Stock).

Below is a diagram of the transaction:
Structure Diagram

Existing E2Open Investors
Public Shareholders
Sponsor, CCNB1 Independent Directors
PIPE Investors
NBOKS (Forward Purchase)
23% Class A Common
22% Class A Common
7% Class A Common
37.5% Class A Common
10.5% Class A Common
Class A common stock
- Voting rights
- Economic rights
16% Class V Common
E2open Parent Holdings, Inc. "CCNB1 or E2open PubCo" (FKA CC Neuberger Principals Holding I)
Class V common stock
- Voting rights
- Non-economic
84%
Common Units
- Economic rights
- Non-voting interests
- Sole Managing Member
16%
E2open Holdings, LLC "E2open Holdings" (FKA Eagle Parent Holdings, LLC)
Common Units
- Economic rights
- Non-voting interests
- Exchangeable on a 1-for-1 basis for shares of Class A common stock
E2open Intermediate, LLC
US income tax legend
All entities are US and 100% owned, unless indicated otherwise.
Corporation
Disregarded Entity
Partnership
Shareholder
E2open, LLC
Bank

Below is a table to describe the cash sources and use of funds as it relates to the Business.
Sources		Uses
Record new term loan(9)	525.0	Repay E2Open debt and line of credit(5)(10)	978.5
Trust Account(1)(4)	414.0	Cash to existing owners of E2open	601.1
PIPE investment(3)	695.0	Estimated Buyer transaction costs(6)	47.5
Forward purchase agreement(2)	200.0	Estimated debt financing costs	19.6
Cash on balance sheet(10)	0.3	Estimated Seller transaction costs(7)	38.1
		CCNB1 Shareholder redemption(8)	0.1
		Cash to balance sheet(10)	149.4
Total Sources	1,834.3	Total Uses	1,834.3

(1)
Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.

(2)
Represents the proceeds from the Forward Purchase Agreement, which provides for the purchase of the Forward Purchase Securities for the Maximum Forward Purchase Amount in a private placement to close concurrently with the Closing.

(3)
Represents the proceeds from the PIPE Investment (including proceeds from CC Capital, NBOKS and NBOKS Co-Invest).

(4)
Includes the amount of the restricted interest held in the Trust Account upon consummation of the Business Combination at the Closing.

(5)
Represents the amount of existing E2open debt that the combined company paid down upon the Closing. This cash was applied to E2open’s credit facilities with Golub Capital and Silicon Valley Bank.

(6)
Represents the total transaction fees and expenses incurred by CCNB1 as part of the Business Combination.

(7)
Represents the total transaction fees and expenses incurred by E2open as part of the Business Combination.

(8)
Reflects Public Shares of 5,649 that were redeemed by shareholders for $0.1 million at $10.00 per share in connection with the Business Combination.

(9)
Represents the proceeds from a commitment for financing in the form of a $525 million term loan, the full amount of which financing was funded concurrently with the completion of the Business Combination.

(10)
Represents the actual cash on balance sheet, E2open debt and line of credit, and cash to balance sheet at closing on February 4, 2021, which differs from the unaudited pro forma condensed combined balance sheet that combines the E2open unaudited historical consolidated balance sheet as of November 30, 2020 and the CCNB1 audited historical consolidated balance sheet as of December 31, 2020, giving effect to the Business Combination as if it had been consummated on December 31, 2020.

3. Adjustments to Pro Forma Condensed Combined Balance Sheet
Explanations of the adjustments to the pro forma balance sheet are as follows:
(A)
Represents adjustments to cash due to the following inflows and outflows as a result of the Business Combination. The cost associated with any repayment of E2open debt is dependent on the manner in which the debt is paid off; the amount reflected herein represents the highest estimated potential fee:

New term loan debt	525.0
CC trust account	414.0
PIPE investment	695.0
Forward purchase agreement	200.0
Buyer transaction costs	(47.5)
Debt financing costs	(19.6)
Seller expenses(1)	(31.8)
CCNB1 shareholder redemption	(0.1)
Repay E2open debt and line of credit	(959.9)
Cash to existing owners of E2open	(601.1)
Total	174.0

(1)
Excludes $6.3 million of transaction-related costs already expensed and reflected in E2open’s historical accumulated deficit as of November 30, 2020.

(B)
Reflects the release of $414.0 million of cash and cash equivalents held in the Trust Account that become available for transaction consideration, transaction expenses, underwriting commission, redemption of CCNB1 Public Shares, and the operating activities of CCNB1 following the Business Combination.

(C)
Represents the adjustment for the estimated preliminary purchase price allocation for the E2open business resulting from the Business Combination. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of E2open’s assets acquired and liabilities assumed is presented below as if the Business Combination was consummated on December 31,

2020. See Note 3(F) for discussion of the contingent consideration from Tax Receivable Agreement. The Company has not completed its evaluation of the fair value of assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in balance sheet as of the IPO date which may change the allocation to intangible assets and change in fair value of property, plant, and equipment.
The following is a preliminary estimate of the fair value of consideration expected to be transferred in the Business Combination.
($ in millions)	Pro Forma
Equity consideration paid to existing E2open ownership in CCNB1 (Class A common shares)	433.0
Cash Consideration to existing owners of E2open, net of $25.8 million post combination expense	575.3
Cash paid for seller transaction costs	38.1
Cash repayment of debt	959.9
Contingent consideration	147.1
Fair value of tax receivable agreement liability	33.0
Total consideration	2,186.4
Current assets	289.3
Property and equipment, net	38.0
Non-current assets	14.5
Intangible assets	850.0
Goodwill	2,217.8
Notes payable and capital lease obligations	(517.4)
Current liabilities	(142.0)
Non-current liabilities	(207.8)
Fair value of Flow-Through Sellers’ noncontrolling interest	(356.0)
Net assets acquired	2,186.4
Intangible Assets:   The following describes intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805, and the anticipated valuation approach. The trademark and trade name intangible assets represent the trade names that E2open originated or acquired which was valued using the relief-from-royalty method. The customer relationships intangible asset represents the existing customer relationships of E2open that was estimated by applying the with-and-without methodology, a form of the income approach. The developed technology intangible asset represents technology acquired or developed by E2open for the purpose of generating income for E2open, which was valued using the multi-period excess earnings method, a form of income approach considering technology migration. The content library represents the content contributed by network participants to the E2open business network and was valued using replacement cost method.

($ in millions)	Weighted average useful life (years)	Fair value
Indefinite-lived
Trademark / trade name	n/a	110.0
Definite-lived
Customer relationships	20	310.0
Technology	6	380.0
Content library	10	50.0
Total		850.0
Goodwill:   Approximately $2,217.8 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring E2open primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets.
In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill and indefinite lived intangible assets related to certain acquired brands will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill and/or indefinite/finite lived intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.
(D)
Represents adjustments to long-term debt due to the following inflows and outflows as a result of the Business Combination:

($ in millions)	Current	Long-term	Total
Record new debt	5.3	519.7	525.0
New deferred finance costs	—	(19.6)	(19.6)
Repay E2open debt	(46.4)	(898.5)	(944.9)
Repay E2open line of credit	(15.0)	—	(15.0)
Eliminate E2open historical deferred finance costs	—	17.3	17.3
Transaction Accounting Adjustment	(56.1)	(381.1)	(437.2)

(E)
Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and E2open’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(F)
The Company is a party to a tax receivable agreement. Under the terms of that agreement, the Company generally will be required to pay to the Flow-Through Sellers and/or Blocker Sellers, as applicable, 85% of the applicable cash savings, if any, of U.S. federal and state income tax that the Company is deemed to realize in certain circumstances, including as a result of (i) certain increases in tax basis resulting from the Business Combination, (ii) certain pre-existing tax attributes of Blockers existing prior to the Business Combination, and (iii) tax benefits attributable to payments made under the Tax Receivable Agreement. The Company generally will retain the benefit of the remaining 15% of the applicable tax savings.

The estimate of the fair value of the Tax Receivable Agreement contingent consideration is subject to additional analyses. The adjustments to the Tax Receivable Agreement will be recorded as an adjustment to goodwill. The Company anticipates that it will account for the income tax effects resulting from future taxable exchanges of Common Units by the Flow-Through Sellers for shares of Class A Common Stock or the cash equivalent thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Further, the Company intends to evaluate the likelihood that it will realize the benefit represented by the deferred tax asset, and, to the extent that it estimates that it is more likely than not that the Company will not realize the benefit, the Company will reduce the carrying amount of the deferred tax asset with a valuation allowance.
(G)
Reflects the payment of $15.4 million of deferred underwriters’ and legal fees incurred by the Company.

(H)
Represents adjustments to reflect applicable deferred taxes. Refer to Note 3(C) for the purchase price allocation. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the E2open partnership interests and acquired tax attributes of the Blockers. This basis difference primarily results from the Business Combination where CCNB1 recorded a fair market value basis on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. The $143.3 million adjustment related to the deferred tax liability is assuming: (1) the GAAP balance sheet as of December 31, 2020 adjusted for the pro forma entries described herein, (2) estimated tax basis as of December 31, 2020 adjusted for the pro forma entries described herein, (3) a federal income tax rate of 21.0% and a blended state tax rate of 3.0% (net of federal benefit), and (4) no material changes in tax law.

(I)
The following table summarizes the pro forma adjustments impacting equity (amounts in thousands):

($ in millions)	Adjustments to historical equity	New equity structure	Other items	Pro forma adjustments
Common stock ($0.00001 par value)	—	0.0	—	0.0
Additional paid-in capital	(443.3)	1,870.0	(192.0)	1,234.7
Accumulated deficit	286.8	—	(70.3)	216.5
Accumulated other comprehensive loss	0.8	—	—	0.8
Stockholders’ equity	(155.7)	1,870.0	(262.3)	1,452.0
Adjustments to Historical Equity: Represents the elimination of E2open’s historical equity.
New Equity Structure:   Represents the controlling interest of 187,044,312 shares at a per share price of $10.00 and par value of $0.00001.
Other items:   Reflects the non-recurring transaction-related expenses of $70.3 million, including estimated acquisition costs of $53.1 million, excluding $6.3 million of transaction-related costs already expensed and reflected in E2open’s accumulated deficit as of November 30, 2020, and the acceleration of debt financing costs upon repayment of $17.2 million, and the adjustment to additional paid-in capital related to the application of purchase accounting.
(J)
Represents the pro forma adjustment to record noncontrolling interest in E2open Holdings of 16.0%.

(K)
Reflects a contingent consideration liability in the amount of $147.1 million due to the issuance of two tranches of certain restricted Series B-1 and B-2 shares in CCNB1 and Series 1 RCU and Series 2 RCU in E2open Holdings as part of the Business Combination. These shares and units will be issued on a proportional basis to each holder of Class A Shares in CCNB1 and common units of E2open as reflected upon the consummation of the transactions contemplated by the Business Combination Agreement. The first tranche represents the issuance of a combination of 10 million shares of restricted Series B-1 shares and Series 1 RCUs that vest upon the Series 1 Vesting Event being met. The second tranche represents the issuance of a combination of 6.0 million shares of restricted Series B-2 shares and Series 2 RCUs that vest upon the Series 2 Vesting Event being met. These restricted shares and units are treated as a contingent consideration liability under ASC 805 and fair valued.

4. Adjustments to Pro Forma Condensed Combined Statements of Operations
Explanations of the adjustments to the pro forma statement of operations are as follows:
(AA)
Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and E2open’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(BB)
Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from purchase price accounting (“PPA”) at the closing of the Business Combination. This pro forma adjustment has been proposed assuming the Business Combination happened on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Indefinite-lived
Trademark / trade name	n/a	110.0
Definite-lived
Customer relationships	20	310.0
Technology	6	380.0
Content library	10	50.0
Total		850.0
($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the period from Inception to December 31, 2020
Indefinite-lived trademark / trade name	n/a	110.0	n/a
Customer relationships	20	310.0	15.5
Technology	6	380.0	63.3
Content library	10	50.0	5.0
Total		850.0	83.8
Cost of revenue			32.5
Less: Historical amortization expenses, cost of revenue			21.4
Pro forma adjustments, cost of revenue			11.1
Operating expense			51.3
Less: Historical amortization expenses, operating expense			33.8
Pro forma adjustments, operating expense			17.5

(CC)
Reflects transaction-related costs incurred and expected to be incurred by E2open and CCNB1 related to the Business Combination as if it was consummated on January 1, 2020. These transaction-related costs are non-recurring. Pro forma transaction related costs adjustment of $53.1 million for the period from inception to December 31, 2020 excludes $6.3 million of transaction-related costs already expensed in the period from inception to December 31, 2020.

(DD)
Represents estimated differences in interest expense and deferred finance charges as a result of incurring new debt and extinguishing historical E2open debt. The estimated interest rate of the new debt is 4.00%.

($ in millions)	From Inception to December 31, 2020
Eliminate historical interest expense	72.6
Record interest on new debt	(18.2)
Transaction accounting adjustments	54.4
Includes the elimination of interest income on the CCNB1 trust account of $50,000.
(EE)
Represents the income tax effect of the pro forma adjustments calculated using a blended statutory income tax rate of 24.00% applied to the loss before income tax benefit applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(FF)
Represents the adjustment to present noncontrolling interest in E2open. Noncontrolling interest is 16.0%.

(GG)
Represents post combination compensation expense as a result of the modification of Class A Units and Common B Units of Opco to accelerate unvested awards as of the transaction date for the benefit of the acquirer that would not have otherwise vested per the original terms of the Opco Unit Option Plan. As it is for the benefit of the acquirer, it does not represent purchase consideration and we have included in our pro forma income statement as if the business combination consummated on January 1, 2020 because the modification is effective on the date of the transaction.

5. Pro Forma Earnings Per Share Information
As a result of the Business Combination, both the pro forma basic and diluted number of shares are reflective of 187,044,312 shares of Class A Common Stock outstanding.
Pro Forma Combined
From Inception to December 31, 2020
Net loss attributable to controlling interest ($ in millions)	(142.5)
Weighted average shares outstanding, controlling (shares in millions)	187.0
Loss per share (basic)	(0.76)
Loss per share (diluted)	(0.76)
Earnings per share exclude Warrants and contingently issuable shares that would be anti-dilutive to pro forma EPS, including (i) 13,800,000 redeemable Public Warrants to purchase Class A ordinary shares of CCNB1 offered by CCNB1 in its initial public offering, which became exercisable for shares of Class A Common Stock upon the Domestication, (ii) 10,280,000 Private Placement Warrants to purchase Class A ordinary shares of CCNB1 that were issued to the Sponsor concurrently with the IPO, which became exercisable for shares of Class A Common Stock upon the Domestication, (iii) 5,000,000 redeemable Forward Purchase Warrants that were issued at the close of the Business Combination, (iv) 2,500,000 unvested Restricted Sponsor Shares, held by the Sponsor and CCNB1 Independent Directors, which convert into shares of Class A Common Stock in accordance with the Company’s certificate of incorporation and the Sponsor Side Letter Agreement, (v) 18,500,000 Flow-Through Seller non-voting unvested Restricted Common Units, and (vi) 35,636,680 Common Units owned by the Flow-Through Sellers that are exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF CCNB1’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References to the “company,” “our,” “us” or “we” in this section refer to CCNB1 prior to the Business Combination. The following discussion and analysis of the company’s financial condition and results of operations for the year ended December 31, 2020 should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Overview
We were incorporated as a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that we have not yet identified (“Business Combination”). Although we are not limited to a particular industry or geographic region for purposes of consummating a Business Combination, we intend to focus in the financial, technology and business services sectors. Our sponsor is CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (“Sponsor”).
The registration statement for our Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, we consummated its Initial Public Offering of 41,400,000 Units, including 5,400,000 additional Units to cover over-allotments, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.
Simultaneously with the closing of the Initial Public Offering, we consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million.
Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied toward identifying and consummating an initial Business Combination.
If we had been unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or April 28, 2022 (the “Combination Period”), we would (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes paid or payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of the initial Business Combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

Consummated Business Combination
On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the Business Combination. See “The Business Combination”.
Results of Operations
Our entire activity since inception through December 31, 2020 related to our formation, the preparation for the Initial Public Offering, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial Business Combination. We will generate non-operating income in the form of interest income on cash and cash equivalents. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the period from January 14, 2020 (inception) through December 31, 2020, we had net loss of approximately $3.8 million, which consisted of approximately $50,000 in net gain earned on investments held in the Trust Account, offset by approximately $3.9 million in general and administrative costs.
Liquidity and Capital Resources
As of December 31, 2020, we had approximately $455,000 in our operating bank account and a working capital deficit of approximately $2.7 million.
Our liquidity needs to date have been satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares to our Sponsor, loans from our Sponsor of approximately $125,000 under a promissory note (the “Note”) to cover for offering costs in connection with the Initial Public Offering, and the proceeds from the consummation of the Private Placement not held in the Trust Account. We repaid the Note on May 29, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide us Working Capital Loans. As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. The investments in money market funds held in Trust Account are generally convertible to cash within the Trust Account on a same-day basis.
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Related Party Transactions
Founder Shares
On January 16, 2020, we issued 2,875,000 Class B ordinary shares to our Sponsor (the “Founder Shares”) in exchange for a payment of $25,000 for offering costs made by our Sponsor on behalf of our company. On March 6, 2020, we effected a share capitalization resulting in our Sponsor holding an aggregate of 13,625,000 founder shares. On March 6, 2020, our Sponsor transferred 50,000 Founder Shares to each of Keith W. Abell and Eva F. Huston, our independent director nominees. On April 23, 2020, we effected a share capitalization resulting in an aggregate of 15,350,000 Founder Shares issued and outstanding. Our Sponsor currently owns an aggregate of 15,250,000 Class B ordinary shares and the independent directors, collectively, currently own an aggregate of 100,000 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. On April 24, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.
The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.
Related Party Loans
On January 16, 2020, our Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to the Note. The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. We borrowed approximately $125,000 under the Note. On May 29, 2020, we repaid the Note to the Sponsor in full.
In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a Business Combination, we would repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. We did not have any borrowings under the Working Capital Loans as of December 31, 2020.
Forward Purchase Agreement
In connection with the consummation of the Initial Public Offering, we entered into the Forward Purchase Agreement with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”), a member of our Sponsor, which provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement allows NBOKS to be excused from its purchase obligation in connection with a specific business combination if NBOKS does not have sufficient committed capital allocated to the Forward Purchase Agreement to fulfill its funding obligations under such Forward Purchase Agreement in respect of such business combination. Prior to an initial Business Combination, NBOKS intends to raise additional committed capital such that the condition described in the preceding sentence is met, but there can be no assurance that additional capital will be available. The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.

Contractual Obligations
Registration and Shareholder Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.
Pursuant to the Forward Purchase Agreement, we have agreed to use our reasonable best efforts (i) to file within 30 days after the closing of a Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which NBOKS or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase Agreement provides that these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Underwriting Agreement
We granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 5,400,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On April 24, 2020, the underwriters fully exercised their over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per unit, or approximately $14.5 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.
Deferred Legal Fees
We obtained legal advisory services from two legal counsel firms in connection with the Initial Public Offering and agreed to pay their fees upon the consummation of the initial Business Combination. As of December 31, 2020, we recorded approximately $0.9 million in deferred legal fees in connection with such agreements in the accompanying balance sheet.
Critical Accounting Policies
This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The company has identified the following as its critical accounting policies:
Investments Held in Trust Account
The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.
Class A Ordinary Shares Subject to Possible Redemption
Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 39,093,716 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Net Income (Loss) Per Ordinary Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 24,080,000 of the Company’s Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method.
The Company’s statement of operations include a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares are calculated by dividing the net gain earned on investments held in the Trust Account less a working capital credit resulting in break-even result of operations for the period from January 14, 2020 (inception) through December 31, 2020, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares by the weighted average number of Class B ordinary shares outstanding for the period.
Recent Accounting Pronouncements
Our management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Off-Balance Sheet Arrangements
As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
As an “emerging growth company”, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.
Financial Statements and Supplementary Data
Reference is made to Pages F-1 through F-20 comprising a portion of this prospectus.
Principal Accounting Fees and Services
The following is a summary of fees paid to WithumSmith+Brown, PC, for services rendered.
Audit Fees.   Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements, reviews of our quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. The aggregate fees billed by WithumSmith+Brown, PC for audit fees, inclusive of required filings with the SEC for the period from January 14, 2020 (inception) through December 31, 2020, and of services rendered in connection with our initial public offering, totaled approximately $85,000.
Audit-Related Fees.   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not pay WithumSmith+Brown, PC any audit-related fees during the period from January 14, 2020 (inception) through December 31, 2020.
Tax Fees.   Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice. We did not pay WithumSmith+Brown, PC any tax fees during the period from January 14, 2020 (inception) through December 31, 2020.
All Other Fees.   All other fees consist of fees billed for all other services. We did not pay WithumSmith+Brown, PC any other fees during the period from January 14, 2020 (inception) through December 31, 2020.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF E2OPEN’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(Dollars and shares in millions, unless stated otherwise or except for per share amounts)
Introduction
Throughout this section, unless otherwise noted, “we”, “us” and “our” refer to E2open.
The following discussion and analysis of the financial condition and results of operations of E2open should be read together with our audited consolidated financial statements, and related notes included in the Proxy Statement/Prospectus. The discussion and analysis should also be read together with the section entitled “Business of E2open.” In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
Our fiscal year end is the final day in February. Our fiscal years 2020 and 2019 ended February 29, 2020 and February 28, 2019, respectively, and were each fifty-two-week periods.
Overview
E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain deep, long-term relationships with our customers, which is reflected by our 95% gross retention and customer tenure of 14 years for our top 100 customers. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.
E2open operates in what we believe is an attractive industry with strong secular tailwinds and a large Total Addressable Market, or TAM, of more than $45 billion. This TAM is comprised of approximately 85% Whitespace, including more than $1 billion of opportunity with our existing customers, and includes a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like E2open. Importantly, we believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them significantly better value as compared to the disparate point solutions offered by many of our competitors.
Our Go-To-Market Strategy
Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to-market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers to IT to division heads to C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors whose go-to-market approach is focused on products which enables us to sustain our high customer retention and long customer tenure as well as drive maximum spend within each customer.
Our sales organization is comprised of field sales, inside sales and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our unique platform, we focus on cross-selling additional products and up-selling additional departments and divisions with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.
The Business Combination
On February 4, 2021, E2open Holdings and CCNB1 completed the Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, CCNB1 acquired a majority interest in E2open Holdings through a series of mergers, with E2open Holdings becoming a direct subsidiary of CCNB1 (“Business Combination”). In connection with the completion of the Business Combination, CCNB1 changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to “E2open Parent Holdings, Inc.”
Upon completion of the Business Combination, CCNB1 was deemed the accounting acquirer and E2open the accounting acquiree. Under the acquisition method of accounting, CCNB1’s assets and liabilities retained their carrying values and the assets and liabilities associated with E2open were recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The Business Combination is expected to have several significant impacts on our future reported financial position and results. These include an estimated increase in cash (as compared to our balance sheet as of November 30, 2020) of approximately $17.1 million. These pro forma cash amounts are net of (x) approximately $637.5 million in cash consideration payable to the E2open Sellers, including certain non-recurring seller transaction expenses, (y) approximately $946.8 million used to pay down existing E2open debt and (z) total non-recurring transaction costs of approximately $63.0 million (including acquisition-related advisory fees in connection with the Business Combination and deferred underwriting commissions in connection with CC’s initial public offering, but excluding certain seller costs to be borne by the E2open Sellers), of which a portion will be treated as a reduction of equity (i.e., the deferred underwriting commissions and costs pertaining to the reverse recapitalization) and a portion will be expensed in the period in which the Business Combination closes (i.e., merger-related costs). The pro forma cash amounts include cash from (i) the Trust Account, (ii) $525.0 million in proceeds from the issuance of a new term loan, (iii) the proceeds from the PIPE Investment of approximately $695.0 million, and (iv) $200.0 million in proceeds from Forward Purchase, each of which was received upon completion of the Business Combination. In addition, certain options to purchase equity interests in E2open Holdings were accelerated upon Closing, which resulted in a non-recurring, non-cash expense of approximately $25.8 million in January 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.”
Non-GAAP Financial Measures
This document includes Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
We calculate and define Adjusted Gross Profit as gross profit excluding depreciation and amortization (which are non-cash items). We define and calculate Adjusted EBITDA as net losses excluding interest income or expense, income tax expense, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs and certain other non-cash and non-recurring items, as described in the reconciliation below. We also report Adjusted Gross Profit and Adjusted EBITDA as a percentage of revenue as additional measures to evaluate our Adjusted Gross Profit Margins and Adjusted EBITDA Margins, respectively, on revenue.
We include these non-GAAP financial measures because they are used by management to evaluate E2open’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA exclude certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of transaction-related costs), non-cash (for example, in the case of depreciation and amortization, stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). There are limitations to non-GAAP financial measures because they exclude charges and credits that are required to be included in U.S. GAAP financial presentation. The items excluded from U.S. GAAP financial measures such as net loss to arrive at non-GAAP financial measures are significant components for understanding and assessing our financial performance. As a result, non-GAAP financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with GAAP.
The table below presents our Adjusted Gross Profit reconciled to our reported gross profit, the closest U.S. GAAP measure, for the periods indicated:
	Nine Months Ended November 30,
($ in millions)	2020	2019
Gross profit:
Reported gross profit	$156.2	$133.8
Depreciation and amortization	20.4	17.5
Adjusted gross profit	$176.6	$151.3
Gross margin	62.7%	60.6%
Adjusted gross margin	70.9%	68.5%
The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:
	Nine Months Ended November 30,
($ in millions)	2020	2019
Net loss	$(68.4)	$(80.4)
Adjustments:
Interest expense, net	53.0	46.8
Income tax expense (benefit)	24.1	(2.8)
Depreciation and amortization	51.2	44.2
EBITDA	59.9	7.8
EBITDA Margin	24.1%	3.5%
Non-cash adjustments	—	—
Acquisition-related adjustments(1)	11.4	22.2
Non-recurring/non-operating costs(2)	3.4	3.8
Unit-based compensation(3)	6.7	15.1
Adjusted EBITDA	$81.4	$48.9

(1)
Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs, and capital-raising activities, including costs related to the acquisition of Amber Road and the Business Combination.

(2)
Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees, and expenses related to retention of key employees from acquisitions.

(3)
Reflects non-cash, long-term unit-based compensation expense, primarily related to senior management.

Impact of COVID-19
The COVID-19 pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact our business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. We have experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to our customers.
The global pandemic continues to evolve, and we are carefully monitoring the situation to understand its impacts on our business and operations.
Key Components of Our Results of Operations
Revenue
Effective March 1, 2019, E2open adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), and all the related amendments, using the modified retrospective method. E2open adopted the new standard for all customer contracts. See Recently Adopted and Issued Accounting Pronouncements below for related discussion.
E2open generates revenue from the sale of subscriptions and professional services. E2open recognizes revenue when the customer contract and associated performance obligations have been identified, the transaction price has been determined and allocated to the performance obligations in the contract, and the performance obligations have been satisfied.
Subscription Revenue — E2open offers cloud-based on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. From fiscal year 2017 to fiscal year 2020, E2open achieved 7% organic subscription revenue growth, including 7% organic subscription revenue growth during fiscal year 2020. E2open houses the hardware and software in third-party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. E2open’s customer contracts typically have a term of three to five years. E2open primarily invoices its customers for subscriptions in advance for the annual use of the software solutions. E2open’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.
E2open also offers cloud-based software solutions, which enable its customers to have access to an electronic commerce transaction platform for the international container shipping industry. E2open charges either fixed annual subscription fees or volume-based transaction fees, based on the volume of transactions booked on the platform for this product. For subscription-based contracts, E2open generally invoices annually in advance. Under the previous standard, E2open limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant. Therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at adoption of the new standard. For transactional based contracts, E2open primarily recognizes revenue and invoices for these transactions monthly once incurred. This is unchanged from the previous standard.
Professional Services — Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of E2open’s solutions. E2open provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted for at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by E2open, and therefore reflect the transfer of services to a customer under such contracts. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.
E2open enters into arrangements with multiple performance obligations, comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. E2open primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. E2open evaluates the standalone selling price for each element by considering prices E2open charges for similar offerings, size of the order and historical pricing practices.
Total Revenue by Geographic Locations — Revenues by geographical region consisted of the following:
	Nine months ended November 30,
($ in millions)	2020	2019
Americas	$239.5	$213.2
Europe	4.3	4.3
Asia Pacific	5.2	3.4
Total revenue	$249.0	$220.9
Revenues by geography are determined based on the region of E2open’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was approximately 96% and 97% during the nine months ended November 30, 2020 and 2019, respectively. No other country represented more than ten percent of total revenue during the nine months ended November 30, 2020 and 2019.
Cost of Revenue
Cost of Subscription Revenue — Cost of subscription revenue consists primarily of costs related to delivering our service and providing support to customers, including personnel and related costs, costs associated with data center capacity, fees paid to third parties to license their technology and depreciation expense directly related to delivering our solutions. We generally expense our cost of subscription revenue as we incur the costs.
Cost of Professional Services Revenue — Cost of professional services revenue consists primarily of personnel and related travel costs, the costs of contracted third-party vendors and reimbursable expenses. As our personnel are employed on a full-time basis, our cost of professional services is largely fixed in the short-term, while our professional services revenue may fluctuate, leading to fluctuations in professional services gross profit. We expense our cost of professional services revenue as we incur the costs.
Operating Expenses
Research and Development — Research and development expenses primarily consist of personnel and related costs of our research and development staff, costs of certain third-party contractors, depreciation, amortization and other allocated costs. Research and development expenses are expensed as incurred, excluding the capitalization of internally developed software costs.
Sales and Marketing — Sales and marketing expenses primarily consist of personnel and related costs for our sales and marketing staff. It also includes the costs of promotional events, corporate communications, online marketing, solution marketing and other brand-building activities, in addition to depreciation, amortization and other allocated costs. When the initial customer contract is signed and upon any renewal, we capitalize and amortize commission costs under ASC 606, as an expense over the period in which products are expected to be delivered to customers, including expected renewals, which is estimated to be 4.0 years. If a subscription agreement is terminated, we recognize the unamortized portion of any deferred commission cost as an expense immediately upon such termination. Certain sales commissions are contingent on future customer billings and are expensed as incurred to sales and marketing expense.

General and Administrative — General and administrative expenses primarily consist of personnel and related costs for our executive, administrative, finance, information technology, legal, accounting and human resource staff; professional fees; other corporate expenses; depreciation; amortization; and other allocated costs.
Interest and Other Expenses, Net
Interest and other expenses, net, consists primarily of interest income on our cash balances, and interest expense on our outstanding debt and capital lease obligations, foreign currency realized and unrealized gains and losses, and gains and losses on the disposal of fixed assets.
Provision for Income Taxes
The provision for income tax expense consists primarily of deferred income tax expense from utilization of deferred tax attributes of our U.S. corporate tax consolidated groups due to pre-tax income in these subsidiaries from a change in the Company’s technology transfer pricing implemented in the current year and current income taxes from foreign subsidiaries which are subject to corporate income taxes. The income tax benefit in prior years was primarily related to losses benefited in certain U.S. corporate tax consolidated groups to reduce deferred tax liabilities recorded in purchase accounting offset in part by foreign income tax expense as a result of the cost-plus transfer pricing agreements we have in place with our foreign subsidiaries. The deferred tax assets of certain other U.S. corporate tax consolidated groups and non-U.S. jurisdictions remain offset by a valuation allowance. Realization of these deferred tax assets depends upon future earnings, the timing and amount of which are uncertain. Utilization of our net operating losses may be subject to annual limitations due to the ownership change rules under the Internal Revenue Code of 1986, as amended, and similar state provisions. We have analyzed the effect of Internal Revenue Code Section 382 for each of our acquisitions. Based on analysis of acquired net operating losses and credits, utilization of our net operating losses and research and development credits will be subject to annual limitations. In the event we have future changes in ownership, the availability of net operating loss carryforwards could be further limited.
Results of Operations
The following table is our condensed consolidated statements of comprehensive loss for the periods indicated:
	Nine months ended November 30,
($ in millions)	2020	2019
Revenue	$249.0	$220.9
Cost of Revenue	(92.8)	(87.1)
Total gross profit	156.2	133.8
Operating Expenses
Research and development	(43.2)	(45.0)
Sales and marketing	(37.3)	(37.8)
General and administrative	(30.0)	(40.3)
Acquisition-related expenses	(11.3)	(23.5)
Amortization of acquired intangible assets	(25.4)	(22.8)
Total operating expenses	(147.2)	(169.4)
Income (loss) from operations	9.0	(35.6)
Interest and other expense, net	(53.3)	(47.6)
Loss on extinguishment of debt	—	—
Loss before income taxes	(44.3)	(83.2)
Benefit from (provision for) income taxes	(24.1)	2.8
Net loss	$(68.4)	$(80.4)
EBITDA	$59.9	$7.8
Adjusted EBITDA	$81.4	$48.9

The comparability of our operating results for the nine months ended November 30, 2020 as compared to the nine months ended November 30, 2019 was impacted by the recent acquisition of Amber Road in July 2019. In the discussion of our results of operations for we may quantitatively disclose the impact of our acquired products and services to the extent they remain ascertainable. Expense contributions from our recent acquisition for the respective period comparisons generally were not separately identifiable due to the integration of these businesses into our existing operations.
Comparison of the Nine Months Ended November 30, 2020 and 2019 Revenue
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Revenue:
Subscription revenue	$209.0	$176.5	$32.5	18%
Professional services revenue and other	40.0	44.4	(4.4)	-10%
Total revenue	$249.0	$220.9	$28.1	13%
Percentage of revenue:
Subscription revenue	84%	80%
Professional services revenue and other	16%	20%
Total	100%	100%
Subscription revenue was $209.0 million for the nine months ended November 30, 2020, a $32.5 million, or a 18%, increase compared to subscription revenue of $176.5 million for the nine months ended November 30, 2019. The increase in subscription revenue was primarily related to the acquisition of Amber Road which accounted for approximately $25.0 million of the change. The balance of the increase was primarily related to new organic subscription sales in the prior periods, predominantly driven by increases in products utilized across our customer portfolio.
Professional services revenue and other was $40.0 million for the nine months ended November 30, 2020, a $4.4 million, or 10%, decrease compared to $44.4 million for the nine months ended November 30, 2019. The decrease was primarily due to the impact of the COVID-19 pandemic, which delayed the delivery of professional services and training to our customers, mainly due to our customers’ focus on switching to remote operations during this time period. Importantly, although COVID-19 delayed planned customer engagements, we did not experience any material cancellations of engagements. Professional services revenue was also impacted by fewer new subscription sales closed in the nine months ended November 30, 2020 as compared to the prior year. We attribute this temporary delay in closing new subscription sales to COVID-19 as our customers were focused on the impact of the pandemic on their operations rather than launching new technology projects. The impact of these COVID-related factors was partially offset by the impact of acquired revenue.
Our subscription revenue as a percentage of total revenue increased to 84% for the nine months ended November 30, 2020 compared to 80% for the nine months ended November 30, 2019 driven primarily by the increase in subscription revenue and decline in professional services revenue described above.
Cost of Revenue, Gross Profit and Gross Margin
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Cost of revenue:
Subscriptions	$(44.6)	$(43.6)	$(1.0)	2%
Professional services and other	(32.8)	(30.0)	(2.8)	9%
Amortization of acquired intangible assets	(15.4)	(13.5)	(1.9)	14%
Total cost of revenue	$(92.8)	$(87.1)	$(5.7)	7%

	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Gross profit:
Subscriptions	$149.0	$119.3	$29.7	25%
Professional services and other	7.2	14.5	(7.3)	-50%
Total gross profit	$156.2	$133.8	$22.4	17%
Gross margin:
Subscriptions	71%	68%
Professional services and other	18%	33%
Total gross margin	63%	61%
Cost of subscriptions was $44.6 million for the nine months ended November 30, 2020, a $1.0 million, or 2%, increase compared to $43.6 million for the nine months ended November 30, 2019. This increase is primarily related to the acquisition of Amber Road, partially offset by the realization of acquisition-related cost savings from acquisitions.
Cost of professional services revenue and other was $32.8 million for the nine months ended November 30, 2020, a $2.8 million, or 9%, increase compared to $30.0 million for the nine months ended November 30, 2019. This increase is primarily related to the acquisition of Amber Road. We have proactively decided to invest in our professional services organization during the COVID-19 pandemic as a means of providing additional service to and deeper relationships with our customers.
Amortization of acquired intangible assets was $15.4 million for the nine months ended November 30, 2020, a $1.9 million, or 14%, increase compared to $13.5 million for the nine months ended November 30, 2019, driven primarily by additional intangibles from the acquisition of Amber Road.
Our subscriptions gross margin improved to 71% for the nine months ended November 30, 2020 compared to 68% for the nine months ended November 30, 2019 driven primarily by the realization of integration-related cost savings from historical acquisitions and the low marginal costs associated with incremental new organic subscription sales. Our professional services and other gross margin declined to 18% for the nine months ended November 30, 2020 from 33% in the prior period, primarily due to lower professional services and other revenue in the current period as described above.
Research and Development
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Research and development	$(43.2)	$(45.0)	$1.8	-4%
Percentage of revenue	17%	20%
Research and Development expenses were $43.2 million for the nine months ended November 30, 2020, a $1.8 million, or 4%, decrease compared to $45.0 million in the prior year. The decrease is associated with leveraging the existing E2open operating model and managerial structure resulting in optimized synergy cost savings associated with the acquisition of Amber Road.
Sales and Marketing
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Sales and marketing	$(37.3)	$(37.8)	$0.5	-1%
Percentage of revenue	15%	17%

Sales and marketing expenses were $37.3 million for the nine months ended November 30, 2020, a $0.5 million, or 1%, decrease compared to $37.8 million in the prior year. The decrease is primarily due to the realization of acquisition-related cost savings from historical acquisitions, partially offset by the associated costs of the Amber Road acquisition.
General and Administrative
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
General and administrative	$(30.0)	$(40.3)	$10.3	-26%
Percentage of revenue	12%	18%
General and administrative expenses were $30.0 million for the nine months ended November 30, 2020, a $10.3 million, or 26%, decrease compared to $40.3 million in the prior year. The decrease is driven primarily by a $9.5 million increase in prior year unit-based compensation primarily attributable to the acceleration of certain unit-based awards that were accelerated in connection with the Amber Road acquisition.
Other Operating Expenses
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Acquisition and other related expenses	$(11.4)	$(23.5)	$12.1	-51%
Amortization of acquired intangible assets	(25.4)	(22.8)	(2.6)	11%
Total other operating expenses	$(36.8)	$(46.3)	9.5	-21%
Other operating expenses were $36.8 million for the nine months ended November 30, 2020; a $9.5 million, or 21%, decrease compared to $46.3 million in the prior year. The nine months ended November 30, 2019 included significant transaction related expenses for Amber Road and INTTRA, which were largely completed as of November 30, 2020.
Interest and Other Expense
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Interest and other expense, net	$(53.3)	$(47.6)	$(5.7)	12%
Interest expense increased to $53.3 million for the nine months ended November 30, 2020, a $5.7 million, or 12%, increase compared to $47.6 million in the prior year. This increase is driven primarily by the incremental debt incurred to finance the acquisition of Amber Road.
Provision for Income Taxes
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Loss before income taxes	$(44.3)	$(83.2)	$38.9	-47%
(Provision for) benefit from income taxes	(24.1)	2.8	(26.9)	nm*

*
Not meaningful

Loss before income taxes was $44.3 million for the nine months ended November 30, 2020, a $38.9 million, or 47%, decrease compared to $83.2 million for the nine months ended November 30, 2019. This decrease was related primarily to the acquisition of Amber Road, stronger operating results, the

$9.5 million unit-based compensation recognized in 2019 attributable to the acceleration of certain unit-based awards related to the Amber Road acquisition and additional integration-related cost savings realized from historical acquisitions, partially offset by higher interest expense in 2020 due to incremental debt incurred to finance the Amber Road acquisition. The provision for income taxes was $24.1 million for the nine months ended November 30, 2020, a $26.9 million increase compared to the $2.8 million income tax benefit in the prior year. This increase was primarily driven by an increase in pre-tax income in E2open’s U.S. corporate consolidated tax groups and foreign subsidiaries as well as a change in our technology transfer pricing implemented in the current year.
EBITDA
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
EBITDA	$59.9	$7.8	$52.1	nm*
EBITDA margin	24%	4%

*
Not meaningful

EBITDA was $59.9 million for the nine months ended November 30, 2020, a $52.1 million increase compared to $7.8 million for the nine months ended November 30, 2019. EBITDA margins improved to 24% for the nine months ended November 30, 2020 compared to 4% in the prior year. The increase in EBITDA and EBITDA margin was primarily related to stronger operating results due to organic revenue growth, the additional four months of results from the acquisition of Amber Road in 2020 compared to 2019 and the realization of integration-related cost savings from historical acquisitions.
Adjusted EBITDA
	Nine Months Ended November 30,
($ in millions)	2020	2019	$ Change	% Change
Adjusted EBITDA	$81.4	$48.9	$32.5	66%
Adjusted EBITDA margin	33%	22%
Adjusted EBITDA was $81.4 million for the nine months ended November 30, 2020, a $32.5 million, or 66%, increase compared to $48.9 million for the nine months ended November 30, 2019. Adjusted EBITDA margins improved to 33% for the nine months ended November 30, 2020 compared to 22% in the prior year. This increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily related to the acquisition of Amber Road, stronger operating results and the realization of integration-related cost savings from historical acquisitions.
Liquidity and Capital Resources
E2open measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well as and interest and debt. E2open’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of operating cash flows.
E2open had $17.1 million in cash and cash equivalents and $15.0 million of unused borrowing capacity under its revolving credit facility (see Note 6) as of November 30, 2020. E2open believes its existing cash and cash equivalents, cash provided by operating activities and, if necessary, the borrowing capacity under its revolving credit facility will be sufficient to meet its working capital, debt repayment and capital expenditure requirements until at least February 2022.

On February 4, 2021, as part of the Business Combination, all existing debt outstanding was repaid, and we entered into a new $525 million “covenant lite” term loan and a $75 million revolver. The $525 million term loan will mature on February 4, 2028 while the revolver will mature on February 4, 2026. There have been no amounts drawn on the revolver.
In the future, E2open may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, E2open may seek additional equity or debt financing.
Debt
Amber Term Loan — In July 2019, E2open Holdings incurred an additional term loan with Silicon Valley Bank (“Amber Term Loan”) with a maturity date of April 2021. The loan has a variable interest rate which was 2.25% and 3.25% as of November 30, 2020 and February 29, 2020, respectively. As of November 30, 2020 and February 29, 2020, the loan had a principal amount outstanding of $36.6 million.
Term Loan and Revolving Credit Facility Due 2024 — In November 2018, E2open, LLC entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, the “Term Loan Due 2024”) and a revolving credit facility of up to $30.0 million (“Revolving Credit Facility”) with a maturity date of November 2024. Borrowings under the Term Loan Due 2024 during the year ended February 29, 2020 were $441.0 million and were used for the acquisition of Amber Road. There were $15.0 million outstanding under the Revolving Credit Facility as of November 30, 2020 and February 29, 2020. The interest rate for the Term Loan Due 2024 and Revolving Credit Facility was 6.75% and 7.7% as of November 30, 2020 and February 29, 2020, respectively.
As of November 30, 2020, E2open, LLC was in compliance with the covenants of the Term Loan Due 2024 and Revolving Credit Facility.
Business Combination Activity — On February 4, 2021, as part of the Business Combination, the Amber Term Loan, Term Loan Due 2024 and Revolving Credit Facility were repaid. Additionally, we entered into a new $525 million “covenant lite” term loan containing no financial maintenance covenants and a $75 million revolver. The $525 million term loan will mature on February 4, 2028 while the revolver will mature on February 4, 2026. There have been no amounts drawn on the revolver.
Cash Flows
The following table presents net cash from operating activities, investing activities and financing activities:
	Nine months ended November 30,
($ in millions)	2020	2019
Net cash provided by (used in) operating activities	$30.1	$(46.3)
Net cash used in investing activities	(12.0)	(441.7)
Net cash (used in) provided by financing activities	(8.1)	455.7
Effect of exchange rate changes on cash and cash equivalents	0.1	1.5
Net increase (decrease) in cash, cash equivalents and restricted cash	10.1	(30.8)
Cash, cash equivalents and restricted cash at beginning of period	48.4	79.4
Cash, cash equivalents and restricted cash at end of period	$58.5	$48.6
Nine Months Ended November 30, 2020 vs. Nine Months Ended November 30, 2019
As of November 30, 2020, our consolidated cash, cash equivalents and restricted cash was $58.5 million, a $9.9 million increase from our balance of $48.6 million as of November 30, 2019.
Net cash provided by operating activities for the nine months ended November 30, 2020 was $30.1 million compared to a use of cash of $46.3 million for the nine months ended November 30, 2019. The $76.4 million difference was largely driven by income from operations of $8.8 million in 2020 compared to a loss from operations of $35.6 million in 2019, primarily due to the realization of integration-related cost savings from historical acquisitions along with additional cash generated from working capital in 2020 compared to 2019.
Net cash used in investing activities was $12.0 million and $441.7 million for the nine months ended November 30, 2020 and 2019, respectively. The use of cash for the nine months ended November 30, 2020 was primarily driven by the acquisition of property and software related to our data centers while the use of cash for the nine months ended November 30, 2019 was primarily driven by the acquisition of Amber Road.
Net cash used by financing activities for the nine months ended November 30, 2020 was $8.1 million and compared to net cash provided by financing activities of $455.7 million for the nine months ended November 30, 2019. The use of cash for the nine months ended November 30, 2020 was primarily driven by repayment of outstanding balances on our long-term debt while the cash provided during the nine months ended November 30, 2019 was driven by borrowings to finance the acquisition of Amber Road.
Tax Receivable Agreement
Concurrently with the completion of the Business Combination and as a condition precedent to the Closing, we entered into the Tax Receivable Agreement with the Blocker Sellers and the Flow-Through Sellers. Pursuant to the Tax Receivable Agreement, we will pay the Flow-Through Sellers and/or Blocker Sellers as applicable, 85% of the tax savings that we will realize from increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open equity interests, the future exchange of the Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement, and certain pre-existing tax attributes of the Blockers, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.
Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, then we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.
We recorded an estimated tax receivable liability of $33.0 million assuming (i) an exchange price of $10 per share, (ii) a constant corporate tax rate of 24.0%, (iii) no dispositions of corporate subsidiaries, (iv) no material changes in tax law, and (v) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock, and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the Blocker Sellers and the Flow-Through Sellers pursuant to the Tax Receivable Agreement are uncertain.
The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if the Flow-Through Sellers exchanged their remaining interests in E2open for stock in E2open Parent Holdings, Inc., as this amount is not readily determinable and dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individuals party to the exchange, and changes in future applicable federal and state tax rates.
In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If we elected to terminate the Tax Receivable Agreement immediately after the closing of the Business Combination Agreement, we estimate our early termination payment would have been approximately $75.3 million in the aggregate under the Tax Receivable Agreement.
In accordance with the Third Amended and Restated Limited Liability Company Agreement, we will be entitled to receive quarterly tax distributions from E2open Holdings following the Business Combination, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used by us to satisfy any tax liability and then to make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.
Off-Balance Sheet Arrangements
We are responsible for reimbursement obligations on letters of credit in the aggregate face amount of $75.0 million issued under our revolving credit facility to support our operations. We do not have any other material off-balance sheet arrangements or contingent commitments. There was $15.0 million outstanding under the Revolving Credit Facility as of November 30, 2020 and February 29, 2020, respectively.
Critical Accounting Policies and Estimates
Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires management to make judgments, estimates and assumptions that impact the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 3 to our condensed unaudited consolidated financial statements.
Revenue Recognition
Subscription revenue, which primarily consists of fees to provide customers access to our solution, is recognized ratably over the life of the contract. Typically, amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Transaction-related revenue is recognized as the transactions occur.
Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of E2open’s solutions. Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Professional services revenue is recognized over time. For services that are contracted for at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on at time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g. hours incurred or expended) are considered a faithful depiction of E2open’s efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by E2open and therefore reflect the transfer of services to a customer under such contracts.
E2open enters into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. E2open primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. E2open evaluates the standalone selling price for each element by considering prices E2open charges for similar offerings, size of the order and historical pricing practices.
Deferred revenue from subscriptions represents amounts collected from (or invoiced to) customers in advance of earning subscription revenue. Typically, we bill our annual subscription fees in advance of providing the service. Deferred revenue from professional services represents revenue for time and material contracts where the revenue is recognized when milestones are achieved and accepted by the customer for fixed price contracts.
Unit-Based Compensation
Unit-based compensation expense associated with awards to employees and directors is measured at the grant date based on the fair value of the awards that are expected to vest. For time based awards, the expense is recognized on a straight line basis over the requisite service period of the award, which is generally four years. For performance based awards, the expense is recognized when the performance obligation is probable of occurring. The fair value of options was estimated using the Black-Scholes option-pricing model, which is impacted by the following assumptions:
•
Expected Term — The Company estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration.

•
Expected Volatility — As the Company’s shares are not actively traded, the volatility is based on a benchmark of comparable companies within the supply chain management software industry.

•
Expected Dividend Yield — The dividend rate used is zero as the Company has not paid any cash dividends to unit holders and does not anticipate doing so in the foreseeable future.

•
Risk-Free Interest Rate — The interest rates used are based on the implied yield available on constant maturity U.S. Treasury securities with a term equal to the expected term of the options.

•
Estimating the fair value of underlying units will not be necessary to determine the fair value of new awards once the underlying shares begin trading.

The grant date fair value of E2open common stock is typically determined by E2open’s board of directors with the assistance of management and a third-party valuation specialist. The grant date fair value of E2open membership units was determined using valuation methodologies which utilizes certain assumptions and weighting of factors, including an income based approach, a market based approach, and an assumption for a discount for lack of marketability. Application of these valuation methodologies involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding its expected future revenue, expenses, and cash flows, discount rates, market multiples, and the selection of comparable companies.
Option forfeitures are estimated based upon the Company’s historical performance. The estimate of forfeitures will be adjusted by the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through the cumulative catch-up adjustment in the period of change and will also affect the amount of unit-based compensation expense to be recognized in future periods. The Company did not have a material change in estimated forfeitures for the fiscal years ended February 29, 2020 and February 28, 2019.
Goodwill
Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets of acquired entities. We perform a goodwill impairment test annually during the fourth quarter of the fiscal year and more frequently if an event or circumstance indicates that impairment may have occurred. Triggering events that may indicate a potential impairment include but are not limited to significant adverse changes in customer demand or business climate, obsolescence of acquired technology, and related competitive considerations.
We perform the goodwill impairment test in accordance with guidance issued by the Financial Accounting Standards Board (the “FASB”). The guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit, if any. If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. We did not record any goodwill impairment charges for the fiscal years ended February 29, 2020 or February 28, 2019.
Income Taxes
E2open uses the asset and liability method for recording income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of comprehensive loss in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
E2open accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. E2open recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Recently Adopted and Issued Accounting Pronouncements
Recently issued and adopted accounting pronouncements are described in Note 3 to our unaudited condensed consolidated financial statements included elsewhere in this document.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. CCNB1 is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of this extended transition period. Following the consummation of the Business Combination, we expect to remain an emerging growth company at least through the end of the 2021 fiscal year and is expected to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.
Quantitative and Qualitative Disclosures about Market Risk
We have in the past and may in the future be exposed to certain market risks, including interest rate, foreign currency exchange and financial instrument risks, in the ordinary course of our business. Currently, these risks are not material to our financial condition or results of operations, but they may be in the future.

Inflation
We do not believe that inflation has had a material effect on our business, financial condition or results of operations. However, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset higher costs through price increases and our inability or failure to do so could potentially harm our business, financial condition and results of operations.
Interest Rate Risk
We had significant debt commitments outstanding as of November 30, 2020. These on-balance sheet financial instruments, to the extent they accrue interest at variable interest rates, expose us to interest rate risk.
Foreign Currency Exchange Rate Risk
The functional currency of E2open’s foreign subsidiaries is generally the local currency. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect as of the consolidated balance sheet date.
Operating accounts are translated at an average rate of exchange for the respective accounting periods.
Translation adjustments resulting from the process of translating foreign currency financial statements into U.S. dollars are reported as a component of accumulated other comprehensive income (loss). Transaction gains and losses reflected in the functional currencies are charged to income or expense at the time of the transaction.
Credit Risk
Financial instruments that potentially subject E2open to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. E2open deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and are derived from sales of subscriptions and support, as well as professional services, principally to large creditworthy technology, industrial, consumer goods, pharmaceutical and energy companies. Credit risk is concentrated primarily in North America, Europe and parts of Asia. E2open has historically experienced insignificant credit losses. E2open maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.

THE BUSINESS COMBINATION
Summary of the Business Combination
On February 4, 2021, CCNB1 domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings as a result of a series of mergers pursuant to the Business Combination Agreement following the approval of the shareholders of CCNB1 at an extraordinary general meeting held on February 2, 2021. In connection with the closing of the Business Combination, the issuer changed its name from CC Neuberger Principal Holdings I to E2open Parent Holdings, Inc.
Pursuant to the terms of the Business Combination Agreement, the aggregate consideration for the Business Combination payable or issuable by CCNB1 in exchange for the equity interests of E2open Holdings was: (i) with respect to the Blockers Owners and holders of vested E2open options (which constituted all of the outstanding E2open options), a combination of cash consideration and shares of newly issued Class A Class A Common Stock, shares of newly issued Series B-1 Common Stock, and shares of newly issued Series B-2 Common Stock, which shares of Series B-1 Common Stock and Series B-2 Common Stock are subject to performance-based vesting conditions equivalent to the Series 1 RCUs and Series 2 RCUs, respectively, and restricted from transfer (subject to limited customary exceptions), (ii) with respect to E2open Unitholders (other than the Blockers), a combination of cash consideration and Common Units and a corresponding number of shares of Class V Common Stock, which has no economic value, but entitles the holder thereof to one vote per share and will be issued on a one-for-one basis for each E2open Unit, and Series 1 RCUs and Series 2 RCUs, which are subject to performance based vesting conditions as described herein and as set forth in the Third Amended and Restated Limited Liability Company Agreement of E2open entered into upon the Closing, and restricted from transfer (subject to limited customary exceptions).
The Sponsor Parties were entitled to a portion of their equity in connection with the Business Combination in the form of the Restricted Sponsor Shares held by the Sponsor Parties. In addition, in connection with the Closing of the Business Combination, on the Closing Date, pursuant to the Forward Purchase Agreement, the Company consummated the sale and issuance of 20,000,000 Forward Purchase Shares and 5,000,000 Forward Purchase Warrants, for aggregate proceeds of $200,000,000. Upon the Closing of the Business Combination, all shares of CCNB1 Class A Ordinary Shares were converted into our Class A Common Stock.
On the Closing Date, in connection with the Business Combination, we entered into certain related agreements, including the Third Amended and Restated Limited Liability Company Agreement, Tax Receivable Agreement, and Investor Rights Agreement, each of which is described below.
Related Agreements
Third Amended and Restated Limited Liability Company Agreement
On February 4, 2021, in connection with the Closing, the existing Second Amended and Restated Limited Liability Company Agreement of E2open Holdings was further amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement.
Rights of the Units
Following the Closing, the Common Units are entitled to share in the profits and losses of E2open Holdings and to receive distributions as and if declared by the Company, as the managing member of E2open Holdings, and will have no voting rights.
The RCUs will vest and become Common Units as follows: (i) the Series 1 RCUs will vest at such time as the 5-day VWAP of the Class A Common Stock is at least $13.50, which dollar threshold will be decreased by the aggregate amount of dividends per share paid by the Company, (ii) the Series 2 RCUs will vest at such time as the 20-day VWAP of the Class A Common Stock is at least $15.00, which dollar threshold will be decreased by the aggregate amount of dividends per share paid by the Company, (iii) any then-unvested RCUs will vest upon the consummation of a qualifying change of control of the Company or Sponsor and (iv) any then-unvested RCUs, to the extent the liquidation value of the Common Units, taking into account the vesting of such RCUs and payment of any relevant Catch-Up Payment (as defined in the Third Amended and Restated Limited Liability Company Agreement), would meet the VWAP-based vesting threshold set forth in clause (i) and/or (ii) above with respect to any such RCUs, will vest upon such qualifying liquidation. Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Unit from the Closing through (but not including) the date such RCU converts into an E2open Unit. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments.
The Third Amended and Restated Limited Liability Company Agreement contains provisions which require that a one-to-one ratio be maintained between interests held by the Company in E2open and the common stock outstanding in the Company, subject to certain exceptions (including in respect of management equity which has not been settled in Company common stock). In addition, the Third Amended and Restated Limited Liability Company Agreement permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the Third Amended and Restated Limited Liability Company Agreement (described below).
The Company, as the managing member of E2open Holdings, has the authority to create new equity interests in E2open Holdings, and establish the rights and privileges of such interests.
Management
The Company, as the managing member of E2open Holdings following the Closing, has the sole authority to manage the business and affairs of E2open Holdings in accordance with the Third Amended and Restated Limited Liability Company Agreement and applicable law. The business, property and affairs of E2open Holdings will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.
Tax Distributions
The Third Amended and Restated Limited Liability Company Agreement provides for quarterly tax distributions to the holders of Common Units on a pro rata basis based upon an agreed upon formula related to the taxable income of E2open Holdings allocable to holders of Common Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of E2open Holdings allocable to each holder of Common Units (based on certain assumptions), multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a U.S. corporation organized under the laws of the State of Delaware, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments. In addition, to the extent necessary to enable a holder of Common Units to pay its income tax liability attributable to its ownership of Common Units, such holder may elect to receive additional non-pro rata tax distributions, which will reduce the number of Common Units owned by such holder and be calculated based on an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate applicable to an individual resident in New York, NY, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments.
Transfer Restrictions
The Third Amended and Restated Limited Liability Company Agreement contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (i) certain transfers to permitted transferees under certain conditions; (ii) exchanges of Common Units for Class A Common Stock after the Lock-up Period pursuant to the Investor Rights Agreement has expired; and (iii) by a member to the Company or any of its wholly-owned subsidiaries. The Lock-Up Period commences on the date of Closing and ending on the date that is six months following the date of Closing, or August 4, 2021.

Exchange of Common Units for Class A Common Stock
From and after August 4, 2021, the holders of Common Units will, up to once per calendar quarter (or with respect to an affiliate of Insight Partners, up to twice per calendar quarter), be able to exchange all or any portion of their Common Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged Common Units by delivering a written notice to E2open Holdings, with a copy to the Company; provided that (x) if an holder of Common Units holds more than 100,000 Common Units as of the date of Closing, such holder will not be permitted to exchange a number of Common Units less than the lesser of (1) 100,000 Common Units and (2) all of the Common Units then held by such holder or (y) if a holder of Common Units holds 100,000 Common Units or less as of the date of Closing, such holder will not be permitted to exchange a number of Common Units less than the lesser of (1) 50% of the Common Units held by such holder as of the date of Closing and (2) all of the Common Units then held by such holder, subject in each case to the limitations and requirements set forth in the Third Amended and Restated Limited Liability Company Agreement regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Units surrendered for exchange, pay an amount in cash per E2open Unit equal to the 5-day VWAP of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.
Exchange Ratio
For each Common Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof as described above). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Common Units will be entitled to receive such security, securities or other property.
Restrictions on Exchange
The Company may limit the rights of holders of Common Units to exchange their Common Units under the Third Amended and Restated Limited Liability Company Agreement if the Company determines in good faith that such restrictions are necessary so that E2open Holdings will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.
Expenses
E2open Holdings will reimburse all of the Company’s expenses in connection with its ownership and management of E2open Holdings and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement).
Tax Receivable Agreement
On February 4, 2021, in connection with the Closing, the Company entered into the Tax Receivable Agreement with certain of the E2open Sellers.
Pursuant to the Tax Receivable Agreement, the Company is required to pay to the exchanging holders of Common Units, as applicable, 85% of the tax savings that the Company realizes as a result of increases in tax basis in E2open Holdings’ assets as a result of the sale of Common Units and the future exchange of the Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement and certain pre-existing tax attributes of the Blockers of E2open Holdings, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open

Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration rights occur.
Investor Rights Agreement
On February 4, 2021, in connection with the Closing, the Company entered into the Investor Rights Agreement.
Director Appointment
Under the Investor Rights Agreement, subject to certain step-down provisions, affiliates of Insight Partners collectively have the right to nominate three board members (each, an “IVP Director”) and CC NB Sponsor 1 Holdings LLC (“CC Capital”), on behalf of the Sponsor, has the right to nominate five board members (each, a “Sponsor Director”). Two of the three IVP Directors, three of the five Sponsor Directors and the CEO of E2open, Michael A. Farlekas (the “CEO Director”), comprise the Board appointed in connection with the Domestication. Two Sponsor Directors were nominated as Class I directors with terms ending at the Company’s 2021 annual meeting of stockholders; two IVP Directors were nominated as Class II directors with terms ending at the Company’s 2022 annual meeting of stockholders; and one Sponsor Director and the CEO Director were nominated as Class III directors with terms ending at the Company’s 2023 annual meeting of stockholders.
Voting
For the duration of the Standstill Period (as defined below), the parties to the Investor Rights Agreement will agree to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees recommended by the Board.
Standstill
The IRA Parties agreed that until the date that is the later of (a) one year after the Closing Date and (b) the date of the Company’s 2022 annual meeting of stockholders (the “Standstill Period”), they will not (i) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any securities of the Company in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Board or its nominating committee or in opposition of any individual nominated by the Company pursuant to the Investor Rights Agreement, (ii) nominate any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Board (or its nominating committee) (other than by making a non-public proposal or request to the Board or its nominating committee in a manner which would not require the Board or Company to make any public disclosure), (iii) take certain actions contrary to the governance structure of the Company other than in accordance with the Investor Rights Agreement, (iv) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to any equity securities of the Company, (v) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing actions or (vi) make any public disclosure inconsistent with the foregoing.
Registration Rights
Under the Investor Rights Agreement, within 30 days of the Closing Date, the Company is required to file a registration statement on Form S-3 or, if the Company is ineligible to use a registration statement on Form S-3, a registration statement on Form S-1, in each case, registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (the “Securities Act”). Certain of the IRA Parties are entitled to make unlimited written demands for registration under the Securities Act of all or part of their shares of Class A Common Stock, so long as, in the case of an underwritten offering, such demand is for at least $10,000,000 in shares of Class A Common Stock. In addition, subject to certain customary exceptions, certain of the IRA Parties are entitled to request in writing that the Company register the resale of any or all of their Class A Common Stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration.” Subject to certain customary exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the relevant security holders party to the Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of the Company’s security holders will agree to lockup restrictions on the same basis as the Company’s directors and executive officers.
Under the Investor Rights Agreement, the Company will agree to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders will agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.
The Investor Rights Agreement terminated the original Registration Rights Agreement that was entered into by CCNB1, the Sponsor and certain independent directors of CCNB1 on April 28, 2020 in connection with the initial public offering of CCNB1’s securities.
Information Access
Under the Investor Rights Agreement, the Company agrees that directors may share any information concerning the Company and its subsidiaries received by the directors with the party that nominated such directors and such party’s designated representatives.
Transfers
The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.
Termination
The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to the affiliates of Insight Partners, the greater of 33% of the economic interests in the Company that such affiliates of Insight Partners owned immediately after the Closing and 2% of the Company’s voting securities, and with respect to CC Capital (on behalf of the Sponsor), less than 17% of the economic interests in the Company that it owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of the Company’s common stock when such holder ceases to hold any such common stock of the Company or securities exercisable or exchangeable for such common stock.
Indemnification Agreements
Concurrently with the Closing, the Company entered into indemnification agreements with Chinh E. Chu, Stephen C. Daffron, Ryan M. Hinkle, Eva F. Huston, Timothy I. Maudlin, Michael A. Farlekas, Peter R. Hantman, Jarett J. Janik, Pawan Joshi, Deepa L. Kurian and Laura L. Fese, each of whom became or continued as an executive officer, Section 16 officer and/or director of the Company at Closing. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Lock-Up Agreements
Concurrently with the Closing, the Company entered into lock-up agreements with Betsy Atkins, Adam Berger, Michael A. Farlekas, Peter R. Hantman, Jarett J. Janik, Pawan Joshi, Joe Olson, Deborah Smith and Mike Verdeyen (collectively, the “Lock-Up Parties”), pursuant to which the Lock-Up Parties are not permitted to transfer shares of the Company beneficially owned or otherwise held by them prior to the termination of the six-month lock-up period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family; and (b) to a charitable organization, by the by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.
Credit Agreement
On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), as borrower, with the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent. The Credit Agreement is guaranteed by E2open Intermediate, LLC and certain wholly owned subsidiaries of E2open, LLC, as guarantors (together with E2open, LLC, the “Loan Parties”), and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets.
The Credit Agreement provides for $75 million in commitments for revolving credit loans with a $15 million letter of credit sublimit. The Credit Agreement also provides for $525 million in term loans payable in quarterly installments of $1,312,500 beginning in August 2021 and payable in full on February 4, 2028. In addition, the Credit Agreement provides E2open, LLC the ability to request increases in the revolving commitments and additional term loan facilities, in a minimum amount of $2 million for each facility. Borrowings under the initial term loans were used to directly or indirectly finance (a) the Business Combination, (b) the incurrence of the credit facilities and the funding of the initial term loans under the Credit Agreement on the Closing Date, (c) the repayment of all existing indebtedness of E2open, LLC under its existing credit facilities in connection with the consummation of the Business Combination, (d) the consummation of the other transactions contemplated by the Credit Agreement on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of all fees, premiums, costs and expenses related thereto (collectively, the “Transactions”) and to fund any original issue discount or upfront fees payable in connection therewith. Though permitted, no Borrowings of revolving loans were made on the Closing Date. Borrowings pursuant to the revolving loans after the Closing Date may be used for working capital and other general corporate purposes of E2open, LLC and its subsidiaries, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents (as defined in the Credit Agreement).
The initial term loans under the Credit Agreement are scheduled to mature on February 4, 2028, and the revolving loans under the Credit Agreement are scheduled to mature on February 4, 2026. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, failure of any lien created under the Security Documents (as defined in the Credit Agreement) to be valid and perfected (subject to certain exceptions), failure of any material guarantee of the Loan Document Obligations (as defined in the Credit Agreement) to be in full force and effect and a Change of Control (as defined in the Credit Agreement).
The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of E2open, LLC and its Restricted Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and stock-based transactions. In addition, under the terms of the Credit Agreement, as of the last day of each fiscal quarter of E2open, LLC on which the Revolving Test Condition (as defined in the Credit Agreement) is satisfied, the First Lien Leverage Ratio (as defined in the Credit Agreement) shall not be more than 6.75 to 1.00.
The interest rates applicable to borrowings under the Credit Agreement are, at E2open, LLC’s option, either (i) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the NYFRB Rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month Interest Period plus 1% (each term as defined in the Credit Agreement) or (ii) the Adjusted LIBOR Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO Rate (as defined in the Credit Agreement) for the applicable Interest Period (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus in the case of each of clauses (i) and (ii), the Applicable Rate (as defined in the Credit Agreement). The Applicable Rate (i) for base rate term loans ranges from 2.25% to 2.50% per annum, (ii) for base rate revolving loans ranges from 1.50% to 2.00% per annum, (iii) for Eurodollar (as defined in the Credit Agreement) term loans ranges from 3.25% to 3.50% per annum and (iv) for Eurodollar revolving loans ranges from 2.50% to 3.00% per annum, in each case, based on the First Lien Leverage Ratio. E2open, LLC will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Leverage Ratio.
Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is 6 months after the Closing Date in connection with a Repricing Transaction (as defined in the Credit Agreement) and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with (i) certain dispositions of assets or the occurrence of other Casualty Events (as defined in the Credit Agreement), in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (ii) unpermitted debt transactions, and (iii) excess cash flow in excess of $10 million.
Sponsor Side Letter Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor, the Founder Holders, and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B Ordinary Shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series B-1 Common Stock, which, collectively, are referred to in this prospectus as the Restricted Sponsor Shares. The vesting conditions of the shares of Series B-1 Common Stock mirror the Series 1 RCUs described above under “— Related Agreements — Third Amended and Restated Limited Liability Company Agreement. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at Closing and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the ten-year anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payment in respect of such Restricted Sponsor Shares.

BUSINESS
Our Business
Our Mission
Our mission is to build the most comprehensive and capable end-to-end global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.
Overview
E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our 95% gross retention and average customer tenure of 14 years for our top 100 customers as of the date of filing this prospectus. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.
E2open operates in what we believe is an attractive industry with strong secular tailwinds and a large Total Addressable Market of more than $45 billion. This TAM is comprised of approximately 85% Whitespace, including what we estimate to be more than $1 billion of opportunity with our existing customers, and includes a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like E2open. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

Note: Fiscal year 2022 ends on February 28, 2022. This forecast includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.
(1)
Adjusted Gross Profit is defined as Gross Profit excluding depreciation and amortization expense. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by Revenue for the comparable period. For a reconciliation of these non-GAAP measures to the closes U.S. GAAP measure, see the section entitled “E2open’s Selected Historical Financial and other Data — Non-GAAP Financial Measures.”

	Fiscal Year Ended		Nine Months Ended November 30,
($ in millions)	February 29, 2020	February 28, 2019	2020	2019
Gross profit:
Reported gross profit	$184.0	$127.6	$156.2	$133.8
Depreciation and amortization	25.1	11.7	20.4	17.5
Adjusted gross profit	$209.1	$139.3	$176.6	$151.3
Gross margin	60.3%	63.4%	62.7%	60.6%
Adjusted gross margin	68.5%	69.2%	70.9%	68.5%

(2)
EBITDA is defined as net loss before interest expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to exclude certain non-cash items such as loss on debt refinancing and loss on investments, acquisition and integration costs such as accounting and legal expenses incurred in connection with prior acquisitions, non-recurring costs including foreign currency exchange losses and temporary COVID-19 expenses, and unit-based compensation.

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:
	Fiscal Year Ended		Nine Months Ended November 30,
($ in millions)	February 29, 2020	February 28, 2019	2020	2019
Net loss	$(101.4)	$(30.1)	$(68.4)	$(80.4)
Adjusted for:
Interest expense, net	66.3	21.9	53.0	46.8
Income tax expense (benefit)	(7.3)	(8.2)	24.1	(2.8)
Depreciation and amortization	60.4	34.3	51.2	44.2
EBITDA	18.0	17.9	59.9	7.8
EBITDA margin	5.9%	8.9%	24.1%	3.5%
Non-cash adjustments(1)	—	2.4	—	—
Acquisition-related adjustments(2)	25.0	15.3	11.4	22.2
Non-recurring/non-operating costs(3)	6.3	3.5	3.4	3.8
Unit-based compensation(4)	19.2	8.2	6.7	15.1
Adjusted EBITDA	$68.5	$47.3	$81.4	$48.9

(1)
Includes non-cash loss on debt refinance and (gain) / loss on investments.

(2)
Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs, and capital-raising activities, including costs related to the acquisition of Amber Road and the Business Combination.

(3)
Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees, and expenses related to retention of key employees from acquisitions.

(4)
Reflect non-cash, long-term unit-based compensation expense, primarily related to senior management.

There are limitations to non-GAAP financial measures because they exclude charges and credits that are required to be included in GAAP financial presentation. The items excluded from GAAP financial measures such as net loss to arrive at non-GAAP financial measures are significant components for understanding and assessing the Company’s financial performance. As a result, non-GAAP financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with GAAP.

As a result of our differentiated software solutions, we believe we have delivered strong financial performance, both organically and through acquisitions. We expect to deliver revenue and Adjusted Gross Profit of $367 million and $268 million, respectively, in fiscal year 2022, which ends February 28, 2022. This reflects 9% organic subscription revenue growth year-over-year and 73% Adjusted Gross Margins.
For the fiscal year ended February 29, 2020, we achieved revenue, Gross Profit, Adjusted Gross Profit, Adjusted EBITDA, and Net Loss of $305 million, $184 million, $209 million, $69 million, and $101 million, respectively. This reflects 60% gross margins, 69% Adjusted Gross Margins, and 22% Adjusted EBITDA Margins. For the nine months ended November 30, 2020, we achieved revenue, Gross Profit, Adjusted Gross Profit, and Net Loss of $249 million, $156 million, $177 million and $68 million, respectively. This reflects 63% gross margins and 71% Adjusted Gross Margins. Historically, we have achieved 7% annual subscription revenue growth organically from fiscal year 2017 to fiscal year 2020, including 10% organic recurring revenue growth in fiscal year 2020. For more information, please see the section entitled “E2open’s Selected Historical Financial and Other Data Non-GAAP Financial Measures.”
We believe our completed Business Combination and enhanced access to capital as a public company will best position us to realize our objective of building the most comprehensive and capable end-to-end global supply chain software ecosystem, delivering enduring customer value. Going forward, we plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.
Our Platform
Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end supply chain visibility across planning and execution, and delivers a strong value proposition.
Network
Our network combines four distinct, but connected, ecosystems: Demand, Supply, Global Trade, and Logistics, which we estimate support more than 220,000 trading partners and capture more than 8 billion transaction data points each year.
Our Supply ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a 12 month period.
Our Logistics ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.
Our Global Trade ecosystem allows participants to automate the global movement of goods and to facilitate cross-border operations for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs entry lines, 15 million free trade aggregate bill of materials qualifications, and 92 million restricted part-list screenings, annually.
Our Demand ecosystem represents the global footprint established by retailers, distributors, re-sellers, and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions each month, and over 94 million channel inventory transactions every month.
Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Source: Management estimates as of August 2020.
(1)
Estimated number of shipments, orders, and invoices overseen at any moment in time based on samples taken over a 12 month period.

Data
Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.
Applications
Our end-to-end applications provide artificial intelligence- and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across planning and execution supply chain functions. Our applications are organized into seven product families: Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation & Logistics, Collaborative Manufacturing and Supply Management.
Channel Shaping allows customers to optimize activity across retail, distributor, and online channels, which includes aligning partner selection, market incentives, on-shelf availability, sell-through, inventory management and performance incentives.
Demand Sensing utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.
Business Planning helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory, and financial targets.
Global Trade Management automates import and export processes to enable efficient and compliant cross-border trade while optimizing customs duties and reducing broker fees.
Transportation & Logistics orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.
Collaborative Manufacturing provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization, and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.
Supply Management ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.
Competitive Strengths
We believe the following competitive strengths will contribute to our ongoing success:
Attractive Industry Tailwinds and Large TAM with Significant White Space
We participate in the growing supply chain management (“SCM”) software industry. We estimate our TAM is more than $45 billion across North America and Europe, and anticipate this market will grow at a greater than 12% CAGR from 2021-2024. Several secular trends are increasing the demand for SCM software, including rising:
•
Complexity of Global Supply Chains:

•
Brand owners have transitioned from being manufacturers to orchestrators that produce little, but manage vast networks of trading partners and suppliers.

•
As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•
Demand for Integrating Siloed Data to Drive Decision Making:

•
Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•
Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•
Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but also critical for partners of the manufacturer to run efficient operations on its behalf.

•
Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•
Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•
Regulatory Environment Complexity:

•
Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs, and regulatory compliance protocols.

•
SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•
Geographic Consolidation:

•
Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•
Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•
COVID-19 Implications:

•
As a result of disruptions related to COVID-19, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe our TAM has approximately 85% white space, as many companies currently rely on home-grown or spreadsheet-based solutions created over time, which require significant manual effort to achieve end-to-end supply chain visibility. Moreover, these home-grown SCM solutions often rely on latent and one-off point-to-point connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. More than $1 billion of this white space exists within our installed base of customers, which we believe provides very actionable growth opportunities through expanding our existing relationships.
Category-Defining End-to-End Provider of Mission-Critical Software
As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end visibility and real-time, network-powered data, provides best-of-breed functionality across the supply chain and facilitates optimal supply chain performance.
As described above, we operate a software platform that integrates network ecosystems, data, and applications across a harmonized and simplified user interface, driving compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our 95% gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software.

Strong Network Effects Enhanced by a Flexible and Integrated Data Model
Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low latency, “many-to-one-to-many” data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four aforementioned network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value E2open delivers to customers and participants alike.
Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in and transformative acquisitions in the future.
Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. If the Business Combination is completed, we plan to work with the team at CCNB1 and the board of directors that will be appointed upon consummation of the Business Combination to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to accelerate revenue growth meaningfully.
Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion
E2open delivers solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission-critical to our customers’ operations, as evidenced by our 95% gross retention. Our top 100 customers have an average tenure of over 14 years and generate an average of $1.5+ million of annual subscription revenue. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer, and transportation sectors, among others.
Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.

Source: Management estimates.
We believe there is more than $1 billion of white space opportunity within our existing customer base since approximately 51% of our customers with more than $50,000 in recurring revenue currently utilize only one of our SKUs. Accessing this significant opportunity would allow us to more than triple revenue over time without new logos, products, or acquisitions. We have a proven track record of expanding share within our customer base as illustrated by our relationships with a leading CPG company, a leading industrial manufacturer, a blue-chip technology firm, and a global hardware and software technology provider, which increased recurring revenue with us by 2.7x, 2.0x, 1.9x, and 1.6x, respectively, from fiscal year 2018 to fiscal year 2020. The historical success of our “land and expand” strategy gives us confidence in our ability to penetrate the $1 billion of white space within our existing customers described above.
World-Class Management Team and Board of Directors
Our management team has a demonstrated history of delivering strong operational results, with over 25 years of relevant experience on average across our senior management team. Our Chief Executive Officer, Michael A. Farlekas, has been Chief Executive Officer of E2open since 2015 and brings over 25 years of experience leading supply chain management software companies.
Our management team is complemented by a board of directors whose members have proven track records of successfully investing in, operating, and acquiring software-based technology businesses. Stephen C. Daffron, current President of Dun & Bradstreet and former Chief Executive Officer of Interactive Data Corporation, and Eva F. Huston, current Chief Strategy Officer at Duck Creek Technologies and former Chief Financial Officer at Verisk Analytics, serve as directors and help drive our strategy to capture the significant data and analytics opportunity we believe is available. Each of these directors actively supports our management and contribute significant time and knowledge in their respective areas of expertise, including data and analytics, machine-learning/artificial-intelligence, SaaS go-to-market, acquisition execution and integration, financial reporting, and investor relations, among others.
Growth Strategies
We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

Expand Within Existing Customers
As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given what we believe to be the more than $1 billion white space opportunity within our existing customer base. Our acquisition strategy is focused on acquiring best-of-breed point solutions to incorporate into our integrated end-to-end platform. As a result, we currently sell just one SKU to approximately 51% of our customers with more than $50,000 in recurring revenue, as most acquired companies have only one product to offer their customers. We believe this represents a significant opportunity to accelerate growth and strengthen relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal year 2018 to fiscal year 2020, we increased the recurring revenue with a leading CPG company, a leading industrial manufacturer, a blue-chip technology firm, and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.
Win New Customers
As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures alongside our board of. First, we plan to invest in hiring an expert salesforce of new logo “hunters” funded by savings realized through our participation in a group purchasing organization coordinated by the Board. In addition to finding and onboarding this new “hunter” salesforce, we have already identified the specific areas of savings, which we are in the process of implementing across various areas of indirect spend. Additionally, we plan to pursue strategic partnerships and leverage the networks of our Board to elevate conversations with C-level executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.

Continue Strategic Acquisitions
A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related cost savings. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion. We have a large pipeline of actionable targets, including three large and transformative opportunities as well as a larger list of tuck-in opportunities identified in accordance with the criteria described above.
We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets, including 20% cumulative outperformance.
Additional Organic Growth Building Blocks
We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our steady-state subscription revenue growth target of 11-12% annually, including pricing-value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.
Industry
We operate in the supply chain management software industry, which serves brand owners, retailers, distributors, manufacturers, fulfillment and warehousing providers, and sourcing companies that deal with complex, global supply chains. As manufacturers increasingly outsource most of their production, they become large orchestrators of vast supply chains and have an increasing need for software to help manage these operations. Our SCM software, powered by our network, helps our customers manage and optimize their supply chains in an efficient, data-driven manner.
We estimate the TAM in North America and Europe for our SCM software solutions is $45 billion, which reflects a high-single-digit historical growth rate. We expect our TAM to accelerate to more than 12% annual growth in the 2021-2024 calendar years. Importantly, we believe that approximately 85% of our TAM is white space not currently served by an SCM software provider. Many companies utilize a patchwork of customized or home-grown supply chain solutions that have been developed over decades and are outdated with respect to current technology, and often patched together with spreadsheet-based processes. As a result, these solutions are latent and require high human capital investments to maintain and operate. The recent COVID-19-related supply chain disruptions have further highlighted the limitations of existing decision-making infrastructure with home grown solutions and the imperative for end-to-end digital transformation that can drive holistic and timely supply chain decision making.
Due to the outsourced and siloed nature of supply chains, the growth in the number of trading partners and vendors has generated commensurate data growth. This has driven demand for end-to-end supply chain management solutions that can integrate disparate data from across the supply chain to drive real-time decision making. Manufacturers and retailers are increasingly focused on solutions that can integrate multiple sources of data, including retail demand, shipping capacity and production output, to help drive unified, real-time decision making to optimize the supply chain.
The SCM software industry has traditionally been viewed as having three key sub-segments: procurement, planning, and execution. However, the flow of goods and information is continuous across these sub-segments, and E2open has recognized this and been developing end-to-end solutions that span the entire SCM software landscape to support all supply chain functions.
Customers
We primarily sell our software solutions to large enterprise brand-owners, manufacturers and transportation and logistics service providers. Our customers include some of the most well-known brands in the World, and we estimate that we have over 125 customers with over $10 billion in annual revenue. Customers often start with one of our software solutions to solve a specific problem and then expand their spend over time. This is evidenced by our long customer tenure (14 years), high gross retention (approximately 95%) and sizable average annual subscription revenue ($1.5+ million) across our top 100 customers.
As of February 29, 2020, we have more than 1,200 customers in over 180 countries. No organization or customer accounted for more than 7% of our revenue for fiscal years 2019-2020. Our customers range in size from small businesses to Fortune 100 companies, and our go-to-market and solutions portfolio enable us to reach customers of all sizes across many industries.
For the fiscal year ended February 29, 2020, 36% of our recurring revenue was derived from technology companies, 21% from transportation and logistics companies, 20% from consumer goods companies, 16% from industrial manufacturing companies and 7% from other industries including agriculture, education, business and financial service, healthcare and non-profit companies.
Go-To-Market
Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to-market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers to information technology to division heads to C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors that go-to-market focused on products, which enables us to sustain our high customer retention, long customer tenure, and drive maximum spend within each customer.
Our sales organization is comprised of field sales, inside sales, and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our platform, we focus on cross-selling additional products and up-selling additional departments and divisions with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.
Recent Acquisitions
On November 26, 2018, we completed the acquisition of INTTRA, a leading ocean shipping network, software and information provider at the time. This strategic acquisition was important in the foundation of our Logistics ecosystem given the strength of INTTRA’s multi-carrier shipping network across 177 countries that we estimate managed 26% of the world’s global ocean freight. INTTRA’s network and cloud-based software solution served more than 35,000 active shippers, 60 carriers and 150 integrations with transportation management and port system software partners, and significantly enhanced our ability to provide end-to-end visibility to our customers.
On July 2, 2019, we acquired Amber Road, a cloud-based global trade management software platform providing solutions across sourcing, global logistics and trade compliance, in a transaction valued at approximately $428.6 million. The acquisition of Amber Road provided an expansive digital repository of global trade rules and regulations across 170 countries as well as significant customer relationships across Global 1000 and mid-sized companies.
We have integrated the Amber Road business into our platform and operations. We completed the people portion of the integration in September 2019, approximately 60 days subsequent to the acquisition. As a result, we have one consolidated field organization, professional services organization, customer success and support organization, and product management and development organization each of which follow a consistent unified process irrespective of their pre-acquisition heritage.
From a field operations perspective, the sales teams have been merged together, customer accounts and sales leads have been assigned to the combined teams and the selling processes have been unified. All sales people sell all products to their assigned target clients. From a product perspective, the Amber Road products are an integrated part of our platform. The entire product portfolio follows the same product management and release processes with a quarterly release cadence where all products are released with the same synchronized frequency on the same pre-determined date, every 90 days. The first unified release for the Amber Road heritage release was in November 2019. User Management (via Harmony®) and data integration via (E2net) are the first steps to interoperability and with each quarterly release we further this integration (for data as well as for users). This allows us to rapidly leverage the benefits of the combined product portfolio for existing E2open customers as well as the newly acquired customers. With every release we strive to improve interoperability allowing us to support new use cases and process flows that further differentiate our solutions and provide value to our customers.
The remaining integration work related to this acquisition is primarily around lease exits and data center consolidation which we expect to complete by mid-year in fiscal 2022.
Now, as an integrated part of our software platform, we have enhanced our ability to provide customers with valuable trade management information services, helping them improve sourcing decisions and automating import and export trade processes across their global operations.
Competition
Defined by changing technology and evolving customer needs, the market for SCM software is complex, competitive, and highly fragmented. There are many players offering point solutions that specialize in niche segments of SCM software, whereas E2open provides an end-to-end platform with network, planning and execution capabilities. Several participants within each product category offer solutions that compete against one or more of our current offerings, including Manhattan Associates in supply chain execution, Kinaxis in supply chain planning, and SPS Commerce in EDI-based network solutions. Additionally, we believe some of the large enterprise resource planning players offer capabilities across supply chain planning and execution, but currently lack the best-of-breed applications, network ecosystems and data that our platform provides.

Source: Management estimates.
We believe the principal competitive factors in our market are:
•
Brand awareness, reputation, and experience with customers within respective industry verticals;

•
Product capabilities, including end-to-end visibility, scalability, performance, functionality, safety and security, and reliability;

•
Ability to collect and synthesize data;

•
Ease of deployment, use and flexibility;

•
Interoperability and ease of integration with third-party vendors and internal customer systems;

•
Customer, technology, and platform support; and

•
Strength of sales and marketing efforts.

We expect competition to evolve as companies continue to digitally transform their supply chains and as more vendors look to provide an end-to-end supply chain platform. We believe we compete effectively to serve these needs as our products and go-to-market efforts have been designed with these criteria in mind. Additionally, we believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.
Employees
As August 31, 2020, we employed 2,394 full-time employees, including 205 in sales and marketing, 672 in product, 385 in operations, 461 in data content, 439 in professional services and 232 in general administrative functions. Among our full-time employees as of August 31, 2020, 656 were in North America, 203 were in Europe, the Middle East and Africa, and 1,535 were in Asia Pacific.

Over the last several years, we have developed operating principles that have provided a unifying foundation for our global workforce. This has led to one culture of transparency, commitment, and operational intensity, which has enabled our ability to drive growth, retain employees and rapidly integrate acquisitions.
Properties and Facilities
Our corporate headquarters is located at 9600 Great Hills Trail, Suite 300e, Austin, Texas 78759. In addition, we lease other corporate office spaces in San Jose, California; Edmonds, Washington; Dallas, Texas; Davenport, Iowa; Chicago, Illinois; Parsippany, New Jersey; McLean, Virginia; Raleigh, North Carolina; Rogers, Arkansas; Atlanta, Georgia; Fort Lauderdale, Florida; Reading, United Kingdom; Antwerp, Belgium; Copenhagen, Denmark; Karlsruhe, Germany; Munich, Germany; Krakow, Poland; Pune, India; Hyderabad, India; Bangalore, India; Kuala Lumpur, Malaysia; Shenzhen, China; Shanghai, China; and Kowloon, Hong Kong.
Our data centers are operated through co-location facilities, where we provide our own equipment to be used in leased space. We utilize and optimize data centers and public cloud services throughout the world to support a secure 99.99% uptime infrastructure with zero single-points of failure for our customers. The following table sets forth our material technology infrastructure, including location and function, for our properties throughout the world (all of which are leased). While the data center space is leased, we own all the equipment and gear that sits within those data centers.
#	Location	Function
1	San Jose, California	Production
2	Sunnyvale, California	Development, Configuration, Staging
3	Denver, Colorado	Disaster Recovery
4	Chicago, Illinois	Production, Disaster Recovery, Datacenter
5	Jacksonville, Florida	Production, Development
6	Carlstadt, New Jersey	Disaster Recovery
7	Beijing, China	Production
8	Shanghai, China	Production, Disaster Recovery
9	Hong Kong	Production
10	Hong Kong	Disaster Recovery
Intellectual Property
We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, AMBER ROAD, INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.
Government Regulation and Compliance
We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws, and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license, and our compliance on a regular basis.

Legal Proceedings
We are subject to various legal proceedings, claims, and governmental audits that arise in the ordinary course of our business. Although the outcomes of these claims cannot be predicted with certainty, in the opinion of management, the ultimate resolution of these matters would not be expected to have a material effect on our financial position, results of operations, or cash flows.

MANAGEMENT
Executive Officers and Directors
The following persons are the members of our Board and our executive officers as of the date of this prospectus:
Name	Age	Title
Michael A. Farlekas	55	President & Chief Executive Officer
Peter R. Hantman	53	Chief Operating Officer & Executive Vice President, Global Business Units
Jarett J. Janik	52	Chief Financial Officer
Pawan Joshi	50	Executive Vice President, Product Management & Strategy
Laura L. Fese	57	Executive Vice President & General Counsel
Chinh E. Chu	54	Director
Eva F. Huston	50	Director
Stephen C. Daffron	65	Director
Ryan M. Hinkle	39	Director
Timothy I. Maudlin	70	Director
Michael A. Farlekas, 55, serves as our President and Chief Executive Officer, having served in this role at E2open since May 2015, and has served on our Board since February 2021. Mr. Farlekas also previously served as a member of the Board of Managers of E2open Holdings from October 2015 to February 2021. Prior to joining E2open, Mr. Farlekas served as Vice President and General Manager of Roadnet Technologies (now known as Omnitracs) from 2012 through 2014. Prior to that, Mr. Farlekas spent 11 years at RedPrairie (now known as Blue Yonder Software) in various roles including Senior Vice President and General Manager, Industrial Business Unit and Vice President, Industrial Sales. Previously, Mr. Farlekas held leadership roles at GATX Terminal Corp. (now Kinder Morgan) and, before that, CSX Transportation. Mr. Farlekas holds an MBA with a concentration in International Business from Jacksonville University and a B.S. in mechanical engineering from Fairleigh Dickinson University.
Mr. Farlekas’s qualifications to serve on our board of directors include: the industry perspective and experience that he brings as our Chief Executive Officer, a position he has held since 2015, the thorough knowledge of the supply chain logistics market, and the deep understanding of E2open that he brings to the strategical imperatives of our board of directors, tactical execution to support such strategic imperatives and overall policy-making discussions.
Peter R. Hantman, 53, serves as our Chief Operating Officer and Executive Vice President, Global Business Units, having served in this role at E2open since March 2018. Previously, Mr. Hantman served as Chief Financial Officer of E2open from March 2016 to February 2018, as Senior Vice President, Global Customer Solutions of E2open from January 2014 to February 2016, and as Vice President, General Manager of E2open from January 2010 to December 2014. Prior to joining E2open, Mr. Hantman served as Senior Vice President of Global Service Delivery at IQNavigator from July 2009 to December 2010. Prior to that, Mr. Hantman served as Chief Executive Officer of Bankers Title and Chief Operating Officer of Alpine Access, Inc. and has held senior financial and operational management positions for Ryder Truck Rental, Budget Truck Group and Harima USA. Mr. Hantman holds an MBA with honors from Harvard Business School and a B.S. in corporate finance from the University of Colorado, Boulder.
Jarett J. Janik, 52, serves as our Chief Financial Officer, having served in this role at E2open since April 2018. Prior to joining E2open, Mr. Janik served as Interim Chief Operating Officer and Interim Chief Financial Officer of One Network from October 2017 through March 2018. Prior to that, Mr. Janik served as the Chief Financial Officer of Forterro from May 2014 through June 2016 before taking a sabbatical from July 2016 through September 2017. Previously, Mr. Janik served as Chief Financial Officer of Allegro and held various executive and senior finance positions for Infor, Certegy and Netzee, Inc. Mr. Janik holds an MBA with a concentration in Finance from the University of Denver and a B.S. in business administration and tourism management from the University of Denver.

Pawan Joshi, 50, serves as our Executive Vice President, Product Management & Strategy, having served in this role at E2open since October 2015. Previously, Mr. Joshi served as Vice President, Strategy of E2open from June 2014 through September 2015, as Vice President, Product Management of E2open from March 2010 through May 2014, and as Director, Product and Customer Solutions of E2open from February 2003 through July 2010. Prior to joining E2open, Mr. Joshi served as a Product Manager of i2 Technologies. Mr. Janik holds a Ph.D in Industrial Engineering and a M.S. in Manufacturing Systems Engineering from the University of Wisconsin-Madison and a B. Tech. in Manufacturing Science and Engineering from the Indian Institute of Technology, Delhi.
Laura L. Fese, 57, serves as our Executive Vice President and General Counsel, having served in this role at E2open since April 2017. Prior to joining E2open, Ms. Fese served as General Counsel of Iptor Supply Chain Systems from April 2013 to April 2017. Prior to that, Ms. Fese served as the Executive Vice President and Chief Legal Officer of RedPrairie (now known as Blue Yonder Software) from July 2008 to January 2013. Previously, Ms. Fese served as corporate counsel for Catalyst International and as an Assistant State’s Attorney for Cook County, Illinois. Ms. Fese holds a J.D. from the John Marshall Law School and a B.A. in political science from Illinois State University.
Chinh E. Chu, 54, has served on our Board since January 15, 2020 and served as our Chief Executive Officer prior to the Business Combination. Mr. Chu has over 25 years of investment and acquisition experience. In 2018, Mr. Chu founded Collier Creek (NYSE: CCH), a blank check company formed for substantially similar purposes as our company. Collier Creek sold 44,000,000 units in its initial public offering, generating aggregate proceeds of $440 million. In 2016, Mr. Chu co-founded CF Corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CF Corporation sold 69,000,000 units in its initial public offering, generating gross proceeds of $690 million. On November 30, 2017, CF Corporation consummated the acquisition of Fidelity & Guaranty Life, a provider of annuities and life insurance products, for approximately $1.835 billion plus the assumption of $405 million of existing debt, and related transactions. In connection with the FGL business combination, the name of the company was changed from “CF Corporation” to “FGL Holdings” (NYSE: FG). Mr. Chu serves as Co-Executive Chairman of FGL Holdings. Mr. Chu is also the Founder and the Senior Managing Partner of CC Capital, a private investment firm which he founded in November 2015. As Senior Managing Director of CC Capital, Mr. Chu led the effort to take Dun & Bradstreet private in a $7.2 billion deal that closed in February 2019. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to December 2015, where Mr. Chu led numerous investments across multiple sectors, including technology, financial services, chemicals, specialty pharma and healthcare products, and packaging. Mr. Chu was a Senior Managing Director at Blackstone from 2000 until his departure in December 2015, where he served, at various points, as a member of Blackstone’s Executive Committee, the Co-Chair of Blackstone’s Private Equity Executive Committee and as a member of Blackstone Capital Partners’ Investment Committee. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. In addition to Mr. Chu’s role as Co-Executive Chairman of FGL Holdings, he has served on the boards of directors of NCR Corporation (NYSE: NCR) and Stearns Mortgage since 2015 and Dun & Bradstreet since 2019. Mr. Chu previously served on the boards of directors of AVINTIV from 2011 to 2012, BankUnited Inc. from 2009 to 2014, Kronos Incorporated from 2014 to 2015, Biomet, Inc. from July 2007 to September 2007 and from 2013 to 2015, Freescale Semiconductor, Ltd. from 2011 to 2015 and HealthMarkets, Inc. from 2006 to 2016. Mr. Chu also previously served on the boards of directors of Alliant Insurance Services, Inc., AlliedBarton Security Services, Celanese Corporation, DJO Global, Inc., Graham Packaging, the London International Financial Futures and Options Exchange, Nalco Company, Nycomed, Stiefel Laboratories and SunGard Data Systems, Inc. Mr. Chu received a B.S. in Finance from the University of Buffalo.
Mr. Chu’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at CC Capital and Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.
Eva F. Huston, 50, has served on our Board since April 2020. Ms. Huston is currently the Chief Strategy Officer of Duck Creek Technologies (NASDAQ: DCT), a leading SaaS software company serving the P&C insurance industry, where she spearheads development and execution of corporate strategy, since

August 2020. Previously, Ms. Huston was the Senior Vice President and Chief Financial Officer at Verisk Analytics (NASDAQ: VRSK), a data analytics and risk assessment firm. Prior to joining Verisk Analytics in 2009, Ms. Huston was a Managing Director in telecom, media and technology investment banking at JP Morgan Chase & Co. (“JP Morgan”) (NYSE: JPM), where she was responsible for the marketing and information services practice. Ms. Huston’s client base included companies providing data and analytics to a variety of industry verticals, such as consumer and media, financial services, insurance and automotive. At JP Morgan, Ms. Huston advised clients on equity and debt financing transactions, as well as significant sector acquisitions.
Ms. Huston’s qualifications to serve on our Board include: her substantial experience in financial, technology and business services sectors, investment banking, mergers and acquisitions, corporate finance and strategic business planning; and her track record at Verisk Analytics and JP Morgan and in advising and managing multi-national companies.
Dr. Stephen C. Daffron, 65, has served on our Board since February 2021. Dr. Daffron is currently the President of Dun & Bradstreet Holdings, Inc. (NYSE: DNB). Dr. Daffron is a Co-Founder and Industry Partner of Motive Partners, a private equity firm focused on technology-enabled companies that power the financial services industry founded in January 2016. Prior to joining Motive Partners, Dr. Daffron served as President and Chief Executive Officer of Interactive Data Holdings Corporation from September 2013 until its acquisition by Intercontinental Exchange, Inc. in January 2016. Prior to that, Dr. Daffron served as Global Head of Operations and Technology for Morgan Stanley & Co. LLC. Prior to that role, Dr. Daffron spent more than two decades on Wall Street holding senior leadership positions at Renaissance Technologies Corp., Citigroup Inc. and Goldman, Sachs & Co. Prior to his career in finance, Dr. Daffron served as an Associate Professor at the United States Military Academy at West Point, and in various command and staff positions in the U.S. Army around the world.
The Company believes Dr. Daffron’s significant executive leadership experience, including of publicly traded companies, and expertise with data and analytics as President of Dun & Bradstreet and former CEO of Interactive Data Corporation qualify him to serve as a Director of the Company.
Ryan M. Hinkle, 39, has served on our Board since February 2021. Mr. Hinkle previously served as a member of the Board of Managers of E2open Holdings from March 2015 to February 2021. Mr. Hinkle is a Managing Director of Insight Partners, a venture capital and private equity firm where he has worked since 2003. Mr. Hinkle currently serves on the board of Pluralsight, Inc., an online technology skills platform, as well as numerous private companies. Mr. Hinkle holds a Bachelor of Science in Engineering degree in electrical engineering from the University of Pennsylvania and a Bachelor of Science degree in finance from the University of Pennsylvania.
Mr. Hinkle’s qualifications to serve on our board of directors include: his experience in the private equity and venture capital industry analyzing and investing in technology companies, his extensive knowledge of the E2open business gained while serving on the E2open board of managers since March 2015, his perspective as a representative of E2open’s largest equity holder since 2015 and, following the Business Combination, one of our largest stockholders, and his experience serving as a director for various private and public technology companies.
Timothy I. Maudlin, 70, has served on our Board since February 2021. From January 1989 to December 2007, Mr. Maudlin served as the Managing General partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin currently serves on the boards of Pluralsight, Inc., an online technology skills platform, and Alteryx, Inc., an analytic process automation platform, as well as several private companies. Mr. Maudlin previously served on the boards of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, Sucampo Pharmaceuticals, Inc. from September 2006 to February 2013 and Web.com Group, Inc. from February 2002 to October 2018. Mr. Maudlin holds a Masters in Management degree with a concentration in Accounting, Finance, and Management from the Kellogg School of Management at Northwestern University and a Bachelor of Arts degree in economics from St. Olaf College, and is trained as a Certified Public Accountant (inactive).

Mr. Maudlin’s qualifications to serve on our board of directors include: his extensive financial and accounting experience, the insights he has gained from his experience in the venture capital industry, and his extensive experience serving as a director for numerous public and private technology companies.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Board Structure
Our Board currently comprises six members. Effective as of the Closing, the following people were appointed as directors of the Company:
Class I directors:   Eva F. Huston and Stephen C. Daffron;
Class II directors:   Ryan M. Hinkle and Timothy I. Maudlin; and
Class III directors:   Chinh E. Chu and Michael A. Farlekas.
Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2022, 2023 and 2024, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.
Pursuant to the Investor Rights Agreement, the Insight Member has the right to nominate the IVP Directors to the Board and CC Capital, on behalf of the Sponsor, has the right to nominate the Sponsor Directors to the Board, in each case, for so long as such entity and their respective affiliates beneficially own certain specified percentages of the economic interests in the Company and E2open Holdings. The Chief Executive Officer of the Company is designated as the final member of the Board.
Director Independence
Under the rules of NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of NYSE, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company determined that Chinh E. Chu, Eva F. Huston, Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin are “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.
Board Leadership Structure
The Company believes that the structure of the Board and its committees will provide strong overall management of the Company.
Committees of the Board
The Board will have an audit committee, compensation committee, and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described above under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
A copy of the Corporate Governance Guidelines is available on our investor relations website.
Committees of the Board of Directors
Audit Committee
Timothy I. Maudlin and Eva F. Huston serve as members of our Audit Committee. Under the NYSE listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our Board has determined that each of Timothy I. Maudlin and Eva F. Huston are independent under the NYSE listing standards and applicable SEC rules. Timothy I. Maudlin serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that Timothy I. Maudlin and Eva F. Huston each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Company’s Audit Committee is responsible for, among other things:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•
reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee, which is available on the Company’s investor relations website at investors.e2open.com.
Compensation Committee
Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston serve as members of our Compensation Committee. Under the NYSE listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board has determined that each of Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston are independent. Chinh E. Chu serves as Chairman of the Compensation Committee. The Company’s Compensation Committee is responsible for, among other things:
•
reviewing, approving and determining the compensation of the Company’s officers and key employees;

•
reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•
administering the Company’s equity compensation plans;

•
reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

•
establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s investor relations website at investors.e2open.com.
Nominating and Corporate Governance Committee
Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin serve as members of our Nominating and Corporate Governance Committee. Under the NYSE listing standards, we are required to have a nominating and corporate governance committee composed entirely of independent directors; our Board has determined that each of Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin are independent. Stephen C. Daffron serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•
evaluating the performance of the Board and of individual directors;

•
considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•
reviewing developments in corporate governance practices;

•
evaluating the adequacy of the corporate governance practices and reporting;

•
reviewing related person transactions; and

•
developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s investor relations website at investors.e2open.com.
Corporate Governance Guidelines and Code of Business Conduct
The Board adopted Corporate Governance Guidelines which address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable. In addition, the Board adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on Company’s investor relations website at investors.e2open.com.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more officers serving on our Board. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Compensation of Directors
For information on director compensation, see the section titled “Executive Compensation — Director Compensation.”

EXECUTIVE COMPENSATION
The following sets forth information about the compensation paid to or accrued by our principal executive officer and our two other most highly compensated persons serving as executive officers as of February 28, 2021 for services rendered for the fiscal year ended February 29, 2020 (“fiscal 2020”) and fiscal year ended February 28, 2021 (“fiscal 2021”). As an emerging growth company, E2open has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. These three officers are referred to herein as E2open’s “named executive officers.”
The compensation reported in the summary compensation table below is not indicative of how E2open will compensate its named executive officers in the future. The Board and Compensation Committee of E2open recently reviewed, evaluated, and modified its compensation framework as a publicly traded company. E2open’s compensation program following the closing, which occurred on February 4, 2021, will vary from its historical practices, as described below under “— Key Compensation Actions for Fiscal Year 2022.”
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)(1)	Option Awards ($)(2)	Non Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael A. Farlekas President & Chief Executive Officer	2021	421,714	7,239,303	—	8,400	7,669,417
	2020	398,713	—	380,000	8,250	786,963
Jarett J. Janik Chief Financial Officer	2021	300,000	1,326,949	—	8,400	1,635,349
	2020	290,000	825,000	240,000	5,632	1,360,632
Peter R. Hantman Chief Operating Officer & EVP, Global Business Units	2021	350,000	1,995,018	—	8,400	2,353,418
	2020	332,000	—	325,000	8,250	665,250

(1)
Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was increased from $334,000, $280,000, and $314,000, respectively, to $380,000, $300,000, and $350,000, respectively. In fiscal 2020, Mr. Farlekas’ base salary included an incremental payment of $41,713 to account for his increased expenses for frequent travel on behalf of the company. E2open pays Mr. Farlekas this additional amount in regular installments in accordance with E2open’s regular payroll practices and does not require that it be used towards any specific expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In fiscal 2021, this amount was $41,714.

(2)
The amounts reported in this column for fiscal year ended February 28, 2021 represent the equity-based compensation expense computed in accordance with FASB ASC 718 as a result of the accelerated vesting and modification to the Class B Units granted to each of our named executive officers prior to the occurrence of the Business Combination. For accounting purposes, the Class B Units were modified because the vesting of certain awards that would not have otherwise vested was accelerated upon closing of the Business Combination. The amounts reflect the equity-based compensation expense for these grants and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. In connection with the Business Combination, the Class B Units were exchanged in part for cash and in part for equity consideration comprised of common units of E2open Holdings, together with a corresponding number of shares of Class V Common Stock of the Company, Series 1 RCUs of E2open Holdings and Series 2 RCUs of E2open Holdings based on the equity consideration valuation at the closing of the Business Combination. Of the amounts reported in this column in respect of each named executive officer’s unvested awards that were accelerated, for each of Messrs. Farlekas, Janik and Hantman, $3,493,365, $641,457 and $963,115 was delivered in cash, respectively, and the remainder was delivered in equity.

(3)
The amounts reported as earned in this column represent the bonuses earned by each named executive officer pursuant to the Executive Bonus Plan. For fiscal 2020, these amounts were paid in May 2020. The amounts required to be reported with respect to fiscal 2021 are not calculable at this time. We anticipate such bonus amounts to be determined on or about by April 15, 2021. For additional information, please see “— Executive Bonus Plan” below.

(4)
The amounts listed in the “All Other Compensation” column represent matching contributions paid on behalf of each named executive officer under our 401(k) plan.

Narrative to Summary Compensation Table
Executive Employment Agreements
Certain of the compensation paid to E2open’s named executive officers reflected in the summary compensation table was provided pursuant to employment agreements, which are summarized below. Except as described below under “— Severance Benefits,” each of the named executive officers is employed on an at-will basis. The agreements that covered employment in fiscal 2021 were superseded by new employment letter agreements discussed in more detail below under “— Key Compensation Actions for Fiscal Year 2022.”
Each of Messrs. Farlekas, Janik, and Hantman were a party to an employment agreement memorializing the terms of the executive’s employment with E2open. Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was set at $380,000, $300,000, and $350,000, respectively. Mr. Farlekas also received an annual payment, totaling $41,714 in fiscal 2021, to account for his expenses for frequent travel on behalf of the company. E2open pays Mr. Farlekas this additional payment in regular installments in accordance with E2open’s regular payroll practices and does not require that it be used towards any specific expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In addition, each of Messrs. Farlekas, Janik and Hantman were eligible to earn a target annual bonus of $380,000, $240,000, and $325,000, respectively, subject to the executive’s continued employment through the applicable payment date. Each executive was also a party to E2open’s standard Proprietary Information Agreement, which subjected him to an indefinite confidentiality provision, an inventions assignment provision, and a 12-month post-termination non-solicit of E2open’s employees and, for Messrs. Farlekas and Janik, customers. Mr. Farlekas was also subject to a nine-month post-termination non-compete.
Executive Bonus Plan
Bonuses payable to E2open’s named executive officers in respect of service during fiscal 2020 were paid in May 2020 and determined based on the achievement of the following performance criteria: company recurring revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the Board of Managers of E2open Holdings and given a weighting of 45%, 10%, 25% and 20%, respectively. For fiscal 2020, based on the actual level of achievement of our operating and personal performance objectives, the bonus for each executive was funded at 100%, resulting in a payout to each of Messrs. Farlekas, Janik and Hantman of $380,000, $240,000, and $325,000, respectively.
Bonuses payable to E2open’s named executive officers in respect of service during fiscal 2021 are expected to be paid in May 2021 and will be determined based on the achievement of the following performance criteria: total company revenue which includes both subscription and professional services revenue, net annual recurring Revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the Board of Managers of E2open Holdings and given a weighting of 25%, 40%, 25% and 10%, respectively. Actual payout of such bonus is not calculable at this time and will be included on a Form 8-K within four business days of its final determination upon the completion of E2open’s review of E2open’s financial performance for fiscal year 2021.
Class B Units
Prior to the Business Combination, E2open Holdings had a unit-based compensation program that authorized, at the discretion of the Board of Managers of E2open or a committee thereof, the issuance of non-vested restricted Class B Units. In connection with the Business Combination, all Class B Units were exchanged in part for cash and in part for equity consideration comprised of common units of E2open Holdings, together with a corresponding number of shares of Class V Common Stock of E2open Parent, Series 1 RCUs of E2open Holdings and Series 2 RCUs of E2open Holdings based on the equity consideration valuation at the closing of the Business Combination. All time and performance based vesting conditions in respect of the Class B Units were deemed to have been satisfied as of the closing of the Business Combination.
Health and Welfare Plans
E2open’s named executive officers are eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health and dependent care flexible spending accounts, health savings account and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees.
Retirement Plan
E2open sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of its employees, including the named executive officers. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed. E2open will match 50% of the first 6% of compensation contributed to the 401(k) plan during each calendar year. E2open’s matching contribution is made in February of the year following the year to which the match relates, and each participant is immediately vested in the matching contribution. Participants must be employed with E2open on December 31st of the applicable plan year to receive the matching contribution.
Severance Benefits
Other than as set forth below, E2open did not offer or have in place for its named executive officers any severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of February 28, 2021.
Michael A. Farlekas.   Pursuant to Mr. Farlekas’ employment agreement, if Mr. Farlekas’ employment was terminated by E2open (other than for cause (as defined in his employment agreement), or as a result of his death or permanent disability), subject to Mr. Farlekas’ execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Farlekas was entitled to (i) continued payment of his base salary for nine months and (ii) an additional monthly amount equal to $1,900 for healthcare expenses for six months following the date of such termination, provided that the healthcare stipend will cease earlier if Mr. Farlekas becomes eligible to receive healthcare coverage from a subsequent employer.
Jarett J. Janik.   Pursuant to Mr. Janik’s employment agreement, if Mr. Janik’s employment was terminated by E2open (other than for cause (as defined in his employment agreement) or because of his death or permanent disability), subject to Mr. Janik’s execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Janik was entitled to continued payment of his base salary for six months following such date of termination.
Peter R. Hantman.   Pursuant to Mr. Hantman’s employment agreement, if Mr. Hantman’s employment is terminated by E2open (other than for cause (as defined in his employment agreement) or as a result of his death or permanent disability), subject to Mr. Hantman’s execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Hantman was entitled to the sum of (a) 50% of his then-current base salary and (b) 50% of his target annual bonus for the fiscal year in which the termination occurs, paid in equal installments over six months following such date of termination.
In connection with the Business Combination, these severance benefits were terminated and replaced by the E2open Parent Holdings, Inc. Executive Severance Plan — see “— Key Compensation Actions for Fiscal Year 2022.”
Outstanding Equity Awards at Fiscal Year-End
The named executive officers did not have any outstanding equity awards as of February 28, 2021.

Director Compensation
The following table provides information concerning the compensation of each member of the Board of Directors of E2open Parent Holdings, Inc. for fiscal 2021.
Director Name	All other Compensation ($)(1)	Total ($)
Timothy I. Maudlin	$75,000	$75,000

(1)
Represents the grant date fair value of 6,830 shares of common stock granted to Mr. Maudlin on February 4, 2021, which were awarded pursuant to a Consulting Agreement. See “— Narrative to Director Compensation Table” below.

Narrative to Director Compensation Table
Maudlin Consulting Agreement
On September 17, 2020, Timothy I. Maudlin entered into a Consulting Agreement with E2open, LLC and its parent E2open Holdings, LLC (formerly known as Eagle Parent Holdings, LLC) whereby Mr. Maudlin would provide consulting services on behalf of E2open Holdings, LLC in connection with its negotiation with the various CC Neuberger entities regarding the transaction that ultimately culminated in the Business Combination. In consideration for the consulting services and upon the successful completion of the Business Combination, Mr. Maudlin was entitled to a grant of fully vested common stock in the ultimate parent with a grant date fair value of $75,000. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock.
Key Compensation Actions for Fiscal Year 2022
As part of its review of E2open’s compensation framework as a publicly traded company following the Business Combination, the Compensation Committee met on February 24, 2021 to review the compensation of the named executive officers and directors of the Company for fiscal year 2022 which commences March 1, 2021. The below material compensation decisions were recommended to the Board of Directors and ultimately approved for fiscal year 2022.
Employment Terms and Letter Agreements
The Board of Directors approved the entry into employment letter agreements with the named executive officers that set forth the terms of continued employment with the Company. The form of letter agreement is the same for each executive and provides for the provision of base salary, an annual cash incentive opportunity and a long-term equity opportunity. The agreement also provides for participation in the various health, insurance, retirement, paid time off and other benefits provided to other officers of the Company in accordance with the Company’s benefit plans, programs and policies in effect from time to time. Except as provided for in the Executive Severance Plan that each executive is eligible to participate in, the named executive officers are employed on an at-will basis.
Michael A. Farlekas, President and Chief Executive Officer
•
Base salary — $500,000

•
Executive Annual Incentive Plan — Target bonus set at $750,000

•
2021 Omnibus Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $4,500,000, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Incentive Plan and the forms of award agreement previously filed. Mr. Farlekas will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $4,500,000.

Jarett J. Janik, Chief Financial Officer
•
Base salary — $350,000

•
Executive Annual Incentive Plan — Target bonus set at $400,000

•
2021 Omnibus Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2,000,000, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Incentive Plan and the forms of award agreement previously filed. Mr. Janik will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2,000,000.

Peter R. Hantman, Chief Operating Officer
•
Base salary — $375,000

•
Executive Annual Incentive Plan — Target bonus set at $500,000

•
2021 Omnibus Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2,000,000, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Incentive Plan and the forms of award agreement previously filed. Mr. Hantman will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2,000,000.

Executive Annual Incentive Program
The Board approved the adoption of an Executive Annual Incentive Program, which provides for a cash bonus to our executive team, including our named executive officers, upon achievement of specific performance milestones. The objective of the Executive Annual Incentive Program is to reward achievement of annual financial performance goals, and to establish appropriate company performance expectations to ensure executives are accountable for the Company’s continued growth and financial performance.
Performance measures and goals for determining named executive officers’ fiscal year 2022 annual incentive awards are based on the Company’s achievement of financial performance goals, including organic revenue growth, net bookings, and adjusted EBITDA. For each performance measure, 100% of the bonus opportunity will be paid with respect to such metric if target performance is achieved. Payout begins at 25% of target for both net bookings and adjusted EBITDA while payout begins at 50% of target for organic revenue growth. All payouts max out at 200% of target. No bonus will be allocated to a performance measure if minimum threshold results are not achieved.
The Executive Annual Incentive Program will be administered by the Compensation Committee.
Equity Incentive Plan
At the extraordinary general meeting held on February 2, 2021, CCNB1 shareholders considered and approved the Incentive Plan and reserved 15,000,000 shares of Class A Common Stock for issuance. The Incentive Plan was approved by the Board of Directors of the Company, and became effective, on February 4, 2021. The purposes of the Incentive Plan are to enable E2open to attract and retain the types of employees and independent directors who will contribute to long-range success, provide incentives to align the interests of employees and independent directors with those of stockholders, and promote the success of the business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, performance share awards, cash awards and other equity-based awards. For a full description of the Incentive Plan, see the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal” filed on January 12, 2021.

Executive Severance Plan
On February 4, 2021, the Company adopted an Executive Severance Plan for the benefit of the Company’s Chief Executive Officer and each of his direct reports. Pursuant to the severance plan, upon a qualifying termination of employment (which includes a termination of employment by the Company without “cause” or following a resignation for “good reason” (each, as defined in the plan)), subject to the execution of a release of claims against the Company and its affiliates, the participant would be eligible to receive severance equal to (i) a lump sum payment equal to one-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. If the qualifying termination occurs following a change in control of the Company, the severance payments will be equal to (i) a lump sum payment equal to two-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. Payment of the severance benefits is generally subject to the participant’s agreement to be subject to a covenant not to compete with the Company or solicit its employees and customers for a period of 12 months following a termination of employment.
Director Compensation
The Company adopted a new board of directors’ compensation program which is designed to provide competitive compensation necessary to attract and retain quality non-employee directors and to encourage ownership of Class A Common Stock to further align their interests with those of our stockholders. The new program, effective March 1, 2021, offers the following compensation for non-employee directors:
•
An annual cash retainer of $75,000;

•
An annual cash retainer of $100,000 for the chair of the board of directors, $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating & governance committee; and

•
An equity retainer with a value of $175,000, payable in the form of restricted stock units that vest on the one-year anniversary of the date of grant. For fiscal year 2022, the grant was fixed as of March 1st at a stock price of $9.77, resulting in 17,912 restricted stock units. The actual grant will occur as soon as the Company’s Form S-8 is filed in April, with the one-year vesting requirement commencing at such time

All cash retainers will be payable quarterly in arrears.
Certain Relationships and Related Party Transactions
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
CCNB1 Related Party Transactions
Related Party Loans
On January 16, 2020, the Sponsor agreed to loan CCNB1 up to $300,000 to be used for the payment of costs related to the IPO pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the IPO. CCNB1 borrowed approximately $125,000 under the Note. On May 29, 2020, CCNB1 repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, CCNB1 had certain arrangements with the Sponsor, its affiliates and certain of its officers and directors pursuant to which such affiliates may have, but were not obligated to, loan CCNB1 funds for working capital and similar operational purposes (“Working Capital Loans”). Upon completion of the Business Combination, CCNB1 would have been required to repay the Working Capital Loans out of the proceeds of the Trust Account released to it. CCNB1 did not have any borrowings under the Working Capital Loans and no such amounts were repaid to the Sponsor or any other affiliate of CCNB1.
Forward Purchase Agreement and Forward Purchase Agreement Side Letter
In connection with the IPO, CCNB1 entered into the Forward Purchase Agreement with NBOKS, a member of the Sponsor, which provided for the purchase of up to the amount of the Forward Purchase Securities, for the Maximum Forward Purchase Amount, in a private placement to close concurrently with the closing of the initial business combination (which was the Business Combination). In connection with the Business Combination Agreement, NBOKS and CCNB1 entered into the FPA Side Letter, whereby NBOKS confirmed the allocation to CCNB1 of the Maximum Forward Purchase Amount and that it would subscribe for the Forward Purchase Securities in connection with the Business Combination. The Forward Purchase Securities were issued in connection with the Closing. The proceeds from the sale of Forward Purchase Securities formed part of the consideration payable under the Business Combination Agreement.
Backstop Agreement
Concurrently with the execution of the Business Combination Agreement, CCNB1 entered into the Backstop Agreement with NBOKS, pursuant to which NBOKS agreed to, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, allocate up to an aggregate of $300,000,000 to subscribe for shares of Class A Common Stock at $10.00 per share in connection with the Business Combination, which subscription amount would not exceed the number of shares of CCNB1 subject to redemption. Under the Backstop Agreement, CCNB1 and NBOKS made customary representations and warranties for transactions of this type regarding themselves, which terminated upon the Closing of the Business Combination. No portion of the Backstop was funded in connection with the Closing of the Business Combination.
Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, CCNB1 entered into a Subscription Agreement with CC Capital, an entity in which Chinh E. Chu, Director of CCNB1 has a controlling interest, pursuant to which CC Capital received 2,450,000 shares of Class A Common Stock at the Closing. In addition, concurrently with the execution of the Business Combination Agreement, CCNB1 entered into Subscription Agreements with NBOKS and NBOKS Co-Invest Fund I LP, entities that Charles Kantor, Director of CCNB1 is the portfolio manager of, pursuant to which NBOKS and NBOKS Co-Invest Fund I, LP collectively received 2,400,000 shares of Class A Common Stock at the Closing.
In connection with the Business Combination, we entered into the Third Amended and Restated Limited Liability Company Agreement, the Tax Receivable Agreement, the Investor Rights Agreement and the Sponsor Side Letter Agreement, each of which is described in more detail under “The Business Combination — Related Agreements.”
E2open Related Party Transactions
Put Premium
On July 2, 2019, in connection with the Amber Road acquisition, E2open Holdings paid $5.3 million and $3.0 million to funds affiliated with Insight Partners and another private equity investor in E2open Holdings, respectively. These amounts were paid as a premium in exchange for a right granted by each investor to E2open Holdings to put and sell to such investor equity securities of E2open Holdings with a value equal to the aggregate amount paid by such investor pursuant to a commitment to provide equity financing to E2open, LLC for the Amber Road acquisition. This put right was not exercised by E2open Holdings.

SVB Credit Facility
On July 2, 2019, E2open Holdings incurred $36.6 million in term loans guaranteed by funds affiliated with Insight Partners pursuant to a joinder to such funds’ credit facility with Silicon Valley Bank. This indebtedness was repaid in full upon the consummation of the Business Combination.
Maudlin Consulting Agreement
On September 17, 2020, E2open entered into a consulting agreement with Timothy I. Maudlin (the “Maudlin Consulting Agreement”), pursuant to which, upon the successful completion of the Business Combination, Mr. Maudlin was entitled to an equity grant by the Company with a grant date fair value of $75,000, which is described in more detail in “Executive Compensation — Director Compensation.” If the Business Combination was not consummated, E2open would have, in lieu of the equity grant, made a one-time cash payment of $40,000 to Mr. Maudlin. Pursuant to the Maudlin Consulting Agreement, Mr. Maudlin was also given an opportunity to make an equity investment of $1,500,000 in E2open Holdings, which investment was consummated in exchange for Class A Units of E2open on October 10, 2020. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock. For additional information, see “Executive Compensation—Director Compensation.”
Stock Option Grants to Directors and Executive Officers; Transaction Bonuses
We have granted stock awards to certain of our directors and expect to grant stock options or stock awards to certain of our named executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the section titled “Executive Compensation.”
Limitation of Liability and Indemnification of Directors and Officers
Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. For more information regarding the limitations of liability and indemnification see the section titled “Description of Securities.”
Related-Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, nominees for directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, subject to exceptions for certain pre-approved related party transactions. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 2, 2021 by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of the Company’s common stock is based on the following: (i) an aggregate of 187,044,312 shares of Class A Common Stock issued and outstanding and (ii) 35,636,680 shares of Class V Common Stock issued and outstanding; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the EIP, (b) 13,799,972 shares of Class A Common Stock subject to outstanding Public Warrants of the Company, (c) non-voting shares of Series B-1 Common Stock and Series B-2 Common Stock issued upon completion of the Business Combination and (d) the 4,363,320 shares of Class V Common Stock held by the Company in treasury.
Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.
	Beneficial Ownership Table
	Class A Stock		Class V Stock		% of Total Voting Power
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%
CC Neuberger Principal Holdings I Sponsor LLC(1)	23,046,286	11.7%	—	—	9.9%
NBOKS(2)	37,923,143	19.2%	—	—	16.3%
Insight Partners(3)	18,114,619	9.7%	26,566,466	74.6%	20.1%
Elliott Investment Management L.P.(4)	25,171,131	13.5%	—	—	11.3%
Luxor Capital Partners, LP(5)	11,300,000	6.0%	—	—	5.1%
The WindAcre Partnership Master Fund LP(6)	16,250,000	8.7%	—	—	7.3%
Michael A. Farlekas	—	—	1,223,957	3.4%	*
Peter R. Hantman	—	—	472,994	1.3%	*
Jarett J. Janik	—	—	178,318	*	*
Chinh E. Chu(7)	12,473,143	6.5%	—	—	5.5%
Stephen C. Daffron	—	—	—	—	—
Eva F. Huston	41,857	*	—	—	*
Ryan M. Hinkle(8)	—	—	—	—	—
Timothy I. Maudlin	6,830	*	154,134	*	*
All directors and named executive officers as a group (eight individuals)	2,533,714	1.4%	2,029,403	5.7%	2.4%

*
Less than 1%.

(1)
Consists of 12,766,286 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)
Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 530,000 Shares of Class A Common Stock and 5,000,000 Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 6,383,143 shares of Class A Common Stock 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates.

(3)
Consists of 7,524,415 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,604,446 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 4,681,293 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,304,465 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 26,566,466 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Shareholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Shareholders. The principal business address of each of the Insight Shareholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)
Consists of: (i) 7,551,339 shares of Class A Common Stock to be beneficially held by Helios Associates, LLC (“Helios”) and (ii) 17,619,793 shares of Class A Common Stock to be beneficially held by Sesame Investments, LP (“Sesame”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and

Elliott International may be deemed to beneficially own the shares of Class A Common Stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A Common Stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.
(5)
Consists of 2,596,000 shares of Class A Common Stock owned by Luxor Capital Partners, LP (the “Onshore Fund”), 1,792,000 shares of Class A Common Stock owned by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), 5,553,000 shares of Class A Common Stock owned by Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”) and 1,359,000 shares of Class A Common Stock owned by Luxor Wavefront, LP (the “Wavefront Fund”). The principal business address of each of the Onshore Fund and the Wavefront Fund is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(6)
Consists of shares of Class A Common Stock purchased by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”) in the PIPE Investment. The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock to be purchased by the Master Fund. The principal business address of each this shareholder is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(7)
Consists of (i) 6,383,143 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the Sponsor and (ii) 950,000 shares of Class A Common Stock owned by CC, for which Mr. Chu is deemed to have beneficial ownership.

(8)
Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Shareholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Shareholders. See footnote 3 for more information regarding the Insight Shareholders.

Selling Securityholders
This prospectus relates to the resale by the Selling Holders from time to time of up to 215,045,300 shares of Class A Common Stock (including (a) 10,280,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, (b) 5,000,000 shares of Class A Common Stock that may be issued upon exercise of the Forward Purchase Warrants, (c) 8,113,752 shares of Class A Common Stock that may be issued upon the conversion of shares of Series B-1 Common Stock, (d) 3,368,217 shares of Class A Common Stock that may be issued upon the conversion of shares of Series B-2 Common Stock, and (e) 42,643,961 shares issuable upon the exchange of Common Units of E2open Holdings (including Common Units issuable upon conversion of the 4,379,557 Series 1 RCUs and 2,627,724 Series 2 RCUs) and the surrender and cancellation of an equal number of shares of Class V Common Stock, and warrants to purchase up to 15,280,000 shares of Class A Common Stock (consisting of the Private Placement Warrants and the Forward Purchase Warrants). The Selling Holders may from time to time offer and sell any or all of the Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement.
When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock or Warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock or Warrants.
The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Class A Common Stock and Warrants beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock and warrants that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Class A Common Stock and warrants beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. We have based percentage ownership following the offering on 187,044,312 shares of Class A Common Stock, 35,636,680 shares of Class V Common Stock, and 29,079,972 Warrants, in each case outstanding as of March 2, 2021, and have assumed that each Selling Holder will sell all shares of Common Stock and Warrants offered pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s Warrants (if any) and/or exchange of such Selling Holder’s Common Units (if any) and did not assume the exercise or exchange of any other Selling Holder’s Warrants or Common Units, respectively. With respect to each Selling Holder who holds shares of Series B-1 Common Stock, shares of Series B-2 Common Stock, Series 1 RCUs or Series 2 RCUs, the beneficial ownership of shares of Class A Common Stock reported below assumes the vesting of such shares or RCUs, as applicable, and settlement in, in the case of the shares of Series B-1 Common Stock and Series B-2 Common Stock, shares of Class A Common Stock, or in respect of the RCUs, Common Units (which are assumed to have been exchanged for shares of Class A Common Stock pursuant to the immediately foregoing sentence).
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock or Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o E2open, LLC, 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759.

	Securities Beneficially Owned Prior to This Offering		Securities to be Sold in This Offering		Securities Beneficially Owned After This Offering
Name of Selling Holder	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)%		Warrants(2)%
CC Neuberger Principal Holdings I Sponsor LLC(3)	25,530,000	10,280,000	25,530,000	10,280,000	—	—	—	—
CC NB Sponsor I Holdings LLC(4)	950,000	—	950,000	—	—	—	—	—
Affiliates of Neuberger Berman Group LLC(5)	26,400,000	5,000,000	26,400,000	5,000,000	—	—	—	—
Affiliates of Insight Venture Management, LLC(6)	52,725,548	—	52,725,548	—	—	—	—	—
Affiliates of Elliott Investment Management L.P.(7)	29,655,041	—	29,655,041	—	—	—	—	—
Affiliates of Altai Capital Management, L.P.(8)	4,550,200	—	4,550,200	—	—	—	—	—
Alyeska Master Fund, L.P.(9)	9,453,527	—	5,000,000	—	4,453,527	2.4%	—	—
Arcadia Sonar Investors LP(10)	750,000	—	750,000	—	—	—	—	—
Baron Small Cap Fund(11)	5,500,000	—	3,000,000	—	2,250,000	1.2%	—	—
Affiliates of The Blackstone Group Inc.(12)	1,333,334	—	1,000,000	—	333,334	*	—	—
CVI Investments, Inc.(13)	1,800,000	—	1,800,000	—	—	—	—	—
Chotin Family Holdings, LLC(14)	250,000	—	250,000	—	—	—	—	—
Affiliates of Eminence Capital, LP(15)	9,250,000	—	9,250,000	—	—	—	—	—
GGC Public Equities Opportunities Blocker Corporation, Ltd.(16)	500,000	—	500,000	—	—	—	—	—
Affiliates of Gagnon Securities LLC(17)	1,175,623	—	640,000	—	535,623	*	—	—
Henry Beinstein and Phyllis Beinstein JTWROS(18)	10,000	—	10,000	—	—	—	—	—
Hodges LLC, a Series of Virtru PE LLC(19)	500,000	—	500,000	—	—	—	—	—
Jane Street Global Trading, LLC(20)	2,201,149	—	2,200,000	—	1,149	*	—	—
Kepos Alpha Master Fund L.P.(21)	1,300,000	—	1,300,000	—	—	—	—	—
KG Co-Investment Opportunity Fund LP(22)	2,250,000	—	2,250,000	—	—	—	—	—
Affiliates of Luxor Capital Group, LP(23)	11,300,000	—	11,300,000	—	—	—	—	—
Affiliates of Magnetar Financial LLC(24)	650,000	—	650,000	—	—	—	—	—
Maven Investments Partners US LTD(25)	250,000	—	250,000	—	—	—	—	—
Shannon River Fund Management, LLC(26)	700,000	—	700,000	—	—	—	—	—
Affiliates of Sycomore Asset Management(27)	800,000	—	800,000	—	—	—	—	—
Tech Opportunities LLC(28)	500,000	—	500,000	—	—	—	—	—
The Windacre Partnership Master Fund LP(29)	17,377,000	—	16,250,000	—	1,127,000	*	—	—
Funds Advised by Appaloosa LP(30)	2,500,000	—	2,500,000	—	—	—	—	—
Affiliates of Performance Equity Management, LLC(31)	3,799,400	—	3,799,400	—	—	—	—	—
CL Parent Holdings, LLC(32)	1,319,971	—	1,319,971	—	—	—	—	—
Mumford 2014 Investments, LLC(33)	1,159,182	—	1,159,182	—	—	—	—	—
Michael A. Farlekas(34)	1,652,891	—	1,652,891	—	—	—	—	—
Peter R. Hantman(35)	638,123	—	638,123	—	—	—	—	—
Jarett J. Janik(36)	246,081	—	246,081	—	—	—	—	—
Pawan Joshi(37)	293,990	—	293,990	—	—	—	—	—
Deepa L. Kurian(38)	28,614	—	28,614	—	—	—	—	—
Laura L. Fese(39)	91,373	—	91,373	—	—	—	—	—
Keith Abell(40)	50,000	—	50,000	—	—	—	—	—
Eva F. Huston(41)	50,000	—	50,000	—	—	—	—	—
Timothy I. Maudlin(42)	177,967	—	177,967	—	—	—	—	—

	Securities Beneficially Owned Prior to This Offering		Securities to be Sold in This Offering		Securities Beneficially Owned After This Offering
Name of Selling Holder	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)%		Warrants(2)%
Adam Berger(43)	647,943	—	647,943	—	—	—	—	—
Betsy Atkins(44)	239,769	—	239,769	—	—	—	—	—
Mark Woodward(45)	272,277	—	272,277	—	—	—	—	—
Robert Byrne(46)	402,845	—	402,845	—	—	—	—	—
Olga Grishina(47)	241,706	—	241,706	—	—	—	—	—
Hongliang Dai(48)	120,853	—	120,853	—	—	—	—	—
Joseph Olson(49)	372,961	—	372,961	—	—	—	—	—
Santosh Nanda(50)	332,741	—	332,741	—	—	—	—	—
Additional Selling Securityholders(51)	1,695,824	—	1,695,824	—	—	—	—	—

*
Represents less than 1%.

(1)
Represents shares of Class A Common Stock, including the shares of Class A Common Stock (a) that may be issued upon the exercise of Warrants, (b) that may be issued upon the conversion of shares of Series B-1 Common Stock, (c) that may be issued upon the conversion of shares of Series B-2 Common Stock, and (d) that may be issued upon the exchange of Common Units (including Common Units issuable upon the conversion of Series 1 RCUs and Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock.

(2)
Represents the Private Placement Warrants and the Forward Purchase Warrants and does not include Public Warrants, which are not being offered by the Selling Holders in this offering.

(3)
Represents 12,766,286 shares of Class A Common Stock, 10,280,000 Private Placement Warrants exercisable for shares of Class A Common Stock and 2,483,714 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Series B-1 Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu (a director of the Company), and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(4)
CC is managed by its sole member, CC Capital SP, LP, which is managed by its general partner, CC Capital GP, LLC, which is controlled by its sole member, Chinh E. Chu (a director of the Company). Mr. Chu disclaims beneficial ownership of the securities owned by CC except to the extent of his pecuniary interest therein. Pursuant to the Investor Rights Agreement, CC (on behalf of the Sponsor), has the right to designate up to five members of the Company’s board of directors. For additional information, see “The Business Combination — Related Agreements.” The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(5)
Represents (a) 870,000 shares of Class A Common Stock held of record by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”) and (b) 20,530,000 shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants held of record by Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”). Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the Sponsor or its affiliates. Mr. Kantor disclaims beneficial ownership of the securities owned by NBOKS

Co-Invest and NBOKS except to the extent of his pecuniary interest therein. The business address of each of NBOKS Co-Invest and NBOKS is 1290 Avenue of the Americas, New York, New York 10104.
(6)
Represents (a) 7,524,415 shares of Class A Common Stock, 846,693 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 508,016 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners (Cayman) IX, L.P., (b) 4,681,293 shares of Class A Common Stock, 526,768 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 316,060 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., (c) 4,304,465 shares of Class A Common Stock, 484,365 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 290,619 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., (d) 1,604,446 shares of Class A Common Stock, 180,542 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 108,325 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners (Delaware) IX, L.P., and (e) 31,349,541 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 2,989,422 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 1,793,653 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock, in each case, owned of record by Insight E2open Aggregator, LLC (such holders of record, collectively, the “Insight Shareholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Shareholders. Pursuant to the Investor Rights Agreement, Insight E2open Aggregator, LLC (on behalf of itself and the other Insight Shareholders), has the right to designate up to three members of the Company’s board of directors. For additional information, see “The Business Combination — Related Agreements.” The principal business address of each of the Insight Shareholders is c/o Insight Venture Management, LLC, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(7)
Represents (a) 17,619,792 shares of Class A Common Stock, 1,961,711 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 1,177,026 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Sesame Investments LP (“Sesame”), and (b) 7,551,339 shares of Class A Common Stock, 840,733 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 504,440 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Helios Associates, LLC (“Helios”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A common stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A common stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.
(8)
Represents (a) 2,000,000 shares of Class A Common Stock owned of record by Altai Capital Osprey LLC (“Osprey”) and (b) 2,550,200 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 275,884 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 165,530 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock, in each case, owned of record by Altai Capital Eagle LP (“Eagle”). Altai Capital Osprey GP, LLC (“Osprey GP”) is the managing member of Osprey. Altai Capital Eagle GP, LLC (“Eagle GP”) is the general partner of Eagle. Altai Capital Management L.P. (“Management L.P.”) is the investment manager for each of Osprey and Eagle. Altai Capital Management, LLC (“Management LLC”) is the general partner of Management L.P. The managing members of Management LLC is Rishi Bajaj (the “Altai Manager”). Management L.P., Management LLC and the Altai Manager may be deemed to beneficially own the securities held by Osprey and Eagle. Management L.P., Management LLC and the Altai Managers each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. The principal business address of each of Osprey and Eagle is c/o Altai Capital Management L.P., 4675 MacArthur Court, Suite 1500, Newport Beach, CA 92660.

(9)
Represents 9,717,239 shares of Class A Common Stock and 292,328 Public Warrants owned of record by Alyeska Master Fund, L.P. (“Alyeska Fund”). Alyeska Investment Group, L.P., the investment manager of Alyeska Fund, has voting and investment control of the shares of held of record by Alyeska Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such securities. Mr Parekh disclaims beneficial ownership of such securities held by Alyeska Fund. The principal business address of Alyeska Fund is c/o Alyeska Investment Group, 77 W. Wacker Drive, Suite 700, Chicago, Illinois 60601.

(10)
The general partner of Arcadia Sonar Investors LP (“Arcadia Investor”) is Arcadia Sonar Managers LP, and its general parter is Arcadia Sonar General Partner LP. Kammy Moalemzadeh is the sole owner of Arcadia Sonar General Partner LP and may be deemed to beneficially own the securities held by Arcadia Investor. Mr Moalemzadeh disclaims beneficial ownership of such securities held by Arcadia Investor. The principal business address of Arcadia Investor is c/o Arcadia Investments, 152 West 57th Street, New York, New York 10019.

(11)
Baron Small Cap Fund has represented to us that it is an affiliate of a limited-purpose broker-dealer but that its securities were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The address of Baron Small Cap Fund is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(12)
Represents (a) 385,704 shares of Class A Common Stock owned of record by BSOF Master Fund L.P. (“BSOF”), (b) 114,296 shares of Class A Common Stock owned of record by BSOF Master Fund II L.P. (“BSOF II”), and (c) 500,001 shares of Class A Common Stock and 333,333 Public Warrants owned of record by Blackstone Aqua Master Sub-Fund, a sub-fund of the Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of each of BSOF, BSOF II and the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Strategic Opportunity Associates L.L.C. is the general partner of BSOF and BSOF II. Blackstone Holdings II L.P. is the sole member of Blackstone Strategic Opportunity

Associates L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by BSOF, BSOF II and/or the Aqua Fund directly or indirectly controlled by it or him, but each (other than each of BSOF, BSOF II and the Aqua Fund, severally and not jointly, to the extent of its respective direct holdings) disclaims beneficial ownership of such securities. Each of BSOF and the Aqua Fund has represented to us that it is an affiliate of a broker-dealer but that its securities were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(13)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(14)
Steven B. Chotin has voting or investment control over the securities owned of record by Chotin Family Holdings, LLC (“Chotin Investor”) and may be deemed to beneficially own the securities held by Chotin Investor. Mr Chotin disclaims beneficial ownership of such securities held by Chotin Investor except to the extent of his pecuniary interest therein. The principal business address of Chotin Investor is 5675 DTC Boulevard, Suite 200, Greenwood Village, Colorodo 80111.

(15)
Represents (a) 7,923,752 shares of Class A Common Stock owned of record by Eminence Holdings LLC (“Eminence Holdings”) and (b) 1,326,248 shares of Class A Common Stock owned of record by EC Longhorn LLC (“Longhorn”). Eminence Capital, LP (“Eminence Capital”) serves as the investment adviser to each of Eminence Holdings and Longhorn. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital. Mr. Sandler and Eminence Capital may be deemed to have shared voting and dispositive power over the shares owned of record by Eminence Holdings and Longhorn. Each of Mr. Sandler and Eminence Capital expressly disclaims beneficial ownership of such securities. The principal business address of each of Eminence Holdings and Longhorn is c/o Eminence Capital, LP, 399 Park Avenue, 25th Floor, New York, New York 10022.

(16)
The principal business address of this Selling Holder is One Embarcadero Center, 39th Floor, San Francisco, California 94111.

(17)
Represents (a) 594,469 shares of Class A Common Stock and 49,537 Public Warrants owned of record by Gagnon Investment Associates Master Fund, (b) 6,005 shares of Class A Common Stock and 178 Public Warrants owned of record by Gagnon Securities LLC P/S Plan, (c) 182,773 shares of Class A Common Stock and 13,976 Public Warrants owned of record by Neil Gagnon, (d) 126,507 shares of Class A Common Stock and 9,810 Public Warrants owned of record by Lois Gagnon, (e) 53,915 shares of Class A Common Stock and 4,397 Public Warrants owned of record by The Darwin Partnership, (f) 101,303 shares of Class A Common Stock and 7,835 Public Warrants owned of record by The Gagnon Family Partnership, and (g) 23,663 shares of Class A Common Stock and 1,255 Public Warrants owned of record by The Lois E. and Neil J. Gagnon Foundation. Neil Gagnon may be deemed to have shared dispositive or voting power of the securities owned by the other Selling Holders named in this footnote. Mr. Gagnon disclaims beneficial ownership of such securities (other than the securities owned of record by Mr. Gagnon) except to the extent of his pecuniary interest therein. Mr. Gagnon, Lois Gagnon and The Lois E. and Neil J. Gagnon Foundation each have represented to us that he, she or it is an affiliate of a broker-dealer but that his, her or its securities were purchased in the ordinary course of business and that at the time of purchase he, she or it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of each of the foregoing Selling Holders is 1370 Avenue of the Americas, 24th Floor, New York, New York 10013.

(18)
Mr. Beinstein and Ms. Beinstein have represented to us that they are affiliates of a broker-dealer but that their securities were purchased in the ordinary course of business and that at the time of their purchase they had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of Mr. Beinstein and Ms. Beinstein is c/o Gagnon Securities LLC, 1370 Avenue of the Americas, 24th Floor, New York, New York 10013.

(19)
Hodges LLC, a Series of Virtru PE LLC, a Delaware Series LLC (“Hodges”), is managed by Virtru Investment Partners, Inc. (“Virtru”). Glenn Fuhrman, Amanda Fuhrman, Laura Twersky and Risa Daniels may be deemed to share invsetment discretion and voting power with respect to the securities owned of record by Hodges. Each of the foregoing individuals disclaims benefical ownership of such securities. The principal business address of Hodges is 640 Park Avenue, New York, New York 10065.

(20)
Jane Street Group, LLC (“Jane Street Group”) owns 100% of the interests of Jane Street Global Trading, LLC (“Jane Street Global”). Each of Robert A. Granieri and Michael A. Jenkins is a member of the Operating Committee of Jane Street Group and may be deemed to share investment discretion and voting power with respect to the securities owned of record by Jane Street Global. Each of the foregoing individuals disclaims beneficial ownership of such securities. Jane Street Global has represented to us that it is an affiliate of a broker-dealer but that its securities were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of Jane Street Global is 250 Vesey Street, 3rd Floor, New York, New York 10281.

(21)
Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. (“Kepos Alpha”) and Kepos Partners LLC is the General Partner of Kepos Alpha. Each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha. The principal business address of Kepos Alpha is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(22)
KG Funds Management LLC is the investment manager of KG Co-Investment Opportunity Fund LP (“KG Co-Invest”) and KG Funds Managing Member LLC is the general partner of KG Co-Invest. Isaac Kier and Ilya Zaides control KG Funds Management LLC and may be deemed to have voting and dispositive power with respect to the securities held by KG Co-Invest. Each of Mr. Kier and Mr. Zaides disclaims beneficial ownership of the securities held by KG Co-Invest. The principal business address of KG Co-Invest is 888 Seventh Avenue, 21st Floor, New York, New York 10019.

(23)
Represents (a) 1,359,045 shares of Class A Common Stock owned of record by Luxor Wavefront, LP, (b) 1,791,802 shares of Class A Common Stock owned of record by Luxor Capital Partners Offshore Master Fund, LP, (c) 2,595,981 shares of Class A Common Stock owned of record by Luxor Capital Partners, LP and (d) 5,553,172 shares of Class A Common Stock owned of record by Lugard Road Capital Master Fund, LP. Luxor Capital Group, LP, as the investment manager of each of the foregoing Selling Holders, has sole dispositive and voting power over the securities held by such Selling Holders. Jonathan Greene, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by the Selling Holders. Mr. Greene disclaims beneficial ownership of the securities owned by the Selling Holders. The principal business address of each of the foregoing Selling Holders is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(24)
Represents (a) 67,000 shares of Class A Common Stock owned of record by Magnetar Structured Credit Fund, LP, (b) 63,500 shares of Class A Common Stock owned of record by Magnetar Xing He Master Fund Ltd., (c) 22,500 shares of Class A Common Stock owned of record by Purpose Alternative Credit Fund Ltd., (d) 11,500 shares of Class A Common Stock owned of record by Purpose Alternative Credit Fund — T LLC, (e) 48,000 shares of Class A Common Stock owned of record by Magnetar SC Fund Ltd., (f) 52,000 shares of Class A Common Stock owned of record by Magnetar Constellation Fund II, Ltd., (g) 171,500 shares of Class A Common Stock owned of record by Magnetar Constellation Master Fund, Ltd., (h) 150,000 shares of Class A Common Stock owned of record by Magnetar Capital Master Fund, Ltd., (i) 36,500 shares of Class A Common Stock owned of record by

Magnetar Lake Credit Fund LLC and (j) 27,500 shares of Class A Common Stock owned of record by Magnetar Longhorn Fund LP. Magnetar Financial LLC (“MFL”) serves as the investment manager to each of the foregoing Selling Holder funds and accounts. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The principal business address of each of the foregoing Selling Holders is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(25)
The principal business address of the Selling Holder is c/o Maven Investment Partners, 675 Third Avenue, 15th Floor, New York, New York 10017.

(26)
The principal business address of the Selling Holder is c/o Shannon Investment Partners, 850 Third Avenue, 13th Floor, New York, New York 10022.

(27)
Represents (a) 160,000 shares of Class A Common Stock owned of record by Sycomore Allocation Patrimoine, (b) 201,600 shares of Class A Common Stock owned of record by Sycomore Sustainable Tech, (c) 182,400 shares owned of record by Sycomore Happy@Work, (d) 208,000 shares of Class A Common Stock owned of record by Sycomore LS Opportunities and (e) 48,000 shares of Class A Common Stock owned of record by Sycomore Next Generation. Sycomore Asset Management is the investment manager for each of the foregoing Selling Holders and may be deemed to have voting or dispositive power over the securities held by such Selling Holders. The principal business address of each of the foregoing Selling Holders is c/o Sycomore Asset Management, 60 Avenue J.F. Kennedy, L18-55, Luxembourg, Luxembourg.

(28)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of this Selling Holder is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, New York 10017.

(29)
The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of The WindAcre Partnership Master Fund LP (“Master Fund”). Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock owned of record by the Master Fund. The principal business address of this Selling Holder is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(30)
Represents (a) 1,651,250 shares of Class A Common Stock owned of record by Azteca Partners LLC and (b) 848,750 shares of Class A Common Stock owned of record by Palomino Master Ltd. Appaloosa LP (“ALP”) is the manager of Azteca Partners LLC and the investment advisor to Palomino Master Ltd. Appaloosa Capital Inc. (“ACI”) is the general partner of ALP. Mr. David A. Tepper is the controlling stockholder and president of ACI and owns a majority of the limited partnership interests in ALP. The principal business address for each of Azteca Partners LLC and Palomino Master Ltd. is c/o Appaloosa LP, 51 JFK Parkway, Short Hills, New Jersey 07078.

(31)
Represents (a) 975,391 shares of Class A Common Stock, 127,606 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 76,564 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by EFFEM Master Fund II Parallel, L.P., (b) 943,746 shares of Class A Common Stock, 123,466 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 74,080 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by EFFEM Master Fund II, L.P., (c) 233,568 shares of Class A Common Stock, 30,556 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock, and 18,334 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Performance EFFEM PE Fund II, L.P. (Series 2017), and (d) 1,196,089 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 129,394 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 77,636 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock, in each case, owned of record by Performance Direct Investments III, L.P. (such holders of record, the “PEM Shareholders”). Each of the PEM Shareholders is managed by Performance Equity Management, LLC. Performance Equity Management, LLC is managed by the following partners: Jeffrey Barman, Frank Brenninkmeyer, John Clark, Jon DeKlerk, Marcia Haydel, Jeffrey Reals, S. Lawrence Rusoff and James Tybur. These individuals may be deemed to share beneficial ownership of the securities owned of record by the PEM Shareholders. The business address of each of the persons named in this footnote is c/o Performance Equity Management, LLC, 5 Greenwich Office Park, Third Floor, Greenwich, CT 06831.
(32)
Represents 1,319,971 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 142,796 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 85,677 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mark Nix is the sole manager of the CL Parent Holdings, LLC and may be deemed to have voting or dispositive power over the securities owned by CL Parent Holdings, LLC. Mr. Nix disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of this Selling Holder is 133 West Ovation Drive, Port St. Joe, Florida 32456.

(33)
Represents 1,159,182 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 125,402 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 75,241 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. John B. Mumford is the Managing Member of the Selling Holder and may be deemed to have voting or dispositive power over the securities owned by the Selling Holder. Mr. Mumford disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of this Selling Holder is 191 Ramoso Road, Portola Valley, CA 94028.

(34)
Represents 1,652,891 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 268,084 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 160,850 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Farlekas is our Chief Executive Officer and serves on our board of directors. The aforementioned securities were received as consideration in our Business Combination.

(35)
Represents 246,081 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 42,352 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 25,411 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Janik is our Chief Financial Officer. The aforementioned securities were received as consideration in our Business Combination.

(36)
Represents 638,123 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 103,206 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 61,923 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V

Common Stock. Mr. Hantman is our Chief Operationing Officer and Executive Vice President, Global Business Units. The aforementioned securities were received as consideration in our Business Combination.
(37)
Represents 202,438 shares of Class A Common Stock, 57,220 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock and 34,332 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Mr. Joshi is our Executive Vice President, Product Management & Strategy.

(38)
Represents 18,582 shares of Class A Common Stock, 6,270 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock and 3,762 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Ms. Kurian is our Chief Accounting Officer.

(39)
Represents 59,519 shares of Class A Common Stock, 19,909 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock and 11,945 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Ms. Fese is our Executive Vice President and General Counsel.

(40)
Represents (a) 41,857 shares of Class A Common Stock and (b) 8,143 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock. Prior to the Business Combination, Mr. Abell served on CCNB1’s board of directors. Mr. Abell’s principal business address is c/o CC Capital, 200 Park Avenue, 58th Floor, New York, New York 10166.

(41)
Represents (a) 41,857 shares of Class A Common Stock and (b) 8,143 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock. Ms. Huston serves on our board of directors. Mr. Huston’s principal business address is c/o CC Capital, 200 Park Avenue, 58th Floor, New York, New York 10166.

(42)
Represents (a) 6,830 shares of Class A Common Stock and (b) 171,137 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 10,627 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 6,376 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Maudlin serves on our board of directors. The aforementioned Common Units and Restricted Common Units were received as consideration in our Business Combination.

(43)
Represents 647,943 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 92,508 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 55,504 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Prior to the Business Combination, Mr. Berger served as the Chairman of the Board of Directors of E2open. The aforementioned securities were received as consideration in our Business Combination. Mr. Berger’s principal business address is c/o Insight Venture Management, LLC, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(44)
Represents 179,449 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 37,700 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 22,620 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Prior to the Business Combination, Ms. Aktins served on the Board of Directors of E2open. The aforementioned securities were received as consideration in our Business Combination. Ms. Atkin’s principal business address is c/o Baja Corp, 10 Edgewater Drive, Apt. 10A, Miami, Florida 33133.

(45)
Represents 222,968 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 30,818 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 18,491 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Mr. Woodward’s principal business address is 1425 Newport Avenue, San Jose, California 95725.

(46)
Represents 333,117 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 43,580 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 26,148 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Mr. Byrne is our Vice President of Supply Chain Solutions.

(47)
Represents 199,870 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 26,148 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 15,688 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Ms. Grishina’s principal business address is 20533 303rd Avenue SE, Maple Valley, WA 98038.

(48)
Represents 99,935 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 13,074 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 7,844 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Mr. Dai’s principal business address is 5850 Charon Lane, Apt. 307, Madison, Wisconsin 53718.

(49)
Represents 252,959 shares of Class A Common Stock, 75,001 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock and 45,001 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Mr. Olson is our Executive Vice President and Chief of Customer Operations.

(50)
Represents 233,410 shares of Class A Common Stock, 62,082 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-1 Common Stock and 37,249 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Mr. Nanda is our General Manager, Logistics Service Providers Business Unit.

(51)
The disclosure with respect to the remaining Selling Holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the oustanding shares of our Class A Common Stock. Represents an aggregate of (a) 827,177 shares of Class A Common Stock, (b) 270,830 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Series B-1 Common Stock, (c) 162,464 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Series B-2 Common Stock and (d) 365,201 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 48,562 Common Units issuable upon the conversion of an equal number of Series 1 RCUs and 29,132 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and exchange of an equal number of shares of Class V Common Stock.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and amended and restated bylaws. The full text of our certificate of incorporation and amended and restated bylaws are filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.
Authorized and Outstanding Stock
Our certificate of incorporation authorizes the issuance of 2,554,000,000 shares, consisting of:
•
1,000,000 shares of preferred stock, par value $0.0001 per share;

•
2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•
9,000,000 shares of Series B-1 common stock, par value $0.0001 per share;

•
4,000,000 shares of Series B-2 common stock, par value $0.0001 per share; and

•
40,000,000 shares of Class V Common Stock, par value $0.0001 per share.

Class A Common Stock
As of March 2, 2021, there are 187,044,312 shares of Class A Common Stock outstanding. All shares of Class A Common Stock are fully paid and non-assessable. In connection with the Business Combination, the Class B ordinary shares held by the Sponsor converted into shares of Class A Common Stock of the Company other than 2,500,000 Class B ordinary shares which automatically converted into Series B-1 common stock in accordance with the Sponsor Side Letter Agreement and the certificate of incorporation.
Voting rights.   Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock vote together with holders of Class V Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Dividend rights.   Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.
Rights upon liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock, then outstanding, if any.
Other rights.   The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class B Common Stock
There are 8,120,367 shares of Series B-1 common stock and 3,372,184 shares of Series B-2 common stock outstanding.
Voting rights.   Except as required by law, holders of Class B common stock are not entitled to any voting rights with respect to such Class B common stock.
Dividend rights.   Dividends and other distributions will be declared simultaneously with any dividend on shares of Class A Common Stock and ratably for the holders of Class B common stock, provided that no such dividends will be paid on any share of Class B common stock until the conversion of such share into Class A Common Stock, if any, at which time all accrued dividends will be paid.
Rights upon liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any assets of the Company (other than to the extent such liquidation, dissolution or winding up constitutes a Conversion Event (as defined in the Sponsor Side Letter Agreement), in which case such Class B common stock shall, in accordance with the certificate of incorporation, automatically convert to Class A Common Stock and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock).
Other rights.   The Series B-1 common stock automatically converts into Class A Common Stock of the Company on a one-to-one basis upon the occurrence of VWAP 1 Vesting Event. The Series B-2 common stock automatically converts into Class A Common Stock of the Company on a one-to-one basis upon the occurrence of VWAP 2 Vesting Event.
Class V Common Stock
There are 35,636,680 shares of Class V Common Stock outstanding, and the Company holds 4,363,320 shares of Class V Common Stock in treasury. All shares of Class V Common Stock are fully paid and non-assessable.
Voting rights.   Each holder of Class V Common Stock is entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote (whether voting separately as a class or together with one or more classes of the Company’s capital stock). Holders of shares of Class V Common Stock vote together with holders of the Class A Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or. in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V Common Stock, as such, have no voting power pursuant to the certificate of incorporation with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Dividend rights.   Dividends and other distributions will not be declared or paid on the Class V Common Stock.
Rights upon liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V Common Stock are not entitled to receive any assets of the Company.
Other rights.   The holders of shares of Class V Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V Common Stock.

Issuance and Retirement of Class V Common Stock.   In the event that any outstanding share of Class V Common Stock ceases to be held directly or indirectly by a holder of a Common Units, such share will automatically be transferred to the Company and cancelled for no consideration. The Company will not issue additional shares of Class V Common Stock after the adoption of the certificate of incorporation other than in connection with the valid issuance of Common Units in accordance with the governing documents of E2open or the vesting of Restricted Common Units.
Preferred Stock
No shares of Preferred Stock are issued or outstanding. The certificate of incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.
The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock and the Class V Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A Common Stock. At present, we have no plans to issue any Preferred Stock.
Warrants
Public Shareholders’ and Forward Purchase Warrants
Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional Warrants will be issued upon separation of the units and only Whole warrants will trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time on February 4, 2026, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the Class A Common Stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the Warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A Common Stock issuable upon exercise of the Warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash
Once the Warrants become exercisable, we may call the Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•
if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending on the third business day before we send to the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants for Class A Common Stock
Commencing ninety days after the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):
•
in whole and not in part;

•
for a number of shares of Class A Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A Common Stock except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of Class A Common Stock that a Warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.
Redemption Date Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of our Class A Common Stock shall mean the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.298 Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.365 Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Common Stock.
This redemption feature differs from the typical Warrant redemption features used in other offerings by special purpose acquisition companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants (other than the Private Placement Warrants) be redeemed when the Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants for Class A Common Stock, instead of cash, for “fair value” without the Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants for Cash.” Holders of the Warrants will, in effect, receive a number of shares representing fair value for their Warrants based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the Warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Warrants, in this case, for Class A Common Stock, and therefore have certainty as to (i) our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Warrants and available to us, and also provides a ceiling to the theoretical value of the Warrants as it locks in the “redemption prices” we would pay to Warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a “premium” to Warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the Warrants for Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the premium to the Warrant holders. In particular, it would allow us to quickly redeem the warrants for Class A Common Stock, without having to negotiate a redemption price with the Warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the Warrant holders. In addition, the Warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.
As stated above, we can redeem the Warrants when the Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with a premium (in the form of Class A Common Stock). If we choose to redeem the Warrants when the Class A Common Stock are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for Class A Common Stock if and when such Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures and Cashless Exercise
If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise prices of the Warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants . If we call our Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding Class A Common Stock is increased by a share capitalization payable in Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of Class A Common Stock equal to the product of (i) the number of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock(or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends up to $0.50 per share per annum, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary stock in respect of such event.

If the number of outstanding Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Class A Common Stock.
Whenever the number of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part , for a complete description of the terms and conditions applicable to the Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Warrants. If. upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Common Stock to be issued to the Warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of our Class A Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that CCNB1 agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it was not known at the time of issuance whether the Sponsor and its permitted transferees would be affiliated with us following a business combination. Given they remain affiliated with us, their ability to sell our securities in the open market is significantly limited. We have an insider trading policy in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their Warrants and sell the Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities. As a result, CCNB1 believed that allowing the holders to exercise such Warrants on a cashless basis is appropriate.
Dividends
We did not declare any dividend in the past and the Board will consider whether or not to institute a divided policy in the future. The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company after the completion of the Business Combination subject to the discretion of the Board.
Upon completion of the Business Combination, the Company is a holding company with no material assets other than its interest in E2open. We intend to cause E2open to make distributions to holders of Common Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.
The Third Amended and Restated Limited Liability Company Agreement provides that pro rata cash distributions be made to holders of Common Units (including the Company) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “The Business Combination — Related Agreements —  Third Amended and Restated Limited Liability Company Agreement.” The Company anticipates that the distributions it will receive from E2open may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Company’s Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Common Units, to maintain one-for-one parity between Common Units held by the Company and shares of Class A Common Stock of the Company. See the risk factor entitled “Risk

Factors — Risks Related to Our Business — The Company is a holding company and its only material asset after completion of the Business Combination is its interest in E2open, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement or pay dividends.”
Anti-Takeover Effects of the certificate of incorporation, the Bylaws and Certain Provisions of Delaware Law
The certificate of incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock. The certificate of incorporation will provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or Shareholders Meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Board then in office, except that holders of Class V Common Stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Election of Directors and Vacancies
The certificate of incorporation provides that the Board will determine the number of directors who will serve on the board, subject to the rights set forth in the Investor Rights Agreement. Upon adoption of the certificate of incorporation, the Board will be divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing Date. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing Date, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the Board.
In addition, the certificate of incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Investor Rights Agreement and any rights of the holders of Preferred Stock. For more information on the Investor Rights Agreement, see the section entitled “The Business Combination — Related Agreements — Investor Rights Agreement.”
Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.
Business Combinations
The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the certificate of incorporation provides that the Company will not engage in any “business combinations” (as defined in the certificate of incorporation), at any point in time at which the Company’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the certificate of incorporation) for a three-year period after the time that such person became an interested stockholder unless:
•
prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the certificate of incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The certificate of incorporation will expressly exclude certain of the Company’s stockholders with whom the Company will enter into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the certificate of incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the certificate of incorporation could have an anti-takeover effect with respect to certain transactions which the Board does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Quorum
The Bylaws provide that at any meeting of the Board a majority of the total number of directors then in office constitutes a quorum for all purposes.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The certificate of incorporation does not authorize cumulative voting.

General Stockholder Meetings
The certificate of incorporation provides that special meetings of stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be February 2 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as the Investor Rights Agreement remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Supermajority Provisions
The certificate of incorporation and the Bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the certificate of incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 66-2/3%, in case of provisions in Article I. Article II and Article IV of the Bylaws, and a majority, in case of any other provisions, in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The certificate of incorporation will provide that Article X therein, including the provisions therein regarding competition and corporate opportunities, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class. The certificate of incorporation will provide that Article V, Article VI, Article VII, Article VIII, Article IX, Article XII and Article XIII therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:
•
the provision requiring a 66-2/3% supermajority vote, in case of provisions in Article I, Article II and Article IV of the Bylaws, and a majority vote, in case of any other provisions, for stockholders to amend the Bylaws;

•
the provisions providing for a classified Board (the election and term of directors);

•
the provisions regarding filling vacancies on the Board and newly created directorships;

•
the provisions regarding resignation and removal of directors;

•
the provisions regarding calling special meetings of stockholders;

•
the provisions regarding stockholder action by written consent;

•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•
the provisions regarding the election not to be governed by Section 203 of the DGCL;

•
the provisions regarding the selection of forum (see “— Exclusive Forum”); and

•
the amendment provision requiring that the above provisions be amended only with an 66-2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Exclusive Forum
The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, the certificate of incorporation (as it may be amended or restated) or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law. be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XII of the certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect the Company’s business, financial condition and results of operations and result in a diversion of the time and resources of the Company’s management and board of directors.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The certificate of incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The certificate of incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) is one in which the Company has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in the certificate of incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Stockholder Registration Rights
At the Closing, the Company entered into the Investor Rights Agreement, pursuant to which, among other things, the Sponsor, the Blocker Sellers, the Insight Member and the independent directors of CCNB1 have specified rights to require the Company to register all or a portion of their shares under the Securities Act. The defined term Registrable Securities therein includes the shares of Class A Common Stock and warrants to purchase Class A Common Stock issued pursuant to the Domestication. See the section entitled “The Business Combination — Related Agreements — Investor Rights Agreement.”
Listing
The Company has applied to list the Class A Common Stock and the Public Warrants on NYSE under the symbol “ETWO” and “ETWO WS,” respectively.

Securities Act Restrictions on Resale of Securities
In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•
the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.
As of March 2, 2021, we had 187,044,312 shares of Class A Common Stock outstanding. Of these, 41,394,351 shares sold in the CCNB1 IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of our Class A Common Stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of CCNB1’s Class A Common Stock we issued to the PIPE Investors pursuant to the PIPE Subscription Agreements are restricted securities for purposes of Rule 144.
As of March 2, 2021, we had warrants to purchase an aggregate of 29,079,972 shares of Class A Common Stock outstanding, consisting of: (a) the outstanding Public Warrants (warrants to purchase an aggregate of 13,799,972 shares of Class A common), (b) the Private Placement Warrants (warrants to purchase an aggregate of 10,280,000 shares of Class A Common Stock), and (c) the Forward Purchase Warrants (warrants to purchase an aggregate of 5,000,000 shares of Class A Common Stock). Each whole warrant is exercisable for one share of our Class A Common Stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.
We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights
The IRA Parties and PIPE Investors are entitled to various rights with respect to the registration of the shares of Class A Common Stock beneficially owned by such parties. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. See the sections titled “Description of Securities — Registration Rights” for additional information.
Lock-up Agreements
Pursuant to the Investor Rights Agreement and the Lock-Up Agreements, certain parties agreed with the Company, subject to certain exceptions, not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock or certain warrants to purchase shares of Class A Common Stock they beneficially own until August 4, 2021, the six-month anniversary of the Closing Date.
Additionally, following certain underwritten offerings of our equity securities, such parties will also agree to a customary market stand-off period not to exceed 90 days.
Form S-8 Registration Statement
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under our Equity Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of our Class A Common Stock as of the date hereof. Except where noted, this summary deals only with Class A Common Stock purchased in this offering that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our Class A Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Class A Common Stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Class A Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A Common Stock, you should consult your tax advisors.
If you are considering the purchase of our Class A Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our Class A Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A Common Stock, the excess will be treated as gain from the disposition of our Class A Common Stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A Common Stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends on, or gross proceeds from the sale or other disposition of, our Class A Common Stock paid to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and a non-U.S. Holder’s country of residence may modify the requirements described in this section. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of our Class A Common Stock.
The withholding obligations under FATCA generally apply to dividends on our Class A Common Stock and to the payment of gross proceeds of a sale or other disposition of our Class A Common Stock. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Class A Common Stock (but not on payments of dividends). Taxpayers may rely on the proposed regulations until final regulations are issued or until such proposed regulations are rescinded.

PLAN OF DISTRIBUTION
We are registering the issuance of 29,079,972, shares of Class A Common Stock issuable by us upon exercise of the Public Warrants, Private Placement Warrants, and Forward Purchase Warrants.
We are also registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of (a) up to 215,045,300 shares of our Class A Common Stock and (b) up to 15,280,000 Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.
The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock or Warrants. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s shares of Class A Common Stock or warrants, such Selling Holder may transfer shares of Class A Common Stock or warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.
With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the Selling Holders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock and warrants are currently listed on NYSE under the symbols “MPLN” and “MPLN.WS,” respectively.
The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Holders pay for solicitation of these contracts.
A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon our notification by a Selling Holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Private Placement Warrants
The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Securities — Private Placement Warrants.”
Lock-up Agreements
Certain of our stockholders have entered into Lock-Up Agreements or otherwise agreed to a six-month Lock-Up Period. See “Securities Act Restrictions of Resale of Securities — Lock-up Agreements.”

LEGAL MATTERS
The validity of the issuance of the shares of Class A Common Stock and the Private Placement Warrants and Forward Purchase Warrants offered hereby will be passed upon for E2open Parent Holdings, Inc. by Willkie Farr & Gallagher LLP, New York, New York.
EXPERTS
The balance sheet of CCNB1 as of December 31, 2020, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through December 31, 2020, have been audited by WithumSmith+Brown, PC (“Withum”), independent certified public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
On February 4, 2021, the Board dismissed Withum, CCNB1’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm following completion of the Company’s audit of the year ended December 31, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, CCNB1. On March 5, 2021, Withum’s dismissal was effective.
The consolidated financial statements of E2open Holdings, LLC at February 29, 2020 and February 28, 2019, and for each of the two years in the period ended February 29, 2020, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP (“EY”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Amber Road, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers due to the adoption of Accounting Standards Codification Topic 606 — Revenue from Contracts with Customers.
Change in Registrant’s Certifying Accountant
Dismissal of Independent Registered Public Accounting Firm
On February 4, 2021, the Audit Committee of the Board approved the appointment of EY as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended February 28, 2021. EY served as the independent registered public accounting firm of E2open prior to the Business Combination. Accordingly, Withum, the independent registered public accounting firm of CCNB1, the name of the Company prior to the Business Combination, was informed on February 5, 2021 that it would be replaced by EY as the Company’s independent registered public accounting firm following its completion of the Company’s audit of the year ended December 31, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, CCNB1.
The reports of Withum on CCNB1’s balance sheet as of June 30, 2020 and the statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through June 30, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from January 14, 2020 (inception) through June 30, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.
During the period from January 14, 2020 (inception) through June 30, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
During the period from January 14, 2020 (inception) through June 30, 2020 and the subsequent interim period through the date of Withum’s dismissal, CCNB1 and the Company did not consult with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CCNB1 or the Company, and no written report or oral advice was provided that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated February 10, 2021, was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2021. A copy of Withum’s letter dated February 10, 2021 has been included as an exhibit herein.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.utzsnacks.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS
CC Neuberger Principal Holdings I
Audited Financial Statements
E2open Holdings, LLC
Audited Consolidated Financial Statements
E2open Holdings, LLC
Unaudited Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of November 30, 2020 and February 29, 2020	F-22
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Nine Months Ended November 30, 2020 and 2019	F-23
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended November 30, 2020 and 2019	F-24
Unaudited Condensed Consolidated Statements of Member’s Equity for the Nine Months Ended November 30, 2020 and 2019	F-25
Notes to the Unaudited Condensed Consolidated Financial Statements	F-26
Unaudited Interim Consolidated Financial Statements of Amber Road, Inc. and Subsidiaries
Unaudited Consolidated Statements of Comprehensive Loss for the Six Months ended June 30, 2019 and June 30, 2018	F-
Unaudited Consolidated Statements of Cash Flows for the Six Months ended June 30, 2019 and June 30, 2018	F-77
Unaudited Consolidated Statements of Members’ Equity for the Six Months ended June 30, 2019 and June 30, 2018	F-
Notes to Unaudited Interim Consolidated Financial Statements	F-78

Audited Consolidated Financial Statements of Amber Road, Inc. and Subsidiaries

CC NEUBERGER PRINCIPAL HOLDINGS I
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
CC Neuberger Principal Holdings I
Opinion on the Financial Statements
We have audited the accompanying balance sheet of CC Neuberger Principal Holdings I (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 14, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 5, 2021

CC NEUBERGER PRINCIPAL HOLDINGS I
BALANCE SHEET
DECEMBER 31, 2020
Assets
Current assets:
Cash and cash equivalents	$455,318
Prepaid expenses	302,315
Total current assets	757,633
Investments held in Trust Account	414,049,527
Total Assets	$414,807,160
Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$2,147,682
Accounts payable	1,260,831
Due to related party	24,399
Total current liabilities	3,432,912
Deferred legal fees	947,087
Deferred underwriting commissions	14,490,000
Total Liabilities	18,869,999
Commitments and Contingencies (Note 6)
Class A ordinary shares, $0.0001 par value; 39,093,716 shares subject to possible redemption at $10.00 per share	390,937,160
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,306,284 shares issued and outstanding (excluding 39,093,716 and shares subject to possible redemption)	231
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 15,350,000 shares issued and outstanding	1,535
Additional paid-in capital	8,837,842
Accumulated deficit	(3,839,607)
Total shareholders’ equity	5,000,001
Total Liabilities and Shareholders’ Equity	$414,807,160
The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 14, 2020 (INCEPTION) THRUOGH DECEMBER 31, 2020
Operating expenses
General and administrative expenses	$3,889,134
Loss from operations	(3,889,134)
Net gain from investments held in Trust Account	49,527
Net loss	$(3,839,607)
Weighted average shares outstanding of Class A ordinary shares	41,400,000
Basic and diluted net income per share, Class A	$0.00
Weighted average shares outstanding of Class B ordinary shares	15,350,000
Basic and diluted net loss per share, Class B	$(0.25)
The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 14, 2020 (INCEPTION) THRUOGH DECEMBER 31, 2020
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860	—	414,000,000
Offering costs	—	—	—	—	(24,528,232)	—	(24,528,232)
Sale of private placement warrants to Sponsor	—	—	—	—	10,280,000	—	10,280,000
Shares subject to possible redemption	(39,093,716)	(3,909)	—	—	(390,933,251)	—	(390,937,160)
Net loss	—	—	—	—	—	(3,839,607)	(3,839,607)
Balance – December 31, 2020	2,306,284	$231	15,350,000	$1,535	$8,837,842	$(3,839,607)	$5,000,001
The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 14, 2020 (INCEPTION) THRUOGH DECEMBER 31, 2020
Cash Flows from Operating Activities:
Net loss	$(3,839,607)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor pursuant to note payable	8,868
Net gain from investments held in Trust Account	(49,527)
Changes in operating assets and liabilities:
Prepaid expenses	137,685
Accrued expenses	2,066,537
Accounts payable	445,831
Net cash used in operating activities	(1,230,213)
Cash Flows from Investing Activities
Cash deposited in Trust Account	(414,000,000)
Net cash used in investing activities	(414,000,000)
Cash Flows from Financing Activities:
Repayment of note payable to related party	(125,206)
Proceeds received from related party	24,399
Proceeds received from initial public offering, gross	414,000,000
Proceeds received from private placement	10,280,000
Payment of offering costs	(8,493,662)
Net cash provided by financing activities	415,685,531
Net increase in cash and cash equivalents	455,318
Cash and cash equivalents – beginning of the period	—
Cash and cash equivalents – end of the period	$455,318
Supplemental disclosure of noncash investing and financing activities:
Offering costs issued in exchange of Class B ordinary shares to Sponsor	$25,000
Offering costs included in accrued expenses	$81,145
Offering costs included in accounts payable	$375,000
Offering costs funded with note payable	$116,338
Prepaid expenses included in accounts payable	$440,000
Deferred underwriting commissions in connection with the initial public offering	$14,490,000
Deferred legal fees	$947,087
Initial value of ordinary shares subject to possible redemption	$394,712,480
Change in value of ordinary shares subject to possible redemption	$(3,775,320)
The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
CC Neuberger Principal Holdings I (the “Company”) was incorporated as a Cayman Islands exempted company on January 14, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus in the financial, technology and business services sectors.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from January 14, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering described below and since the closing of the initial public offering, the search for a prospective initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the initial public offering (the “Initial Public Offering”). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
The registration statement for the Company’s Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 5,400,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,280,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”) and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in trust and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of our Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers, directors and director nominees will have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or April 28, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
to pay dissolution expenses and net of taxes paid or payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Company’s Amended and Restated Memorandum and Articles of Association will provide that, if the Company winds up for any other reason prior to the consummation of the initial Business Combination, the Company will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.
In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less taxes payable and up to $100,000 of interest to pay dissolution expenses).
The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Consummated Business Combination
On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020. See the Form 8-K, filed with the SEC on February 10, 2021 for additional information.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
Liquidity
As of December 31, 2020, the Company had approximately $455,000 in its operating bank account and a working capital deficit of approximately $2.7 million.
The Company’s liquidity needs to date have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, the loans from the Sponsor of approximately $125,000 to the Company under the Note (see Note 5) to cover for offering costs in connection with the Initial Public Offering, and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note on May 29, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. The investments in money market funds held in Trust Account are generally convertible to cash within the Trust Account on a same-day basis.
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of these financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account. At December 31, 2020, the Company’s investments held in Trust Account consists entirely of money market funds which invest only in direct U.S. government treasury obligations.
Cash and cash equivalents
The Company considers all short-term investments held within its operating account, with an original maturity of three months or less when purchased, to be cash equivalents. The Company had approximately $414.0 million in cash equivalents held in the Trust Account as of December 31, 2020.
Investments in money market funds held in trust account
Upon the closing of the Initial Public Offering and the Private Placement, the Company was required to place net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement in a Trust Account, which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by management of the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account. Investments held in Trust Account are classified as trading securities, which are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of trading securities is included in investment income on Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information, Other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.
Fair Value of Financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, accounts payable, accrued expenses and amounts due to a related party approximate their fair values due to the short-term nature of the instruments. The Company’s investments in money market funds held in Trust Account are valued using NAV as a practical expedient for fair value under ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), and are therefore excluded from the levels of the fair value hierarchy.
Offering costs associated with the initial public offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering in April 2020.
Class A ordinary shares subject to possible redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 39,093,716 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Net loss per ordinary share
Net loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants underlying the Units sold in the Initial Public Offering (including the consummation of the Over-allotment) and private placement warrants underlying the Private Placement Units to purchase an aggregate of 24,080,000

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
Class A ordinary shares in the calculation of diluted income per share, because their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
The Company’s statements of operations include a presentation of loss per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A ordinary shares for the period from January 14, 2020 (inception) through December 31, 2020 is calculated by dividing the investment income on Trust Account of $49,527, by the weighted average number of Class A ordinary shares outstanding since issuance.
Net loss per share, basic and diluted for Class B ordinary shares for the period from January 14, 2020 (inception) through December 31, 2020 is calculated by dividing the net loss of $3,839,607, less net income attributable to Class A ordinary shares of approximately $49,527, resulting in a net loss of $3,889,134, by the weighted average number of Class B ordinary shares outstanding for the periods.
Income taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
On April 28, 2020, the Company sold 41,400,000 Units, including 5,400,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees.
Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million.
Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Certain proceeds of the proceeds from the Private Placement Warrants were added to the proceeds

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder shares
On January 16, 2020, the Company issued 2,875,000 Class B ordinary shares to the Sponsor (the “Founder Shares”) in exchange for a payment of $25,000 for offering costs made by the Sponsor on behalf of the Company. On March 6, 2020, the Company effected a share capitalization resulting in the Sponsor holding an aggregate of 13,625,000 founder shares. On March 6, 2020, the Sponsor transferred 50,000 Founder Shares to each of Keith W. Abell and Eva F. Huston, the Company’s independent director nominees. On April 23, 2020, the Company effected a share capitalization resulting in an aggregate of 15,350,000 Founder Shares issued and outstanding. The Sponsor currently owns an aggregate of 15,250,000 Class B ordinary shares and the independent directors, collectively, currently own an aggregate of 100,000 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. On April 24, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.
The Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.
Due to related party
During the period from January 14, 2020 (inception) through December 31, 2020, the Sponsor paid approximately $24,000 of expenses on behalf of the Company. The amount is classified as a payable in current liabilities as of December 31, 2020 within the accompanying balance sheet.
Related party loans
On January 16, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $125,000 under the Note. On May 29, 2020, the Company repaid the Note to the Sponsor in full.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
$2.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The Company had no borrowings under the Working Capital Loans as of December 31, 2020.
Forward purchase agreement
In connection with the consummation of the Initial Public Offering, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”), a member of the Sponsor, which provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement allows NBOKS to be excused from its purchase obligation in connection with a specific business combination if NBOKS does not have sufficient committed capital allocated to the Forward Purchase Agreement to fulfill its funding obligations under such Forward Purchase Agreement in respect of such business combination. Prior to an initial Business Combination, NBOKS intends to raise additional committed capital such that the condition described in the preceding sentence is met, but there can be no assurance that additional capital will be available. The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration and shareholder rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Pursuant to the Forward Purchase Agreement, the Company has agreed to use its reasonable best efforts (i) to file within 30 days after the closing of a Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which NBOKS or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase Agreement provides that these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
Underwriting agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 5,400,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On April 24, 2020, the underwriters fully exercised their over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per unit, or approximately $14.5 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Deferred legal fees
The Company obtained legal advisory services from two legal counsel firms in connection with the Initial Public Offering and agreed to pay their fees upon the consummation of the initial Business Combination. As of December 31, 2020, the Company recorded approximately $0.9 million in deferred legal fees in connection with such agreements in the accompanying balance sheet.
NOTE 7.   SHAREHOLDERS’ EQUITY AND REDEEMABLE EQUITY INTERESTS
Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 41,400,000 Class A ordinary shares issued or outstanding, including 39,093,716 Class A ordinary shares subject to possible redemption, which are classified as temporary equity, outside of shareholders’ equity in the accompanying balance sheet.
Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On January 16, 2020, 2,875,000 Class B ordinary shares were issued and outstanding. On March 6, 2020, the Company effected a share capitalization resulting in an aggregate of 13,625,000 Class B ordinary shares issued and outstanding. On April 23, 2020, the Company effected a share capitalization resulting in an aggregate of 15,350,000 of Class B ordinary shares issued and outstanding. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization in the accompanying financial statements. As of December 31, 2020, there were 15,350,000 Class B ordinary shares issued or outstanding.
Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. The Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination, or earlier at the option of the holder thereof, on a one-for-one basis. However, if additional Class A ordinary shares or any other equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the sum of (i) the total number of ordinary shares outstanding upon completion of the Initial Public Offering plus (ii) the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans, provided that such conversion of Class B ordinary shares will never occur on a less than one-for-one basis. Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.
Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2020, there were no preference shares issued or outstanding.

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company may call the Public Warrants and the Forward Purchase Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants and Forward Purchase Warrants:
•
in whole and not in part;

CC NEUBERGER PRINCIPAL HOLDINGS I
NOTES TO FINANCIAL STATEMENTS
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the agreed table, based on the redemption date and the “fair market value” of the Class A ordinary shares;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Class A ordinary shares shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 8 — SUBSEQUENT EVENTS
On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020. See the Form 8-K, filed with the SEC on February 10, 2021 for additional information.
Management has evaluated subsequent events to determine if events or transactions occurring through March 5, 2021, the date the financial statements are available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

E2open Holdings, LLC
and Subsidiaries
Unaudited Condensed Consolidated Financial Statements
as of and for the Nine Months Ended November 30, 2020 and 2019

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	November 30, 2020	February 29, 2020
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$17,132	$19,494
Restricted cash	41,325	28,934
Accounts receivable – net of allowance of $1,288 and $1,631, respectively	39,465	118,777
Prepaid expenses and other current assets	17,420	12,602
Total current assets	115,342	179,807
Long-term investments	222	179
Goodwill	752,701	752,756
Intangible assets, net	426,745	467,593
Property and equipment, net	37,962	25,232
Other noncurrent assets	14,321	14,445
Total Assets	$1,347,293	$1,440,012
Liabilities and Member’s Equity
Current Liabilities
Accounts payable and accrued liabilities	$54,116	$58,451
Incentive program payable	41,325	28,934
Deferred revenue	73,986	142,027
Acquisition-related obligations	2,000	3,100
Current portion of notes payable and capital lease obligations	66,536	64,902
Total current liabilities	237,963	297,414
Long-term deferred revenue	2,850	2,656
Notes payable and capital lease obligations	888,023	886,806
Other noncurrent liabilities	62,830	38,544
Total liabilities	1,191,666	1,225,420
Commitments and Contingencies (Note 8)
Member’s Equity
Member’s capital	443,329	433,992
Accumulated other comprehensive loss	(841)	(898)
Accumulated deficit	(286,861)	(218,502)
Total member’s equity	155,627	214,592
Total Liabilities and Member’s Equity	$1,347,293	$1,440,012
See notes to condensed consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)
	Nine months ended November 30,
	2020	2019
Revenue
Subscription revenue	$209,013	$176,481
Professional services	40,009	44,447
Total revenue	249,022	220,928
Cost of Revenue
Subcriptions	44,566	43,611
Professional services and other	32,791	29,969
Amortization of acquired intangible assets	15,453	13,505
Total cost of revenue	92,810	87,085
Gross Profit	156,212	133,843
Operating Expenses
Research and development	43,212	45,019
Sales and marketing	37,275	37,781
General and administrative	30,037	40,341
Acquisition-related expenses	11,354	23,505
Amortization of acquired intangible assets	25,365	22,775
Total operating expenses	147,243	169,421
Income (loss) from operations	8,969	(35,578)
Interest and other expense, net	(53,255)	(47,643)
Total other expenses	(53,255)	(47,643)
Loss before income tax benefit	(44,286)	(83,221)
Income tax expense (benefit)	24,073	(2,800)
Net loss	(68,359)	(80,421)
Other comprehensive income (loss), net
Net foreign currency translation gains (losses)	57	1,588
Total other comprehensive income (loss), net	57	1,588
Comprehensive loss	$(68,302)	$(78,833)
See notes to condensed consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Nine Months Ended November 30,
	2020	2019
Cash flows from operating activities
Net loss	$(68,359)	$(80,421)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	51,176	44,239
Amortization of deferred commissions	3,121	653
Amortization of debt issuance costs	3,236	2,440
Unit-based compensation	5,953	6,173
Loss on disposal of property and equipment	35	119
Changes in operating assets and liabilities:
Accounts receivable, net	79,309	528
Prepaid expenses and other current assets	(4,765)	(579)
Other noncurrent assets	(3,048)	(5,769)
Accounts payable and accrued liabilities	(4,335)	(4,027)
Incentive program payable	12,392	(2,449)
Deferred revenue	(67,847)	(1,989)
Changes in other liabilities	23,186	(5,224)
Net cash provided by (used in) operating activities	30,054	(46,306)
Cash flows from investing activities
Capital expenditures	(12,048)	(10,324)
Payments for acquisitions – net of cash acquired	—	(431,399)
Net cash used in investing activities	(12,048)	(441,723)
Cash flows from financing activities
Proceeds from sale of membership units	3,384	5
Repurchase of membership units, net	—	(116)
Proceeds from indebtedness	15,574	476,787
Repayments of indebtedness	(21,891)	(3,290)
Repayments of capital lease obligations	(5,145)	(4,696)
Pyments of debt issuance costs	—	(12,941)
Net cash (used in) provided by financing activities	(8,078)	455,749
Effect of exchange rate changes on cash and cash equivalents	101	1,506
Net increase (decrease) in cash, cash equivalents and restricted cash	10,029	(30,774)
Cash, cash equivalents and restricted cash at beginning of period	48,428	79,388
Cash, cash equivalents and restricted cash at end of period	$58,457	$48,614
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$17,132	$20,548
Restricted cash	41,325	28,066
Total cash, cash equivalents and restricted cash	$58,457	$48,614
Supplemental Information – Cash Paid for:
Interest	$49,898	$44,416
Income taxes	1,225	1,718
Non-Cash Investing and Financing Activities:
Capital expenditures financed under capital lease obligations	$11,076	$2,602
Capital expenditures included in accounts payable and accrued liabilities	25	—
Prepaid software, maintenance and insurance under notes payable	892	354
See notes to condensed consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY
(In thousands, except share data)
(Unaudited)
	Member’s Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Member’s Equity
Balance February 28, 2019	$425,822	$(1,124)	$(117,132)	$307,566
Investment by member	5	—	—	5
Repurchase of membership units	(116)	—	—	(116)
Unit-based compensation expense	6,173	—	—	6,173
Net loss and comprehensive loss	—	1,588	(80,421)	(78,833)
Balance November 30, 2019	$431,884	$464	$(197,553)	$234,795
	Member’s Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Member’s Equity
Balance February 29, 2020	$433,992	$(898)	$(218,502)	$214,592
Investment by member	3,384	—	—	3,384
Unit-based compensation expense	5,953	—	—	5,953
Net loss and comprehensive loss	—	57	(68,359)	(68,302)
Balance at November 30, 2020	$443,329	$(841)	$(286,861)	$155,627
See notes to condensed consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.   ORGANIZATION AND DESCRIPTION OF BUSINESS
E2open Holdings, LLC is a Delaware limited liability company headquartered in Austin, Texas. The condensed consolidated financial statements include the accounts of E2open Holdings, LLC and its wholly owned subsidiaries (collectively, the “Company” or “E2open”). The Company is owned by a syndicate of private equity investors led by Insight Venture Partners (“Insight”). Insight is a leading global venture capital and private equity firm investing in high-growth technology and software companies that are driving transformative change in their industries.
E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. The Company’s software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the business-critical nature of the Company’s solutions, it maintains deep, long-term relationships with its customers across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.
The COVID-19 pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact the Company’s business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. The Company has experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to customers. The Company has also experienced modest positive impacts from slowing growth in certain operating expenses due to reduced business travel, deferred hiring for some positions and the cancellation or virtualization of customer events.
The global pandemic continues to evolve, and the Company will carefully monitor the situation to understand its impacts on its business and operations.
2.   PENDING MERGER
On October 14, 2020, the Company and CC Neuberger Principal Holdings I (“CCNB1”), along with the other parties thereto, entered into a definitive Business Combination Agreement (the “Business Combination Agreement”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (a) CCNB1 will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which CCNB1 will change its name to “E2open Parent Holdings, Inc.”; (b) immediately following the Domestication, simultaneously, each wholly owned subsidiary of CCNB1 formed for the purpose of merging with certain equity holders of the Company treated as corporations for U.S. federal income tax purposes (each, a “Blocker”) will merge with and into a Blocker (collectively, the “Blocker Mergers”), resulting in the equity interests of each Blocker being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement, and thereafter, each of the surviving blockers will merge with and into CCNB1, with CCNB1 as the surviving company (collectively, the “Buyer Mergers”), resulting in the cancellation of the equity interests of such surviving blockers and CCNB1 directly owning all of the equity interests previously held by the Blockers in E2open Holdings; (c) immediately following the Buyer Mergers, the wholly owned subsidiary of CCNB1 formed for the purpose of merging with and into the Company, with the Company as the surviving company (the “Company Merger”), resulting in (i) the Company becoming a subsidiary of CCNB1, (ii) the equity interests of the Company (excluding those held by the Blockers and CCNB1) being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement and (iii) the equity interests of the Company held by CCNB1 being converted into the right to receive certain newly created equity interests of the Company; (d) CCNB1 will contribute, as a capital contribution in exchange for a portion of the equity interests in the Company it acquired in the Company Merger, an amount of cash available after payment of the merger consideration under the Business Combination Agreement, which will be used by the Company to pay transaction expenses and reduce existing indebtedness and fund the expense account of the representative of the Company’s equity holders under the Business Combination Agreement; and (e) the limited liability company agreement of the Company will be amended and restated to, among other things, reflect the Company Merger and admit E2open Parent Holdings, Inc. as the managing member of the Company.
On October 14, 2020, the Company was provided a commitment for financing in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which financing is expected to be funded concurrently with the completion of the Business Combination. This new financing, along with the proceeds from the Business Combination noted above, will be used to refinance the Term Loan Due 2024 (as defined below in Note 6), pay the Amber Term loan (as defined below in Note 6), distribute cash to existing shareholders, provide cash for working capital and pay transaction fees incurred with the Business Combination. The new term loan has an interest rate of LIBOR plus 3.5%.
See Note 12 for additional information regarding the completion of the Business Combination and new term loan.
3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation — These interim unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
In the Company’s opinion, the accompanying interim unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation. Certain information and disclosures normally included in the notes to the annual consolidated financial statements prepared in accordance with U.S. GAAP have been omitted from these interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the accompanying notes for the fiscal year ended February 29, 2020.
Use of Estimates — The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported results of operations during the reporting period. Such management estimates include reserves for bad debt, goodwill and other long-lived assets, estimates of standalone selling price of performance obligations for revenue contracts with multiple performance obligations, unit-based compensation, valuation allowances for deferred tax assets and uncertain tax positions and the accounting for business combinations. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.
Seasonality — The results of operations for the nine months ended November 30, 2020 are not necessarily indicative of the results to be expected for the year ending February 28, 2021 or for any other period.
Software Development Costs — The Company capitalizes certain software development costs incurred during the application development stage. Software development costs include salaries and other personnel-related costs, including employee benefits and bonuses attributed to programmers, software engineers and quality control teams working on the Company’s software solutions. The costs related to software development are included in property and equipment, net on the condensed consolidated balance sheets. Under this accounting framework, the Company capitalized $6.1 million and zero for the periods ended November 30, 2020, and February 29, 2020, respectively. The Company recognized $0.5 million and zero of amortization of capitalized software development costs for nine months ended November 30, 2020 and 2019, respectively.
Restricted Cash — Restricted cash represents customer deposits for the incentive payment program. The Company offers services to administer incentive payments to partners behalf of the Company’s customers. The Company’s customers deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable on the condensed consolidated balance sheets.

Segments — The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), which the Company has determined is its chief executive officer.
The CODM evaluates the Company’s financial information and performance on a consolidated basis. The Company operates with centralized functions and delivers most of its products in a similar way on an integrated cloud-based platform.
Liquidity of capital resources — The Company measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well interest, debt repayments, capital expenditures and operating expenses. The Company’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of operating cash flows.
The Company had $17.1 million and $19.5 million in cash and cash equivalents as of November 30, 2020 and February 29, 2020, respectively. The Company believes its existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $15 million available under its revolving credit facility (see Note 6) will be sufficient to meet its working capital, debt repayment and capital expenditure requirements until at least February 2022. See Note 12 for information related to the payoff of existing debt and the attainment of a new term loan and revolver upon completion of the Business Combination.
In the future, the Company may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, the Company may seek additional equity or debt financing.
Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. The Company deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and derived from sales of subscriptions and support, as well as professional services, principally to large creditworthy technology, industrial, consumer goods, pharmaceutical and energy companies. Credit risk is concentrated primarily in North America, Europe and portions of Asia. The Company has historically experienced insignificant credit losses. The Company maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.
Recently Accounting Guidance
Recently Adopted Accounting Guidance — The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers effective March 1, 2019 for all customer contracts. ASC 606 superseded the revenue recognition requirements in ASC 605, Revenue Recognition. ASC 606 requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services through a five-step process:
•
identification of the contract, or contracts, with a customer;

•
identification of the performance obligation in the contract;

•
determination of the transaction price;

•
allocation of the transaction price to the performance obligation in the contract; and

•
recognition of revenue as performance obligations are satisfied.

The new standard also included ASC 340, Other Assets and Deferred Costs, subsection 40, Contracts with Customers, which addressed accounting for the cost to obtain contracts. ASC 340-40 requires that costs to obtain contracts be recognized over the period that products and services are expected to be delivered, including likely renewals. The Company adopted ASC 606 using the modified retrospective transition method.

In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-18, Restricted Cash, which requires that in the statement of cash flows, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of period total amounts shown on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2018. The Company adopted this standard for the fiscal year ended February 29, 2020 and it is reflected in the comparable prior period.
Recent Accounting Guidance Not Yet Adopted — In February 2016, the FASB issued ASU 2016-02, Leases, which codified ASC 842, Leases. The core principle of ASC 842 is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. This ASU is effective for calendar fiscal years beginning after December 15, 2020. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the adoption of this ASU will result in a material increase to assets and liabilities as right-of-use leased assets and lease liabilities will be recorded on the condensed consolidated balance sheets.
In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The amendments in this update simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. This ASU is effective for annual periods beginning after December 15, 2021. Earlier application is permitted. The Company does not believe the adoption of this ASU will have a material impact on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Simplifying Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes. ASU 2019-12 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on the Company’s financial position and results of operations.
4.   REVENUE
The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, transaction price has been determined and allocated to the performance obligations in the contract and performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Subscription Revenue — The Company offers cloud-based, on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.
Professional Services — Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy these service contracts as they represent the performance obligation consumed by the customer and performed by the Company, and therefore reflect the transfer of services to a customer under such contracts.
The Company enters into arrangements with multiple performance obligations, comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.
Total Revenue by Geographic Locations — Revenue by geographic regions consisted of the following:
	Nine months ended November 30,
($ in thousands)	2020	2019
Americas	$239,567	$213,191
Europe	4,304	4,320
Asia Pacific	5,151	3,417
Total revenue	$249,022	$220,928
Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 96% during the nine months of fiscal 2021 and 2020. No other country represented more than 10% of total revenue during these periods.
Remaining Performance Obligations — Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient of ASC 606, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of November 30, 2020 and February 29, 2020, approximately $514.0 million and $566.8 million of revenue was expected to be recognized from remaining performance obligations, respectively. These amounts are expected to be recognized over the next five years.
Contract Assets and Liabilities — Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were $12.2 million and $2.4 million as of November 30, 2020 and February 29, 2020, respectively. Contract liabilities consist of deferred revenue which includes billings in excess of revenue recognized related subscription contracts and professional services. Deferred revenue is recognized as revenue when the Company performs under the contract. Deferred revenue was $76.8 million and $144.7 million as of November 30, 2020 and February 29, 2020, respectively. Revenue recognized during the nine months ended November 30, 2020, included in deferred revenue at the beginning of the period was $121.2 million.
Sales Commissions — With the adoption of ASC 606 and ASC 340-40, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Amortization expense of $3.1 million and $0.7 million was recorded in sales and marketing expense on the condensed consolidated statements of comprehensive loss for the nine months ended November 30, 2020 and 2019, respectively. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred in sales and marketing expense.

5.   INTANGIBLE ASSETS, NET
Intangible assets, net consisted of the following:
	November 30, 2020
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trade name		$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,676	(4,164)	16,512
Noncompete agreements	4.2	1,919	(1,919)	—
Customer relationships	12.8	377,169	(92,587)	284,582
Technology	6.5	113,548	(49,400)	64,148
Content library	10.0	57,000	(8,075)	48,925
Backlog	4.0	7,000	(6,271)	729
Total definite-lived		577,312	(162,416)	414,896
Total intangible assets		$589,161	$(162,416)	$426,745
	February 29, 2020
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trade name		$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,555	(3,023)	17,532
Noncompete agreements	4.2	1,919	(1,894)	25
Customer relationships	12.8	377,160	(70,159)	307,001
Technology	6.5	113,547	(37,603)	75,944
Content library	10.0	57,000	(3,800)	53,200
Backlog	4.0	7,000	(4,958)	2,042
Total definite-lived		577,181	(121,437)	455,744
Total intangible assets		$589,030	$(121,437)	$467,593
The E2open trade name is indefinite-lived. Acquired trade names are definite-lived as over time the Company may rebrand acquired products and services as E2open.
The Company recorded amortization expense related to intangible assets of $40.8 million and $36.3 million for the nine months ended November 30, 2020 and 2019, respectively.

6.   NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS
Notes payable and capital lease obligations outstanding were as follows:
($ in thousands)	November 30, 2020	February 29, 2020
Term Loan Dues 2024	$907,896	$914,184
Amber Term Loan	36,588	36,588
Revolving Credit Facility	15,000	15,000
Other notes payable	347	376
Capital lease obligations	11,989	6,057
Total long-term debt	971,820	972,205
Less unamortized debt issuance costs	(17,261)	(20,497)
Total notes payable and capital lease obligations	954,559	951,708
Less current portion	(66,536)	(64,902)
Notes payable and capital lease obligations, less current portion, net	$888,023	$886,806
Amber Term Loan — In connection with the acquisition of Amber Road, Inc. (“Amber Road”), the Company assumed a term loan that is guaranteed by Insight (the “Amber Term Loan”). As of November 30, 2020 and February 29, 2020, the loan had a principal balance of $36.6 million, respectively, which is payable at maturity in April 2021. Interest is paid monthly. The loan has a variable interest rate of prime less 1% which was 2.25% and 3.25% as of November 30, 2020 and February 29, 2020, respectively. There are no premiums or penalties on voluntary prepayment of the Amber Term Loan.
Term Loan and Revolving Credit Facility Due 2024 — In November 2018, the Company entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, the “Term Loan Due 2024”) and a revolving credit facility of up to $30.0 million (“Revolving Credit Facility”). In connection with the Amber Road acquisition in July 2020, the Company borrowed an additional $441.0 million.
The Term Loan Due 2024 and Revolving Credit Facility are fully and unconditionally guaranteed, jointly and severally, by the Company and its wholly owned subsidiaries and secured by all tangible and intangible property of the Company and its guarantors.
The Term Loan Due 2024 matures in November 2024 and will amortize in quarterly installments beginning February 2019, with the balance payable on the final maturity date. The Company may make voluntary prepayments on the Term Loan Due 2024, in whole or in part, without premium or penalty, except in the instance of refinancing with new indebtedness or a change in control, where prepayment premiums will apply. Additionally, the agreement requires the Company to make early principal payments on an annual basis beginning February 2020, if cash flows for the year, as defined in the agreement, exceed certain levels specified in the agreement. No early principal payments have been required as of January 2021.
Upon the acquisition of Amber Road, the Term Loan Due 2024 and Revolving Credit Facility were amended, and interest rates were increased by 0.75%. Interest incurred under the Term Loan Due 2024 and Revolving Credit Facility were amended to be at the borrower’s option at either (a) a LIBOR rate plus an applicable margin of 5.75% or (b) a base rate, plus an applicable margin of 4.75%. The interest rate for the Term Loan Due 2024 and Revolving Credit Facility was 6.75% and 7.7% as of November 30, 2020 and February 29, 2020, respectively.
The Term Loan Due 2024 and Revolving Credit Facility agreement contain a number of covenants that, among other things and subject to certain exceptions, restrict the Company and its subsidiaries’ ability: (a) to incur additional indebtedness; (b) issue preferred equity interests; (c) incur liens; (d) consolidate, merge; liquidate or dissolve; (e) make investments, loans and acquisitions; (f) sell, transfer, lease or dispose of assets, including equity of its subsidiaries; (g) engage in sale-leaseback transactions; (h) make restricted payments; (i) engage in transactions with its affiliates; and (j) enter into restrictive agreements.
The credit agreement governing the Term Loan Due 2024 and Revolving Credit Facility requires the Company to maintain a Total Leverage Ratio, as defined in the agreement, under a stated maximum threshold. The Term Loan Due 2024 and Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. As of November 30, 2020, the Company was in compliance with the covenants of the Term Loan Due 2024 and Revolving Credit Facility.
The following table sets forth future principal payment obligations of the Company’s notes payable (in thousands):
Fiscal Year Ending	Amount
2021	$18,242
2022	51,604
2023	13,159
2024	11,382
2025	877,433
Total minimum payments	971,820
Less current portion	(66,536)
Notes payable and capital lease obligations, less current portion	$905,284
7.   RELATED PARTY TRANSACTIONS
In connection with the Amber Road acquisition, the Company paid $5.3 million and $3.0 million to Insight and another member of the syndicate of private equity investors in the Company, respectively, in exchange for their commitment to contribute equity funding for the acquisition if needed. No equity funding was needed for the acquisition, and therefore the expense is included in acquisition-related expenses in the accompanying condensed consolidated statements of comprehensive loss for the nine months ended November 30, 2019, as these amounts were paid to the two investors for deal related transaction services incurred with the Amber Road acquisition.
In connection with the Amber Road acquisition, the Company also assumed a $36.6 million term loan that is guaranteed by Insight. See the Amber Term Loan section in Note 6 for further information.
8.   COMMITMENTS AND CONTINGENCIES
Operating Leases — The Company leases its primary office space under non-cancelable operating leases with various expiration dates through August 2027. Rent expense for the nine months ended November 30, 2020 and 2019 was $5.9 million and $6.6 million, respectively. Future minimum lease payments under non-cancelable operating leases as of November 30, 2020, are as follows (in thousands):
Fiscal Year Ending	Amount
2021	$2,535
2022	8,537
2023	6,570
2024	5,635
2025	2,091
Thereafter	9,003
Total minimum lease payments	$34,371
Contingencies — From time to time, the Company is subject to contingencies that arise in the ordinary course of business. The Company records an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company does not currently believe the resolution of any such contingencies will have a material adverse effect upon the Company’s consolidated balance sheets, statements of comprehensive loss or statements of cash flows.

9.   INCOME TAXES
The effective tax rate was (54%) and 3% for the nine months ended November 30, 2020 and 2019, respectively. The nine-month effective tax rates differ significantly from the statutory tax rate of 21%. For the nine months ended November 30, 2020, the effective tax rate differs from the statutory tax rate primarily due to higher pre-tax losses generated at affiliates treated as partnerships for tax purposes and have no impact on income tax expense of the Company, and pre-tax income in the Company’s U.S. consolidated tax groups and foreign subsidiaries which are subject to corporate income taxes. The change from the prior comparable period is primarily due to a change in the Company’s technology transfer pricing implemented in the current year which resulted in higher income in its U.S. consolidated tax groups increasing total tax expense forecasted for the year. For the nine months ended November 30, 2019, the effective tax rate differs from the statutory tax rate primarily due to higher earnings taxed at affiliates, foreign taxes and pre-tax losses in U.S. corporate tax filing groups that are not fully offset by a valuation allowance.
10.   MEMBER’S EQUITY AND UNIT-BASED COMPENSATION
The Company has three classes of units: Class A, Class A-1 and Class B. Class A units are the only units with voting rights. Holders of Class A and Class A-1 units are entitled to priority distributions until each unit has received $1.00 per unit. Remaining distributions (if any) are to be made pro rata to all units. Class B units are incentive, profit-interest units issued to management, which participate as long as the Company has made distributions to any Class A units equal to the participation level of the applicable Class B units. Issued and outstanding Class A and Class A-1 units were 349.6 million and 7.2 million, respectively, as of November 30, 2020, and 349.0 million and 6.1 million, respectively, as of February 29, 2020. During the nine months ended November 30, 2020 and 2019, the Company received $3.4 million and nominal proceeds from the sale of membership units, respectively.
The Company has unit-based compensation plans that authorize (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested restricted units.
Unit Options — In 2015, the Company adopted the 2015 Unit Option Plan (“2015 Plan”). Under the 2015 Plan, the Company issued Series A unit options to certain employees eligible to participate in the Company’s unit option plan. The options issued under the 2015 Plan are subject to certain transfer restrictions and are initially deemed unvested. With respect to options issued to certain employees, options either vest 25% in the first year, and quarterly thereafter over a four-year period (“Time-Based Units”) or based upon an exit event (“Exit-Based Units”). The vesting of both the Time-Based Units and Exit-Based Units are subject to the employee’s continued employment with the Company.
Fair value of the unit options is determined on the date of grant using a pricing model affected by the Company’s unit price, as well as by certain assumptions including the Company’s expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free interest rates and expected dividends. The estimated grant-date fair values of the unit options granted during fiscal 2021, were calculated using the Black-Scholes option-pricing valuation model. The expected term represents the period that the unit options are expected to be outstanding, giving consideration to the contractual terms of the awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of the Company’s unit options. The Company estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration. The Company estimated the expected volatility of its unit options based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The risk-free interest rate represents the yield on a constant maturity U.S. Treasury security with a term equal to the expected term of the options. Expected dividend yield is set at zero because the Company does not expect to pay dividends during the term of the unit options and historically has not paid any dividends to its equity holders. Management made an estimate of expected forfeitures and is recognizing compensation costs only for those options expected to vest. The Company is authorized to issue 46.0 million unit options under the 2015 Plan. As of November 30, 2020 and 2019, outstanding unit options were 20.0 million and 21.6 million, respectively, and unit options available for grant were 2.6 million and 2.3 million, respectively.

Activity under the Company’s unit option plan is as follows:
	Nine Months Ended November 30, 2020
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit
Balance at February 29, 2020	22,001	1.51
Granted	—	—
Exercised	(1,350)	1.45
Forfeited	(645)	1.65
Balance at November 30, 2020	20,006	$1.51
	Nine Months Ended November 30, 2019
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit
Balance at February 28, 2019	18,617	$1.34
Granted	3,355	1.65
Exercised	(3)	1.65
Forfeited	(316)	1.64
Balance at November 30, 2019	21,653	$1.38
As of November 30, 2020, the Company had $2.8 million of unrecognized compensation cost, excluding estimated forfeitures, related to unvested options, which is expected to be recognized over a weighted-average period of approximately one year.
The Company did not recognize any compensation expense for Exit-Based units for the nine months ended November 30, 2020 and 2019, as these awards were not probable of vesting during these time periods.
See Note 12 for additional information regarding the 2015 Plan.
Restricted Equity Plan — In 2015, The Company established the 2015 Restricted Equity Plan (“2015 Restricted Plan”) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan. The units issued under the 2015 Restricted Plan are subject to certain transfer restrictions and are initially deemed unvested. With respect to units issued to certain officers, Class B units either vest 25% annually over a four-year period (“Time-Based Units”) or based upon an exit event (“Exit-Based Units”). The vesting of both the Time-Based Units and Exit-Based Units are subject to the employee’s continued employment with the Company. The Company has authorized 32.0 million units under the Restricted Plan. As of November 30, 2020 and 2019, outstanding restricted units were 22.0 million and 21.5 million, respectively. No restricted units were available for grant as of November 30, 2020 or 2019.
Activity under the Company’s 2015 Restricted Plan is as follows:
	Nine Months Ended November 30, 2020
	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit
Awards not vested at February 29, 2020	8,955	1.40
Granted	—	—
Released	(2,893)	1.48
Canceled and forfeited	—	—
Awards not vested at November 30, 2020	6,062	$1.49

	Nine Months Ended November 30, 2019
	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit
Awards not vested at February 28, 2019	12,651	$1.41
Granted	500	1.65
Released	(3,147)	1.47
Forfeited	—	—
Awards not vested at November 30, 2019	10,004	$1.49
Unrecognized compensation expense related to the Class B units was $5.9 million as of the November 30, 2020, which is expected to be recognized over a weighted-average period of approximately one year. The Company did not recognize any compensation expense for Exit-Based Units for the nine months ended November 30, 2020 and 2019.
Total unit-based compensation expense was $6.0 million and $6.2 million for the nine months ended November 30, 2020 and 2019, respectively.
See Note 12 for additional information regarding the 2015 Restricted Plan.
11.   FINANCIAL INSTRUMENTS
The Company’s financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and capital lease obligations. Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. The Company measures its cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. The Company estimates the fair value for notes payable and capital lease obligations by discounting the future cash flows of the related note and lease payments. As of November 30, 2020 and 2019, the fair value of the cash and cash equivalents, restricted cash, notes payable and capital lease obligations approximates their recorded values.
The following tables set forth details about the Company’s investments (in thousands):
November 30, 2020	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Marketable securities	$—	$—	$—	$—
Cash held in escrow	—	—	—	—
Asset-backed securities	162	60	—	222
Total investments	$162	$60	$—	$222
February 29, 2020	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Marketable securities	$—	$—	$—	$—
Cash held in escrow	—	—	—	—
Asset-backed securities	162	17	—	179
Total investments	$162	$17	$—	$179
As a basis for considering such assumptions, accounting guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1 — Observable inputs, such as quoted prices in an active market;

Level 2 — Inputs other than the quoted prices in an active market that are observable either directly or indirectly; and
Level 3 — Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.
Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect the Company’s assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.
The Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy are summarized as follows (in thousands):
	November 30, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Marketable securities	—	—	—	—
Cash held in escrow	—	—	—	—
Asset-backed securities	—	222	—	222
Total investments	—	222	—	222
Total assets	$4	$222	$—	$226
Liabilities:
Earn-out liability	—	—	2,000	2,000
Total liabilities	$—	$—	$2,000	$2,000
	February 29, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Marketable securities	—	—	—	—
Cash held in escrow	—	—	—	—
Asset-backed securities	—	179	—	179
Total investments	—	179	—	179
Total assets	$4	$179	$—	$183
Liabilities:
Earn-out liability	—	—	2,000	2,000
Total liabilities	$—	$—	$2,000	$2,000
The fair values of the Company’s Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of the Company’s Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data. The Company’s earn-out liabilities are valued using a Monte Carlo simulation model or the Black-Scholes option-pricing model. The assumptions used in preparing these models include estimates such as revenue growth rates, volatility, contractual terms, discount rates and risk-free interest rates. These valuation models use unobservable market input, and therefore the liabilities are classified as Level 3.
12.   SUBSEQUENT EVENTS
On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options and restricted units outstanding under the 2015 Plan and 2015 Restricted Plan, respectively, as of the completion of the Business Combination.
On February 4, 2021, the Company and CCNB1 consummated the Business Combination contemplated by the Business Combination Agreement discussed in Note 2. In connection with the completion of the Business Combination, on February 4, 2021: (a) CCNB1 completed the Domestication and changed its name to “E2open Parent Holdings, Inc.” (“New E2open Parent”); (b) immediately following the Domestication, simultaneously, each Blocker merged with and into Blocker Mergers, resulting in the equity interests of each Blocker being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement; (c) thereafter, the Buyer Mergers resulted in New E2open Parent directly owning all of the equity interests previously held by the Blockers in E2open Holdings; (d) immediately following the Buyer Mergers, the Company Merger resulted in (i) E2open Holdings becoming a subsidiary of New E2open Parent, (ii) the equity interests of E2open Holdings (excluding those held by the New E2open Parent) being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement, and (iii) the equity interests of E2open Holdings held by New E2open Holdings being converted into the right to receive certain newly created equity interests of E2open Holdings; (e) New E2open Parent contributed, as a capital contribution in exchange for a portion of the equity interests in E2open Holdings it acquired in the Company Merger, the amount of cash available after payment of the merger consideration under the Business Combination Agreement, which was used by the Company (in addition to proceeds of the financing described below) to pay transaction expenses, repay existing indebtedness and fund the expense account of the representative of the Company’s equity holders under the Business Combination Agreement; and (f) the limited liability company agreement of E2open Holdings was amended and restated to, among other things, reflect the Company Merger and admit New E2open Parent as the managing member of the Company.
On February 4, 2021, the Company consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of February 9, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Company’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Company under the new financing and, at the option of the Company, under hedging agreements and cash management arrangements are guaranteed by the Company Holdings, the Company (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Company (subject to customary exceptions). The Company’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.
On February 4, 2021, the Company adopted a new Executive Severance Plan for certain members of the executive team upon termination from the Company without “cause” or following a resignation for “good reason.” Each participant would be eligible to receive severance equal to (1) a lump sum payment equal to one-times the participant’s base salary and target bonus opportunity, (2) a pro-rata bonus for the year in which the termination occurs and (3) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. If the qualifying termination occurs following a change in control of the Company, each participant would be eligible to receive severance equal to a lump sum payment equal to two-times the participant’s base salary and target bonus opportunity plus the same pro-rate bonus and COBRA reimbursement as with no change in control of the Company.

The Company has evaluated subsequent events through February 9, 2021, the date the condensed consolidated statements were available to be issued. Based upon this review, the Company did not identify any additional subsequent events that would require adjustment or disclosure in the financial statements which have not previously been disclosed within the financial statements.

Report of Independent Registered Public Accounting Firm
To the Members and the Board of Directors of E2open Holdings, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of E2open Holdings, LLC and Subsidiaries (the Company) as of February 29, 2020 and February 28, 2019, and the related consolidated statements of comprehensive loss, members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 29, 2020 and February 28, 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Adoption of ASU 2014-09
As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for revenue in 2020 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2016.
Austin, Texas
November 6, 2020

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	February 29, 2020	February 28, 2019
Assets
Current Assets
Cash and cash equivalents	$19,494	$48,873
Restricted cash	28,934	30,515
Short-term investments	—	559
Accounts receivable – net of allowance of $1,886 and $1,631, respectively	118,777	49,341
Prepaid expenses and other current assets	12,602	7,662
Total current assets	179,807	136,950
Long term investments	179	186
Goodwill	752,756	482,378
Intangible assets, net	467,593	313,045
Property and equipment, net	25,232	15,049
Other noncurrent assets	14,445	3,496
Total Assets	$1,440,012	$951,104
Liabilities and Member’s Equity
Current Liabilities
Accounts payable and accrued liabilities	$58,451	$42,675
Incentive program payable	28,934	30,515
Deferred revenue	142,027	73,017
Acquisition-related obligations	3,100	3,699
Current portion of notes payable and capital lease obligations	64,902	9,590
Total current liabilities	297,414	159,496
Long-term deferred revenue	2,656	3,763
Notes payable and capital lease obligations	886,806	465,714
Other noncurrent liabilities	38,544	18,888
Total liabilities	1,225,420	647,861
Commitments and Contingencies (Note 14)
Member’s Equity
Member’s capital	433,992	425,822
Accumulated other comprehensive loss	(898)	(1,124)
Accumulated deficit	(218,502)	(121,455)
Total member’s equity	214,592	303,243
Total Liabilities and Member’s Equity	$1,440,012	$951,104
See notes to consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Revenue
Subscription revenue	$243,981	$153,634
Professional services	61,121	47,573
Total revenue	305,102	201,207
Cost of Revenue
Subscriptions	59,113	33,537
Professional services and other	42,414	31,673
Amortization of acquired intangible assets	19,538	8,350
Total cost of revenue	121,065	73,560
Gross Profit	184,037	127,647
Operating Expenses
Research and development	61,882	42,523
Sales and marketing	53,605	34,398
General and administrative	51,799	28,001
Acquisition-related expenses	26,709	15,577
Amortization of acquired intangible assets	31,129	20,061
Total operating expenses	225,124	140,560
Loss from operations	(41,087)	(12,913)
Interest and other expense, net	(67,554)	(20,846)
Loss on extinguishment of debt	—	(4,604)
Total other expenses	(67,554)	(25,450)
Loss before income tax benefit	(108,641)	(38,363)
Income tax benefit	(7,271)	(8,245)
Net loss	(101,370)	(30,118)
Other comprehensive income (loss), net
Net change in unrealized loss on investments	(7)	(2,777)
Net foreign currency translation gains (losses)	233	(73)
Total other comprehensive income (loss), net	226	(2,850)
Comprehensive loss	$(101,144)	$(32,968)
See notes to consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Operating Activities
Net Loss	$(101,370)	$(30,118)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Unit-based compensation	8,222	8,166
Depreciation and amortization	60,416	34,348
Amortization of deferred commissions	2,238	—
Amortization of debt issuance cost	3,519	1,296
Change in fair value of acquisition earn-out liability	(146)	(77)
Gain on sale of short-term investment	—	(2,246)
Loss on disposal of property and equipment	142	47
Loss on extinguishment of debt	—	4,604
Changes in operating assets and liabilities:
Accounts receivable, net	(49,992)	(7,958)
Prepaid expenses and other current assets	(1,276)	726
Other noncurrent assets	(9,113)	(472)
Accounts payable and accrued liabilities	5,493	(6,284)
Deferred revenue	36,770	1,406
Changes in other liabilities	(9,169)	(9,370)
Incentive program payable	(1,581)	15,815
Net cash (used in) provided by operating activities	(55,847)	9,883
Investing Activities
Capital expenditures	(11,563)	(2,712)
Payments for acquisitions – net of cash acquired	(431,399)	(244,449)
Sale of marketable securities	—	11,419
Net cash used in investing activities	(442,962)	(235,742)
Financing Activities
Proceeds from sale of membership units	63	85
Repurchase of membership units, net	(115)	(1,564)
Proceeds from indebtedness	492,588	480,000
Repayments of indebtedness	(5,529)	(197,979)
Debt extinguishment costs	—	(3,085)
Repayments of capital lease obligations	(6,449)	(5,245)
Payments of debt issuance costs	(12,941)	(11,538)
Net cash provided by financing activities	467,617	260,674
Effect of exchange rate changes on cash and cash equivalents	232	(112)
See notes to consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net (decrease) increase in cash and cash equivalents and restricted cash	(30,960)	34,703
Cash and cash equivalents and restricted cash – beginning of year	79,388	44,685
Cash and cash equivalents and restricted cash – end of year	$48,428	$79,388
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$19,494	$48,873
Restricted cash	28,934	30,515
Total cash, cash equivalents and restricted cash	$48,428	$79,388
Supplemental Information – Cash Paid for:
Interest	$62,159	$22,744
Income taxes	$1,825	$1,223
Non-Cash Investing and Financing Activities:
Capital expenditures financed under capital lease obligations	$3,218	$3,612
Capital expenditures included in accounts payable and accrued liabilities	$2,175	$432
Prepaid software, maintenance, and insurance under notes payable	$—	$112
Membership units issued in connection with acquisitions	$—	$9,394

See notes to consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY
(In thousands, except share data)
	Member’s Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Member’s Equity
Balance, February 28, 2018	$409,741	$1,726	$(91,337)	$320,130
Investment by member	85	—	—	85
Net assets contributed by member	9,394	—	—	9,394
Repurchase of membership units	(1,564)	—	—	(1,564)
Unit-based compensation expense	8,166	—	—	8,166
Net loss and other comprehensive loss	—	(2,850)	(30,118)	(32,968)
Balance, February 28, 2019	425,822	(1,124)	(121,455)	303,243
Adoption of new accounting standard	—	—	4,323	4,323
Adjusted Balance, February 28, 2019	425,822	(1,124)	(117,132)	307,566
Investment by member	63	—	—	63
Repurchase of membership units	(115)	—	—	(115)
Unit-based compensation expense	8,222	—	—	8,222
Net loss and other comprehensive income	—	226	(101,370)	(101,144)
Balance, February 29, 2020	$433,992	$(898)	$(218,502)	$214,592
See notes to consolidated financial statements.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
E2open Holdings, LLC is a Delaware limited liability company headquartered in Austin, Texas. The consolidated financial statements include the accounts of E2open Holdings, LLC and its wholly owned subsidiaries (collectively, the “Company” or “E2open”). The Company is owned by a syndicate of private equity investors led by Insight Venture Partners (“Insight”). Insight is a leading global venture capital and private equity firm investing in high-growth technology and software companies that are driving transformative change in their industries.
E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. The Company’s software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the business-critical nature of the Company’s solutions, it maintains deep, long-term relationships with its customers across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation — The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Fiscal Year — The Company’s fiscal year ends on the last day of February each year.
Use of Estimates — The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported results of operations during the reporting period. Such management estimates include reserves for bad debt, goodwill and other long-lived assets, estimates of standalone selling price of performance obligations for revenue contracts with multiple performance obligations, unit-based compensation, valuation allowances for deferred tax assets and uncertain tax positions, and the accounting for business combinations. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.
Segments — The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”). For the fiscal years ended February 29, 2020 and February 28, 2019, the Company’s CODM was its chief executive officer.
The CODM evaluates the Company’s financial information and performance on a consolidated basis. The Company operates with centralized functions and delivers most of its products in a similar way on an integrated cloud-based platform.
Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. The Company deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and are derived from sales of subscriptions and support, as well as professional services, principally to large creditworthy technology, industrial, consumer goods, pharmaceutical and energy companies. Credit risk is concentrated primarily in North America, Europe, and parts of Asia. The Company has historically experienced insignificant credit losses. The Company maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At February 29, 2020 and February 28, 2019, the Company had deposits in financial institutions that exceeded the federally insured limits by $10.6 million and $38.8 million, respectively.
Restricted Cash — Restricted cash represents customer deposits for the incentive payment program. The Company offers services to administer incentive payments to partners on the Company’s customers’ behalf. The Company’s customers deposit these funds into a restricted cash account. The offset to these restricted cash amounts is included as a liability in incentive program payables.
Accounts Receivable, Net of Allowance — Accounts receivable are initially recorded upon the sale of solutions to customers. Credit is granted in the normal course of business without collateral. Accounts receivable are stated net of allowances for doubtful accounts, which represent estimated losses resulting from the inability of certain customers to make the required payments. When determining the allowances for doubtful accounts, the Company takes several factors into consideration, including the overall composition of the accounts receivable aging, prior history of accounts receivable write-offs and experience with specific customers. The Company writes off accounts receivable when they are determined to be uncollectible. Changes in the allowances for doubtful accounts are recorded as bad debt expense and are included in general and administrative expense in the consolidated statements of comprehensive loss.
Business Combinations — The Company accounts for business combinations in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, and, accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill. Some changes in the estimated fair values of the net assets recorded for acquisitions that qualify as measurement period adjustments within one year of the date of acquisition will change the amount of the purchase price allocable to goodwill. All acquisition costs are expensed as incurred, and in-process research and development costs, if any, are recorded at fair value as an indefinite-lived intangible asset and assessed for impairment thereafter until completion, at which point the asset is amortized over its expected useful life. The results of operations of acquired businesses are included in the consolidated financial statements beginning on the acquisition date.
Goodwill — Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets of acquired entities. The Company performs a goodwill impairment test annually during the fourth quarter of the fiscal year and more frequently if an event or circumstance indicates that impairment may have occurred. Triggering events that may indicate a potential impairment include but are not limited to significant adverse changes in customer demand or business climate, obsolescence of acquired technology, and related competitive considerations.
The Company performs the goodwill impairment test in accordance with guidance issued by the Financial Accounting Standards Board (the “FASB”). The guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit, if any. If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The Company has one reporting unit and did not record any goodwill impairment charges for the fiscal years ended February 29, 2020 or February 28, 2019.
Intangible Assets, Net — The Company has intangible assets with both definite and indefinite useful lives. Definite-lived intangible assets are carried at cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives. The straight-line method approximates the manner in which cash flows are generated from the intangible assets. Amortization periods for definite-lived intangible assets are as follows:

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Trade name	15 years or Indefinite
Noncompete agreements	1 – 5 years
Customer relationships	10 – 15 years
Technology	1 – 7 years
Content library	10 years
Backlog	4 years
The indefinite-lived assets that are not subject to amortization consist of a trade name. The Company tests this indefinite-lived intangible asset for impairment on an annual basis during the fourth quarter of the fiscal year or more frequently if an event occurs or circumstances change that indicate that the fair value of an indefinite-lived intangible asset could be below its carrying amount. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount. If this is the case, a quantitative assessment is performed. The qualitative impairment test consists of comparing the fair value of the indefinite-lived intangible asset, determined using the relief from royalty method, with its carrying amount. An impairment loss would be recognized for the carrying amount in excess of its fair value.
Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain. Critical estimates in valuing the intangible assets include, but are not limited to, forecasts of the expected future cash flows attributable to the respective assets, anticipated growth in revenue from the acquired customer and product base, and the expected use of the acquired assets.
Property and Equipment, Net — Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to seven years. Leasehold improvements are amortized using the straight-line method over the remaining lease term or the estimated lives of the assets, if shorter. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheets, and any resulting gain or loss is reflected in the consolidated statements of comprehensive loss. No material gains or losses on disposal of property and equipment were recorded for the fiscal years ended February 29, 2020 and February 28, 2019.
Impairment of Long-Lived Assets — The Company evaluates the recoverability of its long-lived assets, which consist principally of property and equipment and acquired intangible assets with finite lives, whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of an asset is measured by comparing the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. If that review indicates that the carrying amount of the long-lived asset is not recoverable, an impairment charge is recorded for the amount by which the carrying amount of the asset exceeds its fair value. The Company did not record any long-lived asset impairment charges during the fiscal years ended February 29, 2020 and February 28, 2019.
Indemnification — The Company includes service-level commitments to its customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits in the event that the Company fails to meet those levels. To date, the Company has not incurred any material costs as a result of such commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements. The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines, and settlement amounts incurred in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of service as a director or officer. The Company maintains director and officer insurance coverage that may enable the Company to recover a portion of any future amounts paid. The Company’s arrangements include provisions indemnifying customers against liabilities if the Company’s products infringe a third-party’s intellectual property rights. The Company has not incurred any costs as a result of

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
such indemnifications and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.
Advertising Costs — Advertising costs, which include primarily print materials and sponsorship of events, are expensed as incurred and included in sales and marketing expense in the consolidated statements of comprehensive loss. Advertising expense for the fiscal years ended February 29, 2020 and February 28, 2019 were insignificant.
Severance and Exit Costs — Severance expenses consist of severance for employees that have been terminated or identified for termination. Exit costs consist of expenses associated with vacating certain facility leases prior to the lease term which generally include the remaining payments on an operating lease. Lease termination obligations are reduced for future sublease income. Severance costs related to workforce reductions are recorded when the Company has committed to a plan of termination and notified the employees of the terms of the plan.
Acquisition-Related Expenses — Acquisition-related expenses consist of third-party accounting, legal, investment banking fees, severance, facility exit costs, travel expenses, and other expenses incurred solely to prepare for and execute the acquisition and integration of a business. These costs are expensed as incurred.
Unit-Based Compensation — Unit-based compensation expense associated with awards to employees and directors is measured at the grant date based on the fair value of the awards that are expected to vest. For time-based awards, the expense is recognized on a straight-line basis over the requisite service period of the award, which is generally four years. For performance-based awards, the expense is recognized when the performance obligation is probable of occurring. The fair value of options was estimated using the Black- Scholes option-pricing model. Use of this model requires management to make estimates and assumptions regarding expected option life, volatility, risk-free interest rate, and dividend yields. Option forfeitures are estimated based upon the Company’s historical performance. The estimate of forfeitures will be adjusted by the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through the cumulative catch-up adjustment in the period of change and will also affect the amount of unit-based compensation expense to be recognized in future periods. The Company did not have a material change in estimated forfeitures for the fiscal years ended February 29, 2020 and February 28, 2019.
Foreign Currency Translation — The functional currency of the Company’s foreign subsidiaries is generally the local currency. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the consolidated balance sheet date. Operating accounts are translated at an average rate of exchange for the respective accounting periods. Translation adjustments resulting from the process of translating foreign currency financial statements into U.S. dollars are reported as a component of accumulated other comprehensive income (loss). Transaction gains and losses reflected in the functional currencies are charged to income including or expense at the time of the transaction.
Net transaction gains (losses) from foreign currency contracts recorded in the consolidated statements of comprehensive loss were $0.2 million and ($0.1 million) for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.
Comprehensive Loss — Comprehensive loss includes net loss, as well as other changes in member’s equity that result from transactions and economic events other than those with members. The Company’s elements of other comprehensive income (loss) are unrealized gains on investments and cumulative foreign currency translation adjustments, net of tax.
Deferred Financing Costs — The Company capitalizes underwriting, legal, and other direct costs incurred related to the issuance of debt, which are included in notes payable and capital lease obligations on the accompanying consolidated balance sheets. Deferred financing costs related to notes payable are amortized to interest expense over the terms of the related debt, using the effective interest method. Upon the extinguishment of the related debt, any unamortized deferred financing costs are immediately recorded to

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
gain/loss on extinguishment of debt. Deferred financing costs related to capital lease obligations are amortized on a straight line basis.
Income Taxes — The Company uses the asset and liability method for recording income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of comprehensive loss in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
The Company accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Revenue Recognition — Effective March 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments, using the modified retrospective method. The Company adopted the new standard for all customer contracts. See Recently Issued or Adopted Authoritative Accounting Guidance below for related discussion.
The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, the transaction price has been determined and allocated to the performance obligations in the contract, and the performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Subscription Revenue — The Company offers cloud-based on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third-party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, and recovery services, and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.
The Company also offers cloud-based software solutions, which enable its customers to have access to an electronic commerce transaction platform for the international container shipping industry. The majority of the Company’s contracts provide for fixed annual subscription fees. Some of the Company’s contracts with customers are volume-based transaction fees, based on the volume of transactions booked on the platform for two particular products. For subscription-based contracts, the Company generally invoices annually in advance. Under the previous standard, the Company limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at adoption of the new standard. For transactional based contracts, the Company primarily recognizes revenue and invoices for these transactions once incurred, on a monthly basis. This is unchanged from the previous standard.
Professional Services — Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted for at a fixed price,

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on at time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g. hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by the Company and therefore reflect the transfer of services to a customer under such contracts. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.
The Company enters into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.
Sales Commissions — With the adoption of ASC 606 and ASC 340-40, Other Assets and Deferred Cost-Contracts with Customers, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Under the previous standard, the Company expensed all sales commissions as incurred. The Company recognized the cumulative effect of adopting the new standard by capitalizing $4.4 million of sales commissions from prior periods and recording an adjustment to accumulated deficit, net of tax, as of the adoption date. The Company amortizes sales commissions over the period that products are expected to be delivered to customers, including expected renewals. The Company determined this period to be four years, beginning when costs are incurred. Amortization expense of $2.2 million was recorded to sales and marketing expense in the accompanying consolidated statements of comprehensive loss for the fiscal year ended February 29, 2020. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred to sales and marketing expense.
Recently Issued or Adopted Authoritative Accounting Guidance
As referenced above, the Company adopted ASC 606 effective March 1, 2019 for all customer contracts. ASC 606 superseded the revenue recognition requirements in ASC 605, Revenue Recognition. ASC 606 requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services through a five-step process:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligation in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligation in the contract

•
Recognition of revenue as performance obligations are satisfied

The new standard also included ASC 340-40, which addressed accounting for the cost to obtain contracts. ASC 340-40 requires the costs to obtain contracts to be recognized over the period that products and services are expected to be delivered, including likely renewals.
The Company adopted ASC 606 using the modified retrospective transition method. The period ended February 28, 2019, has not been restated and is reported under the accounting standards in effect for that period. The following table summarizes the cumulative effects of adopting ASC 606 on the Company’s consolidated balance sheet as of March 1, 2019 (in thousands):

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
	February 28, 2019	ASC 606 Adoption Adjustments	March 1, 2019
Assets
Prepaid expenses and other current assets	$7,662	$1,520	$9,182
Other noncurrent assets	3,496	2,864	6,360
Liabilities and member’s equity
Other noncurrent liabilities	18,888	61	18,949
Accumulated deficit	(121,455)	4,323	(117,132)
Adoption of the new revenue standard impacted the Company’s consolidated balance sheet as of February 29, 2020, as follows (in thousands):
	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustments	As Reported Balances at February 29, 2020
Assets
Prepaid expenses and other current assets	$8,924	$3,678	$12,602
Other noncurrent assets	6,285	8,160	14,445
Liabilities and member’s equity
Deferred revenue	142,673	(646)	142,027
Other noncurrent liabilities	38,249	295	38,544
Accumulated deficit	(230,691)	12,189	(218,502)
Adoption of the new revenue standard impacted the Company’s consolidated statement of comprehensive loss for the fiscal year ended February 29, 2020 as follows (in thousands):
	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustments	As Reported for Year Ended February 29, 2020
Revenue
Subscription revenue	$243,335	$646	$243,981
Operating expenses
Sales and marketing	61,061	(7,456)	53,605
Income tax benefit	(7,507)	236	(7,271)
Net (loss) income	(109,236)	7,866	(101,370)
Below is a summary of the adoption impacts of the new standard:
•
The Company capitalized $4.4 million of sales commissions on March 1, 2019, with a corresponding adjustment to accumulated deficit, net of tax. The Company is amortizing sales commissions over a four-year period to sales and marketing expense, beginning when the cost was incurred.

•
The Company recognized revenue of $0.6 million for the fiscal year ended February 29, 2020, for certain customer contracts that previously would have been deferred at February 29, 2020. Revenue on these contracts is being recognized ratably over the contract term.

•
Sales commissions of $9.7 million were deferred during the fiscal year ended February 29, 2020, and commissions amortization expense of $2.2 million was recorded to sales and marketing expense for the fiscal year ended February 29, 2020.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
•
The Company recognized an additional $0.1 million deferred tax liability at adoption, and an income tax expense of $0.2 million for the fiscal year ended February 29, 2020, related to the new standard. The impact to the deferred tax liability is included in other noncurrent liabilities on the consolidated balance sheets.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases which codified ASC 842 Leases. The core principle of ASC 842 is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. This ASU is effective for calendar fiscal years beginning after December 15, 2020. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the adoption of this ASU will result in a material increase to assets and liabilities as right-of-use leased assets and lease liabilities will be recorded on the consolidated balance sheet.
In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which requires that in a statement of cash flows, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of period total amounts shown on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2018. The Company has adopted this standard for the fiscal year ended February 29, 2020, and restated the consolidated statements of cash flows for the period ended February 28, 2019, in accordance with the new standard.
In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The amendments in this update simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. This ASU is effective for annual periods beginning after December 15, 2021. Earlier application is permitted. The Company does not believe the adoption of this ASU will have a material impact on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Simplifying Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated, or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes. ASU 2019-12 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on the Company’s financial position and results of operations.
3. REVENUES
Total Revenue by Geographic Locations — Revenue by geographical regions consisted of the following (in thousands):
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
Americas	$293,751	$197,245
Europe	6,271	3,594
Asia Pacific	5,080	368
Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
approximately 96 percent and 98 percent during fiscal 2020 and 2019, respectively. No other country represented more than ten percent of total revenue during fiscal 2020 and 2019, respectively.
Contract Assets — As described in Note 1, subscription revenue is generally recognized ratably over the life of the contract. The Company records a contract asset when revenue recognized on a contract exceeds billings. Contract assets were $2.4 million and $1.8 million at February 29, 2020, and February 28, 2019, respectively, and are included in accounts receivable in the accompanying consolidated balance sheets.
Deferred Revenue — Deferred revenue represents amounts that have been invoiced in advance of revenue recognition. Current deferred revenue is recognized within the next twelve months from the balance sheet date. Current deferred revenue was $142.0 million and $73.0 million at February 29, 2020, and February 28, 2019, respectively. Long-term deferred revenue that will be recognized in periods beyond twelve months from the balance sheet date was $2.7 million and $3.8 million at February 29, 2020, and February 28, 2019, respectively. Revenue recognized during fiscal 2020 and fiscal 2019 that was included in deferred revenue at the beginning of those periods was $71.4 million and $66.9 million, respectively.
Remaining Performance Obligations — As of February 29, 2020, $566.8 million of revenue is expected to be recognized from remaining performance obligations for subscription contracts over the next five years. Remaining performance obligations for professional services contracts are recognized within one year or less.
4. LIQUIDITY AND CAPITAL RESOURCES
The Company measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well interest, debt repayments, capital expenditures, and operating expenses. The Company’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of operating cash flows.
The Company had $19.5 million in cash and cash equivalents as of February 29, 2020. The Company believes its existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $30 million available under its revolving credit facility (see Note 11) will be sufficient to meet its working capital, debt repayment and capital expenditure requirements until at least November 2021.
In the future, the Company may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, the Company may seek additional equity or debt financing.
5. ACQUISITIONS
INTTRA Inc. — On November 26, 2018, the Company acquired INTTRA , Inc., (INTTRA”) a leading ocean shipping network and transportation management software provider. The Company acquired INTTRA for approximately $251.9 million in fixed consideration. The acquisition was funded by proceeds from the Term Loan Due 2024 (see Note 11).
The aggregate amount of consideration paid by the Company was allocated to INTTRA’s net tangible assets and intangible assets based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets was recorded as goodwill.
The table below presents the allocation of the purchase price to the net assets acquired based on their estimated fair values, as well as the associated estimated useful lives of the acquired intangible assets (in thousands).

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
		Useful Lives
Net assets:
Trade name	$8,842	15 Years
Customer relationships	76,142	12 Years
Technology	29,414	7 Years
Total identifiable intangible assets	114,398
Cash and cash equivalents	16,496
Accounts receivable	4,970
Prepaid expenses and other current assets	2,068
Fixed assets	2,101
Other non-current assets	497
Total tangible assets	26,132
Goodwill	150,089
Total assets	290,619
Accounts payable	2,361
Accrued expenses and other liabilities	16,589
Deferred revenue	4,895
Other long-term liabilities	14,845
Total liabilities assumed	38,690
Net assets acquired	$251,929
The goodwill recognized in connection with the acquisition of INTTRA will not be deductible for tax purposes. The weighted average amortization period for the acquired intangible assets is 10.9 years.
The operating results of INTTRA have been included in the Company’s consolidated financial statements from the closing date of the acquisition.
Amber Road, Inc. — On July 2, 2019, the Company acquired Amber Road, Inc. (“Amber Road”), a leading provider of cloud-based global trade management software, trade content, and training. The Company acquired Amber Road for approximately $428.6 million in fixed consideration. The acquisition was funded by proceeds from the Term Loan Due 2024 and the Amber Term Loan of $35.6 million (see Note 11).
The aggregate amount of consideration paid by the Company was allocated to Amber Road’s net tangible assets and intangible assets based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets was recorded as goodwill.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The table below presents the allocation of the purchase price to the net assets acquired based on their estimated fair values, as well as the associated estimated useful lives of the acquired intangible assets (in thousands).
		Useful Lives
Net assets:
Content library	$57,000	10 Years
Customer relationships	103,100	12 Years
Technology	41,000	7 Years
Total identifiable intangible assets	201,100
Cash and cash equivalents	6,524
Accounts receivable	19,191
Prepaid expenses and other current assets	2,145
Fixed assets	3,160
Other non-current assets	1,261
Total tangible assets	32,281
Goodwill	263,317
Total assets	496,698
Accounts payable	2,100
Accrued expenses and other liabilities	6,901
Deferred revenue	29,872
Other long-term liabilities	29,181
Total liabilities assumed	68,054
Net assets acquired	$428,644
The goodwill recognized in connection with the acquisition of Amber Road will not be deductible for tax purposes. The weighted average amortization period for the acquired intangible assets is 10.4 years.
The operating results of Amber Road have been included in the Company’s consolidated financial statements as of the closing date of the acquisition.
The pro forma financial information for all periods presented below has been calculated after adjusting the results of Amber Road and INTTRA to reflect the business combination accounting effects resulting from these acquisitions, including deferred revenue fair market value adjustments, the amortization expense from acquired intangible assets, and interest expense for the Term Loan Due 2024 (see Note 11) as though the acquisitions occurred as of the beginning of the Company’s fiscal year 2019. The historical consolidated financial information has been adjusted in the pro forma combined financial results to give effect to pro forma events that are directly attributable to the business combination and factually supportable. The pro forma financial information is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisitions had taken place at the beginning of the Company’s fiscal 2019.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Unaudited pro forma financial information for the Amber Road and INTTRA acquisitions (in thousands):
	Unaudited
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
Revenue	$333,300	$325,667
Loss before income tax benefit	(114,793)	(140,551)
Net loss	(107,675)	(129,165)
Other Acquisitions — On September 17, 2018, the Company acquired substantially all assets of Cloud Logistics, LLC (“Cloud Logistics”), a leading innovator of transportation management systems for the global supply chain market. The Company acquired Cloud Logistics for $20.7 million in fixed consideration, with up to $2.5 million in consideration contingent upon successful attainment of earn-out criteria that extend a year subsequent to closing. At the acquisition date, the fair value of this payment was immaterial. Accordingly, the Company did not record an earn-out liability.
The initial purchase consideration was comprised of a cash payment of $9.0 million, equity in the Company with a fair market value of $9.4 million, and a deferred payment of $2.3 million paid in March 2019. The deferred payment was not contingent on performance criteria and was included in acquisition related obligations at February 28, 2019, in the accompanying consolidated balance sheets.
The aggregate amount of consideration paid by the Company was allocated to Cloud Logistics’ net liabilities assumed of $0.2 million and intangible assets of $4.3 million based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets of $16.6 million was recorded to goodwill.
On May 31, 2019, the Company acquired Averetek, LLC (“Averetek”), a channel marketing engine enabling customers and their channel partners to plan and execute marketing campaign tactics. The Company acquired Averetek for $8.7 million in fixed consideration with $2.0 million in consideration contingent upon successful attainment of earn-out criteria that extend two years subsequent to closing. The fair value of the contingent consideration was $2.0 million at closing.
The fixed consideration was comprised of a cash payment of $7.6 million and a deferred payment of $1.1 million due in May 2020. The deferred payment is not contingent on performance criteria and is included in acquisition-related obligations in the accompanying consolidated balance sheets.
The aggregate amount of consideration paid by the Company was allocated to Averetek’s net liabilities assumed of $0.6 million and intangible assets of $4.1 million based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets of $7.2 million was recorded to goodwill. The goodwill recognized in connection with the acquisitions of Cloud Logistics and Averetek will be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets is 8.1 and 8.3 years, respectively.
The operating results of Cloud Logistics and Averetek have been included in the Company’s consolidated financial statements from the closing date of the acquisitions.
The Company does not disclose the actual results of acquired companies post acquisition. E2open integrates the operations of acquired companies, therefore making it impractical to report separate results.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
6. PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consisted of the following (in thousands):
	February 29, 2020	February 28, 2019
Prepaid software and hardware license and maintenance fees	$3,346	$3,095
Deferred commissions	3,678	—
Other prepaid expenses and other current assets	5,578	4,567
	$12,602	$7,662
Amortization of software licenses held under capital leases is included in cost of revenue and operating expenses. Prepaid maintenance, services, and insurance are expensed over the term of the underlying agreements.
7. PROPERTY AND EQUIPMENT, NET
Property and equipment, net consisted of the following (in thousands):
	February 29, 2020	February 28, 2019
Computer equipment	$19,962	$13,063
Software	11,063	7,712
Furniture and fixtures	5,592	2,518
Leasehold improvements	9,708	4,043
	46,325	27,336
Less accumulated depreciation and amortization	(21,093)	(12,287)
	$25,232	$15,049
Amortization of assets held under capital leases is included in depreciation expense. Depreciation expense was $9.7 million and $5.9 million for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.
8. GOODWILL
The following table presents the changes in goodwill (in thousands):
Balance, February 28, 2018	$315,399
Cloud acquisition	16,648
INTTRA acquisition	150,089
Measurement period adjustments	242
Balance, February 28, 2019	482,378
Amber Road acquisition	263,317
Averetek acquisition	7,191
Measurement period adjustments	(130)
Balance, February 29, 2020	$752,756

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
9. INTANGIBLE ASSETS, NET
Intangible assets, net consisted of the following (in thousands):
	As of February 29, 2020
	Weighted Average Useful Life	Cost	Accumulated Amortization	Net
Indefinite-lived:
Trade name		$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,555	(3,023)	17,532
Noncompete agreements	4.2	1,919	(1,894)	25
Customer relationships	12.8	377,160	(70,159)	307,001
Technology	6.5	113,547	(37,603)	75,944
Content library	10.0	57,000	(3,800)	53,200
Backlog	4.0	7,000	(4,958)	2,042
		577,181	(121,437)	455,744
Total		$589,030	$(121,437)	$467,593
	As of February 28, 2019
	Weighted Average Useful Life	Cost	Accumulated Amortization	Net
Indefinite-lived:
Trade name		$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,555	(1,653)	18,902
Noncompete agreements	4.2	1,919	(1,593)	326
Customer relationships	13.1	270,960	(43,262)	227,698
Technology	6.3	71,547	(21,069)	50,478
Backlog	4.0	7,000	(3,208)	3,792
		371,981	(70,785)	301,196
Total		$383,830	$(70,785)	$313,045
The E2open trade name is indefinite-lived. Acquired trade names are definite-lived as over time the Company may rebrand acquired products and services as E2open.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The Company recorded amortization expense related to intangible assets of $50.7 million and $28.4 million for the fiscal years ended February 29, 2020 and February 28, 2019, respectively. Future amortization of intangibles is as follows (in thousands):
Fiscal Year Ending	Amount
2021	$54,212
2022	52,118
2023	49,324
2024	48,298
2025	47,498
2026 and thereafter	204,294
Total future amortization	$455,744
10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable and accrued liabilities consisted of the following (in thousands):
	February 29, 2020	February 28, 2019
Accrued compensation costs	$25,011	$18,482
Accrued severance and retention	2,613	3,779
Trade accounts payable	13,508	8,979
Accrued professional fees	3,168	1,983
Restructuring liability	1,117	730
Taxes payable	1,404	1,700
Interest payable	309	89
Other	11,321	6,933
	$58,451	$42,675
11. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS
Notes payable and capital lease obligations outstanding was as follows (in thousands):
	February 29, 2020	February 28, 2019
Term Loan Due 2024	$914,184	$478,978
Amber Term Loan	36,588	—
Revolving Credit Facility	15,000	—
Debt issuance costs	(20,497)	(11,075)
Other notes payable	376	112
Capital lease obligations	6,057	7,289
Total notes payable and capital lease obligations	951,708	475,304
Less: current portion	$(64,902)	$(9,590)
Notes payable and capital lease obligations, less current portion, net	$886,806	$465,714
Amber Term Loan — In connection with the acquisition of Amber Road, the Company assumed a term loan that is guaranteed by Insight (the “Amber Term Loan”). As of February 29, 2020, the loan had a principal amount of $36.6 million, payable at maturity in April 2020. The maturity was subsequently

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
extended to April 2021 (see Note 18). The interest rate on the loan was 3.25% at February 29, 2020. There are no premiums or penalties on voluntary prepayment of the Amber Term Loan.
Term Loan and Revolving Credit Facility Due 2024 — In November 2018, the Company entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, the “Term Loan Due 2024”) and a revolving credit facility of up to $30.0 million (“Revolving Credit Facility”). Borrowings under the Term Loan Due 2024 during the fiscal year ended February 29, 2020 were $441.0 million and were used for the acquisition of Amber Road. There was $15.0 million outstanding under the Revolving Credit Facility at February 29, 2020.
The Term Loan Due 2024 and Revolving Credit facility are fully and unconditionally guaranteed, jointly and severally, by the Company and its wholly owned subsidiaries and are secured by all tangible and intangible property of the Company and its guarantors.
The Term Loan Due 2024 matures in November 2024 and will amortize in quarterly installments beginning February 2019, with the balance payable on the final maturity date. The Company may make voluntary prepayments on the Term Loan Due 2024, in whole or in part, without premium or penalty, except in the instance of refinancing with new indebtedness or a change in control, where prepayment premiums will apply. Additionally, the agreement requires the Company to make early principal payments on an annual basis beginning February 2020, if cash flows for the year, as defined in the agreement, exceed certain levels specified in the agreement. No early principal payments have been required as of October 2020.
Upon the acquisition of Amber Road (see Note 5), the Term Loan Due 2024 was amended, and interest rates were increased by 0.75%. Interest incurred under the Term Loan Due 2024 and Revolving Credit Facility was at the borrower’s option at either (a) a LIBOR rate plus an applicable margin of 5.75%, as amended, or (b) a base rate, plus an applicable margin of 4.75%, as amended. The interest rate for the Term Loan Due 2024 was 7.7% at February 29, 2020.
The Term Loan Due 2024 and Revolving Credit Facility agreement contain a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries: (a) to incur additional indebtedness; (b) issue preferred equity interests; (c) incur liens; (d) consolidate, merge; liquidate or dissolve; (e) make investments, loans and acquisitions; (f) sell, transfer, lease or dispose of assets, including equity of its subsidiaries; (g) engage in sale-leaseback transactions; (h) make restricted payments; (i) engage in transactions with its affiliates; and (j) enter into restrictive agreements.
The credit agreement governing the Term Loan Due 2024 and Revolving Credit Facility requires the Company to maintain a Total Leverage Ratio, as defined in the agreement, under a stated maximum threshold. The Term Loan Due 2024 and Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. At February 29, 2020, the Company was in compliance with the covenants of the Term Loan Due 2024 and Revolving Credit Facility.
Repayment of Credit Facility — In November 2018, the Company repaid the full outstanding principal balance of $153.1 million of a term loan and credit facility using proceeds from the Term Loan Due 2024. In connection with the repayment, the Company paid a $3.1 million prepayment fee and wrote off unamortized debt issuance costs of $1.5 million. These charges are included in loss on extinguishment of debt in the accompanying statements of comprehensive loss.
2018 Term Loans — In connection with an acquisition in fiscal year 2018, the Company assumed two term loans (“2018 Term Loans”) that were guaranteed by Insight. The first term loan had a principal amount of $18.9 million, with the balance payable at maturity in January 2019. The second term loan had a principal amount of $23.1 million, with the balance also payable at maturity in April 2019. There were no premiums or penalties on voluntarily prepayment of the 2018 Term Loans. In November 2018, the Company repaid the full outstanding principal balance of $42.0 million using proceeds from the Term Loan Due 2024.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The Company has purchased equipment under non-cancelable capital lease arrangements. The current and long-term portions of these capital lease obligations were $3.9 million and $2.2 million, respectively at February 29, 2020, and $4.7 million and $2.6 million, respectively, at February 28, 2019.
The following table sets forth future principal payment obligations of the Company’s notes payable and capital lease obligations (in thousands):
Fiscal year ending:
2021	$64,902
2022	11,070
2023	9,616
2024	9,188
2025	877,429
Total minimum payments	972,205
Less: current portion	(64,902)
Notes payable and capital lease obligations, less current portion	$907,303
12. RELATED PARTY TRANSACTIONS
In connection with the Amber Road acquisition (see Note 5), the Company paid $5.3 million and $3.0 million to Insight and another member of the syndicate of private equity investors in the Company, respectively, in exchange for their commitment to contribute equity funding for the acquisition if needed. No equity funding was needed for the acquisition, and therefore the expense is included in acquisition-related expenses in the accompanying consolidated statements of comprehensive loss as these amounts were paid to the two investors for deal related transaction services incurred with the Amber Road acquisition.
In connection with the Amber Road acquisition, the Company also assumed a $36.6 million term loan that is guaranteed by Insight. See “Amber Term Loan” referenced in Note 11 for further discussion.
13. SEVERANCE AND EXIT COSTS
In connection with the acquisitions discussed in Note 5, the Company conducted Company-wide post-acquisition related operational reviews to reallocate resources to strategic areas of its business. The operational reviews resulted in workforce reductions, lease obligations related to properties that were vacated and other expenses. Severance and exit costs included in acquisition-related expenses on the consolidated statements of comprehensive loss are as follows (in thousands):
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
Severance	$7,195	$6,113
Lease exits	1,132	2,194
	$8,327	$8,307
Included in accounts payable and accrued liabilities as of February 29, 2020 and February 28, 2019 is a restructuring liability balance of $1.1 million and $0.7 million, respectively, that primarily consists of lease related obligations, and a restructuring severance liability of $2.6 million and $3.7 million, respectively.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The following table reflects the changes in the severance and exit costs accruals for the fiscal years ended February 29, 2020 and February 28, 2019 (in thousands):
Accruals as of February 28, 2018	$1,979
Payments	(5,777)
Expenses	8,307
Accruals as of February 28, 2019	4,509
Payments	(9,106)
Expenses	8,327
Accruals as of February 29, 2020	$3,730
14. COMMITMENTS AND CONTINGENCIES
Acquisition-Related Obligations
The purchase agreements for Cloud Logistics and Averetek (see Note 5) include contingent payments of up to $4.5 million in consideration contingent upon successful attainment of revenue related criteria that extend up to two years subsequent to closing, as well as a deferred consideration payment of $1.1 million that extends one year subsequent to the closing of Averetek. The deferred consideration was recorded on the acquisition date. The earn-out liabilities were recorded at fair value on the acquisition dates and are remeasured at each reporting date and adjusted if necessary. At the acquisition date, the fair value of the contingent consideration was $2.0 million. The Company determined there was no change in fair value at February 29, 2020.
Upon purchasing Amber Road (see Note 5), equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation, whereby employees may vest in cash payments over periods up to four years from the date of acquisition. Vesting is contingent upon continued employment with the Company. Deferred compensation amounts are calculated based on the price the Company paid for Amber Road’s stock at acquisition, the strike price of the original grant, and the number of former Amber Road shares that would have vested over the period. For the fiscal year ended February 29, 2020, the Company recorded $10.9 million of expense for Amber Road deferred compensation in the consolidated statements of comprehensive loss, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives. An accrual of $0.8 million is included on the consolidated balance sheet as of February 29, 2020 for vested, unpaid Amber Road deferred compensation. Unvested future payments that are contingent upon the continuous employment of participating employees totaled $2.1 million at February 29, 2020.
Operating Leases — The Company leases its primary office space under non-cancelable operating leases with various expiration dates through August 2027. Rent expense for the fiscal years ended February 29, 2020 and February 28, 2019 was $8.4 million and $4.4 million, respectively. Future minimum lease payments under non-cancelable operating leases as of February 29, 2020, are as follows (in thousands):
Fiscal year ending:
2021	$7,990
2022	5,864
2023	4,040
2024	3,330
2025	2,306
Thereafter	1,679
Total minimum lease payments	$25,209

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Several of the operating lease agreements require the Company to provide security deposits. As of February 29, 2020, and February 28, 2019, lease deposits totaled approximately $3.3 million and $1.3 million, respectively. The deposits are generally refundable at the expiration of the lease, assuming all of the Company’s obligations under the lease agreement have been met. Deposits are included in other assets in the consolidated balance sheets.
Contingencies — From time to time, the Company is subject to contingencies that arise in the ordinary course of business. The Company records an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company does not currently believe the resolution of any such contingencies will have a material adverse effect upon the Company’s consolidated balance sheets, statements of comprehensive loss, or statements of cash flows.
15. INCOME TAXES
For financial reporting purposes, the components of loss before benefit for income taxes were as follows (in thousand):
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
Domestic	$(110,937)	$(40,947)
Foreign	2,296	2,264
	$(108,641)	$(38,683)
The income tax benefit consisted of the following:
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
Current:
Federal	$125	$(7,631)
State	(31)	34
Foreign	1,265	1,860
Total Current	$1,359	$(5,737)
Deferred:
Federal	$(6,850)	$(505)
State	(1,666)	(1,728)
Foreign	(114)	(275)
Total Deferred	$(8,630)	$(2,508)
Total provision for income taxes	$(7,271)	$(8,245)

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
For the fiscal years ended February 29, 2020 and February 28, 2019, income tax expense differed from the amounts computed by applying the US federal income tax rate of 21% to pretax loss as a result of the following (in thousands):
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
U.S. federal tax benefit at statutory rate	$(22,815)	$(8,056)
State tax, net of federal benefit	(1,713)	(1,637)
Foreign rate differential	670	1,110
Tax credit carryforwards	(91)	(73)
Acquisition related adjustment	8	1
Earnings taxed at affiliate	15,961	6,914
Global intangible low-taxed income inclusion	197	563
Release of accrual for uncertain tax positions	(23)	(8,017)
Other	(1,074)	104
Change in valuation allowance	1,609	846
Total benefit for income taxes	$(7,271)	$(8,245)
E2open Holdings, LLC is a partnership and is not treated as a taxable entity for federal and state tax purposes. The Company’s U.S. federal and state income tax benefits relate to the Company’s wholly owned U.S. corporate subsidiaries that are consolidated for U.S. GAAP purposes but separately taxed for U.S. federal and state income tax purposes as corporations. Additionally, the Company owns foreign subsidiaries that file and pay income taxes in their local jurisdiction.
At February 29, 2020, the Company did not provide deferred income taxes on the outside book-tax differences of its foreign subsidiaries or any undistributed retained earnings which are indefinitely reinvested, including those earnings previously subject to income taxes in the U.S. The reversal of these temporary differences or distributions could result in additional tax; however, it is not practicable to estimate the amount of any unrecognized deferred income tax liabilities at this time.
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was enacted into law. The Act established new tax laws, including a new provision designed to tax low-taxed income of foreign subsidiaries (“GILTI”), which allows for the possibility of using foreign tax credits (“FTCs”) and a deduction of up to 50% to offset the income tax liability (subject to some limitations). U.S. GAAP allows taxpayers to make an accounting policy election of either (1) treating taxes due on GILTI inclusions as a current-period expense when incurred or (2) recognizing deferred taxes for temporary basis differences that are expected to reverse as GILTI in future years. The Company has made a policy choice to include taxes due on the future GILTI inclusion in taxable income when incurred.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The types of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities as of February 29, 2020 and February 28, 2019 are set forth below (in thousands):
	February 29, 2020	February 28, 2019
Deferred tax assets:
Net operating loss carryforwards	$78,738	$48,970
Tax credits	1,575	1,621
Property and equipment	796	518
Other Deferred Tax Asset	4,010	2,045
Accruals & reserves	1,416	1,139
Deferred revenue	2,018	1,534
Total deferred tax assets	88,553	55,827
Deferred tax liabilities:
Intangibles	100,020	54,802
Other Deferred Tax Liability	754	407
Total deferred tax liabilities	100,774	55,209
Valuation allowance:	(22,855)	(16,706)
Net deferred tax assets (liabilities)	$(35,076)	$(16,088)
ASC 740 provides for the recognition of deferred tax assets, if realization of such assets is more likely than not. Realization of deferred tax assets is dependent upon generating sufficient taxable income, carryback of losses, offsetting deferred tax liabilities, and availability of tax planning strategies. As of February 29, 2020, the Company assessed that certain of its deferred tax assets are not more likely than not to be realized. Therefore, the Company has recorded a valuation allowance to reduce the carrying value of the deferred tax assets to the amount that is more likely than not to be recognized. During fiscal year 2020, the valuation allowance increased by approximately $1.9 million due to continuing operations and increased approximately $4.3 million as a result of acquisitions.
As of February 29, 2020, the Company has net operating loss (“NOL”) carryforwards for federal and foreign income tax purposes of approximately $415.7 million and $27.8 million, respectively. The U.S. federal net operating loss carryforwards begin to expire in fiscal year 2022. The foreign net operating loss carryforwards are derived from multiple tax jurisdictions and will begin to expire in fiscal year 2021. As of February 29, 2020, the Company had research and development tax credits of approximately $0.5 million to reduce future federal income taxes. Federal credit carryforwards expire beginning in 2028.
Internal Revenue Code (“IRC”) Section 382 imposes limitations on a corporation’s ability to utilize its NOLs if the corporation experiences an ownership change, as defined in Section 382. Based upon an analysis performed, utilization of the U.S. Federal NOLs in future periods will likely be subject to an annual limitation under IRC Section 382. As noted above, as of February 29, 2020, federal NOL carryforwards for income tax purposes before any Section 382 limitation were approximately $415.7 million. Of this amount, approximately $139.1 million will expire unused due to Section 382. Accordingly, the Company has reduced the deferred tax assets based upon the anticipated federal and state NOLs that are expected to expire unutilized due to the annual limitation.
As of February 29, 2020, and February 28, 2019, total gross unrecognized tax benefits were $1.5 million and $1.6 million respectively. Approximately $0.7 million of the unrecognized tax benefits at February 29, 2020, if recognized, would have increased income tax expense and the Company’s effective tax rate. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
expense. As of February 29, 2020, and February 28, 2019, the total amount of gross interest and penalties accrued was $0.2 million, which is classified as other noncurrent liabilities in the accompanying consolidated balance sheets.
A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows (in thousands):
	February 29, 2020	February 28, 2019
Unrecognized benefit – beginning of period	$1,570	$8,904
Gross increases – current year tax positions	—	—
Gross increases – prior year tax positions	—	—
Gross increases – for acquisitions	—	—
Gross decreases – prior year tax positions	(12)	(7,312)
Gross decreases – prior year tax positions due to statute lapse	(23)	(22)
Unrecognized benefit – end of period	$1,535	$1,570
Management believes that it has adequately provided for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. Should any issues addressed in the tax audits be resolved in a manner not consistent with management’s expectations, the Company could be required to adjust the provision for income tax in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Company does not believe it is reasonably possible that the unrecognized tax benefits would materially change in the next 12 months.
The Company is subject to taxation in the U.S., various states, and foreign jurisdictions. Fiscal years 2017 through 2020 generally remain open to examination by the taxing jurisdictions to which the Company is subject, although carry forward attributes that were generated in tax years prior to fiscal year 2017 may be adjusted upon examination by the tax authorities if they have been, or will be, used in a future period.
16. MEMBERS’ EQUITY AND UNIT-BASED COMPENSATION
The Company has three classes of units: Class A, Class A-1, and Class B. Class A units are the only units with voting rights. Holders of Class A and Class A-1 units are entitled to priority distributions until each unit has received $1.00 per unit. Remaining distributions (if any) are to be made pro rata to all units. Class B units are incentive, profit‑interest units issued to management, which participate so long as the Company has made distributions to any Class A units equal to the participation level of the applicable Class B units. Issued and outstanding Class A and Class A-1 units were 349.0 million and 6.1 million, respectively, at both February 29, 2020, and February 28, 2019.
The Company has unit-based compensation plans that authorize (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested restricted units.
Unit Options — In 2015, the Company adopted the 2015 Unit Option Plan (“2015 Plan”). Under the 2015 Plan, the Company issued Series A and Series A‑1 unit options to certain employees eligible to participate in the Company’s unit option plan. The options issued under the 2015 Plan are subject to certain transfer restrictions and are initially deemed to be unvested. With respect to options issued to certain employees, options either vest 25% in the first year, and quarterly thereafter over a four-year period (“Time-Based Units”) or based upon an exit event (“Exit-Based Units”). The vesting of both the Time-Based Units and Exit-Based Units are subject to the employee’s continued employment with the Company.
Fair value of the unit options is determined on the date of grant using a pricing model affected by the Company’s unit price, as well as by certain assumptions including the Company’s expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
interest rates, and expected dividends. The estimated grant-date fair values of the unit options for the year ended February 29, 2020, were calculated using the Black-Scholes option-pricing valuation model, based on the following assumptions:
Expected term (in years)	6
Expected equity price volatility	23% - 55%
Risk-free interest rate	1.9% - 2.8%
Expected dividend yield	0%
The expected term represents the period that the unit options are expected to be outstanding, giving consideration to the contractual terms of the awards, vesting schedules, and expectations of future employee behavior as influenced by changes to the terms of the Company’s unit options. The Company estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration. The Company estimated the expected volatility of its unit options based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The risk-free interest rate represents the yield on a constant maturity U.S. Treasury security with a term equal to the expected term of the options. Expected dividend yield is set at zero because the Company does not expect to pay dividends during the term of the option and historically has not paid any dividends to its equity holders. Management made an estimate of expected forfeitures and is recognizing compensation costs only for those options expected to vest. The Company is authorized to issue 46.0 million unit options under the 2015 Plan. As of February 29, 2020, and February 28, 2019, outstanding unit options were 22.0 million and 18.6 million, and unit options available for grant were 1.9 million and 5.8 million, respectively.
Activity under the Company’s option plan for the fiscal years presented is as follows:
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit	Weighted Average Remaining Term (in years)
Balance outstanding at February 28, 2018	17,985	$1.32	3.1
Options granted	2,641	1.60
Options exercised	(169)	1.03
Options canceled and forfeited	(1,840)	1.53
Balance outstanding at February 28, 2019	18,617	$1.34	2.3
Options granted	5,713	2.04
Options exercised	(37)	1.61
Options canceled and forfeited	(2,292)	1.51
Balance outstanding at February 29, 2020	22,001	$1.51	1.9
The weighted-average grant date fair value per unit of options granted during the fiscal years ended February 29, 2020 and February 28, 2019, was $0.45 and $0.41, respectively. As of February 29, 2020, the Company had $4.4 million of unrecognized compensation cost, excluding estimated forfeitures, related to unvested options, which is expected to be recognized over a weighted-average period of 1.9 years. At February 29, 2020, the weighted-average contractual life of options outstanding was 7.6 years and the weighted-average contractual life of options exercisable was 7.6 years.
The Company did not recognize any compensation expense for Exit-Based units, for the fiscal years ended February 29, 2020 and February 28, 2019, as these awards were not probable of vesting during these time periods.
Restricted Equity Plan — In 2015, The Company established the 2015 Restricted Equity Plan (“2015 Restricted Plan”) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The units issued under the 2015 Restricted Plan are subject to certain transfer restrictions and are initially deemed to be unvested. With respect to units issued to certain officers, B units either vest 25% annually over a four-year period (“Time-Based Units”) or based upon an exit event (“Exit-Based Units”). The vesting of both the Time-Based Units and Exit-Based Units are subject to the employee’s continued employment with the Company. The Company has authorized 32.0 million units under the Restricted Plan. As of February 29, 2020, and February 28, 2019, outstanding restricted units were 22.0 million and 21.5 million, respectively. No restricted units were available for grant as of February 29, 2020, or February 28, 2019.
Activity under the Company’s 2015 Restricted Plan for the fiscal years presented is as follows:
	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit	Weighted Average Remaining Term (in years)
Awards not vested at February 28, 2018	15,973	$1.50	3.3
Awards granted	1,189	1.57
Awards released	(4,511)	1.46
Awards canceled and forfeited	—	—
Awards not vested at February 28, 2019	12,651	$1.41	2.1
Awards granted	500	1.65
Awards released	(4,196)	1.47
Awards canceled and forfeited	—	—
Awards not vested at February 29, 2020	8,955	$1.40	1.5
The aggregate fair value of units vested during the fiscal years ended February 29, 2020 and February 28, 2019 was $6.2 million and $6.6 million, respectively. Unrecognized compensation expense related to the B units was $10.4 million as of the February 29, 2020, which is expected to be recognized over a weighted-average period of 1.5 years. The weighted-average contractual life of B units outstanding was 7.1 years at February 29, 2020. The Company did not recognize any compensation expense for Exit-Based Units, for the fiscal years ended February 29, 2020 and February 28, 2019.
The table below sets forth the functional classification on the consolidated statements of comprehensive loss of equity-based compensation expense (in thousands):
	For the Fiscal Year Ended
	February 29, 2020	February 28, 2019
Cost of revenue	$423	$429
Research and development	151	440
Sales and marketing	1,316	1,033
General and administrative	6,332	6,264
Total stock-based compensation	$8,222	$8,166
As discussed in Note 14, upon purchasing Amber Road, equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation. The Company recorded $10.9 million of expense for Amber Road deferred compensation in the consolidated statements of comprehensive loss, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives.
17. FINANCIAL INSTRUMENTS
The Company’s financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and capital lease obligations.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. The Company measures its cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. The Company estimates the fair value for notes payable and capital lease obligations by discounting the future cash flows of the related note and lease payments. At February 29, 2020 and February 28, 2019, the fair value of the cash and cash equivalents, restricted cash, notes payable and capital lease obligations approximates their recorded values.
The following tables set forth investments at February 29, 2020 and February 28, 2019 (in thousands):
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of February 29, 2020:
Marketable securities	$—	$—	$—	$—
Cash held in escrow	—	—	—	—
Asset-backed securities	162	17	—	179
Total investments	$162	$17	$—	$179
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of February 28, 2019:
Marketable securities	$—	$—	$—	$—
Cash held in escrow	559	—	—	559
Asset-backed securities	162	24	—	186
Total long-term investments	$721	$24	$—	$745
As a basis for considering such assumptions, accounting guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1 — Observable inputs, such as quoted prices in an active market;
Level 2 — Inputs other than the quoted prices an active market that are observable either directly or indirectly; and
Level 3 — Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.
Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect the Company’s assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy as of February 29, 2020 and February 28, 2019, are summarized as follows (in thousands):
	February 29, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Marketable securities	—	—	—	—
Cash held in escrow	—	—	—	—
Asset-backed securities	—	179	—	179
Total investments	—	179	—	179
Total assets	$4	$179	$—	$183
Liabilities
Earn-out liability	$—	$—	$2,000	$2,000
Total liabilities	$—	$—	$2,000	$2,000
	February 28, 2019
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$57	$—	$—	$57
Total cash equivalents	57	—	—	57
Investments:
Marketable securities	—	—	—	—
Cash held in escrow	559	—	—	559
Asset-backed securities	—	186	—	186
Total investments	559	186	—	745
Total assets	$616	$186	$—	$802
Liabilities
Earn-out liability	$—	$—	$620	$620
Total liabilities	$—	$—	$620	$620

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Contingent Consideration — A reconciliation of the beginning and ending balances of acquisition related accrued earn-outs using significant unobservable inputs (Level 3) for the fiscal years ended February 29, 2020 and February 28, 2019, is summarized below (in thousands):
Earn-out liability as of February 28, 2018	$697
Acquisition date fair value of contingent consideration	—
Change in fair value of contingent consideration	(77)
Earn-out liability as of February 28, 2019	620
Acquisition date fair value of contingent consideration	2,000
Cash payments	(464)
Change in fair value of contingent consideration	(146)
Foreign exchange	(10)
Earn-out liability as of February 29, 2020	$2,000
The fair values of the Company’s Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of the Company’s Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data. The Company’s earn-out liabilities are valued using a Monte Carlo simulation model or the Black-Scholes option-pricing model. The assumptions used in preparing these models include estimates such as revenue growth rates, volatility, contractual terms, discount rates, and risk-free interest rates. These valuation models use unobservable market input and therefore, the liabilities are classified as Level 3.
18.
SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 6, 2020, the date the consolidated financial statements were available to be issued.
The COVID-19 pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact our business, operations, cash flows, and financial condition will depend on future developments that are difficult to accurately predict. The Company has experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to our customers. We have also experienced modest positive impacts from slowing growth in certain operating expenses due to reduced business travel, deferred hiring for some positions, and the cancellation or virtualization of customer events.
The global pandemic continues to evolve, and the Company will carefully monitor the situation to understand its impacts on its business and operations.
On April 9, 2020, the maturity of the Amber Term Loan was extended to April 2021.
On October 14, 2020, the Company and CC Neuberger Principal Holdings I (“CCNB1”), along with the other parties thereto, entered into a definitive Business Combination Agreement (the “Business Combination Agreement”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (a) CCNB1 will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which CCNB1 will change its name to “E2open Parent Holdings, Inc.”; (b) immediately following the Domestication, simultaneously, each wholly owned subsidiary of CCNB1 formed for the purpose of merging with certain equity holders of the Company treated as corporations for U.S. federal income tax purposes (each, a “Blocker”) will merge with and into a Blocker (collectively, the “Blocker Mergers”), resulting in the equity interests of each Blocker being converted into the right to receive a portion of the merger

E2OPEN HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
consideration under the Business Combination Agreement, and thereafter, each of the surviving blockers will merge with and into CCNB1, with CCNB1 as the surviving company (collectively, the “Buyer Mergers”), resulting in the cancellation of the equity interests of such surviving blockers and CCNB1 directly owning all of the equity interests previously held by the Blockers in E2open Holdings; (c) immediately following the Buyer Mergers, the wholly owned subsidiary of CCNB1 formed for the purpose of merging with the Company will merge with and into the Company, with the Company as the surviving company (the “Company Merger”), resulting in (i) the Company becoming a subsidiary of CCNB1, (ii) the equity interests of the Company (excluding those held by the Blockers and CCNB1) being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement, and (iii) the equity interests of the Company held by CCNB1 being converted into the right to receive certain newly created equity interests of the Company; (d) CCNB1 will contribute, as a capital contribution in exchange for a portion of the equity interests in the Company it acquired in the Company Merger, an amount of cash available after payment of the merger consideration under the Business Combination Agreement, which will be used by the Company pay transaction expenses and reduce existing indebtedness and fund the expense account of the representative of the Company’s equity holders under the Business Combination Agreement; and (e) the limited liability company agreement of the Company will be amended and restated to, among other things, reflect the Company Merger and admit E2open Parent Holdings, Inc. as the managing member of the Company.
On October 14, 2020, the Company was provided a commitment for financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which financing is expected to be funded concurrently with the completion of the Business Combination. The new term loan is expected to mature seven years after the Closing Date and the new revolving facility is expected to mature five years after the Closing Date. Loans under the Credit Facilities are expected to bear interest, at E2open’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of E2open under the Credit Facilities and, at the option of E2open, under hedging agreements and cash management arrangements will be guaranteed by E2open Holdings, E2open (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of E2open (subject to customary exceptions). The closing of the new debt financing is conditioned on, among other things, the consummation of the Business Combination. This new financing, along with the proceeds from the Business Combination noted above, will be used to refinance the term loan due 2024, pay off the SVB Credit Facility, distribute cash to existing shareholders, provide cash for working capital, and pay transaction fees incurred with the Business Combination. The new term loan has an interest rate of LIBOR plus 3.5%. The Company’s existing term loan due 2024 and related revolving credit facility are expected to be terminated upon repayment.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
	Six Months Ended June 30,
	2019	2018
Total revenue	$41,750,980	$41,120,747
Total cost of revenue	17,970,732	19,437,602
Gross profit	23,780,248	21,683,145
Total operating expenses	29,299,605	30,207,942
Loss from operations	(5,519,357)	(8,524,797)
Interest income	4,727	3,632
Interest expense	(691,476)	(639,170)
Loss before income taxes	(6,206,106)	(9,160,335)
Income tax expense	305,190	204,742
Net loss	$(6,511,296)	$(9,365,077)
See accompanying notes to condensed consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
	Six Months Ended June 30,
	2019	2018
Net loss	$(6,511,296)	$(9,365,077)
Other comprehensive loss:
Foreign currency translation	482,929	(30,271)
Total other comprehensive loss	482,929	(30,271)
Comprehensive loss	$(6,028,367)	$(9,395,348)
See accompanying notes to condensed consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited)
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2018	27,841,498	$27,842	$208,349,895	$(2,097,434)	$(176,502,748)	$29,777,555
Net loss	—	—	—	—	(6,511,296)	(6,511,296)
Other comprehensive loss	—	—	—	482,929	—	482,929
Exercise of stock options	766,092	766	5,090,407	—	—	5,091,173
Common stock issued for vested restricted stock units	558,618	559	(559)	—	—	—
Stock-based compensation expense	—	—	3,109,827	—	—	3,109,827
Balance at June 30, 2019	29,166,208	$29,167	$216,549,570	$(1,614,505)	$(183,014,044)	$31,950,188
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2017	27,288,985	$27,289	$195,203,097	$(1,822,396)	$(167,908,038)	$25,499,952
Adoption of ASC 606	—	—	—	—	5,007,810	5,007,810
Net loss	—	—	—	—	(9,365,077)	(9,365,077)
Other comprehensive loss	—	—	—	(30,271)	—	(30,271)
Exercise of stock options	54,750	55	330,843	—	—	330,898
Common stock issued for vested restricted stock units	152,707	153	(153)	—	—	—
Stock-based compensation expense	—	—	7,279,075	—	—	7,279,075
Balance at June 30, 2018	27,496,442	$27,497	$202,812,862	$(1,852,667)	$(172,265,305)	$28,722,387
See accompanying notes to condensed consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net cash provided by operating activities	$(3,622,537)	$774,171
Cash flows from investing activities:
Capital expenditures	(123,728)	(78,394)
Addition of capitalized software development costs	(1,719,222)	(1,569,092)
Cash (paid) received for deposits	368,856	(164,780)
Net cash used in investing activities	(1,474,094)	(1,812,266)
Cash flows from financing activities:
Proceeds from revolving line of credit	2,700,000	13,650,000
Payments on revolving line of credit	(3,500,000)	(13,650,000)
Payments on term loan	(187,500)	(375,000)
Repayments on finance lease obligations	(428,194)	(720,109)
Proceeds from the exercise of stock options	5,091,173	330,898
Net cash used in financing activities	3,675,479	(764,211)
Effect of exchange rate on cash, cash equivalents and restricted cash	430,782	(49,640)
Net increase (decrease) in cash, cash equivalents and restricted cash	(990,370)	(1,851,946)
Cash, cash equivalents and restricted cash at beginning of period	7,514,719	9,417,001
Cash, cash equivalents and restricted cash at end of period	$6,524,349	$7,565,055
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$6,467,949	$7,508,655
Restricted cash in deposits and other assets	56,400	56,400
Total cash, cash equivalents and restricted cash	$6,524,349	$7,565,055
Supplemental disclosures of cash flow information:
Cash paid for interest	$400,695	$621,366
Non-cash property and equipment acquired under finance leases	113,641	703,838
Non-cash right-of-use assets acquired under operating leases	7,781,725	—
Non-cash property and equipment purchases in accounts payable	—	14,061
See accompanying notes to condensed consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(1) Background
Amber Road, Inc. (we, our or us) is a leading provider of a cloud-based global trade management solution, including modules for logistics contract and rate management, supply chain visibility and event management, international trade compliance, Global Knowledge trade content database, supply chain collaboration with overseas factories and vendors, and duty management solutions to importers and exporters, nonvessel owning common carriers (resellers), and ocean carriers. Our solution is primarily delivered using an on-demand, cloud-based, delivery model. We are incorporated in the state of Delaware and our corporate headquarters are located in East Rutherford, New Jersey. We also have offices in McLean, Virginia; Raleigh, North Carolina; Munich, Germany; Bangalore, India; Shenzhen and Shanghai, China; and Hong Kong.
(2) Summary of Significant Accounting Policies and Practices
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements and footnotes have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles (GAAP) in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of our financial position and results of operations have been included. The accompanying condensed consolidated financial statements include our accounts and those of our wholly-owned subsidiaries primarily located in India, China and Europe. All significant intercompany balances and transactions have been eliminated in consolidation. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for other interim periods or future years. The consolidated balance sheet as of December 31, 2018 is derived from the audited financial statements as of that date. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in our Form 10-K for the year ended December 31, 2018.
Use of Estimates
The preparation of the condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the carrying amount of intangibles and goodwill; valuation allowance for receivables and deferred income tax assets; revenue; capitalization of software costs; and valuation of share-based payments. Actual results could differ from those estimates.
Revenue Recognition
We primarily generate revenue from the sale of subscriptions and subscription-related professional services. In instances involving subscriptions, revenue is generated under customer contracts with multiple elements, which are comprised of (1) subscription fees that provide the customers with access to our on-demand application and content, unspecified solution and content upgrades, and customer support, (2) professional services associated with consulting services (primarily implementation services), and (3) transaction-related fees (including publishing services). Our initial customer contracts usually have contract terms from 3 years to 5 years in length. Typically, the customer does not take possession of the software nor does the customer have the right to take possession of the software supporting the on-demand application service. However, in certain instances, we have customers that take possession of the software whereby the application is installed on the customer’s premises. Our subscription service arrangements typically may only be terminated for cause and do not contain refund provisions.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
We determine revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, we satisfy a performance obligation

The subscription fees typically begin the first month following contract execution, whether or not we have completed the solution’s implementation.
Subscription Revenue for Hosted and On-Premise Customers
Subscription revenue, which primarily consists of fees to provide customers access to our solution, is recognized ratably over contract terms beginning on the commencement date of each contract, which is the date our service is made available to customers. For contracts in which the customer takes possession of the software, we determined that the software license and related content updates are one performance obligation and accordingly, recognize the arrangement fee over the contract term. Typically, amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Transaction-related revenue is recognized as the transactions occur.
Professional Services Revenue for Hosted Customers
Professional services revenue primarily consists of fees for deployment of our solution. The majority of professional services contracts are on a time and material basis. When these services are not combined with subscription revenue as a single unit of accounting, as discussed below, this revenue is recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts.
Professional Services Revenue for On-Premise Customers
For customers that take possession of the software, billings for professional services will be recognized as revenue when services are performed.
Multiple Performance Obligations
Some of our contracts with customers contain multiple performance obligations that generally include subscription, professional services (primarily implementation) as well as transaction-related fees.
For contracts with customers, we account for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. We determine the standalone selling prices based on our overall pricing objectives, taking into consideration market conditions and other factors, including the value of our contracts, the solution sold, taking into account the modules included, term of the arrangement, and base transaction volume, customer demographics, and geographic locations.
Other Revenue Items
Sales tax collected from customers and remitted to governmental authorities is accounted for on a net basis and, therefore, is not included in revenue and cost of revenue in the condensed consolidated statements of operations. We classify customer reimbursements received for direct costs paid to third parties and related expenses as revenue, in accordance with ASC 606.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Deferred Revenue and Performance Obligations
Deferred revenue from subscriptions represents amounts collected from (or invoiced to) customers in advance of earning subscription revenue. Typically, we bill our annual subscription fees in advance of providing the service. Deferred revenue from professional services represents revenue for time and material contracts where the revenue is recognized when milestones are achieved and accepted by the customer for fixed price contracts.
	June 30, 2019	December 31, 2018
Current:
Subscription revenue	$36,944,748	$34,849,486
Professional services revenue	162,751	189,669
Total current	37,107,499	35,039,155
Noncurrent:
Subscription revenue	119,431	265,324
Total noncurrent	119,431	265,324
Total deferred revenue	$37,226,930	$35,304,479
The amount of subscription revenue and professional services revenue recognized that was included in the beginning balance of deferred revenue is as follows:
	Six Months Ended June 30,
	2019	2018
Subscription revenue	$24,135,625	$25,952,511
Professional services revenue	116,460	510,802
As of June 30, 2019, $128,564,815 of revenue is expected to be recognized from remaining performance obligations for subscription contracts and is expected to be recognized over the next 6.6 years. Remaining performance obligations for professional services contracts are recognized within one year or less.
Cost of Revenue
Cost of subscription revenue.
Cost of subscription revenue consists primarily of personnel and related costs of our hosting, support, and content teams, including salaries, benefits, bonuses, payroll taxes, stock-based compensation and allocated overhead, as well as software license fees, hosting costs, Internet connectivity, and depreciation expenses directly related to delivering our solutions, as well as amortization of capitalized software development costs. Our cost of subscription revenue is generally expensed as the costs are incurred.
Cost of professional services revenue.
Cost of professional services revenue consists primarily of personnel and related costs, including salaries, benefits, bonuses, payroll taxes, stock-based compensation, the costs of contracted third-party vendors, reimbursable expenses and allocated overhead. As our personnel are employed on a full-time basis, our cost of professional services is largely fixed in the short term, while our professional services revenue may fluctuate, leading to fluctuations in professional services gross profit. Cost of professional services revenue is generally expensed as costs are incurred.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Stock-Based Compensation
We grant stock-based incentive awards to attract, motivate and retain qualified employees (including officers), non-employee directors and consultants, and those of our affiliates. Awards granted under our 2012 Omnibus Incentive Compensation Plan (the 2012 Plan) include common stock options, restricted stock units (RSUs), performance-based restricted stock units (PSUs), and restricted stock awards.
During the six months ended June 30, 2019, the Company granted 162,128 RSU awards to certain employees.
Cash and Cash Equivalents
We consider all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents at June 30, 2019 and December 31, 2018 consist of the following:
	June 30, 2019	December 31, 2018
Cash	$6,481,293	$7,471,075
Money market accounts	43,056	43,644
	$6,524,349	$7,514,719
Fair Value of Financial Instruments and Fair Value Measurements
Our financial instruments consist of cash equivalents, accounts receivable, accounts payable, and accrued expenses. Management believes that the carrying values of these instruments are representative of their fair value due to the relatively short-term nature of those instruments.
Our estimate of fair value for financial assets and financial liabilities is based on the framework established in the fair value accounting guidance. The framework is based on the inputs used in valuation, gives the highest priority to quoted prices in active markets and requires that observable inputs be used in the valuations when available.
Management determines fair value using the following hierarchy:
Level 1 — Quoted prices in active markets for identical assets or liabilities;
Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; or
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The following table provides the financial assets and liabilities classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.
	June 30, 2019	December 31, 2018
Assets:
Cash equivalents – money market accounts	$43,056	$43,644
Restricted cash – money market accounts	56,400	56,400
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
receivable. We determine the allowance based on historical write-off experience, the industry, and the economy. We review our allowance for doubtful accounts monthly. Past-due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We do not have any off-balance-sheet credit exposure related to our customers. Typically, we record unbilled receivables for contracts on which revenue has been recognized, but for which the customer has not yet been billed.
Major Customers and Concentrations of Credit Risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Our customer base is principally comprised of enterprise and mid-market companies within industries including Chemical/Pharmaceutical, High Technology/Electronics, Industrial/Manufacturing, Logistics, Oil & Gas, and Retail/Apparel. We do not require collateral from our customers. For the six months ended June 30, 2019, no customer accounted for more than 10% of our total revenue. For the six months ended June 30, 2018, one customer accounted for 11.5% of our total revenue. As of June 30, 2019, one customer accounted for 12.3% of our total accounts receivable. As of December 31, 2018, no single customer accounted for more than 10% of our total accounts receivable.
Geographic Information
Disaggregation of Revenue
We sell our subscription contracts and related professional services to customers primarily in two geographical markets. Revenue by geographic location based on the billing address of our customers is as follows:
	Six Months Ended June 30,
Country	2019	2018
United States	$31,605,344	$31,162,042
International	10,145,636	9,958,705
Total revenue	$41,750,980	$41,120,747
For the six months ended June 30, 2019 and 2018, no single country other than the United States had revenue greater than 10% of our total revenue.
Adjustments to Previously Reported Amounts
Immaterial Correction of an Error.   As previously disclosed, during the third quarter of 2018, we revised previously reported stock-based compensation expense for the periods ended March 31, 2018 and June 30, 2018 related to certain performance stock units due to a change in performance conditions. In accordance with Staff Accounting Bulletin (SAB) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, management evaluated the materiality of the error from qualitative and quantitative perspectives, and concluded the error was immaterial to the prior periods. The correction of the immaterial error resulted in an increase of $2,993,763 to stock-based compensation for the six months ended June 30, 2018.
Recent Accounting Pronouncements
In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which removes Step 2 of the goodwill impairment test. A goodwill impairment will

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This ASU is effective for interim and annual reporting periods beginning after December 15, 2019. We early adopted this standard on January 1, 2019 and it did not have a material effect on our condensed consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases. The standard requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. We adopted this standard on January 1, 2019 on a modified retrospective basis and have not restated comparative amounts. Also, we elected the practical expedients permitted under the transition guidance, which allows us to carryforward our historical lease classification, our assessment on whether a contract is or contains a lease, and our initial direct costs for any leases that exist prior to adoption of the new standard. We also elected to combine lease and non-lease components and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the condensed consolidated statements of operations on a straight-line basis over the lease term. As a result, on January 1, 2019, we recorded operating lease right-of-use (ROU) assets of $7,781,725 and operating lease liabilities of $9,302,876 in our condensed consolidated balance sheet. Our capital leases that existed as of January 1, 2019 are now classified as finance leases.
(3) Leases
We determine if an arrangement is or contains a lease at inception. We have non-cancelable operating leases primarily for office space and finance leases primarily for network equipment. Leases with an initial term of less than 12 months are not recorded in our condensed consolidated balance sheet. Leases with an initial term in excess of 12 months are recorded as operating or financing leases in our condensed consolidated balance sheet.
Our lease terms may include an option to extend the lease. The exercise of lease renewal options is at our sole discretion. When deemed reasonably certain of exercise, the renewal option is included in the determination of the lease term and lease payment obligation, respectively.
Operating lease ROU assets and liabilities are recognized at commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term. When a lease agreement contains lease and non-lease components, we combine them for accounting purposes. Operating lease ROU assets are shown separately and finance lease assets are included in property and equipment in the condensed consolidated balance sheet.
Lease costs consists of the following:
Six Months Ended June 30, 2019
Amortization of finance lease assets	$726,293
Interest on finance lease obligations	107,767
Operating lease costs	1,528,690
Short-term lease costs	109,620
Sublease income	(154,998)
Total lease costs	$2,317,372
We have a sublease related to one of our existing office spaces. The term of the sublease is through August 2022, the same as our underlying existing lease. As of June 30, 2019, fixed sublease payments to us are escalating over the remaining term of the lease and aggregate to $1,281,654.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Weighted-average remaining lease terms and discount rates are as follows:
June 30, 2019
Weighted-average remaining lease terms:
Finance leases	2.3 years
Operating leases	3.3 years
Weighted-average discount rate:
Finance leases	9.1%
Operating leases	6.8%
The following table presents aggregate lease maturities as of June 30, 2019:
	Finance Leases	Operating Leases
Remainder of 2019	$673,539	$1,705,728
2020	830,728	2,569,574
2021	539,621	2,020,094
2022	223,054	1,426,332
2023	—	671,516
2024 and thereafter	—	157,021
Total	2,266,942	8,550,265
Less amount representing interest	234,363	852,726
Present value of net minimum lease payments	2,032,579	7,697,539
Less current installments of lease obligations	1,005,926	3,189,832
Lease obligations excluding current installments	$1,026,653	$4,507,707
The following table presents aggregate lease maturities as of December 31, 2018:
	Capital Leases	Operating Leases
2019	$1,431,296	$4,296,528
2020	719,074	2,663,588
2021	427,967	1,450,505
2022	153,798	906,176
2023	—	461,453
2024 and thereafter	—	157,021
Total minimum lease payments	2,732,135	$9,935,271
Less amount representing interest	(271,361)
Present value of net minimum capital lease payments	2,460,774
Less current installments of obligations under capital leases	(1,263,375)
Obligations under capital leases excluding current installments	$1,197,399

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Supplemental cash flow information related to leases is as follows:
Six Months Ended June 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,733,043
(4) Commitments and Contingencies
Legal Proceedings
We are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on our financial position, results of operations, or liquidity.
Indemnifications
Under the indemnification clauses of our standard customer agreements, we guarantee to defend and indemnify the customer against any claim based upon any failure to satisfy the warranty set forth in the contract associated with infringements of any patent, copyright, trade secret, or other intellectual property right. We do not expect to incur any infringement liability as a result of the customer indemnification clauses.
To the extent permitted under Delaware law, we have agreements whereby we indemnify our senior officers and directors for certain events or occurrences while the officer or director is or was serving at our request in such capacity. The indemnification period covers all pertinent events and occurrences so long as such officer or director may be subject to any possible claim. The maximum potential amount of future payments we could be required to make under these indemnification agreements is undetermined; however, we have director and officer insurance coverage that reduces our exposure and may enable us to recover a portion of any future amounts paid. We believe the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is minimal.
(5) Subsequent Events
The Company has evaluated subsequent events for recognition and measurement purposes through July 2, 2019.
On July 2, 2019, the Company was acquired by E2open Holdings, LLC for approximately $428.6 million in fixed consideration. Any events occurring after July 2, 2019 are reflected in the financial statements and notes thereto of E2open Holdings, LLC.

AMBER ROAD, INC. AND SUBSIDIARIES
Index To Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Amber Road, Inc.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Amber Road, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.
Change in Accounting Principle
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue from contracts with customers in 2018 due to the adoption of Accounting Standards Codification Topic 606 — Revenue from Contracts with Customers.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2003.
Philadelphia, Pennsylvania
March 5, 2019

AMBER ROAD, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$7,514,719	$9,360,601
Accounts receivable, net	17,171,777	16,957,044
Unbilled receivables	1,004,447	884,104
Deferred commissions	4,023,473	4,400,015
Prepaid expenses and other current assets	1,977,662	1,715,534
Total current assets	31,692,078	33,317,298
Property and equipment, net	10,132,808	9,370,104
Goodwill	43,731,942	43,768,269
Other intangibles, net	3,953,582	4,999,885
Deferred commissions	9,092,591	6,734,326
Deposits and other assets	1,499,976	1,180,163
Total assets	$100,102,977	$99,370,045
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,473,289	$2,650,582
Accrued expenses	9,509,166	7,589,482
Current portion of capital lease obligations	1,263,375	1,352,456
Deferred revenue	35,039,155	37,812,239
Current portion of term loan, net of discount	714,745	714,391
Total current liabilities	48,999,730	50,119,150
Capital lease obligations, less current portion	1,197,399	1,461,101
Deferred revenue, less current portion	265,324	1,830,706
Term loan, net of discount, less current portion	12,054,490	12,839,392
Revolving credit facility	6,000,000	6,000,000
Other noncurrent liabilities	1,808,479	1,619,744
Total liabilities	70,325,422	73,870,093
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 27,841,498 and 27,288,985 shares at December 31, 2018 and 2017, respectively	27,842	27,289
Additional paid-in capital	208,349,895	195,203,097
Accumulated other comprehensive loss	(2,097,434)	(1,822,396)
Accumulated deficit	(176,502,748)	(167,908,038)
Total stockholders’ equity	29,777,555	25,499,952
Total liabilities and stockholders’ equity	$100,102,977	$99,370,045
See accompanying notes to consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
	Year Ended December 31,
	2018	2017	2016
Revenue:
Subscription	$62,636,891	$58,479,139	$53,310,533
Professional services	22,529,162	20,596,971	19,850,657
Total revenue	85,166,053	79,076,110	73,161,190
Cost of revenue(1):
Cost of subscription revenue	21,557,794	21,151,419	19,922,839
Cost of professional services revenue	16,593,215	16,590,148	15,813,562
Total cost of revenue	38,151,009	37,741,567	35,736,401
Gross profit	47,015,044	41,334,543	37,424,789
Operating expenses(1):
Sales and marketing	22,949,487	22,526,535	22,637,984
Research and development	14,664,843	14,941,394	16,794,516
General and administrative	21,248,179	15,263,297	15,318,098
Total operating expenses	58,862,509	52,731,226	54,750,598
Loss from operations	(11,847,465)	(11,396,683)	(17,325,809)
Interest income	8,741	4,806	57,126
Interest expense	(1,271,786)	(976,834)	(862,321)
Loss before income taxes	(13,110,510)	(12,368,711)	(18,131,004)
Income tax expense	492,010	608,775	595,722
Net loss	$(13,602,520)	$(12,977,486)	$(18,726,726)
Net loss per share (Note 11):
Basic and diluted	$(0.49)	$(0.47)	$(0.70)
Weighted-average shares outstanding (Note 11):
Basic and diluted	27,825,795	27,415,953	26,718,882

(1)
Includes stock-based compensation as follows:

	Year Ended December 31,
	2018	2017	2016
Cost of subscription revenue	$895,477	$767,877	$810,455
Cost of professional services revenue	661,499	549,378	480,160
Sales and marketing	1,435,055	1,015,307	872,899
Research and development	2,036,305	1,404,771	1,161,422
General and administrative	7,246,830	2,340,536	2,142,954
	$12,275,166	$6,077,869	$5,467,890
See accompanying notes to consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Loss
	Year Ended December 31,
	2018	2017	2016
Net loss	$(13,602,520)	$(12,977,486)	$(18,726,726)
Other comprehensive income (loss):
Foreign currency translation	(275,038)	(485,604)	(553,583)
Total other comprehensive income (loss)	(275,038)	(485,604)	(553,583)
Comprehensive loss	$(13,877,558)	$(13,463,090)	$(19,280,309)
See accompanying notes to consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2015	26,260,459	$26,261	$181,457,089	$(783,209)	$(136,203,826)	$44,496,315
Net loss	—	—	—	—	(18,726,726)	(18,726,726)
Other comprehensive loss	—	—	—	(553,583)	—	(553,583)
Exercise of stock options	646,639	647	1,886,935	—	—	1,887,582
Common stock issued for vested restricted stock units	12,664	12	(12)	—	—	—
Stock-based compensation expense	—	—	5,467,890	—	—	5,467,890
Common stock issued for contingent consideration	6,506	6	(6)	—	—	—
Balance at December 31, 2016	26,926,268	26,926	188,811,896	(1,336,792)	(154,930,552)	32,571,478
Net loss	—	—	—	—	(12,977,486)	(12,977,486)
Other comprehensive loss	—	—	—	(485,604)	—	(485,604)
Exercise of stock options	107,526	108	313,587	—	—	313,695
Common stock issued for vested restricted stock units	237,916	238	(238)	—	—	—
Stock-based compensation expense	—	—	6,077,869	—	—	6,077,869
Common stock issued for contingent consideration	17,275	17	(17)	—	—	—
Balance at December 31, 2017	27,288,985	27,289	195,203,097	(1,822,396)	(167,908,038)	25,499,952
Adoption of new accounting standard	—	—	—	—	5,007,810	5,007,810
Net loss	—	—	—	—	(13,602,520)	(13,602,520)
Other comprehensive loss	—	—	—	(275,038)	—	(275,038)
Exercise of stock options	200,750	201	871,984	—	—	872,185
Common stock issued for vested restricted stock units	351,763	352	(352)	—	—	—
Stock-based compensation expense	—	—	12,275,166	—	—	12,275,166
Balance at December 31, 2018	27,841,498	$27,842	$208,349,895	$(2,097,434)	$(176,502,748)	$29,777,555
See accompanying notes to consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(13,602,520)	$(12,977,486)	$(18,726,726)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,979,615	5,386,789	6,590,343
Bad debt expense	195,372	568,193	509,454
Stock-based compensation	12,275,166	6,077,869	5,467,890
Acquisition related deferred compensation	—	—	1,419,885
Changes in fair value of contingent consideration liability	—	18,525	30,469
Accretion of debt discount	35,608	37,884	62,914
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(577,960)	1,615,836	(1,213,717)
Prepaid expenses and other assets	(881,663)	1,313,029	(1,437,777)
Accounts payable	(193,706)	(166,898)	1,284,742
Accrued expenses	2,055,400	(2,988,525)	4,228,119
Settlement of contingent accrued compensation related to former ecVision founder	—	(2,366,469)	—
Other liabilities	215,162	(209,859)	(2,084,343)
Deferred revenue	(952,042)	3,021,248	3,702,924
Net cash provided by (used in) operating activities	3,548,432	(669,864)	(165,823)
Cash flows from investing activities:
Capital expenditures	(219,945)	(257,893)	(231,979)
Addition of capitalized software development costs	(3,214,896)	(1,458,495)	(2,286,778)
Addition of intangible assets	—	—	(275,000)
Cash paid for deposits	(119,036)	(190,752)	(118,993)
Net cash used in investing activities	(3,553,877)	(1,907,140)	(2,912,750)
Cash flows from financing activities:
Proceeds from revolving line of credit	23,850,000	24,350,000	20,250,000
Payments on revolving line of credit	(23,850,000)	(24,350,000)	(19,250,000)
Payments on term loan	(750,000)	(656,250)	(375,000)
Debt financing costs	(70,156)	(35,701)	—
Repayments on capital lease obligations	(1,497,865)	(1,556,097)	(1,425,882)
Proceeds from the exercise of stock options	872,185	313,695	1,887,582
Contingent consideration related to ecVision acquisition	—	(1,308,525)	—
Net cash provided by (used in) financing activities	(1,445,836)	(3,242,878)	1,086,700
Effect of exchange rate on cash, cash equivalents and restricted cash	(394,601)	(227,391)	(567,611)
Net decrease in cash, cash equivalents and restricted cash	(1,845,882)	(6,047,273)	(2,559,484)
Cash, cash equivalents and restricted cash at beginning of period	9,417,001	15,464,274	18,023,758
Cash, cash equivalents and restricted cash at end of period	$7,571,119	$9,417,001	$15,464,274
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$7,514,719	$9,360,601	$15,408,133
Restricted cash in deposits and other assets	56,400	56,400	56,141
Total cash, cash equivalents and restricted cash	$7,571,119	$9,417,001	$15,464,274
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,236,178	$938,949	$790,338
Non-cash property and equipment acquired under capital lease	1,145,082	1,936,990	834,432
Non-cash property and equipment purchases in accounts payable	136,623	—	22,454
See accompanying notes to consolidated financial statements.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(1)
Background

Amber Road, Inc. (we, our or us) is a leading provider of a cloud-based global trade management solutions, including modules for logistics contract and rate management, supply chain visibility and event management, international trade compliance, Global Knowledge trade content database, supply chain collaboration with overseas factories and vendors, and duty management solutions to importers and exporters, nonvessel owning common carriers (resellers), and ocean carriers. Our solutions are primarily delivered using an on-demand, cloud-based, delivery model. We are incorporated in the state of Delaware and our corporate headquarters are located in East Rutherford, New Jersey. We also have offices in McLean, Virginia; Raleigh, North Carolina; Munich, Germany; Bangalore, India; Shenzhen and Shanghai, China; and Hong Kong.
(2)
Summary of Significant Accounting Policies and Practices

Basis of Presentation and Principles of Consolidation
Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and include our accounts and those of our wholly owned subsidiaries primarily located in India, China and Europe. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the carrying amount of intangibles and goodwill; valuation allowance for receivables and deferred income taxes; revenue; capitalization of software costs; and valuation of share-based payments. Actual results could differ from those estimates.
Foreign Currency
The assets and liabilities of our foreign operations are translated into U.S. dollars at current exchange rates as of the balance sheet date, and revenues and expenses are translated at average exchange rates for the period. Resulting translation adjustments are reflected in accumulated other comprehensive loss, which is a separate component of stockholders’ equity. Transaction gains and losses included in the consolidated statement of operations for the years ended December 31, 2018, 2017, and 2016 were not material.
Cash and Cash Equivalents
We consider all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents at December 31, 2018 and December 31, 2017 consist of the following:
	December 31,
	2018	2017
Cash	$7,471,075	$9,318,074
Money market accounts	43,644	42,527
	$7,514,719	$9,360,601
Fair Value of Financial Instruments and Fair Value Measurements
Our financial instruments consist of cash equivalents, accounts receivable, accounts payable, and accrued expenses. Management believes that the carrying values of these instruments are representative of their fair value due to the relatively short-term nature of those instruments.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Our estimate of fair value for financial assets and financial liabilities is based on the framework established in the fair value accounting guidance. The framework is based on the inputs used in valuation, gives the highest priority to quoted prices in active markets and requires that observable inputs be used in the valuations when available. Management determines fair value using the following hierarchy:
Level 1 — Quoted prices in active markets for identical assets or liabilities;
Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; or
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The following table provides the financial assets and liabilities classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.
	December 31,
	2018	2017
Assets:
Cash equivalents – money market accounts	$43,644	$42,527
Restricted cash – money market accounts	56,400	56,400
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance based on historical write-off experience, the industry, and the economy. We review our allowance for doubtful accounts monthly. Past-due balances over 90 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We do not have any off-balance-sheet credit exposure related to our customers. Typically, we record unbilled receivables for contracts on which revenue has been recognized, but for which the customer has not yet been billed.
The table below presents the changes in the allowance for doubtful accounts:
	Year Ended December 31,
	2018	2017	2016
Beginning balance	$530,895	$410,560	$153,543
Provision for doubtful accounts	195,372	568,193	509,454
Write-offs, net of recoveries	(110,323)	(447,858)	(252,437)
Ending balance	$615,944	$530,895	$410,560
Major Customers and Concentrations of Credit Risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Our customer base is principally comprised of enterprise and mid-market companies within industries including Chemical/Pharmaceutical, High Technology/Electronics, Industrial/Manufacturing, Logistics, Oil & Gas, and Retail/Apparel. We do not require collateral from our customers. As of December 31, 2018, and 2017, no single customer accounted for more than 10% of our accounts receivable. For the years ended December 31, 2018 and 2017, one customer accounted for 10.5% and 11.0%, respectively, of our total revenue. For the year ended December 31, 2016, no single customer accounted for more than 10% of our total revenue.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Prepaid Expense and Other Current Assets
Prepaid expenses and other current assets as of December 31, 2018 and 2017 primarily consist of annual prepaid license and maintenance fees related to our internal software licenses, and prepaid marketing fees.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Equipment acquired under capital leases is recorded at the present value of the minimum lease payments and subsequently depreciated based on its classification below.
Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets as follows:
Asset Classification	Estimated Useful Life
Computers and equipment	3 – 5 years
Software	3 – 5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of the estimated useful life or the remaining lease term
Goodwill
Goodwill represents the excess of costs over the fair value of the assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of Accounting Standards Codification (ASC) 350, Intangibles — Goodwill and Other (ASC 350). To accomplish this, we are required to identify our reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the annual impairment testing date. Management has determined that we operate in one reporting unit.
Management is required to determine the fair value of our reporting unit and compare it to the carrying amount of the reporting unit on the annual impairment testing date. To the extent the carrying amount of the reporting unit exceeds the fair value of the reporting unit, we would be required to perform the second step of the annual impairment test, as this is an indication that the reporting unit goodwill may be impaired. We performed our annual impairment test as of December 31, 2018, and the second step was not required as the fair value exceeded the carrying value.
Other Intangibles
Other intangibles, net of accumulated amortization, are primarily the result of the allocation of the purchase price related to businesses acquired. Each intangible asset acquired is being amortized on a basis consistent with the utilization of the assets over their estimated useful lives and is reviewed for impairment in accordance with ASC 350.
Impairment of Long-Lived Assets
In accordance with ASC 350, Long-Lived Assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
exceeds the fair value of the asset. During the years ended December 31, 2018, 2017, and 2016, management believes that no revision of the remaining useful lives or write-down of long-lived assets is required.
Income Taxes
Income taxes are accounted for under the provisions of ASC Topic 740, Income Taxes (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
We recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Revenue from Contracts with Customers
Adoption of Accounting Standards Codification Topic 606
Effective January 1, 2018, we adopted the requirements of ASC Topic 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments (the new revenue standard) using the modified retrospective method. We recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of accumulated deficit as of the adoption date. The comparative information for 2017 and 2016 has not been restated and continues to be reported under the accounting standards in effect for that period.
The adoption of the new standard reduced revenue due to the loss of services revenue from professional services billings delivered as of December 31, 2017 for on-premise installations of our software. Under the previous standard, revenue from these billings were deferred and amortized ratably over the subscription term of the related contract. Under the new standard, billings for professional services related to on-premise software installations are being recognized as revenue as services are performed. As the professional services were delivered previous to December 31, 2017, the amount included in deferred revenue as of that date will not be recognized in 2018 and beyond.
Revenue Recognition
We primarily generate revenue from the sale of subscriptions and subscription-related professional services. In instances involving subscriptions, revenue is generated under customer contracts with multiple elements, which are comprised of (1) subscription fees that provide the customers with access to our on-demand application and content, unspecified solution and content upgrades, and customer support, (2) professional services associated with consulting services (primarily implementation services), and (3) transaction-related fees (including publishing services). Our initial customer contracts usually have contract terms from 3 years to 5 years in length. Typically, the customer does not take possession of the software nor does the customer have the right to take possession of the software supporting the on-demand application service. However, in certain instances, we have customers that take possession of the software whereby the application is installed on the customer’s premises. Our subscription service arrangements typically may only be terminated for cause and do not contain refund provisions.
We determine revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, we satisfy a performance obligation

The subscription fees typically begin the first month following contract execution, whether or not we have completed the solution’s implementation.
Subscription Revenue for Hosted and On-Premise Customers
Subscription revenue, which primarily consists of fees to provide customers access to our solution, is recognized ratably over contract terms beginning on the commencement date of each contract, which is the date our service is made available to customers. For contracts in which the customer takes possession of the software, we determined that the software license and related content updates are one performance obligation and accordingly, recognize the arrangement fee over the contract term. Typically, amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Transaction-related revenue is recognized as the transactions occur.
Professional Services Revenue for Hosted Customers
Professional services revenue primarily consists of fees for deployment of our solution. The majority of professional services contracts are on a time and material basis. When these services are not combined with subscription revenue as a single unit of accounting, as discussed below, this revenue is recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts.
Professional Services Revenue for On-Premise Customers
For customers that take possession of the software, billings for professional services will be recognized as revenue when services are performed, unlike under the previous standard where revenue from these billings was deferred and amortized ratably over the subscription term of the related contract. The adoption of ASC 606 will reduce revenue due to the loss of deferred services revenue from professional services billings delivered prior to December 31, 2017 for on-premise installations of our software. Deferred revenue associated with on-premise professional services at December 31, 2017 will not be amortized in 2018 and beyond.
Multiple Performance Obligations
Some of our contracts with customers contain multiple performance obligations that generally include subscription, professional services (primarily implementation) as well as transaction-related fees.
For contracts with customers, we account for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. We determine the standalone selling prices based on our overall pricing objectives, taking into consideration market conditions and other factors, including the value of our contracts, the solution sold, taking into account the modules included, term of the arrangement, and base transaction volume, customer demographics, and geographic locations.
Other Revenue Items
Sales tax collected from customers and remitted to governmental authorities is accounted for on a net basis and, therefore, is not included in revenue and cost of revenue in the consolidated statements of operations. We classify customer reimbursements received for direct costs paid to third parties and related expenses as revenue, in accordance with ASC 606.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Costs to Obtain and Fulfill a Contract
We defer commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are accrued and deferred upon execution of the sales contract by the customer. Payments to sales personnel are made shortly after the receipt of the related customer payment. Under ASC 606, deferred commissions are amortized over an estimated customer life of 6 years, which differs from the previous standard whereby deferred commissions were amortized over the initial customer contract term. We determined the period of amortization of deferred commissions under ASC 606 by taking into consideration our customer contracts, our technology and other factors. Our commission costs deferred and amortized in the period are as follows:
	Year Ended December 31,
	2018	2017	2016
Commission costs deferred	$4,509,044	$3,855,517	$6,436,699
Commission costs amortized	4,176,008	5,188,472	4,744,353
Financial Statement Impact of Adopting ASC 606
We adopted ASC 606 using the modified retrospective method. The cumulative effect of applying the new guidance to all contracts with customers that were not completed as of January 1, 2018 was recorded as an adjustment to accumulated deficit as of the adoption date. As a result of applying the modified retrospective method to adopt the new revenue guidance, the following adjustments were made to the following balance sheet accounts as follows:
	As Reported	Adjustments			As Adjusted
	December 31, 2017	Subscription Revenue	Professional Services Revenue	Cost to Obtain a Contract	January 1, 2018
Deferred commissions, current	$4,400,015	$—	$—	$(562,607)	$3,837,408
Deferred commissions, non-current	6,734,326	—	—	2,211,294	8,945,620
Deferred revenue, current	37,812,239	229,093	(2,170,118)	—	35,871,214
Deferred revenue, non-current	1,830,706	—	(1,418,098)	—	412,608
Accumulated deficit	(167,908,038)	(229,093)	3,588,216	1,648,687	(162,900,228)
Impact of New Revenue Standard on Financial Statement Line Items
In accordance with the new revenue standard requirements, the disclosure of the impact of adoption on our consolidated balance sheet as of December 31, 2018 and our consolidated statement of operations for the year ended December 31, 2018 is as follows:
	December 31, 2018
	As Reported	Balance Without Adoption of ASC 606	Effect of Change Higher/(Lower)
Balance Sheet
Deferred commissions, current	$4,023,473	$4,277,548	$(254,075)
Deferred commissions, non-current	9,092,591	6,512,449	2,580,142
Deferred revenue, current	35,039,155	36,776,692	1,737,537
Deferred revenue, non-current	265,324	1,640,285	1,374,961
Accumulated deficit	(176,502,748)	(181,941,313)	5,438,565

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
	For the Year Ended December 31, 2018
	As Reported	Balance Without Adoption of ASC 606	Effect of Change Higher/(Lower)
Statement of Operations
Subscription revenue	$62,636,891	$62,503,226	$133,665
Professional services revenue	22,529,162	22,909,452	(380,290)
Sales and marketing	22,949,487	23,626,867	677,380
Net loss	(13,602,520)	(14,033,275)	430,755
Deferred Revenue and Performance Obligations
Deferred revenue from subscriptions represents amounts collected from (or invoiced to) customers in advance of earning subscription revenue. Typically, we bill our annual subscription fees in advance of providing the service. Deferred revenue from professional services represents revenue for time and material contracts where the revenue is recognized when milestones are achieved and accepted by the customer for fixed price contracts.
	December 31,
	2018	2017
Subscription revenue	$34,849,486	$35,247,750
Professional services revenue	189,669	2,564,489
Total current	35,039,155	37,812,239
Noncurrent:
Subscription revenue	265,324	412,608
Professional services revenue	—	1,418,098
Total noncurrent	265,324	1,830,706
Total deferred revenue	$35,304,479	$39,642,945
The amount of subscription revenue and professional services revenue recognized that was included in the beginning balance of deferred revenue is as follows:
	Year Ended December 31,
	2018	2017
Subscription revenue	$36,666,119	$33,769,230
Professional services revenue	569,765	2,138,892
As of December 31, 2018, $130,911,857 of revenue is expected to be recognized from remaining performance obligations for subscription contracts and is expected to be recognized over the next 5.7 years. Remaining performance obligations for professional services contracts are recognized within one year or less.
Cost of Revenue
Cost of subscription revenue.   Cost of subscription revenue consists primarily of personnel and related costs of our hosting, support, and content teams, including salaries, benefits, bonuses, payroll taxes, stock-based compensation and allocated overhead, as well as software license fees, hosting costs, Internet connectivity, and depreciation expenses directly related to delivering our solutions, as well as amortization of capitalized software development costs. Our cost of subscription revenue is generally expensed as the costs are incurred.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Cost of professional services revenue.   Cost of professional services revenue consists primarily of personnel and related costs, including salaries, benefits, bonuses, payroll taxes, stock-based compensation, the costs of contracted third-party vendors, reimbursable expenses and allocated overhead. As our personnel are employed on a full-time basis, our cost of professional services is largely fixed in the short term, while our professional services revenue may fluctuate, leading to fluctuations in professional services gross profit. Cost of professional services revenue is generally expensed as costs are incurred.
Stock-Based Compensation
In accordance with the guidance for stock-based compensation, we measure all employee stock-based compensation awards using a fair value method and record the related expense in our consolidated statement of operations.
Segments
We have one operating segment. Our Chief Operating Decision Maker (CODM) is our Chief Executive Officer, who manages operations on a consolidated basis for purposes of allocating resources. When evaluating performance and allocating resources, the CODM reviews financial information presented on a consolidated basis.
Geographic Information
Disaggregation of Revenue
We sell our subscription contracts and related professional services to customers primarily in two geographical markets.
Revenue by geographic location based on the billing address of our customers is as follows:
	Year Ended December 31,
Country	2018	2017	2016
United States	$64,136,564	$59,905,306	$57,586,112
International	21,029,489	19,170,804	15,575,078
Total revenue	$85,166,053	$79,076,110	$73,161,190
No single country other than the United States had revenue greater than 10% of total revenue for the years ended December 31, 2018, 2017, and 2016.
Long-lived assets by geographic area is as follows:
	December 31,
Country	2018	2017
United States	$9,310,108	$8,535,281
International	822,700	834,823
Total long-lived assets	$10,132,808	$9,370,104
Recent Accounting Pronouncements
In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which removes Step 2 of the goodwill impairment test. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This ASU is effective for interim and annual reporting periods beginning after

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 15, 2019. We intend to early adopt this standard on January 1, 2019 and believe it will not have a material effect on our consolidated financial statements.
In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash, which amends ASC 230, Statement of Cash Flows. This ASU requires that a statement of cash flows explain the change during the reporting period in the total of cash, cash equivalents, and restricted cash or restricted cash equivalents. We adopted this standard on January 1, 2018 using the retrospective transition approach.
In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which amends ASC 230, Statement of Cash Flows. This ASU provides guidance on the statement of cash flows presentation of certain transactions where diversity in practice exists. The adoption of this standard on January 1, 2018 did not have a material effect on our consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases. The standard requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. We will adopt this standard on January 1, 2019 on a modified retrospective basis and will not restate comparative amounts. We will elect the practical expedients permitted under the transition guidance, which allows us to carryforward our historical lease classification, our assessment on whether a contract is or contains a lease, and our initial direct costs for any leases that exist prior to adoption of the new standard. We will also elect to combine lease and non-lease components and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of operations on a straight-line basis over the lease term. We believe the most significant changes will be related to the recognition of new right-of-use assets and lease liabilities on our balance sheet at their present value for our real estate operating leases. We currently estimate that we will record a right-to-use asset of approximately $6,600,000 to $6,800,000 and a lease liability of approximately $8,100,000 to $8,300,000 for operating leases on January 1, 2019.
(3)
Property and Equipment

	December 31,
	2018	2017
Computer software and equipment	$15,674,596	$14,296,247
Software development costs	15,300,893	13,980,872
Furniture and fixtures	1,713,226	1,741,918
Leasehold improvements	2,643,337	2,546,686
Total property and equipment	35,332,052	32,565,723
Less: accumulated depreciation and amortization	(25,199,244)	(23,195,619)
Total property and equipment, net	$10,132,808	$9,370,104
Depreciation and amortization expense for the years ended December 31, 2018, 2017, and 2016 were $3,941,643, $4,271,381, and $5,068,786, respectively.
Certain development costs of our software solution are capitalized in accordance with ASC Topic 350-40, Internal Use Software, which outlines the stages of computer software development and specifies when capitalization of costs is required. Projects that are determined to be in the development stage are capitalized and amortized over their useful lives of five years. Projects that are determined to be within the preliminary stage are expensed as incurred.
Information related to capitalized software costs is as follows:
	Year Ended December 31,
	2018	2017	2016
Software costs capitalized	$3,214,896	$1,458,495	$2,286,778
Software costs amortized(1)	1,800,868	2,143,039	1,970,150

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

(1)
Included in cost of subscription revenue on the accompanying consolidated statements of operations.

	December 31,
	2018	2017
Capitalized software costs not yet subject to amortization	$2,372,042	$824,738

(4)
Accrued Expenses

	December 31,
	2018	2017
Accrued bonus	$3,648,837	$1,980,218
Accrued commission	2,466,219	1,901,132
Deferred rent	423,301	380,077
Accrued professional fees	935,881	712,345
Accrued taxes	745,105	805,555
Other accrued expenses	1,289,823	1,810,155
Total	$9,509,166	$7,589,482

(5)
Goodwill and Other Intangibles

Other intangibles are comprised of the following:
		December 31,
	Amortization Period	2018	2017
Acquired technology	3 - 8 years	$5,397,600	$5,397,600
Customer related intangibles	10 - 15 years	3,960,200	3,960,200
Trademarks and licenses	5 - 7 years	1,137,000	1,137,000
Patents and other	2.3 years	28,130	41,741
		10,522,930	10,536,541
Less: accumulated amortization		(6,569,348)	(5,536,656)
		$3,953,582	$4,999,885
Amortization expense was $1,037,972, $1,115,408, and $1,521,557 for the years ended December 31, 2018, 2017, and 2016, respectively.
The estimated future amortization expense of other intangibles as of December 31, 2018 is as follows:
2019	$1,031,203
2020	929,606
2021	879,600
2022	809,719
2023	171,055
2024 and thereafter	92,399
$3,913,582

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The rollforward of goodwill is as follows:
Balance at December 31, 2016	$43,907,017
2017 activity	(138,748)
Balance at December 31, 2017	43,768,269
2018 activity	(36,327)
Balance at December 31, 2018	$43,731,942

(6)
Income Taxes

Loss before income taxes and income tax expense is comprised of the following:
	Year Ended December 31,
	2018	2017	2016
Loss before income taxes:
Domestic	$(13,547,014)	$(10,156,858)	$(14,562,851)
Foreign	436,504	(2,211,853)	(3,568,153)
	$(13,110,510)	$(12,368,711)	$(18,131,004)
Current provision:
Federal	$—	$—	$—
State	59,391	39,396	735
Foreign	432,619	569,379	594,987
	$492,010	$608,775	$595,722
A reconciliation of the statutory U.S. federal tax rate to our effective rate is as follows:
	Year Ended December 31,
	2018	2017	2016
Statutory U.S. federal tax rate (benefit)	(21.0)%	(35.0)%	(35.0)%
State income taxes, net of federal benefit	0.3	0.1	0.1
Foreign taxes	3.1	6.5	4.3
Stock-based compensation	(4.8)	(1.6)	(3.3)
Change in valuation allowance	21.8	(77.0)	37.5
Global intangible low-taxed income	0.5	—	—
Effect of tax reform	—	108.7	—
Non-deductible expenses and other	3.9	3.2	(0.3)
Effective tax rate	3.8%	4.9%	3.3%
Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. We recorded a valuation allowance in the amount of $28,624,693 and $25,347,108 as of December 31, 2018 and 2017, respectively, as management believes it is more likely than not that we will not realize our net deferred tax assets. The net change in the valuation allowance during the years ended December 31, 2018 and 2017 was $3,277,585, and $(8,865,020), respectively.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
We have subsidiaries in India, the United Kingdom, Germany, Hong Kong and China. The India and Germany businesses are treated as branches for U.S. tax purposes. As such, all income attributable to the India and Germany branches are currently recognized in the U.S. The India and Germany branches also pay taxes locally in India and Germany. The foreign current taxes consist of taxes paid locally in the United Kingdom, Germany, and India. The state current taxes consist of taxes paid primarily for state taxes for a subsidiary.
Deferred tax assets and liabilities are comprised of the following:
	December 31,
	2018	2017
Deferred tax assets:
Accrued bonuses	$372,246	$393,274
Accounts receivable reserve	148,166	72,147
Deferred revenue	52,648	1,048,179
Interest expense carryover	313,812	—
Net operating loss carryforward	25,053,247	24,720,025
Stock-based compensation	6,292,204	3,288,819
Other	757,647	268,281
Deferred tax assets	$32,989,970	$29,790,725
Deferred tax liabilities:
Deferred commissions	$(2,270,027)	$(2,171,927)
Intangibles	(493,580)	(635,723)
Property and equipment	(1,584,915)	(1,619,083)
Other	(16,755)	(16,884)
Deferred tax liabilities	(4,365,277)	(4,443,617)
Less: valuation allowance	(28,624,693)	(25,347,108)
Total	$—	$—
We have a federal net operating loss (NOL) carryforward of $91,166,826 and $88,442,842 as of December 31, 2018 and 2017, respectively. The federal NOL carryforward will begin to expire in 2019. These NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations.
Under IRC section 382 of the Internal Revenue Code substantial changes in ownership may limit the amount of NOL carryforwards that may be utilized annually in the future to offset taxable income. We have completed an Internal Revenue Code section 382 study through June 30, 3016, which concluded that we have experienced several ownership changes, causing limitations on the annual use of the NOL carryforwards. Provided there is sufficient taxable income, $2,131,290 of the NOL carry forwards are expected to expire without utilization. Additionally, our ability to use our NOL carryforwards to reduce future taxable income may be further limited as a result of any future equity transactions, including, but not limited to, an issuance of shares of stock or sales of common stock by our existing stockholders.
For state income tax purposes, we have NOL carryforwards in a number of jurisdictions in varying amounts and with varying expiration dates from 2019 through 2038.
Tax benefits of uncertain tax positions are recognized only if it is more likely than not that we will be able to sustain a position taken on an income tax return. We have no liability for uncertain positions. Interest and penalties, if any, related to unrecognized tax benefits, would be recognized as income tax expense.
We file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Tax years 2015 and forward remain open for examination for federal tax purposes and tax years 2014 and forward remain open for examination for our more significant state tax jurisdictions. To the extent utilized in future years’ tax returns, NOL carryforwards at December 31, 2018 will remain subject to examination until the respective tax year is closed.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
On December 22, 2017, H.R. 1 (also, known as the Tax Cuts and Jobs Act (the Act)) was signed into law. Among its numerous changes to the Internal Revenue Code, the Act reduces U.S. federal corporate tax rate from 35% to 21%. As a result, we believe that the most significant impact on our consolidated financial statements was the reduction of approximately $13,400,000 for the deferred tax assets related to NOLs and other deferred tax assets as of December 31, 2018. Such reduction was offset by an equal reduction to our valuation allowance as of December 31, 2017. Additionally, we have full ownership of various foreign subsidiaries. At December 31, 2017 and November 2, 2017, the cumulative earnings and profits of these entities combined were negative. The Act also introduced a tax on global intangible low-taxed income (GILTI), which had no impact on the 2018 year.
We have completed the accounting for the tax impact of the Act as of December 31, 2018 and have recorded no provisional amounts.
(7)
Leases

We have several noncancelable operating leases that expire through 2024. These leases generally contain renewal options for periods ranging from three to five years and require us to pay all executory costs such as maintenance and insurance. Rental expense for operating leases for the years ended December 31, 2018, 2017, and 2016 was $3,411,000, $3,687,000, and $3,697,000 respectively, and is allocated to various line items in the consolidated statements of operations.
The carrying value of assets recorded under capital leases was $2,369,552 and $2,691,383 as of December 31, 2018 and December 31, 2017, respectively, which includes accumulated amortization of $7,238,896 and $6,864,443, respectively. Amortization of assets held under capital leases is allocated to various line items in the consolidated statements of operations.
Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2018 are as follows:
	Capital Leases	Operating Leases
2019	$1,431,296	$4,296,528
2020	719,074	2,663,588
2021	427,967	1,450,505
2022	153,798	906,176
2023	—	461,453
2024 and thereafter	—	157,021
Total minimum lease payments	2,732,135	$9,935,271
Less amount representing interest	(271,361)
Present value of net minimum capital lease payments	2,460,774
Less current installments of obligations under capital leases	(1,263,375)
Obligations under capital leases excluding current installments	$1,197,399

(8)
Debt

In March 2015, we entered into a credit agreement (the Credit Agreement) providing for financing comprised of (i) a senior secured term loan facility (the Term Loan) of $20,000,000, and (ii) a senior secured revolving credit facility (the Revolver) that was subsequently amended to a borrowing limit of $15,000,000, and includes a $2,000,000 sublimit for the issuance of letters of credit. The Credit Agreement contains customary affirmative and negative covenants for financings of its type that are subject to customary exceptions. As of December 31, 2018, we were in compliance with all the reporting and financial covenants.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
In February 2017, the maturity date for both the Term Loan and the Revolver was extended to December 31, 2019. On December 26, 2018, we negotiated to extend the maturity date for both the Term Loan and the Revolver to December 31, 2021.
The outstanding balance for the Term Loan as of December 31, 2018 was $12,769,235, net of unaccreted discount and deferred financing costs of $105,765, and the outstanding balance under the Revolver was $6,000,000. For the year ended December 31, 2018, the weighted average interest rate was 5.44% for the Term Loan and 6.16% for the Revolver.
The following table reflects the schedule of principal payments for the Term Loan as of December 31, 2018:
Principal Payments
2019	$750,000
2020	750,000
2021	11,375,000
$12,875,000

(9)
Stockholders’ Equity

Common Stock
In accordance with our Certificate of Incorporation, as amended and restated, we are authorized to issue 100,000,000 shares of $0.001 par value common stock. Each outstanding share of common stock entitles the holder to one vote. The holders of common stock are entitled to receive dividends, subject to preferential rights by holders of our preferred stock and if declared by our board of directors. As of December 31, 2018, no dividends have been declared.
Preferred Stock
In accordance with our Certificate of Incorporation, as amended and restated, we are authorized to issue 10,000,000 shares of $0.001 par value preferred stock, which may be issued in one or more series. At December 31, 2018, there are no shares of preferred stock issued.
(10)
Stock-Based Compensation

We grant stock-based incentive awards to attract, motivate and retain qualified employees (including officers), non-employee directors and consultants, and those of our affiliates. Awards granted under our 2012 Omnibus Incentive Compensation Plan (the 2012 Plan) include common stock options, restricted stock units (RSUs), performance-based restricted stock units (PSUs), and restricted stock awards. The 2002 Stock Option Plan (the 2002 Plan) expired in 2012 and we are no longer making grants under it. Information related to the 2012 Plan and the 2002 Plan as of December 31, 2018 is as follows:
	2012 Plan	2002 Plan
Shares of common stock authorized for issuance	9,646,696	4,939,270
Stock options outstanding	4,244,630	202,555
RSUs outstanding	1,189,899	—
PSUs outstanding	248,440	—
Shares available for future grant	2,678,243	—

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Stock Options
The fair value of option grants is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:
	Year Ended December 31,
	2018	2017	2016
Risk-free interest rate	2.71%	1.92%	1.29%
Expected volatility	31.22%	32.66%	33.37%
Expected dividend yield	—	—	—
Expected life in years	6.25	6.25	6.25
Weighted average fair value of options granted	$3.63	$2.82	$1.32
The computation of expected volatility for each period is based on historical volatility of comparable public companies. The volatility percentage represents the mean volatility of these companies. The computation of expected life for each period was determined based on the simplified method. The risk-free interest rate is based on U.S. Treasury yields for zero-coupon bonds with a term consistent with the expected life of the options. The estimated forfeiture rate used in calculating compensation expense for options outstanding was 7.42% at December 31, 2018.
Information relative to the 2002 Plan and the 2012 Plan related to options is as follows:
	Options Outstanding	Weighted Average Exercise Price
Balance at December 31, 2015	4,402,943	$9.38
Granted	248,728	3.74
Exercised	(646,639)	2.92
Canceled	(85,287)	9.04
Expired	(62,914)	5.77
Balance at December 31, 2016	3,856,831	9.99
Granted	1,050,654	7.86
Exercised	(107,526)	2.92
Canceled	(59,341)	9.94
Expired	(107,964)	11.11
Balance at December 31, 2017	4,632,654	9.79
Granted	195,150	9.88
Exercised	(200,750)	4.34
Canceled	(107,408)	7.50
Expired	(72,461)	13.00
Balance at December 31, 2018	4,447,185	10.04

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
	December 31,
	2018	2017
Total intrinsic value of options exercised	$1,024,970	$415,374
Weighted average exercise price of fully vested options	$10.56	$10.43
Weighted average remaining term of fully vested options	5.8 years	6.4 years
Total unrecognized compensation cost related to non-vested stock options	$2,153,120	$5,116,640
Weighted average period to recognize compensation cost related to non-vested stock options	2.5 years	2.1 years
Information with respect to the options outstanding and exercisable under the 2002 Plan and the 2012 Plan at December 31, 2018 is as follows:
	Options Outstanding			Options Exercisable
Exercise Price Per Share	Options Outstanding	Weighted Average Remaining Contractual Life	Intrinsic Value	Options Exercisable	Weighted Average Remaining Contractual Life	Intrinsic Value
$2.31 - $3.74	349,100	4.8 years	$1,857,113	288,148	4.3 years	$1,583,438
4.13 - 7.20	682,173	7.1 years	1,060,778	388,121	6.2 years	728,740
8.07 - 12.62	1,460,754	7.2 years	123,570	907,504	6.5 years	108,744
13.00 - 15.90	1,955,158	5.6 years	—	1,955,158	5.6 years	—
	4,447,185		$3,041,461	3,538,931		$2,420,922
Restricted Stock Units and Performance Stock Units
Information relative to the 2012 Plan for RSUs and PSUs is as follows:
	Number of RSU’s Outstanding	Number of PSU’s Outstanding	Total	Weighted Average Grant Date Fair Value
Balance at December 31, 2015	81,977	310,545	392,522	$15.27
Granted	666,018	—	666,018	3.91
Vested	(83,377)	—	(83,377)	8.11
Canceled	(64,652)	(30,298)	(94,950)	5.44
Balance at December 31, 2016	599,966	280,247	880,213	5.20
Granted	593,580	198,440	792,020	8.29
Vested	(343,146)	—	(343,146)	3.84
Canceled	(38,138)	(12,188)	(50,326)	6.87
Balance at December 31, 2017	812,262	466,499	1,278,761	7.41
Granted	708,351	50,000	758,351	9.65
Vested	(288,829)	—	(288,829)	6.66
Canceled	(41,885)	(268,059)	(309,944)	8.16
Balance at December 31, 2018	1,189,899	248,440	1,438,339	8.58

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018
Total unrecognized compensation cost related to non-vested combined RSU/PSU	$8,884,054
Weighted average period to recognize compensation cost related to non-vested combined RSU/PSU	2.6 years
In 2017, we awarded 198,440 PSUs that entitle recipients to shares of our common stock if certain financial metrics are met for the fiscal year ending December 31, 2018. The PSUs entitle the recipients to an amount of shares of common stock that could range from 0% up to 500% of the number of units granted at the date of vesting depending on the level of achievement of the specified conditions. We expect that the financial metrics will be achieved and the PSUs will vest at 500%.
(11)
Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share:
	Year Ended December 31,
	2018	2017	2016
Numerator:
Net loss	$(13,602,520)	$(12,977,486)	$(18,726,726)
Denominator:
Weighted average shares used in computing net loss	27,825,795	27,415,953	26,718,882
Basic and diluted net loss per share	$(0.49)	$(0.47)	$(0.70)
Diluted net loss per share does not include the effect of the following antidilutive common equivalent shares:
	Year Ended December 31,
	2018	2017	2016
Stock options outstanding	4,447,185	4,632,654	3,856,831
Restricted stock and performance stock units	1,438,339	1,278,761	880,213
	5,885,524	5,911,415	4,737,044

(12)
Commitments and Contingencies

Employment Agreements
On May 5, 2016, we entered into an employment agreement with our Chief Executive Officer and President, James W. Preuninger, which is identical to his previous employment agreement in all respects, with the following exceptions, (i) a term of employment through December 31, 2018 with successive two-year extensions unless either party provides written notice of non-renewal at least six months before the end of the then-current term of employment, (ii) a base salary adjustment to reflect a prior 2015 increase, (iii) inclusion of non-renewal by us as an event upon which specified compensation (including certain equity vesting) would be owed to Mr. Preuninger, similar to termination by us without cause or termination by Mr. Preuninger with good reason, (iv) new provisions addressing recoupment and claw-back, and (v) modification to the Confidential Information, Assignment of Rights, Non-Solicitation and Non-Competition Agreement between us and Mr. Preuninger (Exhibit B to the employment agreement) to increase the timeframe for non-solicitation and non-competition, upon expiration or termination, from twelve months to twenty-four months. At December 31, 2018, Mr. Preuninger’s employment agreement was automatically renewed.

AMBER ROAD, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Legal Proceedings
We are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our financial position, results of operations, or liquidity.
Other
Under the indemnification clauses of our standard customer agreements, we guarantee to defend and indemnify the customer against any claim based upon any failure to satisfy the warranty set forth in the contract associated with infringements of any patent, copyright, trade secret, or other intellectual property right. We do not expect to incur any infringement liability as a result of the customer indemnification clauses.
(13)
Benefit Plan

We have a retirement savings plan under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). We did not make any matching contributions to the 401(k) Plan during the years ended December 31, 2018, 2017, and 2016.
(14)
Quarterly Results of Operations (unaudited)

The following is a summary of our quarterly results of operations for the years ended December 31, 2018 and 2017:
	March 31, 2018(1)	June 30, 2018(1)	September 30, 2018	December 31, 2018
Revenues	$20,064,392	$21,056,355	$22,160,998	$21,884,308
Gross profit	10,412,725	11,270,420	12,700,303	12,631,596
Loss from operations	(3,992,726)	(3,683,398)	(1,836,609)	(1,883,950)
Net loss	(5,413,837)	(3,951,240)	(1,614,770)	(2,622,673)
Net loss per share – basic and diluted	$(0.20)	$(0.14)	$(0.06)	$(0.09)
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Revenues	$18,554,556	$19,675,285	$20,213,250	$20,633,019
Gross profit	9,152,782	9,765,196	11,062,248	11,354,317
Loss from operations	(4,988,150)	(3,536,647)	(1,179,345)	(2,143,323)
Net loss	(4,413,196)	(4,517,471)	(2,237,703)	(1,809,116)
Net loss per share – basic and diluted	$(0.16)	$(0.16)	$(0.08)	$(0.07)

(1)
During the third quarter of 2018, we revised previously reported stock-based compensation expense for the quarters ended March 31, 2018 and June 30, 2018 related to certain performance stock units due to a change in performance conditions. In accordance with Staff Accounting Bulletin (SAB) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, management evaluated the materiality of the error from qualitative and quantitative perspectives, and concluded the error was immaterial to the prior periods. The correction of the immaterial error resulted in an increase of $2,246,644 and $747,119 to stock-based compensation for the three months ended March 31, 2018 and June 30, 2018, respectively.

Part II
Information not required in prospectus
Item 13.   Other expenses of issuance and distribution
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Class A Common Stock and warrants being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.
	Amount paid or to be paid
SEC registration fee ..		$260,541.96
Printing and engraving expenses ..	$	*
Legal fees and expenses ..		$150,000
Accounting fees and expenses ..		$175,000
Miscellaneous ..		$10,000
Total ..		$595,541.96

*
To be filed by amendment.

Item 14.   Indemnification of directors and officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Item 15.   Recent sales of unregistered securities
Forward Purchases
In connection with the Closing of the Business Combination, on February 4, 2021, pursuant to the Forward Purchase Agreement, CCNB1 consummated the sale and issuance of 20,000,000 Forward Purchase Shares and Forward Purchase Warrants to acquire up to 5,000,000 Class A ordinary shares at $10.00 per Forward Purchase Share, for aggregate proceeds of up to $200,000,000. Upon the Closing of the Business Combination, all shares of CCNB1 Class A ordinary shares were converted into Class A Common Stock of the Company. The sale and issuance of securities under the Forward Purchase Agreement were made to the NBOKS, which is an accredited investor in reliance on Rule 506 of Regulation D under the Securities Act. No separate fees or commissions were paid to placement agents other than payments made to such institutions for other services rendered in connection with the CCNB1 initial public offering or the Business Combination.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal — Forward Purchase Agreements” which is incorporated herein by reference.
This summary is qualified in its entirety by reference to the text of the form of Forward Purchase Agreement, which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.
PIPE Investment
Upon the Closing, the Company consummated the PIPE Investment and issued 69,500,000 shares of Class A Common Stock for aggregate proceeds of $695,000,000. The sales and issuances of securities in the PIPE Investment were made to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.
Business Combination Consideration
Upon the Closing of the Business Combination, the Company issued 35,636,680 shares of Class V Common Stock, 5,620,367 shares of Series B-1 Common Stock and 4,379,557 shares of Series B-2 Common Stock to the E2open Sellers in connection with the Closing of the Business Combination. The issuances were made to the Sellers, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.
Item 16.   Exhibits and financial statement schedules
See the Exhibit Index immediately following the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
Item 17.   Undertakings
(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(b) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6) That for purposes of determining any liability under the Securities Act:
(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
2.1†	Business Combination Agreement, dated as of October 14, 2020, by and among CC Neuberger Principal Holdings I, E2open Holdings, LLC and the other parties thereto. (incorporated by reference to Exhibit 2.1 of CCNB1’s Form 8-K/A (File No. 001-39272), filed with the Commission on October 15, 2020), as amended by Amendment No. 1 to the Business Combination Agreement, dated January 28, 2021 (incorporated by reference to Exhibit 2.1 CCNB1’s Form 8-K (File No. 001-39272), filed with the Commission on January 29, 2021).
3.1	Certificate of Domestication of the Company (incorporated by reference to Exhibit 3.1 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
3.2	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
4.1	Specimen Warrant Certificate of CCNB1 (incorporated by reference to Exhibit 4.3 of CCBN1’s Form S-1/A (File No. 333-236974), filed with the Commission on April 21, 2020).
4.2	Warrant Agreement, dated April 28, 2020, between Continental Stock Transfer & Trust Company and CCNB1 (incorporated by reference to Exhibit 4.1 of CCNB1’s Form 8-K (File No. 001-39272), filed with the Commission on April 28, 2020).
5.1*	Opinion of Willkie Farr & Gallagher LLP
10.1	Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and each other person who is or at any time becomes a member of E2open Holdings, LLC (incorporated by reference to Exhibit 3.1 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.2†	Tax Receivable Agreement, dated of February 4, 2021, by and among E2open Parent Holdings, Inc., and Insight E2open Aggregator, LLC as the TRA Party Representative and each other person who is or at any time becomes a party thereto (incorporated by reference to Exhibit 3.2 of E2open Parent Holdings, Inc.’sForm 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.3	Investor Rights Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc., the Equityholders, CC Neuberger Principal Holdings I Sponsor LLC, CC NB Sponsor 1 Holdings LLC, Neuberger Berman Opportunistic Capital Solutions Master Fund LP, Eva F. Huston and Keith W. Abell (incorporated by reference to Exhibit 3.3 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001- 39272), filed with the SEC on February 10, 2021).
10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of CCNB1’s Form 8-K/A (File No. 001-39272), filed with the Commission on October 15, 2020).
10.5	Form of Forward Purchase Agreement between the Company and the investor named therein (incorporated by reference to Exhibit 10.9 of CCNB1’s Form S-1 (File No. 333-236974), filed with the SEC on April 21, 2020).
10.6	Letter Agreement re: Forward Purchase by and between CC Neuberger Principal Holdings I, Neuberger Berman Opportunistic Capital Solutions Master Fund L.P., dated as of October 14, 2020 (incorporated by reference to Exhibit 10.2 of CCNB1’s Form 8-K/A (File No. 001-39272), filed with the Commission on October 15, 2020).
10.7	Backstop Facility Agreement by and between CC Neuberger Principal Holdings I, Neuberger Berman Opportunistic Capital Solutions Master Fund L.P., dated as of October 14, 2020 (incorporated by reference to Exhibit 10.3 of CCNB1’s Form 8-K/A (File No. 001-39272), filed with the Commission on October 15, 2020).
10.8	Sponsor Side Letter by and among Sponsor, Eva F. Huston, Keith W. Abell, CC NB Sponsor I Holdings LLC, a Delaware limited liability company, Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted company, and CC Neuberger Principal Holdings I (incorporated by reference to Exhibit 10.4 of CCNB1’s Form 8-K/A (File No. 001-39272), filed with the Commission on October 15, 2020).

10.9	Credit Agreement, dated as of February 4, 2021, by and among E2open, LLC, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.6 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.10+	E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.8 of E2open Parent Holdings, Inc.’s Formus 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.11+	E2open Parent Holdings, Inc. Annual Incentive Plan and form of award agreement thereunder (incorporated by reference to Exhibit 10.2 of E2open Parent Holdings Inc.’s Form S-8K (File No. 001-39272), filed with the SEC on March 1, 2021).
10.12+	Terms of Employment, dated March 1, 2021, between the Company, E2open, LLC and the executive named therein (incorporated by reference to Exhibit 10.1 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on March 1, 2021).
10.13+	Offer Letter to Michael Farlekas, dated May 5, 2015 (incorporated by reference to Exhibit 10.11 of E2open Parent Holdings, Inc.’s Form S-4/A (File No. 333-249953), filed with the SEC on January 6, 2021) as amended by Amendments to Employment Arrangements Letter to Michael Farlekas, dated July 27, 2015 (incorporated by reference to Exhibit 10.12 of E2open Parent Holdings, Inc.’s Form S-4/A (File No. 333-249953), filed with the SEC on January 6, 2021).
10.14+	Offer Letter to Peter Hantman, dated February 23, 2016 (incorporated by reference to Exhibit 10.13 of E2open Parent Holdings, Inc.’s Form S-4/A (File No. 333-249953), filed with the SEC on January 6, 2021).
10.15+	Offer Letter to Jarett Janik, dated March 25, 2018 (incorporated by reference to Exhibit 10.14 of E2open Parent Holdings, Inc.’s Form S-4/A (File No. 333-249953), filed with the SEC on January 6, 2021).
10.16+	Form of Indemnification Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the director or officer named therein (incorporated by reference to Exhibit 10.4 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.17+	Form of Indemnification Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the director or officer named therein (incorporated by reference to Exhibit 10.4 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.18+	Form of Indemnification Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the director or officer named therein (incorporated by reference to Exhibit 10.4 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
10.19+	Stock Award Grant Notice (2021 Omnibus Incentive Plan), dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and Tim Maudlin (incorporated by reference to Exhibit 10.9 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
16.1	Letter of WithumSmith+Brown, PC to the SEC, dated February 9, 2021 (incorporated by reference to Exhibit 16.1 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of E2open Parent Holdings, Inc.’s Form 8-K (File No. 001-39272), filed with the SEC on February 10, 2021).
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of KPMG LLP.
23.4*	Consent of WithumSmith+Brown, PC.

*
Filed herewith.

+
Indicates a management or compensatory plan.

†
Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of March, 2021.
E2open Parent Holdings, Inc.
By:
/s/ Laura Fese

Name:
Laura Fese

Title:
Executive Vice President & General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael A. Farlekas Michael A. Farlekas	Chief Executive Officer (Principal Executive Officer)	March 5, 2021
/s/ Jarett J. Janik Jarett J. Janik	Chief Financial Officer (Principal Financial Officer)	March 5, 2021
/s/ Deepa L. Kurian Deepa L. Kurian	Chief Accounting Officer (Principal Accounting Officer)	March 5, 2021
/s/ Chinh E. Chu Chinh E. Chu	Director	March 5, 2021
/s/ Stephen C. Daffron Stephen C. Daffron	Director	March 5, 2021
/s/ Ryan M. Hinkle Ryan M. Hinkle	Director	March 5, 2021
Eva F. Huston	Director	March 5, 2021
/s/ Timothy I. Maudlin Timothy I. Maudlin	Director	March 5, 2021